As filed with the Securities and Exchange Commission August 1, 1996. Securities Act Registration No. 333-4037
Securities Exchange Act Registration No. 0-21864



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           SOLAR ENERGY RESEARCH CORP.
               (Exact name of registrant as specified in charter)


    Colorado                       6749                     84-0672714
 (State or other         (Primary Standard I.R.S.        (I.R.S. Employer
 jurisdiction of        Classification Code Number)      Identification
 incorporation)                                              Number)


                            10075 E. County Line Road
                            Longmont, Colorado 80501
                                 (303) 772-3316
          (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)


                                                    With copies to:
       Roger V. Davidson, Esq.                  Thomas C. DeFilipps, Esq.
       Cohen Brame & Smith P.C.          Wilson, Sonsini, Goodrich & Rosati P.C.
    1700 Lincoln Street, Suite 1800                 650 Page Mill Road
          Denver, CO  80203                     Palo Alto, CA  94304-1050
            (303) 837-8800                             (415)493-9300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the consummation of the Acquisition pursuant to the Agreement and Plan of Reorganization, as amended, described in the enclosed Prospectus and Information Statement have been satisfied or waived.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|


                         CALCULATION OF REGISTRATION FEE


    Title of Each
       Class of               Amount            Proposed Maximum                 Proposed Maximum                    Amount of
    Security to be             to be             Offering Price                 Aggregate Offering                 Registration
      Registered            Registered             Per Share                         Price(1)                         Fee(2)


    Common Stock,            5,594,176                N/A                           $6,499,132                       $2,241.08
    no par value,
    issuable upon
    acquisition

    Series A Preferred         112,750                N/A                           $  922,526                       $  318.11
    Stock, no par value,                                                                                             _________
    issuable upon
    acquisition                                                                                                      $2,559.19



(1)  Estimated  solely for purposes of  calculating  the Amount of  Registration
     Fee.


     (2) The registration fee for the securities registered hereby has been calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, by multiplying (i) $6,499,132, the estimated book value of the Telegen Corporation common stock, assuming the exercise of all of the issued and outstanding options to acquire 706,281 shares of Telegen common stock and all of the issued and outstanding warrants to acquire 208,940 shares of Telegen common stock, and (ii) $922,526, the estimated book value of Telegen Corporation preferred stock by 1/29 of one percent. Fees of $5,097.28 were paid by the Registrant in connection with the filing of this Registration Statement on May 17, 1996.


                       ___________________________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                              Cross-Reference Sheet
            Pursuant to Rule 404(a) of the Securities Act of 1933 and
                          Item 501(4) of Regulation S-B
                     Showing the Location in Prospectus and
                      Information Statement of Information
                         Required by Part I of Form S-4


Note:Both the Registrant and the Company to be Acquired are "small business issuers." Therefore, pursuant to General Instruction D.3. to Form S-4, the requirements of Regulation S-B instead of Regulation S-K have been followed in preparing this Form S-4.

                                                 Caption in Prospectus
Form S-4 Item Number and Caption                 and Information Statement

A. Information about the Transaction

1    Forepart of Registration Statement
     and Outside Front Cover Page of
     Prospectus                              Facing  Page  of  Registration
                                             Statement; Cross-Reference Sheet;
                                             Outside Front Cover Page of
                                             Prospectus and Information
                                             Statement

2    Inside Front and Outside Back
     Cover Pages of Prospectus               Inside  Front  and  Outside  Back
                                             Cover  Pages of  Prospectus  and
                                             Information Statement

3    Risk Factors, Ratio of Earnings
     to Fixed Charges and Other
     Information                             Introduction; Summary; Risk Factors

4    Terms of the Transaction                Summary; The Acquisition

5    Pro Forma Financial Information         Financial Statements; Pro Forma
                                             Financial Information
6    Material Contacts with the
     Company Being Acquired                  The Acquisition

7    Additional Information Required for
     Reoffering by Persons and Parties
     Deemed to be Underwriters               Not Applicable


8    Interests of Named Experts and
     Counsel                                 The Acquisition; Experts; Legal
                                             Matters


9    Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities                         Indemnification of Directors and
                                             Officers

B. Information About the Registrant

10   Information with Respect to S-3
     Registrants                             Not Applicable


11   Incorporation of Certain
     Information By Reference                Not Applicable

12   Information with Respect to S-2
     or S-3 Registrants                      Not Applicable

13   Incorporation of Certain
     Information by Reference                Not Applicable

14   Information with Respect to
     Registrants Other than S-3 or
     S-2 Registrants                         Summary; Risk Factors;
                                             Introduction; The Acquisition;
                                             Information  Concerning the SERC
                                             Special Meeting; Business of SERC
                                             SERC Plan of Operation; SERC
                                             Changes in and Disagreements with
                                             Accountants on Accounting and
                                             Financial Disclosure; Security
                                             Ownership of Certain Beneficial
                                             Owners and Management; Market for
                                             SERC Common Stock and Related
                                             Stockholder Matters; Legal
                                             Proceedings; Legal Matters;
                                             Experts; Financial Information

C. Information About the Company Being Acquired

15  Information with Respect to S-3
     Companies                                 Not Applicable

16  Information with Respect to S-2
     or S-3 Companies                          Not Applicable


17  Information with Respect to
      Companies Other than S-3 or
      S-2 Companies                            Summary; Risk Factors;
                                               Introduction;  The Acquisition;
                                               Business of Telegen; Telegen
                                               Management's Discussion and
                                               Analysis of Financial Condition
                                               and Results of Operations;
                                               Security Ownership of Certain
                                               Beneficial Owners and Management
                                               Management of Telegen; Certain
                                               Transactions with Management and
                                               Others; Telegen Changes in and
                                               Disagreements with Accountants on
                                               Accounting and Financial
                                               Disclosure; Market for Telegen
                                               Securities and Related
                                               Stockholder Matters; Telegen
                                               Certain Relationships and Related
                                               Transactions; Legal Proceedings;
                                               Legal Matters; Experts; Financial
                                               Statements

D. Voting and Management Information

18   Information if Proxies, Consents
     or Authorizations are to be
     Solicited                                  Not Applicable

19   Information if Proxies, Consents
     or Authorizations are not to be
     Solicited in an Exchange Offer             Outside  and  Inside  Cover
                                                Pages;  Summary;   Introduction;
                                                The Acquisition; Information
                                                Concerning the SERC Special
                                                Meeting



      As filed with the Securities and Exchange Commission on August 1, 1996

                   [LETTERHEAD OF SOLAR ENERGY RESEARCH CORP.]


                                                                  August 9, 1996


To Our Shareholders:


     On behalf of the Board of Directors of Solar Energy Research Corp., a Colorado corporation ("SERC"), you are cordially invited to attend the Special Meeting of Shareholders of SERC to be held on September 13, 1996. At the SERC Special Meeting, you will be asked to consider and vote upon the following matters: (i) approval of an Agreement and Plan of Reorganization, as amended
(the "Agreement"), by and among SERC, Telegen Corporation, a California corporation ("Telegen"), Solar Energy Research Corp. of California, a California corporation and wholly owned subsidiary of SERC ("SERC California"), and Telegen Acquisition Corporation, a California corporation and wholly owned subsidiary of SERC ("TAC"), pursuant to which SERC California, after giving effect to the proposed redomiciliation of SERC as a California corporation through a merger of SERC with and into SERC California, will acquire all of Telegen's outstanding capital stock through a merger of TAC with and into Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC California (the "Acquisition"); (ii) approval of the redomiciliation of SERC as a California corporation through the merger of SERC with and into SERC California; (iii) ratification of the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding shares of SERC common stock approved by the Board of Directors; (iv) election to the SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation) board of directors of the six current Telegen directors to fill the vacancies resulting from the resignations of the current SERC directors pursuant to the terms of the Agreement; and (v) approval of an amendment to change the name of SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation) to Telegen Corporation.

     The Agreement provides that the Acquisition, which will become effective upon the closing, will be consummated by SERC's issuance of one share of its common stock (after giving effect to the redomiciliation of SERC as a California corporation and the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding SERC common stock as outlined in the above proposals for the SERC Special Meeting of Shareholders) for each share of Telegen common stock issued and outstanding at the closing. In addition, SERC will issue one share of its Series A preferred stock (after giving effect to the redomiciliation of SERC as a California corporation and the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding SERC common stock) for each share of Telegen preferred stock issued and outstanding at the closing. Further, SERC will issue one option to acquire a share of SERC's common stock (after giving effect to the redomiciliation of SERC as a California corporation) in exchange for each outstanding option to acquire a share of Telegen common stock. The exercise price of such options to acquire SERC's common stock will be the current exercise price of the outstanding options to acquire Telegen common stock.




     As of July 22, 1996, there were 4,453,455 shares of Telegen common stock and 112,750 shares of Telegen Series A preferred stock (convertible at the holder's discretion of the holders into shares of common stock at the rate of two shares of common stock for each share of Series A preferred stock) issued and outstanding, as well as options to purchase 706,281 shares of Telegen common stock at a weighted average exercise price of $4.99 per share and warrants to purchase 133,440 shares and 75,500 shares of Telegen common stock for $3.50 per share and $.01 per share, respectively.


     When the Acquisition becomes effective, the principal shareholders of Telegen will become the principal shareholders of SERC. Therefore, a change in control of SERC will occur if the Acquisition is completed.


     Approval of the Agreement, redomiciliation of SERC as a California corporation and the amendment to change the name of SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation) to Telegen Corporation will require the favorable vote of the majority of outstanding shares of SERC common stock. The ratification of the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding shares of SERC common stock and the election of the six current Telegen directors to the SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation) Board of Directors will require the affirmative vote of the majority of a quorum of SERC common stock represented at the meeting. The undersigned, who beneficially owns 53.7% of the outstanding SERC common stock, will vote in favor of each of the proposals listed above. Accordingly, each of the above proposals will be approved by the required affirmative vote and, in the absence of the failure of regulatory approval or an agreement to terminate the Agreement by the Board of Directors of both SERC and Telegen, the Agreement will be consummated.


     After careful consideration, the SERC Board of Directors has concluded that the Acquisition is fair to, and in the best interests of, SERC and the shareholders of SERC and accordingly has approved the Agreement and each of the other proposals related to the Acquisition listed above. There will be no solicitation of proxies by the Board of Directors.

                                        Sincerely,


                                        JAMES B. WIEGAND
                                        President

                           SOLAR ENERGY RESEARCH CORP.
                            10075 E. COUNTY LINE ROAD
                            LONGMONT, COLORADO 80501


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 13, 1996



TO THE SHAREHOLDERS OF SOLAR ENERGY RESEARCH CORP.:


     Notice is hereby given that a Special Meeting of Shareholders of Solar Energy Research Corp., a Colorado corporation ("SERC"), will be held at 201 Steele Street, Suite 300, Denver, Colorado 80206, on September 13, 1996, at 2:00 p.m. local time to consider and vote upon the following matters:

1. Approval of the Agreement and Plan of Reorganization, as amended (the "Agreement"), by and among SERC, Telegen Corporation, a California corporation ("Telegen"), Solar Energy Research Corp. of California, a California corporation and wholly owned subsidiary of SERC ("SERC California"), and Telegen Acquisition Corporation, a California corporation and wholly owned subsidiary of SERC ("TAC"), pursuant to which SERC California, after giving effect to the proposed redomiciliation of SERC as a California corporation through a merger of SERC with and into SERC California, will acquire all of Telegen's outstanding capital stock through a merger of TAC with and into Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC California (the "Acquisition"). In the Acquisition, shares of Telegen common stock and preferred stock would be converted into the right to receive shares of common stock and Series A preferred stock, respectively, of SERC California (after giving effect to the redomiciliation of SERC as a California corporation and the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding shares of SERC common stock), all on the terms and conditions set forth in the Agreement which appears as an exhibit to the accompanying Information Statement-Prospectus.


2. Approval of the redomiciliation of SERC as a California corporation through the merger of SERC with and into SERC California.

3. Ratification of the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding shares of SERC common stock approved by the Board of Directors.

4. Election to the SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation) board of directors of the six current Telegen directors to fill the vacancies resulting from the resignations of the current SERC directors pursuant to the terms of the Agreement.

5. Approval of an amendment to change the name of SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation) to Telegen Corporation.

6. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.


     The Board of Directors has fixed July 31, 1996, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.


     THERE WILL BE NO SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS.

     Please carefully read the following Information Statement-Prospectus which describes the terms of the Acquisition to be voted upon at the Special Meeting.

     SERC has filed a Registration Statement with the Securities and Exchange Commission covering the shares of its common and Series A preferred stock to be issued in the Acquisition. The accompanying Information Statement also constitutes the Prospectus of SERC filed as part of such Registration Statement.
                         ______________________________

       NEITHER THIS TRANSACTION NOR THESE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. THE COMMISSION HAS
    NOT PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION NOR UPON THE
       ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT-PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                           BY ORDER OF THE BOARD OF DIRECTORS




                                           JANET S. COLLINS
August 9, 1996                              Secretary

                        INFORMATION STATEMENT-PROSPECTUS

                           SOLAR ENERGY RESEARCH CORP.
                            10075 E. County Line Road
                            Longmont, Colorado 80501
                  --------------------------------------------


     This Information Statement-Prospectus is being furnished to the shareholders of Solar Energy Research Corp. ("SERC") in connection with a Special Meeting of Shareholders to be held on September 6, 1996, and at any adjournments thereof, to consider and vote upon the following matters: (i)
approval of an Agreement and Plan of Reorganization, as amended (the "Agreement"), by and between SERC, Telegen Corporation, a California corporation ("Telegen"), Solar Energy Research Corp. of California, a California corporation and wholly owned subsidiary of SERC ("SERC California"), and Telegen Acquisition Corporation, a California corporation and wholly owned subsidiary of SERC ("TAC"), pursuant to which SERC California, after giving effect to the proposed redomiciliation of SERC as a California corporation through a merger of SERC with and into SERC California, will acquire all of Telegen's outstanding capital stock through a merger of TAC with and into Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC California (the "Acquisition"); (ii) approval of the redomiciliation of SERC as a California corporation through the merger of SERC with and into SERC California; (iii) ratification of the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding shares of SERC common stock approved by the Board of Directors; (iv) election to the SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation) board of directors of the six current Telegen directors to fill the vacancies resulting from the resignations of the current SERC directors pursuant to the terms of the Agreement; and (v) approval of an amendment to the SERC Articles of Incorporation to change the name of SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation) to Telegen Corporation. Upon consummation of the Acquisition, each share of outstanding Telegen common stock and preferred stock will be converted into the right to receive one share of SERC California common stock and Series A preferred stock, respectively (after giving effect to the redomiciliation of SERC as a California corporation and the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding shares of SERC common stock). Further, SERC California will issue options to acquire shares of SERC California common stock in exchange for the options to acquire Telegen common stock outstanding immediately preceding the Acquisition. When the Acquisition becomes effective, the principal shareholders of Telegen will become the principal shareholders of SERC. Therefore, a change in control of SERC will occur if the Acquisition is completed.


     All information herein with respect to SERC and Telegen has been furnished by SERC and Telegen, respectively.

                  --------------------------------------------
     THIS INFORMATION STATEMENT-PROSPECTUS, WHICH IS BEING FURNISHED TO SERC SHAREHOLDERS FOR PURPOSES OF VOTING UPON THE ACQUISITION AND THE OTHER
    PROPOSALS LISTED ABOVE, ALSO CONSTITUTES THE PROSPECTUS OF SERC FOR THE
          ISSUANCE OF SERC COMMON STOCK AND SERIES A PREFERRED STOCK.
                  --------------------------------------------

     No person has been authorized to give any information or to make any representation not contained in this Information Statement-Prospectus in connection with the offering made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by SERC or Telegen. This Information Statement-Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates or an offer to sell or a solicitation of an offer to buy to any person in any jurisdiction where it is unlawful to make such offer or solicitation. Neither the delivery of this Information Statement-Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the information contained herein since the date hereof.

                  --------------------------------------------
       NEITHER THIS TRANSACTION NOR THESE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. THE COMMISSION HAS NOT
  PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION NOR UPON THE ACCURACY
    OR ADEQUACY OF THIS INFORMATION STATEMENT-PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                  --------------------------------------------


The date of this Information Statement-Prospectus is August 1, 1996.

                              AVAILABLE INFORMATION

     SERC is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such material can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. Copies of such material can also be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates.

     SERC has filed a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, with the Commission with respect to the shares of SERC common stock and Series A preferred stock to be issued in the Acquisition. As permitted by the rules and regulations of the Commission, this Information Statement-Prospectus omits certain information contained in the Registration Statement. For further information, reference is made to the Registration Statement. Such additional information can be inspected at the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549-1004, and copies of such material can be obtained as described above. Statements contained herein concerning any document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such documents filed as an exhibit to the Registration Statement.

                           SOLAR ENERGY RESEARCH CORP.

                        INFORMATION STATEMENT-PROSPECTUS

                                TABLE OF CONTENTS



SUMMARY
     The Special Meeting of SERC Shareholders
     The Acquisition

RISK FACTORS
     SERC
     Telegen

INTRODUCTION

THE ACQUISITION
     The Parties
     Background of the Acquisition
     Summary of the Agreement
     Vote Required
     Availability of Appraisal Rights for Dissenting Shareholders
     The SERC Board of Directors and Management Following the Acquisition Resale of SERC Common and Series A Preferred Stock
     Federal Income Tax Consequences of the Acquisition
     Expenses of the Acquisition
     Comparison of Rights of Holders of SERC Stock Under
     Colorado and California Law

INFORMATION CONCERNING THE SERC SPECIAL MEETING
     Matters to be Considered at Special Meeting
     Meeting Procedures
     Voting Rights and Votes Required
     Stock Ownership of Directors, Executive Officers and their Affiliates Executive Compensation

SERC
     Business of SERC
     SERC Plan of Operation
     SERC Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
     Security Ownership of Certain Beneficial Owners and Management Market for SERC Securities and Related Stockholder Matters
     Description of SERC Securities
     Legal Proceedings

TELEGEN
     Business of Telegen
     Telegen Management's Discussion and Analysis of Financial Condition
       and Results of Operations
     Telegen Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
     Security Ownership of Certain Beneficial Owners and Management Management of Telegen
     Certain Transactions with Management and Others
     Market for Telegen Securities and Related Stockholder Matters
     Legal Proceedings

LEGAL MATTERS

EXPERTS

                                     SUMMARY

     The following brief summary is intended to provide certain facts and highlights from the information contained elsewhere in this Information
Statement-Prospectus. This summary is not intended to be complete, and is qualified in its entirety by the more detailed information set forth elsewhere in this Information Statement-Prospectus in its Exhibits. SERC shareholders and Telegen shareholders are urged to read the entire Information Statement-Prospectus carefully. This summary contains references to certain sections of this Information Statement-Prospectus where more complete information may be found. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings assigned to them elsewhere in this Information Statement-Prospectus.

The Special Meeting of SERC Shareholders


     A Special Meeting of SERC shareholders will be held on September 13, 1996 at 2:00 p.m., local time, at 201 Steele Street, Suite 300, Denver, Colorado 80206.


     At the special meeting of the shareholders of SERC, the shareholders will be asked to consider and vote upon the following matters:

1. Approval of an Agreement and Plan of Reorganization, as amended (the "Agreement"), by and among SERC, Telegen Corporation, a California corporation ("Telegen"), Solar Energy Research Corp. of California, a California corporation and wholly owned subsidiary of SERC ("SERC California"), and Telegen Acquisition Corporation, a California corporation and wholly owned subsidiary of SERC ("TAC"), pursuant to which SERC California, after giving effect to the proposed redomiciliation of SERC as a California corporation through a merger of SERC with and into SERC California, will acquire all of Telegen's outstanding capital stock through a merger of TAC with and into Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC California (the "Acquisition").

2. Approval of the redomiciliation of SERC as a California corporation through a merger of SERC with and into SERC California.

3. Ratification of the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding shares of SERC common stock approved by the Board of Directors.

4. Election to the SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation) board of directors of the six current Telegen directors to fill the vacancies resulting from the resignations of the current SERC directors pursuant to the terms of the Agreement.

5. Approval of an amendment to change the name of SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation) to Telegen Corporation.



     Approval of the Agreement, redomiciliation of SERC as a California corporation and the amendment to change the name of SERC to Telegen Corporation will require the favorable vote of the majority of outstanding shares of SERC common stock. The ratification of the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of SERC common stock and the election of the six current Telegen directors to the SERC California Board of Directors will require the affirmative vote of the majority of a quorum of SERC common stock represented at the meeting. SERC's principal shareholder, who beneficially owns 53.7% of outstanding SERC common stock, will vote in favor of each of the proposals listed above. Accordingly, each of the above proposals will be approved by the required affirmative vote and, in the absence of the failure of regulatory approval or an agreement to terminate the Agreement by the Board of Directors of both SERC and Telegen, the Agreement will be consummated.

     The record date for the stockholders meeting of SERC to determine the shareholders entitled to vote at the meetings is July 31, 1996. On July 31, 1996, there were 1,427,596 shares of SERC common stock outstanding and approximately 2,239 shareholders of record. SERC has no other class of shares outstanding.


The Acquisition

The Parties


     SERC. SERC, which was incorporated in Colorado on December 21, 1973, was formerly engaged in the business of designing, marketing and servicing solar heating systems. In December 1981, SERC reduced its solar business. SERC discontinued its solar business in 1983 due to continued losses. The solar industry segment serviced by SERC generally closed in 1985 with the termination of Federal Solar Tax Credits. SERC has not provided service to any solar customers since 1983 and is presently a development stage corporation. SERC's primary activity during the period from 1985 through the end of 1992 was the settling of various judgments relating to the discontinued solar business. Since that time, SERC, which is a development stage corporation subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), has been actively searching for an operating business or businesses to acquire. SERC's corporate offices are located at 10075 East County Line Road, Longmont, Colorado 80501; (303) 772-3316. SERC owns all of the capital stock of SERC California and TAC. SERC California and TAC were organized by SERC for the purpose of effecting the acquisition by SERC of all of the outstanding capital stock of Telegen through a merger of TAC with and into Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC California (the "Acquisition").


     Telegen. Telegen, which was incorporated in California on May 3, 1990, is a privately owned, multi-faceted, high technology company with unique and proprietary products, both developed and in development, in the Telecommunications, Flat Panel Display and Internet Hardware markets. At present, Telegen is organized into four divisions. The Telecom Products Division ("TPD") develops, manufactures and markets a line of intelligent telecommunications products, providing advanced features to existing telephone equipment and unique services for consumers and small businesses. Telegen Display Laboratories, Inc. ("TDL"), a subsidiary of Telegen, has developed a unique, low-cost flat panel display technology to compete with other types of flat panel displays. The Internet Products Division ("IPD"), Telegen's newest division, is developing low-cost, easy-to-use hardware platforms which will allow consumers and small businesses to utilize specialized capabilities of the Internet without the need for a computer. Finally, Telegen Laboratories is an advanced R&D think tank, developing new products and technologies, which are then manufactured and marketed through one of the operating divisions. Telegen's corporate offices are located at 353 Vintage Park Drive, Foster City, California 94404; (415) 349-3220.

     SERC California. SERC California, a wholly owned subsidiary of SERC, was formed for the purpose of effecting the Acquisition as described above and has engaged in no activities other than activities incidental to the Acquisition.

     Telegen Acquisition Corporation. TAC, a wholly owned subsidiary of SERC, was formed for the purpose of effecting the Acquisition as described above and has engaged in no activities other than activities incidental to the Acquisition.

The Terms


     Pursuant to the Agreement, SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation through a merger of SERC with and into SERC California) will acquire all of Telegen's outstanding capital stock through a merger of TAC with and into Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC California. The separate corporate existence of TAC will cease and Telegen shall continue as the surviving corporation. In connection with the Acquisition, which will become effective upon the closing, all of the shares of Telegen common stock and Telegen preferred stock will be canceled, and all holders thereof will automatically be entitled to receive for each of their shares of Telegen common stock a share of SERC California common stock (after giving effect to the proposed redomiciliation of SERC as a California corporation and to the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the issued and outstanding shares of SERC common stock as outlined in the proposals for the Special Meeting of SERC shareholders), and for each of their shares of Telegen preferred stock a share of SERC California Series A preferred stock. Further, each option to acquire Telegen common stock outstanding immediately prior to the Acquisition will be converted into options to acquire the number of shares of SERC California common stock equal to the number of shares of Telegen common stock for which the option was exercisable immediately prior to the Acquisition. The exercise price for any shares of SERC California common stock covered by each such option will be equal to the exercise price for any shares of Telegen common stock covered by the option exercisable immediately prior to the Acquisition.

     As of July 22, 1996, there were 4,453,455 shares of Telegen common stock and 112,750 shares of Telegen Series A preferred stock (convertible at the discretion of the holders into shares of common stock at the rate of two shares of common stock for each share of Series A preferred stock) issued and outstanding, as well as options to purchase 706,281 shares of Telegen common stock at a weighted average exercise price of $4.99 per share, and warrants to purchase 133,440 shares and 75,500 shares of Telegen common stock for $3.50 per share and $.01 per share, respectively.


     When the Acquisition becomes effective, the principal shareholders of Telegen will become the principal shareholders of SERC. Therefore, a change in control of SERC will occur if the Acquisition is completed. SERC's Board of Directors has approved the Amended Agreement.

     In addition to the acquisition of Telegen's operating business by SERC, the Agreement provides for the following items:

a) A $14.50 per share price protection provision for the benefit of current shareholders of SERC;

b) Certain key employees of Telegen will enter into employment contracts, effective upon the consummation of the Acquisition.

c) Resignations of all of the current officers and directors of SERC, with the resulting vacancies to be filled by the appointment of the six current directors of Telegen.

(See "The Acquisition - Additional Terms.")

Vote Required


     To conserve resources, the Agreement was structured such that approval of the Agreement by the shareholders of SERC and the shareholders of Telegen is not required by law. Although approval of the Agreement by the shareholders of SERC is not required by law, shareholder approval of the redomiciliation of SERC as a California corporation and an amendment to change the name of SERC California to Telegen Corporation is required. Therefore, since it was necessary for SERC to hold a shareholders' meeting, the Board of Directors directed that the Agreement, which underlies the amendments for which a shareholder vote is required, also be voted on by the shareholders. Accordingly, the SERC Board of Directors has directed that the Agreement be submitted to the shareholders of SERC for their approval as outlined in the proposals for the Special Meeting of SERC shareholders.

     Under Colorado law, a shareholder may challenge a corporate action if he or she can show that it is unlawful or fraudulent with respect to the complaining shareholder or to the corporation. Such right is not affected by the fact that the transaction was approved by a vote of shareholders as opposed to the same transaction being approved by written consent of all the shareholders or without shareholder approval. Since SERC's principal shareholder, who beneficially owns 53.7% of the outstanding SERC common stock entitled to vote on the Agreement, will vote in favor of the Agreement, approval of the Agreement by a majority of SERC shares is assured. Therefore, the shareholders of Telegen will become shareholders of SERC (after giving effect to the redomiciliation of SERC as a California corporation through a merger of SERC with and into SERC California) at the exchange rate of one share of SERC California common stock and one share of SERC California Series A preferred stock for each issued and outstanding share of Telegen common stock and preferred stock, respectively. (See "The Agreement" and Availability of Approval Rights for Dissenting Shareholders).

     This Information Statement-Prospectus covers the registration of 5,594,176 shares of SERC common stock and 112,750 shares of SERC Series A preferred stock. These amounts represent an adequate number of shares to exchange for all Telegen shares outstanding, shares underlying options and warrants outstanding and shares into which convertable securities may be converted.

     As a result of the Acquisition, the shareholders of Telegen will own approximately 95.8% of the total issued and outstanding common shares of SERC immediately after the Acquisition.

     The Acquisition is subject to certain conditions. In addition, either SERC or Telegen may withdraw from the Acquisition if the Acquisition is not consummated before September 30, 1996.


SERC Board of Directors' Resolutions

     The Board of Directors of SERC believes the Acquisition is in the best interests of the shareholders of SERC due to a number of factors, including (i) the enhanced business opportunities resulting from the acquisition of Telegen's business; (ii) the assets, operations and prospects of Telegen; (iii) the relative values of SERC capital stock and Telegen capital stock; and (iv) the belief that the consideration proposed to be paid by SERC in the issuance of its shares to acquire Telegen is fair to the shareholders of SERC from a financial point of view. It has therefore approved resolutions in favor of the Acquisition and each of the other proposals, which are related to the Acquisition, to be considered and voted upon at the Special Meeting of SERC shareholders.

Description of SERC Securities

     SERC's authorized capital currently consists of 100,000,000 shares of $.50 par value common stock and 25,000,000 shares of no par value preferred stock. After giving effect to the redomiciliation of SERC as a California corporation, the SERC common stock will have no par value. All shares of SERC's common and preferred stock have equal voting rights, one vote per share, and are not assessable. Voting rights are not cumulative; therefore, the holders of more than 50% of the common and preferred stock of SERC could, if they chose to do so, elect all the Directors.

     Upon liquidation, dissolution or winding up of SERC, the assets of SERC, after satisfaction of all liabilities and distributions to preferred shareholders, if any, would be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any securities of SERC and have no right to require SERC to redeem or purchase their shares.

     Holders of common stock are entitled to dividends, when and if declared by the Board of Directors of SERC, out of funds legally available therefor. SERC has not paid any cash dividends on its common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.


     The Series A Convertible Noncumulative Preferred Stock ("Series A Preferred Stock") designated by the SERC Board of Directors for exchange with Telegen preferred shareholders in the Acquisition is entitled to one vote per share of common stock into which the Series A Preferred Stock is convertible. The Series A Preferred Stock is convertible into common stock (a) at the holder's discretion, and (b) automatically in the event of (i) a public offering of SERC's common stock at a price not less than $15 per share, or (ii) the affirmative vote of 67% of the shares of the Series A Preferred Stock. In all cases, the conversion rate will initially be one to two (1:2), subject, in certain circumstances, to anti-dilutive adjustments. The holders of Series A Preferred Stock have a noncumulative right to receive dividends at a rate of $.80 per annum on each outstanding share of Series A Preferred Stock if declared by the Board of Directors of SERC and in preference to the common stock. In the event of liquidation, each share of Series A Preferred Stock is entitled to receive, in preference to the common shareholders, an amount equal to $10, which, depending on certain circumstances, may be paid in cash or securities of any entity surviving the liquidation.


Availability of Appraisal Rights for Dissenting Shareholders

     Pursuant to the general corporation laws of the states of Colorado and California, the holders of SERC capital stock will have no dissenter or appraisal rights as a result of SERC being the surviving corporation in a share exchange.

     Pursuant to the general corporation laws of the State of California, the holders of Telegen capital stock will have no dissenter or appraisal rights since Telegen, a California corporation, is being acquired by a California corporation and Telegen shareholders are receiving in exchange for their shares of Telegen shares in a California corporation. (See "The Acquisition - Availability of Appraisal Rights for Dissenting Shareholders".)

Federal Income Tax Consequences of the Acquisition


     The Agreement has been structured by SERC and Telegen with the intent that:
(i) the Acquisition should, among other things, constitute a "tax-free" reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and (ii) no gain or loss should be recognized by the Telegen shareholders with respect to the shares of SERC common and Series A preferred stock received as a result of the Acquisition. However, because of the complexities of the federal income tax laws, it is recommended that each exchanging stockholder consult with his or her tax advisor regarding the applicable federal, state and local income tax consequences of the transactions contemplated by the Agreement. See "The Acquisition - Federal Income Tax Consequences."


Certain Per Share Comparative Data

     The following table sets forth certain per share information for the year ended December 31, 1995 and for the three-month period ended March 31, 1996. For each period presented, the following table sets forth (1) the historical net loss per common share of SERC; (2) the historical net loss per common share of Telegen; and (3) the unaudited pro forma combined net loss per common share after giving effect to the proposed Acquisition. The information presented in the table should be read in conjunction with the unaudited combined pro forma financial statements and the separate historical consolidated financial statements of SERC and Telegen and the notes thereto appearing elsewhere herein.


                                                             HISTORICAL                PROFORMA              PROFORMA
                                                       SERC            TELEGEN        ADJUSTMENTS             COMBINED
                                                                                      (unaudited)            (unaudited)
Year Ended December 31, 1995:
  Loss per common and common
    equivalent share:                                $(0.08)           $(0.95)            $0.13                 $(0.90)
  Weighted average shares outstanding             1,070,725         2,652,718          (923,039)             2,800,404
Three Months Ended March 31, 1996
  (unaudited):
  Loss per common and common
    equivalent share                                 $(0.03)           $(0.13)            $0.04                 $(0.12)
  Weighted average shares outstanding             1,292,183         3,687,436        (1,113,950)             3,865,669


                                  RISK FACTORS

     An investment in the securities of SERC will be speculative and involve a high degree of risk. Accordingly, the following factors, in addition to those discussed elsewhere in this Information Statement-Prospectus, should be considered carefully in evaluating the Acquisition and the business of SERC following the Acquisition. No investor should participate in the Acquisition or otherwise acquire the securities of SERC unless such investor can afford a complete loss of an investment in the securities of SERC.

SERC

History  of  Operating  Losses;   Accumulated   Deficit;  No  Assurance  of
Continuance as Going Concern

     SERC is a development stage corporation. As of March 31, 1996, SERC had only $4,476 in working capital. Further, SERC has had operating losses since its inception. As noted in the independent auditors' report for the year ended December 31, 1995, SERC's limited working capital and operating losses since inception raise substantial doubt about SERC's ability to continue as a going concern. Accordingly, there is no assurance that SERC can continue as a going concern on a separate entity basis.

Absence of Public Market for SERC's Securities

     There is presently no market for SERC's common stock and there can be no assurance that any market will develop. The investment community could show little or no interest in SERC in the future. As a result, persons receiving SERC's securities may have difficulty in reselling such securities should they desire to do so.


     Telegen intends to apply for the listing of post-Acquisition SERC on the NASDAQ Small Cap market system after the Registration Statement on Form S-4 of which this Information Statement-Prospectus is a part becomes effective. As a result of the Acquisition, it is expected that SERC will have (i) in excess of $4 million in gross tangible assets, (ii) in excess of $2 million in tangible net worth, (iii) at least 300 holders of SERC common stock, and (iv) at least 100,000 publicly held shares of SERC common stock and thus, assuming that two registered and active market makers are obtained and the securities will have a minimum bid price of $3 per share, will satisfy the requirements for listing on the NASDAQ Small Cap market system. However, there can be no assurance that a listing on the NASDAQ Small Cap market system will be obtained.


Material Adverse Effect on SERC's Securities of Securities and Exchange Commission Penny Stock Regulations

     Even if a market for SERC's common stock develops, certain Securities and Exchange Commission regulations pertaining to penny stocks will have a material adverse effect on the liquidity of SERC's common stock and Series A preferred stock. The regulations define a penny stock to be any equity security that has a market price (as defined) less than $5.00 per share subject to certain exceptions. Such material adverse effects could include, among other things, impaired liquidity with respect to SERC's securities and burdensome transactional requirements associated with transactions in the securities, including, but not limited to, waiting periods, account and activity reviews, disclosure of additional personal financial information and substantial written documentation. Although there are exceptions for an equity security that is authorized or approved for authorization upon notice of issuance for quotation on an automated quotation system sponsored by a registered securities association, it is unlikely that SERC will independently qualify for this exception prior to the acquisition of a company with sufficient assets to qualify for quotation on the NASDAQ system.

Dividends

     No dividends have been paid on SERC's common stock since inception, and none are contemplated at any time in the foreseeable future.

Telegen

History of Operating Losses; Accumulated Deficit and Minimum Revenues

     Telegen was incorporated in 1990 and first shipped products in 1991. Telegen has been engaged in lengthy development of its products and has incurred significant operating losses in every fiscal year since its inception. The cumulative net loss for the period from inception through March 31, 1996 is $5,774,785. Telegen may continue to incur operating losses through the remainder of 1996. In order to become profitable, Telegen must increase sales of its existing products, sustain volume manufacturing of its products at increased levels, develop new products for new and existing markets, and manage its operating expenses and expand its distribution capability. There can be no assurance that Telegen will meet and realize these objectives or ever achieve profitability.

Future Capital Needs

     Telegen's future capital requirements will depend upon many factors, including the extent and timing of acceptance of Telegen's products in the market, the progress of Telegen's research and development, Telegen's operating results and the status of competitive products. Although Telegen believes that it currently has adequate capital to meet its forecasts for the following twelve months, Telegen's actual working capital needs will depend upon numerous factors, including the progress of Telegen's research and development activities, the cost of increasing Telegen's sales, marketing and manufacturing activities and the amount of revenues generated from operations. There can therefore be no assurance that Telegen will not require additional funding, or that any additional financing will be available to Telegen on acceptable terms, if at all. If adequate funds are not available as required, Telegen's results of operations will be materially adversely affected. See "Telegen - Telegen
Management's Discussion and Analysis of Financial Condition and Results of Operations".

Exposure to Technological Change

     The market for Telegen's products is characterized by rapid technological change and evolving industry standards and is highly competitive with respect to timely product innovation. The introduction of products embodying new technology and the emergence of new industry standards can render existing products obsolete and unmarketable. Telegen's success will be dependent in part upon its ability to anticipate changes in technology and industry standards and to successfully develop and introduce new and enhanced products on a timely basis. If Telegen is unable to do so, Telegen's results of operations will be materially adversely affected. For example, Telegen took a longer period time than expected to develop its ACS product line. Although Telegen believes such delay has not materially affected its ability to market and sell the ACS products, there can be no assurance that Telegen will not encounter other technical or similar difficulties that could in the future delay the introduction of new products or product enhancements. See "Telegen - Business of Telegen". With regard to its flat panel display technology, there are other more developed and accepted flat panel display technologies already in commercial production which will compete with Telegens technology. There can be no assurance that Telegen will be successful in the development of its flat panel technology or that Telegen will not encounter technical or other serious difficulties in its development or commercialization which would materially adversely affect Telegen's results of operations.

Dependence Upon Key Personnel

     Telegen's future success will depend in significant part upon the continued service of certain key technical and senior management personnel, and Telegen's ability to attract, assimilate and retain highly qualified technical, managerial and sales and marketing personnel. Competition for such personnel is intense, and there can be no assurance that Telegen can retain its existing key managerial, technical or sales and marketing personnel or that it can attract, assimilate and retain such employees in the future. The loss of key personnel or the inability to hire, assimilate or retain qualified personnel in the future could have a material adverse effect upon Telegen's results of operations. See "Telegen - Business of Telegen".


     Telegen has entered into agreements with each of its executive officers (as well as all other full-time employees) that prohibit disclosure of confidential information to anyone outside of Telegen both during and subsequent to employment and require disclosure and assignment to Telegen of all proprietary rights to any ideas, discoveries or inventions relating to or resulting from the officer's work for Telegen.


Telecommunications Competition

     The market for telephone peripheral equipment is highly competitive, is dominated by successful niche marketers and Telegen expects this competition to continually increase. There are a number of companies which develop, manufacture and sell telecommunications devices which perform some of the same functions as those of Telegens products. There can be no assurance that Telegen will be able to compete effectively against its competitors, many of whom may have substantially greater financial resources than Telegen. See "Business-Competition". Further, some of the telephone call routing functions of Telegen's products can be provided through reprogramming by Bell Operating Companies of their Central Office equipment to allow "equal access" by customers to the long distance carrier of their choice without "dialing around" by inserting an access code. Since this "dial around" process is the principal function of Telegen's ACS 2000 and MLD 1000 products, if such an "equal access" feature were introduced, demand for Telegens present products would be seriously impaired.

Dependence on Major Customers


     Telegen expects that a large proportion of its revenues from its telecommunications products will be realized from sales to a small number of companies, primarily the major long distance carriers such as AT&T, MCI, Sprint and LDDS as well as the Regional Bell Operating Companies such as Bell Atlantic and SBC. The loss of one or more of these relationships could have a material negative effect on Telegen's results of operations.

     Telegen's largest single customer during 1995 was Bell Atlantic, which purchased Telegen's TeleBlocker product. Bell Atlantic provided $65,890 in revenues, or approximately 45% of Telegen's total sales for 1995. Additionally, sales to SynerNet, Inc. and Sprint of $29,297 and $24,833, respectively, in 1995 accounted for approximately 20% and 17%, respectively, of Telegen's total sales in 1995.

     Sales to Bell Atlantic are expected to be lower for 1996 since Telegen's TeleBlocker was taken off the market to redesign the product to be produced with alternative components in lieu of a major electronic component of TeleBlocker that is no longer available. In March 1996, Telegen and MCI entered into a contract which provides for a minimum delivery of 6,000 ACS 2000 units over the following 12 months. Sales of such units would represent approximately $380,000 in revenues, or a majority of Telegen's anticipated sales during 1996. However, there can be no assurance that such revenue from MCI will ultimately be realized.


Flat Panel Competition; Flat Panel Patent(s)

     The market for flat panel displays is dominated by major Japanese companies such as Sharp Electronics, Toshiba and Sony. Telegen expects this competition to continually increase. There can be no assurance that Telegen will be able to compete effectively against its competitors, many of whom may have substantially greater financial resources than Telegen. Flat panel displays manufactured utilizing AMLCD technology have been in production for almost 10 years and have proven market acceptance. New technologies, such as FED and Color Plasma, are in development by a number of potential competitors, some of whom have greater financial resources than Telegen. There can be no assurance that Telegens HGED technology can compete successfully on a cost or display quality basis with these other technologies. Further, there can be no assurance that Telegens efforts to obtain patent protection for its HGED technology will be successful or, if patent protection is obtained, that Telegens patent(s) will provide adequate protection.

Future Capital for Flat Panel Development and Production

     While Telegen believes it has the capital needed to complete development of a finished prototype of the HGED technology, additional capital will be needed to establish a high volume production capability. There can be no assurance that any additional financing will be available to Telegen on acceptable terms, if at all. If adequate funds are not available as required, Telegen's results of operations from the flat panel technology will be materially adversely affected.

Dependence Upon Limited Number of Manufacturing Sources and Component Suppliers

     Telegen currently relies upon a limited number of manufacturing sources for its telecom production capability. Although Telegen is currently seeking to qualify alternative sources of supply, Telegen has not yet contracted for alternative suppliers to perform such manufacturing activities. In the event of an interruption of production or delivery of supplies, Telegen's ability to deliver its products in a timely fashion would be compromised, which would materially adversely affect Telegen's results of operations. Certain components used in Telegen's telecommunications products, such as microprocessors, are available from only a limited number of sources. Although to date Telegen has generally been able to obtain adequate supplies of these components, Telegen obtains these components on a purchase order basis and does not have long-term contracts with any of these suppliers. In addition, some suppliers require that Telegen either pre-pay the price of components being purchased or establish an irrevocable letter of credit for the amount of the purchase. Telegen anticipates that, as it begins manufacture of other products, it will encounter similar limitations regarding the components for those products. Telegen's inability in the future to obtain sufficient limited-source components for its telecommunications and other products, or to develop alternative sources, could result in delays in product introductions or shipments, which could have a material adverse effect on Telegen's results of operations. See "Telegen - Business of Telegen".

Need to Develop Marketing Experience

     Telegen has limited marketing experience, and expanding Telegen's markets will require significant expenses, including additions to personnel. There can be no assurance that Telegen will have all the capital resources necessary to expand its sales and marketing operations, or that Telegen's attempts to expand its sales and marketing efforts will be successful. See "Telegen - Business of Telegen".

Intellectual Property

     Telegen  relies  on a  combination  of  patents,  trade  secret  and  other intellectual property law, nondisclosure agreements and other protective measures to preserve its rights pertaining to its products. Such protection, however, may not preclude competitors from developing products similar to those of Telegen. In addition, the laws of certain foreign countries do not protect Telegen's intellectual property rights to the same extent as do the laws of the United States. There can also be no assurance that third parties will not assert intellectual property infringement claims against Telegen. Litigation related to such matters is currently pending against Telegen and there is no assurance that more will not be initiated from litigants with more resources than Telegen. There is no assurance that Telegen will prevail in such litigation seeking damages or an injunction against the sale of Telegen's products or that Telegen will be able to obtain any necessary licenses on reasonable terms or at all. See "Telegen - Business of Telegen".

Dispute Over Canceled Shares


     In August 1991, Telegen issued an aggregate of 208,592 shares of common stock to Sahara Associates, Inc. ("Sahara") in connection with a letter of credit and related financing to be obtained by Telegen. A letter of credit in the amount of $300,000 was issued in favor of Telegen by Bank Sadarat but Telegen was unable to realize any benefit from such a letter of credit. In September 1992, Bank Sadarat filed a complaint against Telegen in the Superior Court of the State of California for the County of San Mateo for approximately $110,000 advanced under a separate letter of credit. In March 1993, Telegen cancelled the 208,592 shares issued to Sahara and filed a cross-complaint for declaratory relief against Sahara and others. In that action, Telegen sought a judicial declaration that the issuance of the aforementioned shares was void for lack of consideration, that the action of Telegen in cancelling such shares was valid and that the persons to whom such shares were issued have no rights as shareholders of Telegen. The case was removed to the Federal District Court for the Northern District of California. In July 1996, Telegen settled Bank Sadarat's claim by paying Bank Sadarat $100,000, which is less than the liability for the Bank Sadarat claim that is reflected in Telegen's Financial Statements included elsewhere herein. The dispute with Sahara regarding the cancelled shares has not yet been resolved. Although the number of shares and percentages of the outstanding shares referred to in this Registration Statement reflect the cancellation of shares issued to Sahara, there can be no assurance as to the ultimate result of the litigation with Sahara. See "Telegen - Legal Proceedings".


No Public Market

     No public market exists for the securities of Telegen, and there can be no assurance that a public market will develop for such shares. A registration under the Securities Act of 1933, as amended (the "1933 Act"), under state securities laws, or under the securities laws of any other jurisdiction of the offer and sale of the Telegen common shares in connection with the contemplated private placement of up to 500,000 common shares is not currently intended, apart from the registration pursuant to the terms of the Agreement. Accordingly, the certificates representing such shares would bear a legend stating that they are restricted securities under the 1933 Act and thus, if the Acquisition is not consummated, the shares could not be resold or otherwise transferred unless they are subsequently registered or an exemption from applicable registration requirements is available.

Effect of SERC Merger

     Pursuant to the terms of the Agreement, the holders of Telegen's outstanding common stock will receive upon consummation of the Acquisition one share of SERC common stock for each share of Telegen common stock held by them immediately prior to the Acquisition. Correspondingly, the holders of Telegen's outstanding Series A preferred stock will receive one share of SERC's Series A preferred stock for each share of Telegen Series A preferred stock held by them immediately prior to the Acquisition.


     Although SERC is currently subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Acquisition has been structured such that Telegen shareholders will receive registered securities of SERC, if the Acquisition is not consummated, the Telegen shareholders will be able to transfer their interests in Telegen only in accordance with the requirements of the 1933 Act and applicable state securities laws.


No Requirement to File Exchange Act Reports


     Until the completion of the planned Acquisition of Telegen by SERC, Telegen will not be subject to the informational reporting requirements of the Exchange Act. Accordingly, in the absence of such Acquisition, Telegen is not required to file quarterly and annual reports on Forms 10-Q and 10-K in accordance with the provisions of the Exchange Act, nor will it be subject to the regulations promulgated by the Securities and Exchange Commission pursuant to the Exchange Act. Upon completion of the planned Acquisition of Telegen by SERC, Telegen will become subject to the regulations and provisions of the Exchange Act. However, there can be no assurance that the Acquisition will be completed or that at any time in the future Telegen will otherwise become subject to the reporting requirements of the Exchange Act, and as a result, investors may have less access to financial and other information concerning Telegen than they would if Telegen were subject to the reporting requirements of the Exchange Act.

                                  INTRODUCTION


     This Information Statement-Prospectus is being furnished in connection with a Special Meeting of the Shareholders of SERC to be held on September 13, 1996, and at any adjournments thereof, to consider and vote upon the following matters:

1. Approval of the Agreement and Plan of Reorganization, as amended (the "Agreement"), by and among SERC, Telegen Corporation, a California corporation ("Telegen"), Solar Energy Research Corp. of California, a California corporation and wholly owned subsidiary of SERC ("SERC California"), and Telegen Acquisition Corporation, a California corporation and wholly owned subsidiary of SERC ("TAC"), pursuant to which SERC California, after giving effect to the proposed redomiciliation of SERC as a California corporation through a merger of SERC with and into SERC California, will acquire all of Telegen's outstanding capital stock through a merger of TAC with and into Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC California (the "Acquisition"). In the Acquisition, all of the shares of common stock and preferred stock of Telegen would be converted into the right to receive shares of common stock and Series A preferred stock of SERC California (after giving effect to the redomiciliation of SERC as a California corporation and the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding SERC common stock as outlined in the proposals below), all on the terms and conditions set forth in the Agreement which appears as an exhibit to the accompanying Information Statement-Prospectus.


     2. Approval of the merger of SERC with and into SERC California to effect a redomiciliation of SERC as a California corporation.

     3. Ratification of the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding shares of SERC's common stock approved by the Board of Directors.

     4. Election to the SERC California Board of Directors of the six current Telegen directors to fill the vacancies resulting from the resignations of the current SERC directors pursuant to the terms of the Agreement.

     5. Approval of an amendment to the Articles of Incorporation to change the name of SERC California to Telegen Corporation.

     6. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.


     This Information Statement-Prospectus is first being mailed to shareholders of SERC on or about August 9, 1996.

     A principal shareholder of SERC and a member of SERC management, who beneficially owns 53.7% of outstanding SERC common stock, will vote in favor of each of the proposals listed above. Accordingly, each of the above proposals will be approved by the required affirmative vote.


     THE MANAGEMENT OF SERC IS NOT SOLICITING PROXIES FROM SERC SHAREHOLDERS AND THE SHAREHOLDERS ARE REQUESTED NOT TO SEND A PROXY.

                                 THE ACQUISITION


     The description of the terms and conditions of the Acquisition and any related document in this Information Statement-Prospectus is qualified in its entirety by reference to the copy of the Agreement and Plan of Reorganization, as amended (the "Agreement"), which appears as an exhibit to the Information Statement-Prospectus.

     The Agreement provides for the acquisition by SERC California, after giving effect to the proposed redomiciliation of SERC as a California corporation through a merger of SERC with and into SERC California, of all of Telegen's outstanding capital stock through a merger of TAC with and into Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC California, by way of an exchange of Telegen common stock and preferred stock for SERC California common stock and Series A preferred stock, respectively (after giving effect to the proposed redomiciliation of SERC as a California corporation and the proposed one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding SERC common stock). The Agreement provides that the Acquisition, which will become effective upon the closing, will be consummated by SERC California's issuance of one (1) share of its common stock (after giving effect to the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the issued and outstanding SERC common stock as outlined in the proposals for the Special Meeting of Shareholders) for each share of Telegen common stock issued and outstanding at the closing. In addition, SERC will issue one (1) share of its Series A preferred stock for each share of Telegen preferred stock issued and outstanding at the closing. Further, SERC will issue one option to acquire a share of SERC's common stock in exchange for each outstanding option to acquire a share of Telegen common stock. The exercise price of such options to acquire SERC's common stock will be the current exercise price of the outstanding options to acquire Telegen common stock. As of July 22, 1996, there were 4,453,455 shares of Telegen common stock and 112,750 shares of Telegen Series A preferred stock (convertible at the holder's discretion of the holders into shares of common stock at the rate of two shares of common stock for each share of Series A preferred stock) issued and outstanding, as well as options to purchase 706,281 shares of Telegen common stock at a weighted average exercise price of $4.99 per share, and warrants to purchase 133,440 shares and 75,500 shares of Telegen common stock for $3.50 per share and $.01 per share, respectively. The Telegen Board of Directors has approved the Agreement.


The Parties


     SERC. SERC, which was incorporated in Colorado on December 21, 1973, was formerly engaged in the business of designing, marketing and servicing solar heating systems. In December 1981, SERC reduced its solar business. SERC discontinued its solar business in 1983 due to continued losses. The solar industry segment serviced by SERC generally closed in 1985 with the termination of Federal Solar Tax Credits. SERC has not provided service to any solar customers since 1983 and is presently a development stage corporation. SERC's primary activity during the period from 1985 through the end of 1992 was the settling of various judgments relating to the discontinued solar business. Since that time, SERC, which is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), has been actively searching for an operating business or businesses to acquire. SERC's corporate offices are located at 10075 East County Line Road, Longmont, Colorado 80501; (303) 772-3316. SERC owns all of the capital stock of SERC California and Telegen Acquisition Corporation. SERC California was organized by SERC for the purpose of effecting a redomiciliation of SERC as a California corporation to facilitate the Acquisition. Telegen Acquisition Corporation was organized by SERC for the purpose of effecting the acquisition by SERC of all of the outstanding capital stock of Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC (the "Acquisition").


     Telegen. Telegen, which was incorporated in California on May 3, 1990, is a privately owned, multi-faceted, high technology company with unique and proprietary products, both developed and in development, in the Telecommunications, Flat Panel Display and Internet Hardware markets. At present, Telegen is organized into four divisions. The Telecom Products Division ("TPD") develops, manufactures and markets a line of intelligent telecommunications products, providing advanced features to existing telephone equipment and unique services for consumers and small businesses. Telegen Display Laboratories, Inc. ("TDL"), a subsidiary of Telegen, has developed a unique, low-cost flat panel display technology to compete with other types of flat panel displays. The Internet Products Division ("IPD"), Telegen's newest division, is developing low-cost, easy-to-use hardware platforms which will allow consumers and small businesses to utilize specialized capabilities of the Internet without the need for a computer. Finally, Telegen Laboratories is an advanced R&D think tank, developing new products and technologies, which are then manufactured and marketed through one of the operating divisions. Telegen's corporate offices are located at 353 Vintage Park Drive, Foster City, California 94404; (415) 349-3220.

     SERC California. SERC California, a wholly owned subsidiary of SERC, was formed for the purpose of effecting a redomiciliation of SERC as a California corporation to facilitate the Acquisition as described above and has engaged in no activities other than activities incidental to the Acquisition.

     Telegen Acquisition Corporation. TAC, a wholly owned subsidiary of SERC, was formed to facilitate the Acquisition as described above and has engaged in no activities other than activities incidental to the Acquisition.

Background of the Acquisition


     Since approximately 1992, SERC has engaged solely in the business of searching for acquisitions and/or mergers in an effort to recommence operations. Management has focused on locating a company with operations or products which SERC could acquire to form the basis of an operating entity. In furtherance of this goal, management determined to file a registration statement on Form 10 during July 1992 based on its belief that it would be more attractive to a potential merger candidate if it was a reporting company at the time of the completed transaction. The basis of this belief was comments received from several potential merger candidates. As part of management's search, they periodically placed an advertisement in the Wall Street Journal and generally discussed the structure of their public development stage corporation with persons they believed would possibly come in contact with people or organizations who were searching for a reporting dormant corporation. Since 1992, management has negotiated proposals with several companies. However, the previous proposals either did not show the adequate promise sought by management, failed to stand up to scrutiny during due diligence efforts, failed to establish the validity of the business concept, or failed to demonstrate the ability of the acquisition candidate's management to carry out the concept under the circumstances.



     During the spring of 1995, SERC explored acquiring the assets of Carlton Terry Oil Company ("Carlton Terry"). Those negotiations evolved to include the consideration of a $2 million private placement to be effected through brokers with whom SERC and Carlton Terry were acquainted. The funds to be raised through such private placement were planned for the payment of debt and to drill an oil well. SERC's negotiations broke off in late May 1995 following the decision by Carlton Terry to pursue an alternative transaction. Several brokers who had expressed an interest in the proposed SERC - Carlton Terry transaction indicated an interest in considering a similar funding mechanism if an attractive target company could be located by SERC.

     In June 1995, SERC placed its ad in the "business opportunity" section of the Wall Street Journal. Mr. Warren Dillard, Chief Operating Officer of Telegen, spotted this ad and on June 22 responded by way of letters to SERC. Thereafter, James Wiegand, president of SERC, communicated on a few occasions with Mr. Dillard obtaining copies of financial statements and a private placement memorandum which had been utilized for a private placement. After review of all the documentation requested by Mr. Wiegand, SERC determined to visit the Telegen plant. In an effort to conserve capital, a close friend of Mr. Wiegand who lived near the Telegen plant site made the initial visit on behalf of SERC in mid-July. Mr. Wiegand's friend responded very favorably to the visit and Telegen and SERC commenced negotiations for a letter of intent. None of the directors or affiliates of SERC or Telegen had any prior dealings or contact with any affiliates of the other company prior to Telegen's introduction to SERC on June 22, 1995 and all negotiations were carried on at arm's length without the assistance of any third parties.


     After several drafts of the letter of intent were discussed, Mr. Wiegand on behalf of SERC flew to the Telegen corporate headquarters on or about August 9, 1995 with the execution draft. Upon being satisfied that the technology and prospects of Telegen were in line with his expectations, the parties signed a letter of intent on August 9, 1995. Subsequent to entering into the letter of intent, the parties contacted their attorneys and auditors in an effort to conceptualize the efforts necessary to complete the transaction in accordance with the desires of the parties and the fees and costs which would be entailed to accomplish same. Based on these discussions, on September 27, 1995 the parties entered into Amendment No. 1 to the Letter of Intent which added provisions for the raising of approximately $100,000 by SERC to be utilized by both parties to cover the expenses of the transaction, including the expenses for filing the Form S-4 registration statement of which this Information Statement-Prospectus is a part. The amendment also included the original agreement of the parties related to the cancellation of the transaction by Telegen, whereby Telegen was required to repay to SERC at the time of the cancellation any funds which had been advanced by SERC for the payment of Telegen's or its expenses to the date of that cancellation in order to make SERC whole. This cancellation provision does not apply, however, to a cancellation by Telegen for "cause."

     Almost immediately after the amendment to the letter of intent was entered into in September 1995, the parties' counsel commenced drafting and negotiating the final terms of a proposed agreement and plan of reorganization which was formerly approved by the Boards of Directors of both Telegen and SERC and executed on November 16, 1995. A prerequisite to the Board of Directors' approval by Telegen was that the agreement provided that the securities issued to the Telegen shareholders would be issued without restrictive legend. The parties originally decided to accomplish this by relying on the exemption from registration contained in Section 3(a)(10) of the Securities Act of 1933, as amended (the "Securities Act").

     On January 25, 1996, SERC filed an application with the Department of Corporations for the State of California under the Corporate Securities Law of 1968 seeking a permit qualifying the issuance of the SERC shares following a public hearing to be conducted by the California Commissioner of Corporations. Subsequently, however, this application was withdrawn and the parties determined to file a registration statement on Form S-4 of which this Information Statement-Prospectus is part.


     In preparation for the filing of the Form S-4, the parties decided that it was in their best interests to amend the agreement to update the parties' understanding relative to the issues included in the S-4 registration statement. Additionally, from August 9 through mid-January, various items had changed slightly so that when the amendment was accomplished, incorporated in that amendment were updates to describe the current status of the parties. These amendments, which are included in the First Amendment dated as of January 18, 1996 to the Agreement and Plan of Reorganization included reference to the completion of negotiations for the Telegen bridge and private placement financing, the slight increase of the amount of private placement financing to be accomplished by SERC in order to fully fund the acquisition process and the addition of indemnification provisions relative to Mr. Wiegand intended to give comfort to the Telegen Board of Directors that there were no undisclosed liabilities of SERC. These amendments included the provision of the pre-closing approval by the shareholders of SERC of all of the propositions required in the agreement, including the approval of the acquisition of Telegen and appointment of the Telegen board as the board of SERC, the name change from SERC to Telegen, the approval of the reverse split of one share for each 7.25 shares outstanding and the redomiciliation of SERC into the State of California. In addition, a Second Amendment dated as of April 9, 1996 to the Agreement and Plan of Reorganization provides for, among other things, (i) the additions of the conditions that a registration statement on Form S-4 must be filed by SERC, be declared effective by the SEC and shareholder approval of SERC shall be obtained prior to closing as conditions precedent to the obligation of Telegen to effect the closing; (ii) the reincorporation of SERC as a California corporation at or prior to the Effective Time of the Acquisition and substituting the newly formed California corporation as the corporation subject to the informational reporting requirements of the 1934 Act; and (iii) the increase from $130,000 to $200,000 in the amount Telegen shall reimburse SERC should Telegen cancel the Agreement for any reason other than the failure of SERC to cure any breach of its representations and warranties or to promptly close and permitting additional fund raising activity on behalf of both SERC and Telegen; (iv) the extension of the date beyond which either Telegen or SERC may terminate the Agreement from April 30, 1996 to August 31, 1996; and (v) the requirement for audited Telegen financial statements for the year ended December 31, 1995. Further, a Third Amendment dated as of July 10, 1996 to the Agreement and Plan of Reorganization provides for, among other things, (i) the extension of the date beyond which either Telegen or SERC may terminate the Acquisition Agreement from August 31, 1996 to September 30, 1996 and (ii) the decrease in the amount that Telegen shall reimburse to SERC should Telegen cancel the Acquisition Agreement for any reason other than the failure of SERC to cure a breach of SERC's representations and warranties or to promptly close from a maximum of $200,000 to an amount of approximately $172,000.

     SERC believes that Telegen will realize various benefits from the reorganization by eliminating certain cost uncertainties, including general stock market uncertainties that could negatively impact the successful sale of new stock, which are associated with conducting a public offering pursuant to the Securities Act through an underwriter. SERC and Telegen have actively pursued and have established broker/dealer interest in making a market for SERC's securities once the Acquisition is consummated and believe that a market will develop, given that the private placement of Telegen shares raised sufficient proceeds such that post-Acquisition SERC should have adequate assets to allow it to qualify for the NASDAQ Small Cap Market. Further, Telegen has developed and has in place prospective traders and market makers for the post-Acquisition securities of SERC.





     Telegen intends to apply for listing on the NASDAQ Small Cap market system after the Registration Statement on Form S-4 of which this Information Statement
- -Prospectus is a part becomes effective. As a result of the Acquisition, it is expected that SERC will (i) have in excess of $4 million in gross tangible assets (ii) in excess of and $2 million in tangible net worth, (iii) at lease 300 holders of SERC common stock and (iv) at least 100,000 publicaly held shares of SERC common stock and thus, assuming that two registered and active market makers are obtained and the securities will have a minimum bid price of $3 per share, will satisfy the requirements for listing on the NASDAQ Small Cap market system. However, there can be no assurance that a listing on the NASDAQ Small Cap market system will be obtained.

     Based on Management's expectations of the total shares to be outstanding subsequent to the acquisition on a fully diluted basis, the current shareholders of SERC will retain approximately 4.2% of the total issued and outstanding common shares immediately after the Acquisition while providing what is estimated to be a total of less than 1% of the total assets of the combined companies on a proforma basis. During the negotiations of the structure of the Acquisition in the latter part of 1995, a range of forecasted Telegen revenues and earnings per share for 1996 was presented by the management of Telegen to the management of SERC, and the parties agreed that a reasonable mid-point of the range was approximately $.81 per share for 1996. Accordingly, from the Telegen earnings per share estimate of approximately $.81, for which there is now substantial doubt that actual Telegen results for 1996 will reach, SERC management determined and Telegen management agreed that the estimated market value of the combined companies should be approximately $14.50 per share on or before December 31, 1997, based on a price-earnings multiple of 18, which the parties agreed at that time was a reasonable multiple since it approximated the average price-earnings multiple for companies in Telegen's industry that were publicly traded. Because (i) the Telegen forcasts were from documents internally generated for planning purposes only and accordingly did not present in detail the underlying assumptions necessary to facilitate verification, and (ii) any estimate of future revenues and earnings is inherently subject to assumed levels of activity which may or may not actually be realized, or which may take longer than expected to be realized, the parties agreed to price protection provisions for the protection of the current shareholders of SERC against material differences between forecasts presented during the negotiations of the value of Telegen and actual results whereby additional shares will be issued to the shareholders of record of SERC on the date of closing if the closing bid price of the combined companies, as adjusted for stock splits and similar events, as reported either in the pink sheets, the Bulletin Board maintained by NASDAQ, on NASDAQ or any national stock exchange does not equal or exceed $14.50 per share on any ninety trading days for the period commencing on the closing date and ending December 31, 1997 (the "Price Protection Period"). Should the pricing fail to satisfy this provision, additional shares will be issued to each of the current SERC shareholders based on a formula hereinafter more fully described.



     The reorganization has been structured such that Telegen shareholders will receive registered securities. If a trading market again develops for SERC's common stock Telegen shareholders will own "publicly traded" as opposed to "privately-held" securities. SERC believes that shares in a publicly traded company could have an increased value as they are more liquid and in some instances may be used by Telegen as payment for additional assets or businesses that it may wish to acquire in the future.


     The officers and directors of SERC have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction to Telegen shareholders. Additionally, neither of the parties to the transaction had the benefit of an independent evaluation of the fairness and reasonableness of the terms and conditions of the transaction, but are relying solely on their arm's-length negotiations.

     Current management of SERC has agreed to resign upon closing of the reorganization and will not participate in future management unless invited to do so.


     The parties have retained the services of counsel and accountants in order to properly effect the Acquisition. Through May 31, 1996, approximately $172,000 in legal and accounting fees had been incurred in connection with the Acquisition. It is anticipated that an additional $98,000 will be spent on legal and accounting fees to consummate the Acquisition. The parties believe that the cash presently available to Telegen, which under the Agreement must pay for all expenses related to the Acquisition incurred subsequent to May 31, 1996, is adequate to cover all anticipated remaining expenses.


Summary of the Agreement

     Introduction. The terms of the Acquisition are contained in the Agreement, a copy of which appears as an exhibit to this Information Statement-Prospectus. The statements in this Information Statement-Prospectus with respect to the terms of the Acquisition are qualified in their entirety by reference to the Agreement.

     Under the Agreement, SERC California will acquire the capital stock of Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC California.


     Effective Time of the Acquisition. The Agreement provides that, as soon as practicable on or after the closing, the parties are to cause the Acquisition to be consummated by filing with the Secretary of State of the State of California any documents required by law to effectuate the Acquisition. The Acquisition shall be effective at the time such documents are duly filed and accepted for record by the California Secretary of State (the "Effective Time").


     Exchange Ratio of Telegen Common and Preferred Stock. At the Effective Time, (i) each share of Telegen common stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Acquisition and without any action on the part of any holder, automatically be converted into, and constitute a right to receive, one (1) share of SERC California common stock, and (ii) each share of Telegen preferred stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Acquisition and without any action on the part of any holder, automatically be converted into, and constitute a right to receive, one (1) share of SERC California Series A preferred stock.

     Exchange of Certificates. As soon as practicable after the Effective Time, United Stock Transfer, Inc. (the "Exchange Agent") shall mail to each holder of record of Telegen common or preferred stock instructions for surrendering their Telegen stock certificates (the "Old Telegen Certificates") in exchange for a certificate or certificates representing the common or Series A preferred stock of SERC California, which by then is expected to have changed its name to Telegen (the "New Telegen Certificates"). Such instructions, which will include a form letter of transmittal, shall specify that delivery of the New Telegen Certificates shall be effected, and the risk of loss and title to the New Telegen Certificates shall pass, only upon the Exchange Agent's receipt of the Old Telegen Certificate from a holder of Telegen shares. Upon surrender of the Old Telegen Certificate for exchange to the Exchange Agent, together with such letter of transmittal and an Assignment Separate from Certificate duly executed by the holder, the holder of such Old Telegen Certificate shall receive as soon as possible in exchange therefor a New Telegen Certificate representing the SERC California common or Series A preferred stock issuable pursuant to the Acquisition.

     From and after the Effective Time, the holders of Old Telegen Certificates shall cease to have any rights as shareholders of Telegen, except the right to enforce the obligation of SERC to issue the applicable number of shares of SERC California common or Series A preferred stock as provided in the immediately preceding paragraph.

     Treatment of Telegen Stock Options. Outstanding options to purchase shares of Telegen common stock issued and not previously exercised will be converted into options to receive that number of shares of SERC California common stock as equals the number of shares of Telegen common stock or Telegen preferred stock for which such options were exercisable. All other terms of such options and warrants shall remain in effect.

     Conditions to the Acquisition. The obligations of SERC and Telegen to consummate the Acquisition are subject to the satisfaction or waiver, at or before the Effective Time, of certain conditions, including, but not limited to, the following: (i) the registration statement on Form S-4 under the Securities Act filed by SERC (the "Registration Statement") having become effective and no stop order with respect to the Registration Statement being in effect or threatened; (ii) neither SERC nor Telegen shall be subject to any order, decree or injunction which enjoins or prohibits the consummation of the Acquisition; and (iii) receipt by SERC of the requisite approval from the SERC stockholders to consummate the Acquisition.

     In addition to the conditions set forth in the first paragraph of this subsection, the obligations of SERC to consummate the Acquisition are subject to the fulfillment or waiver in writing by SERC of the following conditions: (i) the representations and warranties made by Telegen being true in all material respects; (ii) Telegen having performed all material agreements, obligations and conditions contained in the Agreement required to be performed by it at or prior to the Effective Time in all material respects; (iii) no material adverse changes in the business, affairs, prospects, operations, properties, assets or condition of Telegen and its subsidiaries, taken as a whole, having occurred;
(iv) all proceedings and documents in connection with the transactions contemplated at the closing of the Acquisition being reasonably satisfactory to SERC; and (v) all consents and approvals that in the reasonable opinion of counsel for SERC are necessary to permit the Acquisition having been granted or issued and having become effective.

     In addition to the conditions set forth above, the obligations of Telegen to consummate the Acquisition are subject to the fulfillment or waiver in writing by Telegen of the following conditions: (i) the representations and warranties made by SERC being true in all material respects; (ii) SERC having performed all material agreements, obligations and conditions contained in the Agreement required to be performed by it at or prior to the Effective Time in all material respects; (iii) no material adverse changes in the business, affairs, prospects, operations, properties, assets or condition of SERC, taken as a whole, having occurred; (iv) all proceedings and documents in connection with the transactions contemplated at the closing of the Acquisition being reasonably satisfactory to Telegen; (v) all consents and approvals that in the reasonable opinion of counsel for Telegen are necessary to permit the Acquisition having been granted or issued and having become effective; (vi) the SERC Board having amended the Articles of Incorporation of SERC pursuant to the Agreement to effect a one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the common stock of SERC, and obtained the resignations of all current SERC officers and directors, and shall have approved all necessary resolutions such that immediately after the Effective Time, the current Telegen directors will become members of the SERC California Board of Directors; and
(vii) the redomiciliation of SERC as a California corporation. See "SERC - Matters to be Considered at the Special Meeting - Election of Directors" and " - Description of the Agreement - Directors and Management of SERC Following the Acquisition."

     Certain Covenants. Pursuant to the Agreement, SERC has agreed that, during the period between the execution of the Agreement and the Effective Time, it will not engage in any practice, take any action, embark on any course of inaction or enter into any transaction outside the ordinary course of business without the consent of Telegen. In particular, SERC will not (i) declare, set aside or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase or otherwise acquire any of its capital stock or (ii) otherwise engage in any practice, take any action, embark on any course of inaction or enter into any transaction which would result in a material adverse change in the assets, liabilities, business, financial condition, operations, results of operations or future prospects of SERC. In addition, SERC has agreed that it shall not, without the prior written consent of Telegen, issue any additional shares of any of its equity securities or any other securities convertible into its equity securities. Further, SERC has terminated its negotiations with alternative target companies.

     Pursuant to the Agreement, Telegen has agreed that during the period between the execution of the Agreement and the Effective Time, Telegen will not
(i) declare, set aside or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase or otherwise acquire any of its capital stock, (ii) otherwise engage in any practice, take any action, embark on any course of inaction or enter into any transaction which would result in a material adverse change in the assets, liabilities, business, financial condition, operations, results of operations or future prospects of Telegen. In addition, Telegen has agreed not to issue any equity securities without the prior consent of SERC other than in connection with the bridge financing and the private placement.

     Nonsolicitation. The Agreement provides that neither party will, directly or indirectly, or through representatives retained by such party, entertain or enter into any agreement or understanding, or engage in any discussions with, or furnish any information to, any person or entity, other than SERC or Telegen with respect to any acquisition or merger transaction involving SERC or Telegen or any of their subsidiaries. If Telegen receives any bona fide offer relating to such a transaction, Telegen will provide SERC with immediate notice thereof and shall not enter into any transaction or letter of intent with a third party until SERC has the opportunity to discuss the opportunity and match or improve upon the terms of such offer.

     Representations and Warranties. The Agreement contains various representations and warranties relating to, among other things: (i) each of SERC's and Telegen's and certain of their respective subsidiaries' organizations and similar corporate matters; (ii) each of SERC's and Telegen's and certain of their respective subsidiaries; capital structures; (iii) the authorization by SERC of the issuance of the SERC California common stock to the Telegen shareholders; (iv) the corporate actions necessary for the execution of the Agreement; (v) the accuracy of each of SERC's and Telegen's recent financial statements and certain accounting matters; (vi) the absence of certain liabilities; (vii) the absence of certain changes or events; (viii) legal proceedings; (ix) the absence of certain labor controversies; (x) taxes; (xi) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (xii) violations of law;
(xiii) title to property and sufficiency of assets; (xiv) ownership of patents, trademarks, copyrights and other proprietary rights; (xv) compliance with applicable U.S., federal, state and local laws and regulations; (xvi) accurate disclosure of information, specifically the documents and reports filed by SERC with the SEC and the accuracy of the information contained therein, and (xvii) material agreements of SERC and Telegen.

     Price Protection Provisions. Pursuant to the terms of the Agreement, additional SERC California common shares are to be issued to those persons who are shareholders of SERC immediately prior to the Effective Time (the "Protected Shareholders") if the closing bid price of SERC California post-Acquisition (as adjusted for stock splits and similar events), as reported in the Pink Sheets, the Bulletin Board maintained by NASDAQ, or on the NASDAQ Stock Market or on a national stock exchange, does not exceed or equal $14.50 per share on any ninety trading days over the period occurring between the closing of the Acquisition and December 31, 1997 (the "Price Protection Period"). If the closing bid price does not exceed $14.50 for any ninety trading days over the Price Protection Period, then additional SERC California shares will be issued under the Agreement based on the average closing bid price for those ninety trading days during the Price Protection Period with the highest average closing bid price (the "Bid Price Factor"). Any SERC California common shares issued thereby are to be distributed to the Protected Shareholders on a pro rata basis based on the number of shares owned by each Protected Shareholder immediately prior to the Effective Time. The number of additional shares to be distributed to the Protected Shareholders, if any, is to be based on a formula whereby:

  N = the number of shares to be issued


        and N = (196,906 x (14.50 divided by Bid Price Factor)) - 196,909

                                    (where 196,909  equals the number of
                                    SERC common shares outstanding
                                    immediately prior to the Effective Time
                                    of the Acquisition, as adjusted to reflect the proposed one share-for-seven and one-fourth (1 for 7.25) reverse split of the currently issued and outstanding shares of SERC common stock)


     The above formula has been adjusted to reflect the outstanding shares of SERC common stock assuming shareholder approval of the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding shares of SERC common stock approved by the Board of Directors. The price protection formula is subject to adjustments for future changes in the capitalization of SERC such as stock dividends and stock splits.

     Indemnity and Share Escrow.  Pursuant to the terms of the Agreement,  James
B. Wiegand, who currently is the principal shareholder of SERC, is to execute an Indemnification Agreement with respect to any breaches of representations and warranties or covenants under the Agreement by SERC. Telegen's sole and exclusive recourse under such Indemnification Agreement will be to an escrow established for such purpose into which Mr. Wiegand is to contribute 70,000 shares of SERC common stock, which number of shares is subject to adjustment from stock splits or other adjustments.


     Termination.  The Agreement may be terminated  prior to the Effective Time:
(i) by the mutual consent of SERC and Telegen; (ii) by either SERC or Telegen if there has been a material breach of any representation, warranty, covenant or agreement contained in the Agreement on the part of the other party set forth in the Agreement and such breach of a covenant or agreement has not been promptly cured; (iii) by either SERC or Telegen if the Acquisition shall not have been consummated on or before September 30, 1996; (iv) by either SERC or Telegen if
(a) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Acquisition or (b) there shall be any action deemed applicable to the Acquisition by any governmental entity which would make a consummation of the Acquisition illegal; (v) by either SERC or Telegen if there shall be any action taken, or any statute, rule, regulation or order that would render SERC or Telegen unable to consummate the Acquisition, except for any waiting period provisions.

     Liability for Expenses Upon Termination. If the Agreement is terminated by Telegen for any reason other than the failure of SERC to cure a breach of SERC's representations and warranties or a failure to close the Acquisition on a timely basis, Telegen must reimburse the actual legal fees and expenses incurred by SERC and advanced to Telegen by SERC to assist Telegen in completion of the Agreement through the date of termination, in an amount not to exceed $172,000.


     Waiver and Amendment. The Agreement may, to the maximum extent permitted by law, be amended by the written agreement of SERC and Telegen, by action taken by their respective Boards of Directors. In addition, any term, provision or condition of the Agreement may be waived in writing by the party which is entitled to the benefits thereof.

Vote Required


     To conserve resources, the Agreement was structured such that approval of the Agreement by the shareholders of SERC and the shareholders of Telegen is not required by law. However, the SERC Board of Directors has directed that the Agreement be submitted to the shareholders of SERC for their approval as outlined in the proposals for the Special Meetings of SERC shareholders. Since SERC's principal shareholder, who beneficially owns 53.7% of the outstanding SERC common stock entitled to vote on the Agreement, will vote in favor of the Agreement, approval of the Agreement by a majority of SERC shares is assured. Therefore, assuming that neither SERC nor Telegen terminates the Agreement, the shareholders of Telegen will become shareholders of SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation) at the exchange rate of one share of SERC California common stock (after giving effect to the proposed one share-for-seven and one-fourth (1 for 7.25) reverse split of the currently issued and outstanding shares of SERC common stock) and one share of SERC Series A preferred stock for each issued and outstanding share of Telegen common stock and preferred stock, respectively. (See "The Agreement" and Availability of Appraisal Rights for Dissenting Shareholders).


Availability of Appraisal Rights for Dissenting Shareholders

     Under  Colorado  and  California  law,   appraisal  rights  for  dissenting
shareholders will not be available to the shareholders of SERC with respect to the Acquisition since SERC is the acquiring entity in the Acquisition.

     Under California law, appraisal rights for dissenting shareholders will not be available to the shareholders of Telegen with respect to the Acquisition since Telegen is being acquired by a California corporation and the Telegen shareholders are receiving in exchange for their shares of Telegen shares of a California corporation.

The SERC Board of Directors and Management Following the Acquisition

     Pursuant to the terms of the Agreement, the SERC California Board of Directors following the Acquisition is to be made up of the six current directors of Telegen. Three of the current Telegen directors are independent directors, as defined in the Rules of the National Associated of Securities Dealers, Inc., and such independent directors are to be appointed to the Audit and Compensation Committees of the SERC California Board of Directors.

Resale of SERC Common and Series A Preferred Stock

     The shares of SERC California common and Series A preferred stock to be issued to the shareholders of Telegen in connection with the Acquisition are being registered under the Securities Act by the Registration Statement within which this Information Statement-Prospectus is being included. No lockup agreements were required as a result of agreement to the Price Protection Provisions contained in the Agreement.

Federal Income Tax Consequences of the Acquisition


     A ruling from the Internal Revenue Service concerning the tax consequences of the Acquisition has not been requested. However, the Agreement has been structured by SERC and Telegen with the intent that: (i) the Acquisition should, among other things, constitute a "tax-free" reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and (ii) no gain or loss be recognized by the Telegen shareholders with respect to the SERC California common and Series A preferred stock received as a result of the Acquisition. The discussion below assumes such treatment for federal income tax purposes.

     Accordingly, the respective managements of SERC and Telegen believe that a Telegen shareholder who, pursuant to the Acquisition, exchanges his or her Telegen stock actually owned by him or her solely for SERC California common or Series A preferred stock will not recognize any gain or loss upon such exchange. The aggregate tax basis of the SERC California common stock received in exchange for the Telegen common or preferred stock will be equal to the aggregate tax basis of the respective Telegen common or preferred stock surrendered. For the purposes of determining long term or short term capital gain, the holding period of the Telegen stock will be added to the holding period of the newly exchanged SERC stock in making the determination.


     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. BECAUSE OF THE COMPLEXITIES OF FEDERAL INCOME TAX LAWS, EACH TELEGEN SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION TO HIM OR HER, INCLUDING INCOME TAX RETURN REPORTING REQUIREMENTS AND THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

Expenses of the Acquisition


     SERC has advanced to Telegen and has incurred certain costs and expenses on Telegen's behalf, including its legal and accounting fees, to assist Telegen in the completion of the Acquisition. Should Telegen cancel the Agreement for any reason other than a failure of SERC to cure a breach of SERC's representations and warranties under the Agreement, Telegen is obligated under the Agreement to reimburse SERC for such costs and expenses, and other expenses incurred by SERC related to the Agreement, up to $172,000.


Comparison of Rights of Holders of SERC Stock Under Colorado and California Law

     SERC and Telegen are incorporated under the laws of the States of Colorado and California, respectively. As part of the Acquisition, it is intended that SERC redomicile as a California corporation. As a result, the rights of SERC shareholders which are currently governed by the laws of the State of Colorado will be governed by the State of California. The corporation laws of Colorado and California differ in many respects. In particular, the rights of shareholders are materially different with respect to the removal of directors, the classification of the board of directors, indemnification and limitation of liability, inspection of shareholder lists, dividends and repurchase of shares, shareholder voting, interested director transactions, shareholder derivative suits, appraisal rights and dissolution. See "INFORMATION CONCERNING THE SERC SPECIAL MEETING - Matters to be Considered at Special Meeting."

                 INFORMATION CONCERNING THE SERC SPECIAL MEETING

Matters to be Considered at Special Meeting

     At the SERC Special Meeting of Shareholders, the SERC shareholders will consider and vote upon the following matters:

1. Approval of an Agreement and Plan of Reorganization, as amended (the "Agreement"), by and among SERC, Telegen Corporation, a California corporation ("Telegen"), Solar Energy Research Corp. of California, a California corporation and wholly owned subsidiary of SERC ("SERC California"), and Telegen Acquisition Corporation, a California corporation and wholly owned subsidiary of SERC ("TAC"), pursuant to which SERC California will acquire all of Telegen's outstanding capital stock through a merger of TAC with and into Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC California (the "Acquisition").

2.   Approval of the redomiciliation of SERC as a California corporation.

3. Ratification of the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding shares of SERC common stock approved by the Board of Directors.

4. Election to the SERC board of directors of the six current Telegen directors to fill the vacancies resulting from the resignations of the current SERC directors pursuant to the terms of the Agreement.

5. Approval of an amendment to the Articles of Incorporation to change the name of SERC California to Telegen Corporation.

HOLDERS OF SERC STOCK ARE NOT BEING ASKED FOR A PROXY AND ARE REQUESTED NOT TO SEND A PROXY.

     Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of this Information-Prospectus to the beneficial owners of stock held of record by such persons, and SERC will reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith. SERC is being assisted by ADP in this regard.

     A majority in interest of the common shareholders on the record date must be present, in person or by proxy, at the Meeting to constitute a quorum. Each share of common stock will carry one vote on each of both proposals described below, as well as on any other matters which may properly come before the Meeting.

     So far as SERC is aware, no matters other than the ones outlined in this Information Statement will be presented at the Meeting for action on the part of the shareholders. If any other matters are properly brought before the Meeting, the persons present will vote as they feel appropriate in accordance with their best judgment.


     The shares beneficially owned by James B. Wiegand, Chairman of the Board of Directors and President of SERC, which total approximately 53.7% of the outstanding shares, will be voted in favor of each of both proposals described below. Therefore, all of the proposals will be approved by the required affirmative vote.


     1. Approval of the Acquisition. The Board of Directors of SERC have approved and directed for submission to the SERC shareholders for approval the Agreement and Plan of Reorganization, as amended (the "Agreement"), by and among SERC, Telegen Corporation, a California corporation ("Telegen"), Solar Energy Research Corp. of California, a California corporation and wholly owned subsidiary of SERC ("SERC California"), and Telegen Acquisition Corporation, a California corporation and wholly owned subsidiary of SERC ("TAC"), pursuant to which: (i) SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation) will acquire all of Telegen's outstanding capital stock through a merger of TAC with and into Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC California (the "Acquisition"); (ii) SERC California will issue one (1) share of its common stock (after giving effect to the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the issued and outstanding SERC common stock as outlined below) for each share of Telegen common stock issued and outstanding at the closing; (iii) SERC California will issue one (1) share of its Series A preferred stock for each share of Telegen preferred stock issued and outstanding at the closing; and
(iv) SERC California will issue one option to acquire a share of SERC California's common stock in exchange for each outstanding option to acquire a share of Telegen common stock.

     The SERC Board of Directors believes the Acquisition is in the best interests of SERC and its shareholders due to a number of factors, including (i) the enhanced business opportunities resulting from the acquisition of Telegen's business; (ii) the assets, operations and prospects of Telegen; (iii) the relative value of SERC capital stock resulting from SERC's status as a development state corporation with substantial doubt abouts its ability to continue as a going concern but subject to the international reporting requirements of the Exchange Act, as compared to the estimated value of Telegen capital stock as incorporated into the price protection provisions of the Agreement which protect the warrant shareholders of SERC; and (iv) the belief that the consideration proposed to be paid by SERC in the issuance of its shares to acquire Telegen is fair to the shareholders of SERC from a financial point of view. See "THE ACQUISITION - Background of the Acquisition" and "Summary of Agreement."

     2. Redomiciliation of SERC in California. The SERC Board of Directors has determined that, for the purpose of corporate governance, it is in the best interest of SERC to reincorporate SERC pursuant to the laws of the State of California. California is the corporate domicile of Telegen. The intention of the Board once shareholder approval is received, is to merge SERC with and into SERC California. Shareholders will have the option of returning their stock certificates for reissuance of the same number of shares, with the same par value and rights as they currently have, or in the alternative, will be able to keep their share certificates knowing that upon transfer, new certificates will be issued listing California as the state of incorporation. The number of shares that will be authorized for issuance, issued and outstanding will be identical before and after the completion of the redomiciliation of SERC.

Introduction

     The Board of Directors believes that the best interests of SERC and its shareholders will be served by changing the state of incorporation of SERC from Colorado to California (the "Reincorporation Proposal" or the "Proposed Reincorporation").

     Under the circumstances of the Agreement, SERC may exchange its shares for all of the issued and outstanding shares of Telegen without a shareholder vote and without dissenter's rights or rights of appraisal if it is being acquired by a California corporation. In preparation for the completion of the Agreement with Telegen, SERC agreed to reincorporate into the State of California in an effort to eliminate the requirement and therefore reduce the costs and expenses of completing the Agreement. Management had previously agreed to reincorporate into California subsequent to the merger and since SERC determined to deliver an Information Statement-Prospectus, it elected to include the Reincorporation Proposal with this document.

     The proposed California certificate of incorporation and bylaws are substantially similar to those currently in effect in Colorado, with the exception that cumulative voting (permitted but never to date exercised by SERC's shareholders) and par value will be eliminated. The Reincorporation Proposal is not being proposed in order to prevent an unsolicited takeover attempt, nor is it in response to any present attempt known to the Board of Directors to acquire control of the Company, obtain representation on the Board of Directors or take significant action that affects the Company. Throughout the Information Statement, the term "SERC Colorado" refers to the existing Colorado corporation and the term "SERC California" refers to the new proposed California corporation, a wholly-owned subsidiary of SERC Colorado, which is the proposed successor to SERC Colorado.

     The Reincorporation Proposal will be effected by merging SERC Colorado into SERC California (the "Reincorporation Merger"). Upon completion of the Merger, SERC Colorado will cease to exist and SERC California will continue to operate the business of the Company under the name SERC, Inc. Pursuant to the Agreement and Plan of Merger between SERC California and SERC Colorado each outstanding share of SERC Colorado Common Stock, $.50 par value, will automatically be converted into one share of SERC California Common Stock, no par value. IT IS NOT NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF SERC CALIFORNIA.


     Upon the date on which the Reincorporation Merger is effective, SERC California will also assume and continue the outstanding stock warrants of SERC Colorado. Each outstanding and unexercised warrant or other right to purchase shares of SERC Colorado Common Stock will become an warrant or right to purchase the same number of shares of SERC California Common Stock on the same terms and conditions and at the same exercise price applicable to any such SERC Colorado option or stock purchase right at the Effective Date.


     The Proposed Reincorporation has been unanimously approved by SERC Colorado's Board of Directors. It is anticipated that the effective date of the Reincorporation Merger will be as soon as reasonably practicable following the Special Meeting of Shareholders where formal shareholder approval is assured. However, pursuant to the reincorporation merger agreement, the Reincorporation Merger may be abandoned or the merger agreement may be amended by the Board of Directors (except that certain principal terms may not be amended without shareholder approval) either before or after shareholder approval has been obtained and prior to the Effective Date of the Proposed Reincorporation if, in the opinion of the Board of Directors of either company, circumstances arise that make it inadvisable to proceed. Such would be the case if the Agreement to acquire Telegen is terminated or abandoned by any party thereto.

     Shareholders of SERC Colorado will have no dissenter's rights of appraisal with respect to the Reincorporation Proposal. The discussion set forth below is qualified in its entirety by reference to the Reincorporation Merger Agreement, the Certificate of Incorporation and the Bylaws of SERC California, copies of which may be obtained from SERC free of charge upon request.

Vote Required for the Reincorporation Proposal

     Approval of the Reincorporation Proposal, which will also constitute approval of the (i) Merger Agreement, the Certificate of Incorporation and the Bylaws of SERC California, and (ii) the assumption of SERC Colorado's outstanding stock options by SERC California, will require the affirmative vote of the holders of a majority of the outstanding shares of SERC Colorado Common Stock. Since Management has agreed to vote in favor of the Reincorporation Proposal passage is assured.

Principal Reasons for the Proposed Reincorporation

     Based on the above, management of SERC and Telegen determined that an effort to cut back on the substantial costs of a shareholder meeting and the additional potential expense relating to dissenter's and appraisal rights, it was in the best interest of the parties to the agreement to accomplish the reincorporation of SERC prior to the closing of the Telegen Acquisition.

     This reincorporation is a condition precedent to the completion of the agreement as amended. All agreements that are in effect by and between SERC and Telegen at or prior to the effective date of the reincorporation will become the obligations of SERC California. The Proposed Reincorporation will not result in any change in the name, business, management, fiscal year, assets or liabilities (except to the extent of legal and other costs of affecting the Reincorporation) or location of the principal facilities of SERC. The officers and directors of SERC Colorado prior to the Reincorporation will become the officers and directors of SERC California. All employee agreements and compensation agreements of SERC Colorado will be assumed and continued by SERC California. All stock options, warrants or other rights to acquire common stock of SERC Colorado will automatically be converted into an option or right to purchase the same number of shares of SERC California common stock at the same price per share on the same terms and subject to the same conditions.

The Charters and Bylaws of SERC Colorado and SERC California

     The provisions of the SERC Colorado Articles of Incorporation and Bylaws are substantially similar to those of the SERC California Articles of Incorporation and Bylaws in all respects except that the SERC California Articles, as a requirement of California law, require that shareholders be permitted to vote their shares cumulatively under certain circumstances relating to the election of the Board of Directors. (For a detailed discussion of cumulative voting rights in California, see "Significant Differences Between the Corporation Laws of Colorado and California".)

     The Articles of Incorporation of SERC Colorado currently authorize the company to issue up to 100,000,000 shares of common stock, $.50 par value, and 25,000,000 shares of no par value Series A preferred stock. The Certificate of Incorporation of SERC California provides for the same capital structure except there is no par value for the Common Shares. The Board of Directors has the authority under both Colorado and California law to determine the powers, preferences and rights and the qualifications, limitations or restrictions of the authorized and unissued Series A preferred stock. Thus effectively the Board of Directors without shareholder approval could authorize the issuance of a class of preferred stock under either the laws of Colorado or California which could have the effect of delaying or preventing a change in control of the company or of modifying the rights of holders of the company's issued and outstanding common stock. The Board of Directors could also utilize such shares for further financings, possible acquisitions or other uses.

Compliance with Colorado and California Law

     Following the Special Meeting of Shareholders, SERC will submit the Merger Agreement to the offices of the Colorado Secretary of State and to the office of the California Secretary of State for filing. The redomiciliation will be effective upon the filings being accepted by the Secretaries of State.

Significant Differences Between the Corporation Laws of Colorado and California

     The corporation laws of Colorado and California differ in many respects. Although all the differences are not set forth in this Information
Statement-Prospectus, certain provisions which could materially affect the rights of shareholders, are discussed below.

Removal of Directors

     The corporation may remove directors, with or without cause, with the approval of a majority of the outstanding shares entitled to vote. However, no director may be removed if the number of votes cast against such removal would be sufficient to elect the director. Under Colorado law, a director of a corporation that does not have a staggered board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors. In the case of a Colorado corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed without cause if the number of shares voted against such removal would be sufficient to elect the director under cumulative voting. Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting.

Classified Board of Directors

     A classified or staggered (term in Colorado) board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors more difficult, and thus a potential change in control of a corporation a lengthier and more difficult process. The SERC Colorado Certificate of Incorporation and Bylaws do not provide for a staggered board and SERC Colorado presently does not intend to establish a staggered board. The establishment of a classified board following the Proposed Reincorporation would require the approval of the stockholders of SERC Colorado. Pursuant to legislation which became effective on January 1, 1990, California law now permits certain qualifying corporations to provide for a classified board of directors by adopting amendments to their articles of incorporation or bylaws, which amendments must be approved by the shareholders. Although SERC California qualifies to adopt a classified board of directors, its Board of Directors has no present intention of doing so. Colorado law permits, but does not require, a staggered board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year.

Indemnification and Limitation of Liability

     California and Colorado have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit, with certain exceptions, a corporation to adopt a provision in its articles of incorporation or certificate of incorporation, as the case may be, eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability.

     The Articles of Incorporation of SERC California eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; and (g) liability for improper distributions, loans or guarantees.

     While Colorado law provides for the elimination of director liability, the Certificate of Incorporation of SERC Colorado does not eliminate the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Colorado law generally permits indemnification of director expenses, including attorney's fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Colorado law requires indemnification of director expenses when the individual being indemnified has successfully defended any action, claim, issue, or matter therein, on the merits or otherwise.

     California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders unless a court determines such person is entitled to indemnify for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action that is settled or otherwise disposed of without court approval.

     California law requires indemnification when the individual has defended successfully the action on the merits (as opposed to Colorado law, which requires indemnification relating to a successful defense on the merits or otherwise).

     Expenses incurred by an officer or director in defending an action may be paid in advance, under Colorado law and California law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

     California law permits a California corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation's articles of incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions which make mandatory the permissive indemnification provided by California law. Under California law, there are two limitations on such additional rights to indemnification; (i) such indemnification is not permitted for acts, omissions or transactions from which a director of a California corporation may not be relieved of personal liability as described above; and (ii) such indemnification is not permitted in circumstances where California law expressly prohibits indemnification, as described above. SERC California's Articles of Incorporation permit indemnification beyond that expressly mandated by the California Corporations Code and limits director monetary liability to the extent permitted by California law. SERC California plans to adopt the indemnification agreements that are in force with the Telegen officers and directors.

     A provision of Colorado law states that, except with regard to directors, the indemnifications provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of stockholders or directors or otherwise. SERC Colorado has no additional rights of indemnification in place except as provided by Colorado law.

Inspection of Shareholder List

     Both California and Colorado law allow any shareholder to inspect the shareholder list for a purpose reasonably related to such person's interests as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation's shareholder list by persons holding an aggregate of five percent (5%) or more of a corporation's voting shares, or shareholders holding an aggregate of one percent (1%) or more of such shares who have filed a Schedule 14B under the revised proxy rules. Under California law, such absolute inspection rights also apply to a corporation formed under the laws of any other state if its principal executive offices are in California or if it customarily holds meetings of its board in California. Colorado law contains no provisions comparable to the absolute right of inspection provided by California law to certain shareholders and limits the inspection rights to periods after notice of a meeting through and including during the meeting.

Dividends and Repurchases of Shares

     Both Colorado and California law dispense with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like.

     Colorado law permits a corporation to declare and pay dividends unless, after giving it effect: (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or (b) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

     Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchase of its shares, other than repurchase of its shares issued under employee stock plans contemplated by Section 408 of the California Corporations Code) unless either
(i) the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution, or (ii) immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expenses for such years). Such tests are applied to California corporations on a consolidated basis.

     To date, the Company has not paid any cash dividends.

Shareholder Voting

     Both California and Colorado law generally require that a majority of the shareholders of both acquiring and target corporations approve statutory mergers. Colorado law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each share of the stock of the surviving corporations outstanding immediately before the effective date of the merger is an identical outstanding of treasury share after the merger, and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. California law contains a similar exception to its voting requirements for reorganizations where shareholders of the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five sixths of the voting power of the surviving or acquiring corporation or its parent entity.

     Both California law and Colorado law also require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the outstanding voting shares of the corporation transferring such assets.

     With certain exceptions, California law also requires that mergers, reorganizations, certain sales of assets, and similar transactions be approved by a majority vote of each class of shares outstanding. In contrast, Colorado law generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation that adversely affects a specific class of shares or where the class of securities designates such a right. As a result, shareholder approval of such transactions may be easier to obtain under Colorado law for companies which have more than one class of shares outstanding.

     California law also requires that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with the holder of more than fifty percent (50%) but less than ninety percent (90%) of such common stock or its affiliate unless all of the holders of such common stock consent to the transaction. This provision of California law may have the affect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Colorado law does not parallel California law in this respect.

     California law provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing person of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to shareholders. This fairness opinion requirement does not apply to a corporation that does not have shares held of record by at least 100 persons, or to a transaction that has been qualified under California state securities laws. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal and a later proposal is made by another party at least ten days prior to the date of the acceptance of the interested party proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered shares. Colorado law has no comparable provision.

Interested Director Transactions

     Under both California and Colorado law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Colorado law. Under California and Colorado law,
(a) either the shareholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and, in the case of board approval, the contract or transaction must also be "just and reasonable" (in California) or "fair" (in Colorado) to the corporation, or (b) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Therefore, certain transactions that the Board of Directors of SERC California might not be able to approve because of the number of interested directors, could be approved by a majority of the disinterested directors of Colorado, although less than a majority of a quorum. The Company is not aware of any plans to propose any transaction involving directors of the Company that could not be so approved under California law but could be so approved under Colorado law.

Shareholder Derivative Suits

     California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Colorado law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or if his or her stock thereafter devolved upon him or her by operation of law. Both Colorado and California law also provide that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond.

Appraisal Rights

     Under both California and Colorado law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal/dissenters' rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under Colorado law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation and such appraisal rights are not available to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger or share exchange under certain provisions of Colorado law. Appraisal or dissenters' rights are not available to shareholders of SERC Colorado with respect to the Reincorporation Proposal. California law generally affords appraisal rights in sale or asset reorganizations.

     The limitations on the availability of appraisal rights under California law are different from those under Colorado law. Shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System generally do not have such appraisal rights unless the holders of at least five percent (5%) of the class of outstanding shares claim the right of the corporation or any law restricts the transfer of such shares. Appraisal rights are also unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.

Dissolution

     Under California law, shareholders holding fifty percent (50%) or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation. Under Colorado law, if the dissolution is initially approved by the board of directors, it may be approved by a simple majority of the outstanding shares of the corporation's stock entitled to vote. In the event of such a board-initiated dissolution, Colorado law allows a Colorado corporation to include in its certificate of incorporation a supermajority (greater than a simple majority) voting requirement in connection with dissolutions. Under Colorado law, shareholders may only initiate dissolution by way of a judicial proceeding.

     An affirmative vote will give SERC management the authority to take all action deemed necessary to change the domicile of SERC.

     3. Ratification of 1 for 7.25 Reverse Split of Common Shares. Pursuant to the terms of the Agreement, the SERC Board of Directors adopted on January 5, 1996 a resolution, subject to completion of Acquisition described above, to reverse split the issued and outstanding shares of the SERC's $.50 par value common stock one share for seven and one-fourth shares (1 for 7.25). Proposed for approval by shareholder vote is such reverse split. There will be no adjustment to the par value.

     The SERC Board believes the reverse split is in the best interests of SERC and its shareholders in that it will adjust the number of shares of SERC's common stock outstanding in a manner conducive to effectuating the Acquisition described above.


     The reverse split will result in one share of common stock, par value $.50, being outstanding for each seven and one-fourth issued and outstanding shares of common stock, par value $.50. In lieu of the issuance of any resulting fractional shares, the number of shares owned by a shareholder will be rounded up to the next whole number. SERC is presently authorized to issue 100,000,000 shares of common stock, of which 1,427,596 shares were issued and outstanding as of July 31, 1996.


     Each existing certificate representing shares of SERC's $.50 par value common stock will, until surrendered or exchanged as described below, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of SERC's common stock as appropriately adjusted for the reverse split and if transferred or sold, will automatically be reissued in the transferee's name in the new post-split number of shares. Further, any rights to acquire SERC common stock will be subject to automatic adjustment to reflect the one-for-seven and one-fourth (1 for 7.25) reverse split of the common shares.

     Once the Acquisition discussed above is completed, the conversion of shares of SERC's common stock will occur immediately and without any action on the part of shareholders of the Company and without regard to the date or dates certificates representing shares of SERC's $.50 par value common stock are, at the option of shareholders, physically surrendered for transfer or exchange. Shareholders need not contact SERC or its transfer agent as a result of the reverse split. If requested by a shareholder to issue a new certificate, SERC's transfer agent, United Stock Transfer Inc. (the "Transfer Agent"), will effect the exchange of certificates. The cost of the exchange will be borne by the shareholder seeking the reissued certificate. The address of United Stock Transfer Inc. is 13275 East Fremont Place, Suite 302, Englewood, Colorado 80112-3910.

     4. Election of Directors. Pursuant to the terms of the Agreement and in connection with the consummation of the Acquisition of Telegen, the six current Telegen directors are to be elected to fill the vacancies resulting from the resignations of the current SERC directors.

     The SERC Board of Directors believes that election of the six current Telegen directors to the SERC Board of Directors to fill the vacancies resulting from the current SERC directors, subject to the consummation of the Acquisition, is in the best interests of SERC and its shareholders in that it will continue the management associated with the business to be acquired pursuant to the Acquisition and carried on subsequent to closing. See "TELEGEN - Management of Telegen."


     5. Approval of Name Change. The full text of Articles of Amendment to the Articles of Incorporation described in proposals 2 and 5 is set forth as an exhibit hereto and the description of such is qualified in its entirety by reference to the exhibit.


     The Board of Directors of SERC, on January 5, 1996, adopted, subject to shareholder approval, a resolution to amend Article FIRST of the Articles of Incorporation to change the name of SERC, subject to completion of the Acquisition, to Telegen Corporation. The Board of Directors believes that the amendment is in the best interests of SERC and its shareholders in that it will continue the identity associated with the business to be acquired pursuant to the Acquisition and carried on subsequent to closing. The amendment will in actuality affect only SERC California.


     Article FIRST is presently set forth in the Articles of Incorporation. The resolution amending Article FIRST is set forth as an exhibit to this Information Statement-Prospectus.


     Accordingly, the following resolution will be offered at the meeting:


     RESOLVED, that Article FIRST of the Articles of Incorporation of SERC, Inc. be amended with respect to the name of the Company and restated to read substantially as shown in the Articles of Amendment set forth as an exhibit attached to this Information Statement accompanying the Notice of the September 13, 1996 Special Meeting of the Shareholders of Solar Energy Research Corp. and that the Board of Directors be authorized to provide for the filing of such Articles of Amendment with the California Secretary of State to give effect to the amendments authorized at the Special Meeting.


     Other Business. As of the date of this Information Statement-Prospectus, the SERC Board of Directors does not know of any matters other than the matters described above that are expected to be presented for consideration at the SERC Special Meeting of Shareholders. Proposals of security holders need to have been received by SERC within a reasonable time prior to the date of this Information Statement-Prospectus to have been considered for inclusion herein and presentation at the Special Meeting of SERC shareholders.

Meeting Procedures

     The minute book, Bylaws and Articles of Incorporation will be open to inspection before, during, and after the meeting. SERC's auditor and transfer agent will not send representatives to the meeting. The meeting will be conducted by SERC's management with assistance and participation of shareholders in attendance, if any. Tally of voting on proposals will be done by management and witnessed by an inspector selected at random from those in attendance and duly sworn to oath by a notary public in attendance.

     The meeting shall be called to order by the Chairman and the Secretary shall read the Notice. The Secretary will present the certified shareholder list as of the record date. The affidavit of mailing of Notice shall be displayed. The shares present will be polled by management and witnessed by the inspector to determine a quorum. If a quorum is present, the meeting will be declared lawfully and properly convened.

     The Chairman will present the proposals and after discussion or questions, if any, a resolution will be entertained, seconded and a vote taken on each. The inspector will tally votes for and against each proposal and the Chairman will announce the results. SERC will retain the inspector's worksheets for each vote and file any approved Articles of Amendment to the Articles of Incorporation and the Agreement and Plan of Merger between SERC Colorado and SERC California with the California Secretary of State and with the Colorado Secretary of State.

Voting Rights and Votes Required


     Approval of the Agreement, the Reincorporation Proposal and the Amendment to the Articles of Incorporation to change the name of SERC California to Telegen Corporation will require the affirmative vote of the majority of shares of SERC common stock outstanding as of the record date, or at a minimum 718,799 shares. The election of the six current Telegen directors to the SERC Board of Directors and approval of the one-for-seven and one-fourth reverse split of the shares of SERC California common stock issued and outstanding will require the affirmative vote of the majority of a quorum of SERC common stock represented at the meeting.

     Abstentions and shares held by a broker in a "street name" will have the same effect as the votes cast in opposition to the Approval of the Agreement, the Reincorporation Proposal and the Amendment to the Articles of Incorporation to change the name of SERC California to Telegen Corporation. Abstentions and shares held by a broker in a "street name" that are not voted in the election of directors and the one-for-seven and one-fourth reverse split of the shares of SERC California common stock will not be included in determining the number of votes cast.

     Only holders of record of SERC common stock on the close of business on July 31, 1996 are entitled to receive notice and to vote at the SERC Special Meeting. As of July 31, 1996, there were 1,427,596 shares of SERC common stock outstanding and entitled to vote with each such share entitled to one (1) vote. James B. Wiegand, a principal shareholder of SERC and a member of SERC management owns 53.7% of the outstanding shares of SERC common stock and will vote such shares in favor of each of the above proposals. Therefore, as of the date of this Information Statement-Prospectus, approval of each of the proposals by the required affirmative vote is assured.


Stock Ownership of Directors, Executive Officers and their Affiliates


     As of July 31, 1996,  the  directors  and  executives  officers of SERC and their respective affiliates owned 771,772 shares of SERC common stock, representing approximately 54.1% of the outstanding shares of SERC common stock. For a schedule of the security ownership of certain beneficial owners and management of SERC, which includes outstanding rights to acquire SERC common stock, see "SERC - Security Ownership of Certain Beneficial Owners and Management."


Executive Compensation

     SERC's directors receive no compensation for their services. SERC has no retirement, pension, profit sharing, insurance or medical reimbursements plans covering its officers or directors. Further, no compensatory plan or arrangement exists between SERC and any executive officer, except as discussed herein.


     During 1995, the SERC Board of Directors awarded the President of SERC 52,500 shares of SERC common stock valued at $26,250, as compensation. With the exception of $8,750 paid in cash to SERC's President during 1995, no cash compensation has been paid or accrued with respect to any SERC officer or director since 1983. All SERC officers and directors are reimbursed by SERC for actual out-of-pocket expenses incurred on behalf of SERC.





     Summary Compensation Table
                                                                      Long Term Compensation
                              Annual Compensation                     Awards             Payouts
(a)             (b)       (c)         (d)         (e)            (f)          (g)          (h)
                                                 Other
Name                                             Annual       Restricted  Securities                  All Other
and                                              Compen-        Stock     Underlying      LTIP         Compen-
Principal                                        sation        Award(s)    Options/      Payouts       sation
Position        Year    Salary($)   Bonus($)     ($) (1)         ($)       SAR's(#)        ($)          ($)




James B.
Wiegand,
President       1995    $8,750      $   -      $ 26,250      $   -          -          $  -         $  -
                1994    $  -        $   -      $ 35,000      $   -          -          $  -         $  -
                1993    $  -        $   -      $ 41,500      $   -          -          $  -         $  -

(1) During 1995, 1994 and 1993, the SERC Board of Directors awarded Mr. Wiegand 52,500 shares, 70,000 shares and 83,000 shares, respectively, of SERC common stock valued at $26,250, $35,000 and $41,500, respectively, which represented the par value of the shares granted at $0.50 per share. In 1993, the SERC Board of Directors granted to Mr. Wiegand warrants to acquire SERC common stock at the then designated value of SERC common stock of $0.50 per share.




     All noncash compensation is reported in the table above as valued by SERC's Board of Directors and was paid in SERC common stock at the rate of one share for each $0.50 of compensation. Warrants to acquire SERC common stock for $0.50 per share were valued by SERC's Board of Directors at zero at the time of issue.


     For executive compensation information with respect to the current directors and executive officers of Telegen who, pursuant to the terms of the Agreement, will serve as directors and executive officers of SERC California, the acquiring corporation, upon consummation of the Acquisition, see "TELEGEN - Management of Telegen."

                                      SERC

Business of SERC

Introduction

     SERC, which was incorporated in Colorado on December 21, 1973, was formerly engaged in the business of designing, marketing and servicing solar heating systems. In December 1981, SERC reduced its solar business. SERC discontinued its solar business in 1983 due to continued losses. The solar industry segment serviced by SERC generally closed in 1985 with the termination of Federal Solar Tax Credits. SERC has not provided service to any solar customers since 1983 and is presently a development stage corporation. SERC's primary activity from 1985 through 1992 was the settling of various judgments relating to the discontinued solar business. Since that time, SERC, which is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), has been actively searching for an operating business or businesses to acquire. SERC's corporate offices are located at 10075 East County Line Road, Longmont, Colorado 80501; (303) 772-3316. SERC owns all of the capital stock of SERC California and Telegen Acquisition Corporation ("TAC"). SERC California and TAC were organized by SERC for the purpose of effecting the Acquisition by a redomiciliation of SERC as a California corporation through a merger of SERC with and into SERC California and the acquisition by SERC California of all of the outstanding capital stock of Telegen through a merger of TAC with and into Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC California (the "Acquisition").

     On January 7, 1994, the shareholders of SERC met and approved a one share-for-fifty shares reverse split of SERC's common stock, a simultaneous increase of the par value of the common stock from $.01 to $.50 per share and other related matters. This Information Statement-Prospectus and the accompanying financial statements are stated to give effect to this reverse split and the change in par value of the common stock. Accordingly, reference herein to SERC's common shares refers to the $.50 par value common stock of SERC in post-split amounts.

History of SERC

     SERC was originally organized to engage in the business of designing, marketing and servicing solar heating systems. From 1973 to 1983, SERC's operations consisted of assembling, manufacturing, marketing and installing solar heating systems including collectors, heat exchangers, controls and the packaging of these with purchased special components manufactured by others such as heat pumps, tanks, pipes, plumbing items and related hardware products. In November 1975, SERC sold 100,000 shares of its common stock in an initial public offering through an underwriter. At that time, SERC became subject to the informational reporting requirements of the Exchange Act. SERC ceased filing informational reports with the Securities and Exchange Commission ("SEC") in 1979 after a registered rights offering to shareholders failed to yield adequate funds to expand SERC's solar business or to continue incurring the expense of public reporting. In December 1981, SERC reduced its solar business. SERC discontinued its solar business in 1983 due to continued losses. The solar industry segment serviced by SERC generally closed in 1985 with termination of Federal Solar Tax Credits. SERC has not provided service to any solar customers since 1983 and is presently a development stage corporation. SERC's primary activity from 1985 through 1992 was the settling of various judgments relating to the discontinued solar business. SERC resumed filing informational reports with the SEC in 1992. SERC has never entered into bankruptcy, a receivership or any similar proceeding.

     In November 1992, SERC reorganized and recommenced operations in an effort to located and acquire a privately owned operating business desiring to obtain greater access to the capital markets by having securities registered under the Securities Act through a merger with an entity already subject to the informational reporting requirements of the Exchange Act.

     In July of 1993, SERC filed a Registration Statement on Form 10 with the SEC. Registration of SERC's securities under the Exchange Act became effective in September 1993. Thereafter pursuant to SEC rules, SERC became subject to reporting requirements under the Exchange Act. SERC's first report to the SEC under the Exchange Act was Form 10-QSB filed in September 1993. Since that time SERC has remained current in all reporting obligations to the SEC and the State of Colorado.

Present Activities of SERC

     SERC, now a development stage corporation subject to the informational reporting requirements of the Exchange Act, has recently been conducting a search for a merger/acquisition with a privately owned operating business that, when acquired, will continue operations as part of SERC. As a result of such search, SERC entered into the Agreement with respect to the Acquisition of Telegen to which this Information Statement-Prospectus relates. SERC, in light of its present Agreement with Telegen Corporation, believes it has completed its search to identify its most suitable candidate. In compliance with the terms of the Agreement, SERC has terminated its negotiations with alternative target companies. See "The Acquisition."

     SERC has retained the services of counsel and an accounting firm in order to properly effect the Acquisition. SERC has incurred significant legal fees and accounting costs to complete the Acquisition. Management has completed certain private placements of its common stock to accredited investors to provide a cash reserve to pay certain costs to complete the Telegen Acquisition. Management believes that cash presently available for certain merger costs will increase the likelihood of the consummation of a merger by SERC, however there is no assurance even given sufficient available cash, that the Acquisition under terms favorable to SERC will be consummated. The ongoing primary goals of management are to increase the value and liquidity of SERC's common stock.


     In 1995, SERC issued 190,000 common shares to accredited investors for $95,000 cash, and 75,000 common shares to related parties for compensation and other expenses. During the three months ended March 31, 1996, SERC issued 30,000 common shares to an accredited investor for $15,000. During the three months ended June 30, 1996, SERC issued (i) 10,000 common shares in consideration of $5,000 in legal fees and (ii) 113,746 common shares to accredited investors in exchange for $56,873 in cash.


Competition


     SERC is an insignificant participant among the firms which engage in mergers with and acquisitions of privately financed entities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than SERC. The combined financial resources and management availability of SERC and SERC's affiliate are limited, under the terms of the Agreement, Telegen may unilaterally terminate the Agreement upon the failure of SERC to cure a breach of SERC's representations and warranties or a failure to close the Acquisition on a timely basis. If Telegen terminates the Agreement for any other reason, Telegen must provide for the reimbursement to SERC of all expenses incurred by SERC and advanced by SERC to Telegen to assist Telegen in the completion of this Agreement through the date of termination, in an amount not to exceed $172,000.


Regulation and Taxation

     SERC could be subject to regulation under the Investment Company Act of 1940 in the event SERC obtains and continues to hold a minority interest in a number of entities. However, management intends to seek at most one merger or acquisition and management's plan of operation is based upon SERC obtaining a controlling interest in any merger or acquisition target company and, accordingly, SERC may be required to discontinue any prospective merger or acquisition of any company in which a controlling interest will not be obtained.

     Any securities which SERC acquires in exchange for its common stock will be "restricted securities" within the meaning of the Securities Act. If SERC elected to resell such securities, such sale could not proceed unless a registration statement had been declared effective by the Securities and Exchange Commission or an exemption from registration was available. Section 4(2) of the Securities Act, which exempts sales of securities not involving any public offering, would in all likelihood be available since it is likely that any such sale would be a block sale to a private investor to raise additional capital. Although management's plan of operation does not contemplate resale of securities acquired, in the event such a sale were necessary, SERC would be required to comply with the provisions of the Securities Act.


     SERC has used its best efforts to structure the Acquisition in such a manner as to minimize federal and state tax consequences to SERC and Telegen. See "The Acquisition - Federal Income Tax Consequences of the Acquisition." In the course of any merger or acquisition SERC may undertake, a substantial amount of attention may be focused upon federal and state tax consequences to both SERC and Telegen. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between business entities will generally result in tax-free treatment to the parties of the reorganization. In the case of the Acquisition, this generally requires SERC to acquire at least 80% of the combined voting power of shares of all classes of stock in exchange for voting stock.


Properties

     SERC's offices are located at 10075 East County Line Road, Longmont, Colorado 80501 at the residence of its President on a rent free basis. SERC utilizes at no cost computer, fax machine and other general office equipment owned by an affiliate company which occupies adjacent facilities. Following the completion of an acquisition these arrangements will be terminated. SERC owns no real estate.

SERC Plan of Operation

Liquidity and Capital Resources


     SERC's liquidity has been dependent on the proceeds from private placements of its common stock. In addition, an affiliate has in the past infused capital into SERC on an as-needed basis in exchange for shares of common stock. Under this arrangement during 1995, SERC issued its affiliate 22,500 shares of SERC's common stock in exchange for expenses paid on behalf of SERC.


     SERC faces a lack of capital and management has limited experience; should SERC's affiliate or SERC's president be unable to assist SERC, SERC would have to locate capital and/or management assistance. In the past, SERC has experienced substantial costs to achieve and maintain current reporting with the SEC as well as significant additional costs to conduct a merger search and there is no assurance that SERC can locate financial and management resources sufficient to maintain timely SEC reporting or continue merger search activities should the proposed acquisition of Telegen Corporation discussed below not be completed. Should SERC fall behind or cease SEC reporting, the likelihood of completing a merger will be reduced. As of December 31, 1995 and 1994, SERC had five judgments outstanding totaling $17,997 plus accrued interest. There was no liquidation of judgments by SERC during the current year.

     In November 1995, SERC entered into an Agreement and Plan of Reorganization (the "Agreement") with Telegen Corporation pursuant to which SERC is to acquire all of the outstanding capital stock of Telegen in exchange for shares of SERC common stock and shares of SERC Series A preferred stock (the "Acquisition"). Telegen is engaged in the design, development, manufacture (through contract manufacturers) and sale (through manufacturers' representatives and private label resellers), in Telegen communications products which provide supplementary features to existing telephone equipment and services for customers and small businesses. As part of the Telegen Acquisition, SERC is to execute a one share-for-seven and one-fourth shares (1 for 7.25) reverse split of its shares of common stock outstanding immediately prior to consummation of the Telegen Acquisition.


     SERC has advanced to Telegen and otherwise incurred certain costs and expenses on Telegen's behalf, including Telegen's legal and accounting fees, to assist Telegen in the completion of the Telegen Acquisition. In addition, SERC has incurred other expenses related to the Acquisition. As of May 31, 1996, SERC had incurred a total of approximately $172,000 for Acquisition costs and expenses, including advances to Telegen of $40,000, which were funded by the private placement of SERC's common stock at $.50 per share. Should Telegen cancel the Agreement for any reason other than a failure of SERC to cure a breach of SERC's representations and warranties under the Agreement or to promptly close, Telegen is obligated under the Agreement to reimburse SERC $172,000 for such costs and expenses related to the Acquisition. Under the Agreement, Telegen is to pay the remaining costs and expenses related to completing the Acquisition incurred subsequent to May 31, 1996, and to advance SERC approximately $28,000 for SERC's remaining Acquisition costs and expenses.

     SERC is relying on its limited cash and the agreement by Telegen to pay for SERC's remaining costs related to the Acquisition. SERC is aware of the present operating cash flow deficit of Telegen. However, SERC believes Telegen has obtained sufficient cash through its financing activities to meet Telegen's and SERC's foreseeable needs with respect to completing the Acquisition.

     As part of the Acquisition SERC will execute a 7.25 for 1 reverse split of its shares. SERC plans to issue approximately 4,453,455 (post-split) shares of common stock to acquire all of the then outstanding shares of Telegen. In addition, SERC plans to reincorporate in California and the definitive agreement calls for Telegen to be acquired by the California corporation.

     During the three months ended March 31, 1996, SERC issued 30,000 shares of its common stock for $15,000 cash. Subsequent to March 31, 1996, SERC issued (i) 10,000 shares of its common stock in payment for $5,000 of legal fees associated with the Telegen Acquisition and (ii) 113,746 shares of its common stock for $56,873 in cash, which was used to pay expenses related to the Telegen Acquisition.


Results of Operations

     SERC is a development stage corporation which had no operations for the years ended December 31, 1995 and 1994 apart from the search for a privately owned operating business to acquire. The majority of expenses in 1995 consisted of compensation, legal, travel and interest expense which were the primary items making up the $81,729 net loss. This compares with a $50,777 net loss for 1994. Substantially all of SERC's expenses were paid by an affiliate in exchange for common stock or were in the form of compensation contributed by an officer in exchange for common stock. SERC accrued interest expense on its five judgments related to the discontinuation of its solar energy business of $1,556 and $1,555 in 1995 and 1994, respectively.

     No operations were conducted by SERC during the three months ended March 31, 1996 apart from those related to the Telegen Acquisition. The increase in expenses during the three months ended March 31, 1996 as compared to the three months ended March 31, 1995 is primarily attributable to costs related to the Telegen Acquisition.

     SERC's management believes it can ultimately achieve successful operations through a merger or acquisition. However, SERC presently faces all the risks which are usually associated with any new business and management has only limited experience in operating a public company. Further, there can be no assurance that the Telegen Acquisition will be consummated under terms favorable to SERC. SERC is a minor participant in the business of seeking mergers with and acquisitions of small private businesses. A large number of established and well financed entities, including venture capital firms, have merger and acquisition activities and have greater financial resources and managerial capabilities than SERC. Because of limited funds, SERC is at a competitive disadvantage in identifying and concluding a transaction with a suitable domestic merger candidate.


     As of March 31, 1996, SERC had working capital of only $4,476. SERC's limited working capital and operating losses since inception raise substantial doubt about SERC's ability to continue as a going concern. Further, a failure of the Acquisition to be consummated would likely have an adverse effect on SERC's results of operations and financial condition. Accordingly, there is no assurance that SERC can continue for any significant length of time as a going concern on a separate entity basis should the Acquisition of Telegen not be consummated.

     The Acquisition will be treated for accounting purposes as a recapitalization of Telegen with Telegen being the acquiror (a "reverse acquisition"). Accordingly, the post-merger historical financial statements of SERC will be those of Telegen.


SERC Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

     SERC has not experienced a change in its independent accountants during its three most recent fiscal years or subsequent interim period. Further, SERC has not had any disagreements with its independent accountants on any matter of accounting principles or practices or financial disclosure.

Security Ownership of Certain Beneficial Owners and Management

     The following tabulates holdings of SERC's $.50 par value common stock, as of the date of this Information Statement-Prospectus, held of record by all Directors and Officers of SERC individually and as a group, and other Principal shareholders:


      Shares (including shares that the listed beneficial owner has a right to acquire within sixty days from warrants)

Name and Address of                 Beneficially       % Beneficial Ownership of
Beneficial Owner                    Owned  (4, 5)          Common Shares  (4, 5)

Mark E. A. Wiegand (1,2)               2,822                       0.2%
4800 Baseline, E102
Boulder, CO 80303

James B. Wiegand (1,2,3)             815,950                      54.2%
10077 E. County Line Road
Longmont, CO 80501

Janet S. Collins (1,3)                13,000                       0.9%
10077 E. County Line Road
Longmont, CO 80501

All Officers and Directors            831,772                     55.9%
as a group (3 individuals)

Norrlanska Kross, Inc. (3)            130,209                      9.1%
615 N. Main St., Suite 678
Longmont, CO 80501


(1)  Officers and Directors

(2)  Related family members


     (3) James B. Wiegand is a beneficial owner of shares owned by Norrlanska Kross, Inc. SERC is controlled by James B. Wiegand by virtue of beneficial ownership of the 130,209 shares held by Norrlanska Kross, Inc. and direct ownership of 685,741 shares (including 50,000 shares that Mr. Weigand has a right to acquire within sixty days from warrants). James B. Wiegand and Janet S. Collins are common law husband and wife. Janet S. Collins disclaims any beneficial ownership of shares owned by James B. Wiegand.

(4) Shares of common stock subject to warrants currently exercisable are deemed outstanding for computing the percentage of the person holding such warrants, but are not deemed outstanding for computing the percentage of any other person. Thus, the sum of individuals and entities outstanding as a percent of common stock beneficially owned may exceed 100%.

     (5) As of July 31, 1996, SERC has 1,427,596 shares of common stock outstanding. As of July 31, 1996, Mr. James B. Wiegand and Ms. Collins had the right to acquire within sixty days under outstanding warrants 50,000 shares and 10,000 shares of SERC common stock, respectively.

Market for SERC's Securities and Related Stockholder Matters

Market Information

     SERC conducted an Initial Public Offering in November 1975. A market for its securities existed from 1975 until shortly after SERC ceased its voluntary SEC reporting. No public market presently exists for SERC securities. There are no market makers and no trading activity has occurred since SERC closed its solar business and ceased voluntary reporting. SERC, by virtue of effectiveness of Form 10 filed with the SEC in 1993 to register its securities, is presently subject to the informational reporting requirements of the Exchange Act. SERC is presently current with SEC filings and has been current with SEC filings since registration under the Exchange Act.

     In the event of a private sale or other event requiring a transfer of SERC's shares, SERC's transfer agent effects the cancellation of the old certificate and the issuance of a new certificate.


     Telegen plans to apply for a listing of post-Acquisition SERC on the NASDAQ Small Cap Market once the Registration Statement of which this Information Statement-Prospectus is a part becomes effective. As a result of the Acquisition, it is expected that SERC will have (i) in excess of $4 million in gross tangible assets, (ii) in excess of $2 million in tangible net worth, (iii) at least 300 holders of SERC common stock, and (iv) at least 100,000 publicly - held shares of SERC common stock and thus, assuming that two registered and active market makers are obtained and the securities will have a minimum bid price of $3 per share, will satisfy the requirements for listing on the NASDAQ Small Cap market system. However, there is no assurance that (i) SERC will indeed qualify for such listing or (ii) following the Acquisition a regular trading market will in fact develop for purchase or resale of SERC's securities.


     The following table shows the high and low bid of SERC's common stock during the last three years. SERC believes that there has been no public trading activity during the periods shown.

                                               SERC Common Stock
                                    Per Share                  Per Share
                                     High Bid                    Low Bid

    1993
    1st Quarter                        $0.00                      $0.00
    2nd Quarter                        $0.00                      $0.00
    3rd Quarter                        $0.00                      $0.00
    4th Quarter                        $0.00                      $0.00

    1994
    1st Quarter                        $0.00                      $0.00
    2nd Quarter                        $0.00                      $0.00
    3rd Quarter                        $0.00                      $0.00
    4th Quarter                        $0.00                      $0.00

                                                SERC Common Stock
                                     Per Share                  Per Share
                                     High Bid                    Low Bid

    1995
    1st Quarter                        $0.00                      $0.00
    2nd Quarter                        $0.00                      $0.00
    3rd Quarter                        $0.00                      $0.00
    4th Quarter                        $0.00                      $0.00

Holders


     As of July 31, 1996, there were approximately 2,239 shareholders of record of SERC's common stock. Based upon requests received by SERC for copies of its recent Information Statement issued in connection with the Special Meeting of Shareholders, SERC believes approximately 20 out of the total 2,239 shareholders of record are brokerage firms or other similar entities which hold SERC's shares in street name for their clients. SERC's transfer agent is United Stock Transfer Inc., 13275 East Fremont Place, Suite 302, Englewood, Colorado 80112-3910.


     SERC has never paid a cash dividend on its common stock and has no present intention to declare or pay cash dividends on the common stock in the foreseeable future. SERC intends to retain any earnings which it may realize in the foreseeable future to finance its operations. Future dividends, if any, will depend on earnings, financing requirements and other factors.

Description of SERC Securities


     SERC is authorized to issue 100,000,000 shares of $.50 par value common stock and 25,000,000 shares of no par value voting preferred stock. After giving effect to the redomiciliation of SERC as a California corporation, the SERC common stock will have no par value. Shares of SERC's common stock have equal voting rights, one vote per share, and are not assessable. All shares of preferred stock have voting rights and are not assessable. Voting rights are not cumulative, and, therefore, the holders of shares entitled to cast more than 50% of the total votes possible could, if they chose to do so, elect all the Directors. SERC's Articles of Incorporation permit its Board of Directors to issue its preferred stock in series designated by the Board. Each series must designate the number of shares in the series and each share of a series must have identical rights of (1) dividend, (2) redemption, (3) preferences in liquidation, (4) sinking fund provisions for the redemption of shares, and (5) terms of conversion. No preferred stock is currently issued or outstanding.


     Upon liquidation, dissolution or winding up of SERC, the assets of SERC, after satisfaction of all liabilities and distribution to preferred shareholders, if any, would be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any securities of SERC and have no right to require SERC to redeem or purchase their shares.

     Holders of common stock are entitled to dividends, when and if declared by the Board of Directors of SERC, out of funds legally available therefor. SERC has not paid any cash dividends on its common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.


     The SERC Board of Directors has designated 150,000 of the authorized shares of SERC preferred stock as Series A Convertible Noncumulative Preferred Stock ("Series A Preferred Stock") of which 112,750 shares are to be exchanged with Telegen preferred shareholders in the Acquisition. The holder of each share of Series A Preferred Stock is entitled to one vote per share of common stock into which the Series A Preferred Stock is convertible. The Series A Preferred Stock is convertible into common stock (a) at the holder's discretion, and (b) automatically in the event of (i) a public offering of SERC's common stock at a price not less than $15 per share, or (ii) the affirmative vote of 67% of the shares of the Series A Preferred Stock. In all cases, the conversion rate will initially be one to two (1:2), subject, in certain circumstances, to anti-dilutive  adjustments.  The  holders  of Series A  Preferred  Stock  have a noncumulative right to receive dividends at a rate of $.80 per annum on each outstanding share of Series A Preferred Stock if declared by the SERC Board of Directors and in preference to the common stock. In the event of liquidation, each share of Series A Preferred Stock is entitled to receive, in preference to the common shareholders, an amount equal to $10, depending on certain circumstances, which may be paid in cash or securities of any entity surviving the liquidation.


Legal Proceedings

     There currently is no pending or threatened litigation against SERC, any officer, director, affiliate, or beneficial owner of 5% or more of the common stock of SERC.

     SERC's primary activity from 1985 through 1992 was the settling of various judgments relating to SERC's discontinued solar business. During 1992, SERC settled a judgment from 1981 for $6,600 to be paid when SERC has sufficient cash. SERC has continued to negotiate directly with four of the creditors holding judgments as of December 31, 1995. These negotiations were activated in 1992. SERC believes a settlement can be concluded to satisfy the four remaining judgments for an additional $11,397 plus accrued interest of on all matters totaling $4,551. SERC believes that no further representation by counsel will be necessary to conclude these matters.

     SERC has been represented by legal counsel with respect to the old debts of its discontinued solar business. Counsel has agreed to accept up to 40% of fees for such representation in shares of SERC's common stock. As of December 31, 1995 counsel was issued 345 common shares and is owed $839 cash for such services. No services were required by counsel during 1994 and 1995 and there was no change in this arrangement for services or compensation.


                                     TELEGEN

Business of Telegen

     Telegen Corporation is engaged in the conception, development and marketing of proprietary products in the Telecommunications, Flat Panel Display and Internet Hardware markets. At present, Telegen is organized into three divisions, including one product-related division (Telecom Products Division), one developmental stage division (Internet Products Division) and Telegen Laboratories, an advanced R&D "think tank", plus a subsidiary, Telegen Display Laboratories, Inc.

Telecommunications Industry Background

     The consumer electronics market is one of the fastest growing segments of today's economy. Witness the proliferation of electronic products and services that are pervading every aspect of our lives. The consumer electronics industry swept into the decade of the 1980's on a substantial trend toward technology with a new generation of home and commercial products, all made possible by the microprocessor chip. This trend has continued into the 1990's as more products continue to be introduced that impact the lives and lifestyles of consumers.

     Within the Consumer Electronics industry, the information delivery market has enjoyed rapid growth fueled, to a large extent, by the substantial demand for easy, quick and low cost access to information. The home and small business information equipment market itself is estimated by industry sources to currently be a $25 billion annual market. This market includes telecommunications products such as telephone equipment, wireless communications and Internet access products. Telegen expects the telephone equipment portion of the consumer electronics market to grow at a faster rate than the overall economy throughout the balance of the 1990's.

     The telephone equipment market is a long-standing, well-established industry. The basis of the industry has historically been the telephone itself. In the late 1970's, however, a market for telephone peripheral equipment began to develop because of the invention of the microprocessor chip and deregulation of the industry. This new peripherals market expanded rapidly and today consists of designer and specialty telephones, including full-feature and cordless telephones, cellular telephones, telephone answering machines, FAX machines and computer modems.

     In addition to these peripherals products, the telephone companies themselves have adapted strategies to offer a wide range of new services to both business and residential consumers. By the early 1990's, the local telephone companies were offering a full complement of auxiliary features in addition to basic telephone service, features such as Speed Dial 8/30, Call Waiting, 3-Way Calling, Call Forwarding and Caller ID. The local telephone companies had discovered the substantial profit potential of these products, since the incremental cost for these new services are insignificant (they are just "programmable options" in the Central Office computer switches). Depending upon the local telephone company, consumers can pay up to $5.00 per month for each service as well as up to $20.00 to initially activate the service. The telephone companies, however, are careful about the types of services they offer their customers. All these services are designed to increase usage of telephone service, such as spend more time on the phone (Speed Dial 8/30), not to miss a call (Call Waiting, Call Forwarding), even to have two calls at the same time on one line (3-Way Calling). The telephone companies generally do not offer services to lower the cost of calls or to restrict outgoing calls.

     In the small business market, the local telephone companies have discovered a large market for a low-cost, easy-to-install telephone system for offices with less than 20 lines. This service, known as "Centrex" or "Comstar", provides the basic functions of Call Pickup, Call Transfer and Conference Calling to businesses with as few as 2 lines. With small PBX systems costing around $2,000, Centrex/Comstar, at installation costs of up to $100 per line (extension) and monthly charges of under $35 per extension, provides small business with a comparatively cost effective solution. This calculates to a total cost for a 4-line typical Centrex installation over a 5-year period of approximately $8,800. Since most small businesses cannot afford the up-front cost of installation of a traditional PBX, Centrex/Comstar has remained the only solution to their needs. In California alone, there are over 1.4 million Centrex lines in service today.

     Along with this period of rapid growth and expansion in the telecommunications industry, the breakup of AT&T in 1984 ushered in the advent of telephone deregulation. Initially, only long distance service was deregulated nationwide and, over a period of a few years, consumers were given the opportunity to select a carrier for long distance calls independent of their local telephone company. Today, Telegen believes that more than 700 suppliers compete for the $80 billion a year long distance market.

     In order to provide the Regional Bell Operating Companies (often called "RBOCs" or "LECs"), with a secure source of revenue, the FCC devised a two-tier system of long distance dialing. Calls between states (inter-state or "Inter-LATA" calls) were deregulated and could be carried by any long distance company (but not by the RBOC). Within each state, geographical areas were devised, based upon traffic patterns, called Local Access Transport Areas ("LATA"). Calls inside these LATAs ("Intra-LATA calls" or local toll calls) could only be carried by the RBOC. Without competition, rates for these IntraLATA calls remained high, sometimes many times higher than calling across country.

     Over the past few years, deregulation has finally come to the IntraLATA market, with states across the country opening up their monopoly local telephone markets to competition. Long distance and local toll call traffic is now deregulated. Telephone users now have the opportunity to select a long-distance carrier to carry their local toll calls at a substantial savings over the rates of the RBOCs. In order to preserve enough IntraLATA revenue for the RBOCs to maintain low cost basic service, callers must first dial the selected long-distance carrier's five-digit access code before each call that is to be re-routed to a long distance carrier. Calls dialed without this access code are carried by the RBOC, usually at higher cost.

     Further complicating this procedure is the fact that most consumers have a free calling area that is paid for in basic monthly service. For these calls, a consumer would probably prefer to use the RBOC as opposed to a long distance carrier. The effect is that the caller needs to know the exact geographical area in his LATA, the exact calls that fall into the local free area but exclude those already automatically routed to his long distance carrier, and then remember to first enter the access code before dialing the telephone number. Based on industry estimates, Telegen believes that this complexity results in only 5% of such calls being effectively routed, and most of those are done by sophisticated business telephone systems that are pre-programmed.

     This complexity in the market has created a business opportunity for the marketing of Telegen's ACS to automatically re-route the appropriate Intra-LATA calls to a long distance carrier without additional effort by the caller, saving the caller money and giving the long distance carriers new business. The major long-distance carriers have expressed significant interest in the ACS product and are presently in market trials to evaluate use of Telegen's products.
California, which deregulated in January 1995, represents about 30% of the nation's estimated annual $12 billion Intra-LATA toll call market

     The advent of Caller ID services offered by various phone companies across the U.S. and the hardware necessary to utilize such services, is further raising the consciousness of consumers and businesses to the expanding ways they can use the telephone as an information tool. Telegen has been advised that by legislation, Caller ID must be offered in all states as of 1996. The service is scheduled for introduction in California in June 1996.

     Caller ID allows the recipient of a call, with proper equipment, to know the caller's telephone number whether listed or unlisted (and with some equipment, the Caller's name) before accepting the call. This scenario brings up some serious privacy issues, especially in California, where according to industry information up to 62% of consumers (10.6 million people) have unlisted telephone numbers. Telegen's ID Blocker is a device designed to selectively block the transmission of a caller's identity to a telephone capable of identifying the telephone number of the calling party. ID Blocker does not interfere with 911 calling number delivery.


     Telegen products are designed for sale to the consumer and small business segments of the telecommunications accessories products industry. The TeleBlocker and ID Blocker are intended to serve consumers in residential environments who wish to control their telephones, and are thus considered "retail telephone accessories." The ACS 2000 is sold to long distance telephone companies for use in the premises of their small business customers, and is thus considered a "small business telephone accessory".


Telecom Products Division

     The Telecom Products Division ("Telecom") develops, manufactures and markets a line of intelligent telecommunications products, providing enhanced features to existing telephone equipment and services for consumers and small businesses. In 1991, Telegen introduced its initial telecommunications products, a series of four (4) outgoing telephone call restrictors known as "TeleBlocker". These accessories, priced from $49.99 to $149.99, provide consumers and small businesses with the ability to restrict outgoing telephone usage in order to control costs. The most advanced version, the TeleBlocker Plus, incorporates a proprietary technology known as "Parallel Technology", which allows one device, plugged anywhere on a telephone line, to control all instruments on the line regardless of location and with no requirement for re-wiring.

     All of Telegen's programmable products utilize a proprietary technology known as the Remote Programming System ("RPS"). RPS is a combination of communications hardware, protocols and automated computer systems which enable Telegen's Customer Service Representatives to directly service and program any Telegen product over the telephone line when a customer calls for assistance on the toll-free Customer Service line. This capability allows even the most complicated products to be set-up and installed, without the need of a user's manual by the average consumer. Telegen believes that this patent pending capability is not available in other comparably-priced programmable consumer products and allows the marketing of products previously considered too complicated for the mass market.

     In 1993, Telegen began development of a series of telecommunications products, based upon its proprietary Parallel and RPS Technologies, which are designed to give consumers and small businesses greater control of their local telephone service by replacing most of the functions previously provided by the local telephone company. The first products based upon this new technology are a series of call-routing devices called Automatic Carrier Selectors ("ACS"). The ACS 2000, announced in January 1995, is a single-line device which intercepts calls destined for the user's local toll call area (an Intra-LATA toll call) and re-routes that call onto the network of the user's long-distance carrier in order to take advantage of generally lower calling expense. The ACS 2000 also provides a number of custom calling features, such as Outgoing Call Restricting and Intelligent Redialing.

     In October 1995, an upgraded model, the ACS 2010, was introduced to support Centrex systems and the new "Fax and Forward" networks being installed by the long distance carriers. More advanced and feature rich models of the ACS series are expected to be introduced in 1996, including a complete home PBX product priced under $200 at retail.

     Telegen has also developed a four-line call-routing system called the Multi-Line Device ("MLD"), aimed at the small business market. The MLD 1000, first in the MLD series of products, provides enhanced routing capabilities and expandability up to 60 lines, as well as custom calling features such as Speed Dialing, Account Codes, Call Hold, Redial and Credit Card Dialing. The second model in the product line, the MLD 2000, is expected to be introduced in the third quarter of 1996, providing small businesses with full PBX features at a cost below that of competing systems.

     Telegen has also introduced a product called "ID Blocker", which allows consumers to maintain privacy by automatically blocking a caller's telephone number from appearing on the screen of receiving telephones equipped to identify the telephone numbers of incoming callers (a service known nationwide as Caller
ID). This device utilizes Telegen's Parallel Technology (one device for all telephones on a line) to provide a solution to the privacy concerns of consumers.

Current Telecom Products

     TeleBlocker. The TeleBlocker is a series of outgoing call restrictors, designed to enable consumers and business owners/managers to eliminate or reduce expensive 976, 900, long distance, 411, international and other toll calls. Several models can also restrict specific calls to specified times of the day and for specified periods of time. The TeleBlocker series of products provides to the consumer electronics marketplace certain advanced features previously available only on expensive PBX and business telephone systems. All products are designed to be easily programmable either by the user or by the Telegen Remote Programming System and meet the needs of the general consumer at an affordable price. The TeleBlocker series of products was originally introduced in 1991 and includes the TeleBlocker 100, 200, 300 and Plus, designed to retail from $50 to $150.

     This pricing structure has been achieved by designing each product for high-volume, low-cost manufacturing in relatively unsophisticated assembly plants. Additionally, each product has been designed for easy mechanical assembly into a low-cost molded plastic case which snaps together with just two screws. The assembled product in the plastic case is then fully tested in less than one minute on a fully-automated test system developed by and proprietary to Telegen. This automated testing capability, which is built into every Telegen product, allows for 100% testing of every product produced at the assembly facility as well as random lot testing and post-installation testing at any Telegen approved location or over the telephone by the Remote Programming System. Partially because of this automated testing capability, Telegen provides a one year warranty on all of its products for parts and labor.

     The TeleBlocker line includes products to control the usage of a single instrument, multiple instruments or entire telephone lines. These products are marketed under the trademark "TeleBlocker." One model of TeleBlocker has also been produced by Telegen for AT&T under private label, using their trade designation "Call Controller 9050."


     The principal microprocessor, a major electronic component of the TeleBlocker product, went out of production and is no longer available. Telegen has now redesigned the TeleBlocker product to be produced using alternative components and the manufacturer is now ready to commence production of the redesigned unit.


     Remote Programming System ("RPS"). All programmable Telegen products are capable of being programmed and serviced over the telephone lines from the Telegen Customer Service Center using the RPS. The Telegen Customer Service Representative is able to diagnose the unit remotely over the telephone line while the customer is still on the line. The representative is then able to download any programming appropriate to the specific unit over the telephone line while the customer is still on the line. Telegen believes this feature is a unique technology for inexpensive programmable consumer products. The RPS also provides the ability to support other types of electronic products attached to the telephone lines and could be licensed to third party manufacturers for this purpose. See "Licensing".

     Automatic Carrier Selector ("ACS"). Using a long distance carrier for Intra-LATA calls is generally a lower-cost option for consumers than using the local telephone company. However, in order to take advantage of this cost-saving opportunity, the caller must first enter the long distance carrier's five-digit access code before each call. This requires that the caller know which calls are of that type, as opposed to local free calls or already automatically routed long distance calls, and then remember to first enter the long distance carrier's access code before dialing the number. These procedures are used by very few callers and the complexity results in only 5% of such calls being effectively re-routed, and most of those are routed by sophisticated business telephone systems that are programmed by automated computer systems.


     Telegen's ACS 2000 is a telephone accessory that enables consumers to realize significant savings in many areas. Because the ACS 2000 utilizes Telegen's Parallel Technology, only one unit is required to cover all telephones on a line. Installation is as easy as plugging in a telephone, and programming and set up are accomplished by dialing a phone number to receive automated programming over the telephone line.


     Since the deregulated calling area for each subscriber is based on one's unique telephone number and is regulated by state agencies, each ACS must be individually programmed to recognize the types of calls to be routed. This type of programming would be extremely difficult for most consumers and could take literally hours to do. Commercial routing devices for business applications take approximately 45 minutes to program with a specialized computer. However, with the ACS 2000, programming is accomplished with minimal customer involvement by using Telegen's RPS. The customer plugs the unit into a standard telephone wall jack, lifts the handset and dials "111*" on the keypad of the telephone. The ACS automatically dials Telegen's toll-free Customer Service Center. The customer is asked a few questions and then the appropriate routing information is electronically transmitted to the ACS within a few minutes.

     After programming, the ACS will automatically insert the access code of the caller's desired long distance carrier in front of all calls appropriate to reroute onto the long distance network. For local free calls and Inter-LATA long distance calls, no rerouting will be required or inserted by the ACS. The user will automatically receive the benefits of the rerouting without having to change their normal dialing pattern and without the risk of re-routing an otherwise free call, as can happen with manual dialing. When changes occur in a customer's dialing area (new area codes or prefixes), the ACS automatically calls into the RPS to receive new programming instructions. Telegen knows of no other comparable device presently on the market which provides this re-routing capability to consumers.

     Besides its routing capabilities, the ACS also features Caller ID Blocking, Last Number Redial and Call Restricting functions. Caller ID Blocking produces a signal to the local telephone company's central office that will block the identification of the caller each time an outgoing number is dialed. Last Number Redial allows the caller to redial the last correct telephone number dialed with a brief code rather that dialing the entire number again. The Call Restricting feature enables the consumer to restrict certain types of outgoing calls such as pay-per-use (976/900) numbers (800) numbers, 411, international or unauthorized long distance calls.


     The long distance carriers have expressed interest in purchasing ACS products since it would allow them to capture a portion of the IntraLATA traffic that presently is carried by the RBOCs, as well as allowing them to retain their existing customers by providing features not available from the RBOCs or other carriers. Telegen and MCI signed a contract in March 1996 providing for a minimum deliver of 6,000 ACS 2000 units during the first year of the contract. The ACS 2000 was announced in the first half of 1995 and commercial shipments commenced in mid-1995. Further, Sprint has been conducting a market trial of the ACS 2000, with their customers. However, sales of Telegen's ACS 2000 product have not been significant to date.


     Telegen entered into a Nationwide Master Distribution and Service Agreement for the ACS series of products with MCI Telecommunications, Inc. in March 1996. Telegen's research and development plans for 1996 including adding a number of additional new features to the ACS, enabling it to become effectively a full service "PBX" type device for the home.


     Multi-Line Device ("MLD"). The Multi Line Device ("MLD") is a four-line routing system designed to accomplish the same function as the ACS 2000, except that it is designed for use by small businesses with up to 60 telephone lines and with no sophisticated central telephone system. The MLD 1000 enables small businesses to realize savings in areas where local toll calls have been deregulated, as well as providing additional custom features such as Speed Dialer, Account Codes, Hold, Intelligent Redial and Credit Card dialing. The installation, programming and use of MLD are similar to those of ACS 2000, as described above. MLD is presently being field tested. The MLD 1000 was announced in the first half of 1995. The MLD 1000 is in final Beta testing (test installations in the field) and production and shipments have not yet commenced.


     In addition, Telegen is now developing an advanced MLD model which is designed to provide sophisticated PBX-type features to small businesses at a cost significantly below comparable products currently known to be available in the market. This product, called MLD 2000, is aimed at the business market presently using Centrex or Comstar services from the local phone company. It provides advanced routing capabilities (up to 8 carriers) as well as full Centrex operation and key system PBX features, at a price comparable to just the installation cost of Centrex. MLD 2000 is scheduled to be introduced in the second half of 1996.

     ID Blocker. Caller ID service has become popular with consumers and is presently available or planned in 48 states. This service, available through the local telephone company, allows the user to read the telephone number, and sometimes even the name, of a person calling in, regardless of whether that number is listed or unlisted.

     This service has raised concerns regarding privacy and created interest in the ability of a caller to protect his or her identity when making calls. In fact, state regulators usually require telephone companies to provide their customers with a way to protect their identities when making a call as part of the regulatory permission they have received to offer Caller ID. The FCC has mandated this "Per Call" feature in its 1995 ruling allowing interstate Caller ID service. This feature is usually provided by dialing "*67" prior to each call in order to block Caller ID on that outgoing call. Any call not preceded by *67 will not have its Caller ID service blocked. Since most consumers do not like to dial extra digits when making a call, Telegen believes there is a large market for a simple telephone accessory to provide complete and seamless protection.


     Telegen's ID Blocker is a simple accessory that automatically dials "*67" before each and every call, eliminating the need for the caller to both remember and then dial the code. ID Blocker installs by simply plugging into any telephone wall jack. It requires no set up or programming. Telegen's ID Blocker is in final Beta testing (test installations in the field) and production and shipments have not yet commenced.


     In addition to its value as a stand-alone product, the ID Blocker technology has been included as a programmable feature in the ACS and MLD products, enhancing their value to the consumer.

Telecom Strategy

     Telegen's Telecom Products Division's business strategy is to invent, design, and produce products with enhanced and proprietary technologies providing cost savings and competitive advantages. Telegen only pursues development of products that it believes will have a significant market and broad consumer appeal, and that it expects will provide substantial cost savings or functional advantages to the user. Telegen designs into its products what it believes are unique functions or services to distinguish it from its competitors. Telegen does not develop or market products where competition is intense and margins are thin. Telegen's distribution strategy is to sell through manufacturers' representatives or to nationally-recognized distributors under both its own label and private label. Telegen believes this approach to selling its products will give it the widest distribution possible, while minimizing investment in distribution. Telegen's manufacturing strategy is to outsource all production practicable to third-party contract manufacturers who specialize in the manufacture of similar products, thereby enhancing quality assurance while minimizing investment in plant and equipment.

Telecom Sales and Marketing

     In the summer of 1992, Telegen began discussions with AT&T regarding purchase and private label of the Telegen TeleBlocker 200. AT&T, after much study and consumer focus groups, determined that a telephone call restrictor for home and small business use was a desirable product with substantial market potential. Telegen was advised by AT&T that, because of its quality, features and ease of use, TeleBlocker was chosen as the initial product offering, marketed as the AT&T Call Controller 9050. The first Call Controller 9050s were delivered to AT&T on May 31, 1993, with the first market being the 400 AT&T Phone Center Stores nationwide. See "Licensing".

     Current distribution channels for Telegen's TeleBlocker products include the RBOCs, specialty catalogs and other distributors, such as retail phone stores. In addition, Telegen has access to several RBOCs to sell its products through retail catalog and telemarketing channels. Other distribution arrangements include agreements with specialty mail order catalogs such as Sharper Image.

     Telegen has entered into distribution agreements with several large national equipment distributors such as C & L Communications, Inc. and Advantage Telecom Supply, who are distributors to smaller long distance carriers and to "value-added resellers" of telecommunications equipment to the small business market. These distribution channels will be key in the marketing of the MLD 1000 and ACS 2000 into the traditional telecom industry.

     Telegen has developed distribution relationships directly with a number of the large long distance carriers. Currently, Telegen is distributing ACS units to Sprint for use in a consumer marketing trial in California. Telegen has also distributed ACS units to MCI for market field trials and has recently entered into a Nationwide Master Distribution and Service Agreement with MCI. Telegen is also in discussions with two other national distributors for OEM relationships for its full line of products.

     Telegen has initiated a marketing program to re-introduce certain of its products directly into the retail market in 1996. Telegen has begun efforts to re-establish a national sales representative network. Five regional representatives entered into agreements with Telegen in 1995. Significant new facets of Telegen's marketing capabilities, including new sales material, packaging and point of sale displays, may require substantial additional expenditures including additions to facilities and personnel.

Telecom Competition


     TeleBlocker. Telegen believes that, based upon its marketing research, although there are directly competing products or services available in this market, its TeleBlocker products offer significant feature advantages over the available competing products. For example, unlike any other "telephone blocking device," the TeleBlocker is able to block specific telephone numbers, allow calls to a specific telephone number for only a specified number of calls per day and/or permit a call to a certain number to stay connected for only a limited number of minutes in length. Telegen also believes its products are superior in quality and have advantages over the competition such as cost controls, ease of use, performance and RPS capabilities.


     As a result of consumer activism, the local telephone companies have been forced to provide blocking for 900 and 976 numbers. The telephone companies provide this blocking as a one-time, complete restriction service free of charge in areas where the central office can accommodate such restriction. If the service is deactivated at the consumer's request and subsequently reinstated, many of the phone companies charge a one-time installation fee with a monthly fee thereafter. In addition, no local telephone company offers a service which restricts all outgoing calls, selected outgoing calls or long distance calls. Telegen believes that, because these services are the basis of the telephone companies' revenues, it is unlikely that such a service will be offered.

     ACS Devices. There are limited alternatives to ACS for single line telephones. For example, Hy-Tek Controls, Inc. sells one and two line dialers which route calls to long distance carriers. However, they differ substantially from Telegen's in that they are (1) only in-line series, (2) are not parallel (one device for all telephone instruments), (3) are programmed manually through the telephone keypad, a process that can take up to 1 hour (as opposed to Telegen's RPS in 5 minutes or less) and (4) retail at prices of 2-3 times the retail price of the ACS. Telegen believes that there are no other devices which operate in parallel or that are supported and programmed by a system comparable to RPS.


     Competition could arise in the future, however, through reprogramming of local telephone companies' central office equipment to allow electronic connection by the local telephone company customers to the long distance carrier of their choice ("equal access") without "dialing around" by manually inserting the preferred long distance carrier's access code before dailing each long distance telephone call. Since this "dial around" process is the principle function of Telegen's ACS 2000 product, its useful life could effectively end if such "equal access" features were introduced. Availability of "equal access" would have to come about through regulatory proceedings at the various state Public Utilities Commissions. A number of states have already mandated the introduction of "equal access" and it is unknown if and when "equal access" will be mandated in all states. The Federal Telecommunications Act of 1996 has opened up significant competition for local toll service and has added to the competitive environment in which Telegen's ACS 2000 is attractive due to its capability of enabling the telephone to automatically connect with a desired carrier. Telegen is developing upgraded versions of the ACS series which will include numerous Custom Calling features as well as routing capabilities, to enhance the market acceptance of the products after "equal access" is broadly available. Telegen's management believes that the Telecommunications Act of 1996 will not have a material adverse effect on Telegen's financial condition and results of operations.


     Multi-Line Device ("MLD"). The principal competition to Telegen's MLD is a four-line programmable dialer made by Mitel Corporation called the "Mitel Smart One." This is a unit that has been on the market in various versions for about ten years. Telegen believes that the "Mitel Smart One" is more difficult and costly to install and program than the MLD, as well as lacking expandability. Also, unlike the MLD, it is incompatible with calling patterns in certain areas of the country. Telegen believes this, along with its ease of programming via RPS, provides the MLD product with a significant competitive advantage in those areas. A four line dialer similar to that of Mitel is offered by IQtel, Inc. It has similar installation features and disadvantages as compared to Telegen's MLD as does the Mitel Smart One.

     ID Blocker. Telegen knows of only one automatic consumer device currently available which competes with its ID Blocker. That device is priced higher than the expected retail price of Telegen's ID Blocker. Telegen believes that most consumers concerned about privacy where Caller ID is available are currently limited to manually inserting the "*67" blocking code as called for by the Local Exchange Carrier. There are also a few states which permit the consumer to block all outgoing Caller ID information on a "per-line" basis. Most states with Caller ID service do not offer that capability to consumers and the FCC has not mandated it for inter-state Caller ID.

Telecom Licensing

     Telegen has established a corporate policy to actively explore licensing opportunities for both its products and technologies. Telegen has a number of proprietary technologies, for which it has secured either patent or trade secret protection, and which Telegen believes are licensable. Chief among these are the Parallel Technology (as used in ACS) and the RPS technology (used in all Telegen programmable products). These technologies can be used to enhance or develop a wide variety of products. Telegen has had discussions with a number of companies regarding licenses for these and other technologies, and believes that the issuance of the US Patent for the Parallel Technology and RPS Technology, expected in 1996, would greatly enhance licensing opportunities. Telegen has also been approached by a number of manufacturers to sell or license the ACS technology for incorporation into finished telephones. See "Intellectual Property".

     In conjunction with the sale of Call Controller 9050 to AT&T, Telegen entered into a license agreement with AT&T providing for the sale of two RPS computer systems and software for a one-time fixed charge with the limitation that such systems be used by AT&T only for the programming of Call Controllers sold by AT&T, and that all rights and title to the technology remain with Telegen. Telegen is also presently in discussions with MCI regarding the purchase of up to 8 RPS computer systems and the licensing of their use in supporting future ACS and MLD deliveries by MCI.

Telecom Manufacturing, Suppliers, Service and Warranty


     Telegen telecom products are currently being manufactured in Hong Kong and The People's Republic of China by Crystal Field Ltd., a local small unrelated contract manufacturer who meets Telegen's specifications for quality. Telegen has had a manufacturing relationship with Crystal Field since May 1991 and believes it currently has adequate capacity at an acceptable level of quality through Crystal Field to meet all of Telegen's projected requirements for the next two years. However, Telegen contracts with Crystal Field on a purchase order basis without a long-term supply arrangement and does not currently have alternative capabilities to manufacture its products under contract, either internally or through third parties. In the event that there were an interruption of production or delivery, Telegen's ability to deliver products in a timely fashion would be compromised, which would materially adversely affect Telegen's results of operations. Telegen believes that having a second manufacturing source will limit the effects of any regional component shortages, potential transportation problems and manufacturing capacity limitations. Several qualified assembly facilities located in the United States and the Far East have been identified as alternative manufacturers, and Telegen is currently negotiating with another manufacturer in Malaysia to provide additional and alternative production capacity.


     Telegen also plans to consolidate many of the components in certain of its products into custom integrated circuits, which Telegen believes will materially simplify and reduce the cost of manufacturing, potentially making manufacture of Telegen's products in the United States economically feasible.

     Telegen has developed a custom integrated circuit known as an ASIC for its ACS products. This ASIC should contribute to further cost reductions for the products. These ASICs were phased into the production of the ACS product in early 1995. Other ASICs are being designed for use in MLD as well. Certain components used in Telegen's products, such as the microprocessors, are available from only a limited number of sources. Although to date Telegen has generally been able to obtain adequate supplies of these components, Telegen obtains these components on a purchase order basis and does not have long-term contracts with any of these suppliers. In addition, some suppliers require that Telegen either pre-pay the price of components being purchased or establish an irrevocable letter of credit for the amount of the purchase. See "Risk Factors-Dependence Upon Single Manufacturing Source; Limited Number of Component Suppliers".

     Telegen provides a one year warranty for parts and labor on all products. The customer must return the product to Telegen's facility, shipping pre-paid, for repair or replacement. Telegen charges cost of goods sold for the estimated expense associated with providing this warranty service. Management believes that it has adequately provided for the costs of warranty service.

Telegen Display Laboratories, Inc.

     Flat Panel Display Technology. Telegen has developed a proprietary flat panel technology which represents a major departure from the current product offerings on the market today. The visual characteristics, relative ease of manufacturing and low costs of this technology could enable Telegen to become a significant participant in the display business.


     Telegen expects its proprietary flat panel display technology to compete favorably with existing Active Matrix LCD technology in terms of resolution, brightness, color, viewing angle, durability and cost. Telegen also believes its technology can be manufactured in large scale at a significantly lower cost than Active Matrix LCD and other flat panel technologies. Primary differences between the Telegen flat panel display and a good quality CRT monitor include its reduced thickness and weight, lower manufacturing and operating cost, higher reliability and potentially brighter presentation. Telegen believes that these features make its display desirable for many products in the industry.


     Telegen's High Gain Emissive Display, or HGED is a full color, high resolution, high brightness, and high contrast flat panel display which can be produced in sizes ranging from 10 inch, notebook computer size to full, large screen television size of 30 inches or more. The relatively inexpensive HGED technology produces the same or better performance than the bulky, heavy and high voltage cathode ray tube (CRT) used in television sets, but in a flat, low-weight package.

     Telegen believes that HGEDs exceed the performance of active matrix liquid crystal displays, or AMLCDs, which are currently the premium laptop computer display and costs the consumer an average of $1,000 above the monochromatic displays and low performing, passive color displays. The HGED has been fabricated in 6" diagonal, full color, full gray scale prototypes which run a standard NTSC (television standard) signal from a computer. Additionally, high brightness test cells have been constructed in the next step of development for a more advanced and potentially lower cost display.

     Telegen believes that its HGED has substantial value, potentially exceeding that of all of its telecommunications products. Telegen is actively negotiating with several prospective strategic partners to obtain substantial new capital in the form of either equity investment in TDL or project financing to complete the application design of its HGED production processes, to develop plant and product specifications, and to build a prototype production facility. Topics currently being negotiated include the protection of all intellectual property rights and specifications for the initial plant and equipment. Telegen plans to retain at least a 50% ownership in any joint venture and has determined to keep all development, funding, and management of the flat panel display technology independent from its telecommunications activities. To facilitate this, Telegen has created Telegen Display Laboratories, Inc., a subsidiary of Telegen ("TDL"). TDL's initial production facilities will be located in Silicon Valley and it plans to license the manufacture of the display into a broad range of display markets in order to facilitate the quickest possible market acceptance.


     Telegen plans to establish a limited production line in its new facilities in 1996 which could produce up to 40,000 displays per year, and to build a full scale production plant (one million displays per year capacity) in 1997 with the proceeds from a future funding. Further, Telegen has sold to IPC - Transtech Display (Pte.) Ltd., a Singapore joint venture investment group, a 10% equity investment in TDL in exchange for $5 million cash. Along with the investment, the joint venture will have an option to acquire licenses to build four plants, each with the capacity to produce one million flat panel displays per year. The total license fees for these plants is $40 million, plus royalties.



     Display Patents. In December 1995, Telegen filed for its first U.S. patent (of an estimated total of seven) on the basic HGED technology with broad claims covering displays targeting the entertainment, computer, automotive and military markets. This basic patent allows the building of highly cost effective flat panel displays without the use of high-tech, semiconductor facilities. Although it is difficult to precisely project the capital costs for establishing a high volume manufacturing facility, Telegen's initial estimates indicate its technology could lower the display business entry cost from $1 billion to less than $50 million for a facility which can produce one million 10 inch diagonal flat panel displays per year.


     Flat Panel Market. Since Telegen anticipates that an HGED display may cost less than 20% of an equivalent AMLCD display, Telegen believes it may have a competitive advantage in a number of the flat panel display markets.

     Telegen's comparisons of HGED costs versus AMLCD costs are drawn from the current known market costs of AMLCD products readily available on the market today, as compared with Telegen's estimates of the HGED costs. HGED costs are derived from a careful analysis of (i) the cost of components and materials, most of which come from specific bids from suppliers, (ii) estimates of the cost to purchase manufacturing equipment (some of which have already been bid) to be amortized and charged as a cost of the product, and (iii) the estimate of labor and other overhead costs required for each step of the manufacturing process. The labor estimates are derived from the actual experience gained from assembly of HGED prototypes in the past.


     TDL's initial plan is to produce a 20 inch diagonal, high resolution workstation flat panel display aimed at the growing computer aided design and computer aided manufacturing (CAD/CAM) markets led by systems houses such as Sun Microsystems and Silicon Graphics, which are potential customers. TDL picked this market to introduce the HGED because it knows of no competitors with a 20 inch flat panel product.


     Initial commercial shipments of HGED products in limited quantities are currently expected to commence before the end of 1997. However this estimate is subject to change.


     Flat Panel Competition. Telegen believes there is currently no comparable flat panel display with the potential low cost, full color, gray scale and other attributes of HGED available commercially from any other source in volume. The standard flat panel displays currently available are Passive Matrix LCD and
Active Matrix LCD (AMLCD). Of the two LCD technologies, the AMLCD is far superior in terms of image quality. These displays are manufactured in high volume by a number of Japanese companies, including Toshiba and Sharp
Electronics. The largest commonly available AMLCD full color screens are 11" diagonal and cost from $15-$17 per square inch to manufacture.

     Sony has recently introduced a color plasma flat panel display of 17" diagonal size which will be available in Japan for $15,000 retail. Full-color plasma screens which are not in any volume production yet, lack gray scale and are estimated to cost upwards of $20-$30 per square inch to manufacture.

     Additionally, a number of companies, including SI Diamond Technologies, Inc., Micron Technologies, Inc. and Silicon Video, Inc., are developing a technology known as Field Emission Display (FED). Displays based upon the FED technology are not expected to be available in volume until the end of the decade and are expected to cost between $12-$15 per square inch.

     The HGED in volume production is expected to cost about $1.50 per square inch. Telegen believes that pricing at this level, if achieved, will give it a competitive advantage, assuming the cost of competing technologies cannot also be reduced to these levels. No assurances can be given that these manufacturing costs can ever be achieved.

Internet Products Division

     According to industry sources, less than 20 million people "surf" the Internet in the United States today. Telegen Laboratories is presently developing easy-to-use consumer products which are intended to allow non-computer literate consumers to access some of the capabilities of the Internet. These products, called "InterNet Appliances", require no computer or external software to operate and, if they do require any set-up, will be supported by Telegen's RPS system.

     At present, the IPD is developing InterNet Appliances for use by E-mail systems and to utilize the Internet for making world-wide telephone and data calls at lower cost compared to standard telephone rates.

     All IPD products are currently in a development stage and may never result in commercially feasible or marketable products.

     Internet Products Competition. Most Internet "products" are currently software. Telegen knows of no other telephone accessories similar to those planned by Telegen which are designed to operate with the Internet as conceived by Telegen. However, since much of the value of these planned products is in the software, it is possible that such software is currently under design or possibly even available to operate within large telephone PBX/Key Systems in larger business environments.

Telegen Research and Development

     Telegen's research and development expenses for the years ending December 31, 1995, 1994, 1993 and 1992 were approximately $826,984, $830,913,
$37,955, and $9,317, respectively. Telegen estimates that its total expenditures for research and development will aggregate at least $2,800,000, including the flat panel display (HGED), during the 12 months following completion of the Acquisition. Much of the Telegen Display Laboratories portion of R&D, which totals about $1.5 million, is equipment and related overhead costs. In 1993, Telegen's primary research and development activities included the AT&T Call Controller 9050. In 1994 and 1995, Telegen's research and development activities included work toward the development of ACS, MLD and other products not yet introduced. A number of these products became commercially available in 1995, and Telegen believes increasing sales of these products will be reflected in Telegen's 1996 revenues. Continued development of enhancements of the ACS and MLD products as well as the flat panel display technology will be significant relative to Telegen's near term sales. This will be a drain on Telegen's resources during 1996, but Telegen believes that its investment in research and development may generate positive cash flow in late 1996 and early 1997. There can be no assurances, however, that such investment in additional research and development will result in products that are commercially successful or profitable.


     The market for Telegen's products is characterized by rapid technological change and evolving industry standards and is highly competitive with respect to timely product innovation. The introduction of products embodying new technology and the emergence of new industry standards can render existing products obsolete and unmarketable. Telegen's success will be dependent in part upon its ability to anticipate changes in technology and industry standards and to successfully develop and introduce new and enhanced products on a timely basis. If Telegen is unable for technological or other reasons to develop products in a timely manner in response to changes in the industry or if products or product enhancements that Telegen develops do not achieve market acceptance, Telegen's results of operation will be materially adversely affected. Telegen has experienced delays in its development of the ACS product line. The delays in the development of ACS product resulted in the loss of about six months' of sales and earnings opportunity. This resulted in Telegen absorbing the total operating costs, without any revenues, of about $1.25 million during that period.


Telegen Intellectual Property

     Telegen has acquired all rights to the underlying technologies embodied in its product lines from the founders of Telegen or has developed such intellectual property internally. Telegen routinely files for both United States and foreign patents on its technologies. Telegen believes, based upon the advice of patent counsel, that patent protection may be available to Telegen on substantial portions of its technologies. A broad patent related to ACS was filed in June 1994, and is expected to be issued in 1996.


     Telegen Display Laboratories filed its first very broad and basic U.S. patent on the HGED in December 1995.


     Additionally, Telegen believes it retains copyright protection for the software used in its products as well as for its integrated circuit designs.

     It is the policy of Telegen to aggressively protect, through all appropriate means, all of its legal rights to its technologies. In January 1991, a claim against the TeleBlocker technology was made by the founder's former employer. Telegen vigorously defended the claim and the former employer relinquished all claims made against the technology.

     Telegen  relies  on a  combination  of  patents,  trade  secret  and  other intellectual property law, nondisclosure agreements and other protective measures to protect its rights pertaining to its products. Such protection, however, may not preclude competitors from developing products similar to Telegen's products. In addition, the laws of certain foreign countries do not protect Telegen's intellectual property rights to the same extent as do the laws of the United States. Although Telegen continues to implement protective measures and intends to defend its proprietary rights vigorously, there can be no assurance that these efforts will be successful. See "Risk Factors-Intellectual Property".

Regulatory Matters

     Federal law requires that all products which connect with the public telephone system must comply with Federal Communications Commission ("FCC") Rules Part 68, as amended. Before such products are sold, they must be tested for compliance by an accredited independent testing laboratory and the test results must be submitted to the FCC. The manufacturer then receives an FCC Registration number which must be displayed on each product. Additionally, all microprocessor-based products (including all of Telegen's product line), must conform to FCC Rules, Part 15, as applied to radiated interference.

     In order to fully comply with these regulations, Telegen retains the services of a communications consultant, who has advised and assisted Telegen throughout the design process regarding FCC compliance. In addition, Telegen's Executive Vice President, Bonnie Crystal, has extensive experience in communications engineering to meet the requirements of FCC regulations.

     Telegen has submitted the TeleBlocker and ACS series of products to an independent testing laboratory accredited by the FCC for compliance with applicable interconnect rules. Telegen received such approvals for the TeleBlocker product in January 1991. The ACS product received such approvals in May 1994. Telegen believes that all other contemplated products as designed will have to meet applicable FCC regulations, including MLD, which is currently under such review and expected to be approved shortly.

     At this time, of the Telegen products, only the A/C adapter which provides the power to Telegen's products described above requires UL approval. These adapters are purchased as an off-the-shelf component and already are UL approved. However, at the request of AT&T, the Call Controller 9050 was tested by and received UL listing. The TeleBlocker meets all UL standards but has not been submitted for such approval. At the request of MCI, in August of 1995, the ACS product was tested by and received UL listing. MLD will similarly require such approval, which Telegen does not expect to have difficulty obtaining.

Employees

     Telegen currently employs 24 persons on a full-time basis, including three executive officers, 8 software programmers and hardware engineers, one marketing and sales employee, and a general support staff. Telegen considers that its employee relations are good. Telegen's future success will depend in significant part upon the continued service of certain key technical and senior management personnel, and Telegen's continuing ability to attract, assimilate and retain highly qualified technical, managerial and sales and marketing personnel. Competition for such personnel is intense. See "Risk Factors-Dependence on Key Personnel".

Facilities


     Telegen's corporate offices, as well as the offices of Telegen Display Laboratories, Inc., are currently located in Foster City, California, where Telegen leases approximately 10,000 square feet of space at a cost of approximately $15,000 per month, including common area charges, under a lease that expires in August 1996. Telegen plans to relocate its corporate offices to Redwood City, California pursuant to an executed five-year lease (the term of which commences in August 1996) of approximately 30,000 square feet of office space at a cost of approximately $46,000 per month. Telegen believes there is adequate space available in the new location for expansion, but there can be no assurance that additional space necessary to support its future requirements can be located on favorable terms or that Telegen will not incur significant expenses if it has to obtain additional facilities.


Telegen Management's Discussion and Analysis of Financial Condition and Results of Operations

     Telegen was organized and commenced operations in May 1990. From inception until 1993, Telegen was principally engaged in the development and testing of its products. Telegen's first product sales and revenues were realized in 1991. Revenues in 1991, 1992, 1993, and 1994 were derived primarily from sales of Telegen's TeleBlocker products and in 1995 from its ACS products. Telegen has incurred significant operating losses in every fiscal year since its inception, and, as of December 31, 1995, Telegen had an accumulated deficit of $5,301,857 and working capital deficit of $1,762,182. Telegen expects to continue to incur substantial operating losses through 1996. In order to become profitable, Telegen must successfully increase sales of its existing products, develop new products for its existing markets and for new markets, increase gross margins through higher volumes and manufacturing efficiencies, manage its operating expenses and expand its distribution capability.

     Telegen has made significant expenditures for research and development of its products, and for the establishment of its sales and marketing operations. In order to remain competitive in a changing business environment, Telegen must continue to make significant expenditures in these areas. Therefore, Telegen's operating results will depend in large part on substantial expansion in Telegen's revenue base.

Results of Operations


     Revenues. Product revenues for 1994 were $432,972, compared to $498,358 for 1993, $162,447 for 1992 and $81,175 for 1991. These sales consisted primarily of TeleBlocker and, after 1992, AT&T Call Controllers. In 1994 Telegen experienced a significant delivery of Call Controllers to AT&T, representing a non-recurring revenue infusion of $254,297. Product revenues for the year ended December 31, 1995, were $145,795, compared to $432,972 for the comparable period in 1994. These revenues consisted primarily of sales of the ACS 2000 in 1995 and TeleBlocker in 1994. Product revenues for the first quarter of 1996 were $11,628 compared with $68,936 for the first quarter of 1995. Delays which resulted in the MCI contract not being finalized until March 1996 significantly impacted ACS revenues for the first quarter of 1996. In addition, the Company's TeleBlocker product which made up the bulk of revenues for the first quarter of 1995 was taken off the market for redesign. The removal of TeleBlocker from the market in 1995 resulted in an estimated loss of about $115,000 in sales and $15,000 in gross profits and new cash flow.


     Delays in government deregulation of the Local Access Transport Area ("Intra-LATA") phone service in California, which represents 30% of all Intra-LATA toll call service nationwide, resulted in lower revenues in fiscal 1994 as compared to fiscal 1993 and significantly lower revenues in the first ten months of 1995. This delay in deregulation, which was originally scheduled for early 1994, significantly limited the market for Telegen's ACS line of products. Market and lab testing of the ACS 2000 by long distance carriers, previously expected in 1994, was delayed into 1995. With deregulation in California implemented in early 1995, one year behind schedule, Telegen's principle customers, the long distance carriers, commenced significant laboratory and beta testing of the ACS product line, resulting in approvals by AT&T Bell Laboratories, Sprint Labs and the MCI Developers and Network Labs. In the last quarter of 1995, Sprint began a consumer market trial of the ACS 2000 in California. That trial is on-going. In March 1996, MCI and Telegen entered into a Nationwide Master Distribution and Service Agreement for the ACS 2000 series of products. Telegen will begin shipping significant amounts of these products as early as the second half of 1996.


     Cost of Goods Sold. Cost of goods sold for the first quarter of 1996 was $10,013 and for the first quarter of 1995 was $49,656. These costs were consistent with revenues for the same periods. Cost of goods sold of $170,421 for the year ended December 31, 1995, and $314,239 for the comparable period in 1994, consisted of the direct manufacturing costs, transportation, duty and warranty costs of the units sold. In addition, cost of goods sold for 1995 included a one-time charge to write off obsolete inventory. The inventory write-off in 1995 related to components originally purchased for ACS 2000 units which, following some redesign work, were no longer usable. Telegen has now adopted a purchasing policy designed to prevent the purchase of components unless they are for current designs of products for which there is an existing order or which has, in the opinion of Telegen management, a relatively immediate alternative market. Certain overhead costs associated with Telegen's operations are allocated to research and development expenses. Cost of goods sold for 1994 was $314,239, compared to $296,285 for 1993. Margins in 1993 and 1994 were affected by temporary shortages, and resulting higher costs then in 1992, of microprocessors used in Telegen's products, and of amortization of costs incurred in 1992, but expensed in 1993 and 1994 (which amortization is now completed).


     Research and Development. Research and development expenses were $80,466 for the first quarter of 1996 and $195,702 for the first quarter of 1995. Lower 1996 expenses were the result of cost cutting measures enacted in mid-1995 and completion of development of the ACS product. Research and development expenses of $826,984 for the year ended December 31, 1995, and $830,913 for the comparable period in 1994, were associated primarily with design and development of ACS and MLD. Research and development expenses for 1993 were $37,955, compared to $9,317 for 1992. The increase in years 1994 and 1995 was primarily due to creation of a full-scale research and development division, Telegen Laboratories.

     Sales and Marketing. Sales and marketing expenses for the first quarter of 1996 were $877 compared to $55,583 for the comparable period in 1995. The reduced expenses were the result of a reduction in marketing staff in 1995, the elimination of trade show activity for the first quarter of 1996 and concentration on contract negotiations with long distance carriers, which expenses have been classified as general and administrative expenses. Sales and marketing expenses for the year ended December 31, 1995, were $84,467, compared to $92,170 for the comparable period in 1994, the decrease attributable largely to a reduction in the marketing staff in mid-1995. Sales and marketing expenses were $92,170 in 1994, $29,980 in 1993, and $11,007 in 1992. The increase from
1993 to 1994 was primarily due to an increase in promotional expenses related to the introduction of Telegen's Call Controller products and initial marketing of ACS. In late 1993, Telegen hired a Director of Telecom Products (its first full-time sales staff position).

     General and Administrative. General and administrative expenses for the first quarter of 1996 were $360,534 compared with $206,133 for the same period in 1995. The increased costs were primarily associated with legal and consulting fees related to patent activity and costs associated with the amortization of bridge loan expenses. General and administrative expenses for the year ended December 31, 1995, were $1,501,469, compared to $1,118,312 for the comparable period in 1994. The primary components of general and administrative expenses were employee salaries and legal and accounting expenses for both periods. General and administrative expenses were $1,118,312 for the full year 1994, as compared with $294,526 for 1993, and $103,277 for 1992, due to expanded office quarters and significant staff increases. General and administrative expenses for 1992 were $103,277, compared to $402,506 in 1991, a decrease of $299,229

     Interest Income and Expense. Net interest expense for the first quarter of 1996 was $32,665 compared with $3,850 for the first quarter of 1995. The increased expense for 1996 was the direct result of bridge loan interest expense; the bridge loans were paid off in May 1996 from the proceeds of a private placement completed in April 1996. Net interest expense for the year ended December 31, 1995 was $80,380, compared to $21,050 for the comparable period in 1994. Interest income for the year ended December 31, 1994, was $9,608, compared to $3,154 in 1993. Interest expense for 1994 was $30,658, compared to $11,488 for 1993, and $13,433 in 1992. The increase was primarily due to the incurring of debt in late 1992 and 1993, which remained outstanding throughout 1994.

Liquidity and Capital Resources


     Telegen has funded its operations primarily through private placements of its equity securities with individual investors. As of March 31, 1996, Telegen had raised a total of $7,554,779 in net capital through the sale of common stock, $922,526 of net capital through the sale of Series A preferred stock and $558,373 through the placement of debt securities. In February 1996, Telegen initiated a private offering of its common stock at $5.00 per share. Through March 31, 1996, Telegen had received gross proceeds from this offering of approximately $4,558,500 for the issuance of 911,700 shares of common stock and had paid approximately $683,775 in placement agent fees. From March 31, 1996 through May 1996, when the offering was completed, Telegen received gross proceeds of approximately $2,113,750 for the issuance of 422,750 shares of common stock and paid approximately $317,062 in placement agent fees. A portion of the proceeds from the offering in the amount of $715,000 was used by Telegen to repay in full the one-year promissory notes related to $715,000 in Bridge Financing provided through the issuance of one-year notes and 34,892 shares of Telegen's common stock.

     In June 1996, Telegen initiated a private offering of 500,000 shares of common stock at $15.00 per share. Through July 19, 1996, Telegen had received proceeds of $300,000 from this offering for 20,000 common shares, and had paid $18,000 in placement agent fees.

     Due to the unavailability of cash resources for operations, Telegen issued 118,252 shares of common stock and common stock equivalents and 52,865 shares of common stock during 1995 and 1994, respectively, in lieu of cash as payment for certain operating expenses, primarily legal fees and employees services, amounting to $536,964 and $209,219, respectively. During the three-month periods ended March 31, 1996 and March 31, 1995, Telegen issued 10,850 shares of common stock and 922 shares of common stock, respectively, in lieu of cash as payment for legal fees and other additional services amounting to $42,251 and $6,610, respectively. From April 1, 1996 through July 19, 1996, Telegen issued 24,323 shares of common stock and 4,000 shares of common stock in lieu of cash as payment for legal and employee services valued at $117,112, and equipment valued at $60,000, respectively.


     In 1994, Telegen purchased various office equipment items to establish its general administrative offices at an aggregate cost of approximately $117,125.


     In May 1996, Telegen formed Telegen Display Laboratories, Inc. ("TDL"), a subsidiary for the development and commercialization of High Gain Emissive Display ("HGED") technology. Shortly after TDL's formation, IPC-Transtech Display (Pte.) Ltd. ("IPC-Transtech"), a Singapore-based joint venture company, acquired a 10% equity interest in TDL for an investment in TDL of $5,000,000. Along with its investment in TDL, IPC-Transtech acquired an option to purchase licenses to build up to four flat panel display production plants in exchange for aggregate fees of up to $40 million plus royalities of 10% of the gross revenues from the sale of HGED displays by IPC-Transtech. In connection with this transaction, TDL paid $400,000 in broker fees.

     A full scale production plant for the flat panel display is currently estimated to cost $30 million for equipment, $10 million in plant infrastructure plus working capital of about $30 million, or a total of about $70 million. This is in addition to the real property, which is expected to be leased. Telegen does not have these funds available and will not be able to build this plant without securing significant additional capital. Telegen plans to secure these funds either (1) from a large joint venture partner who would then be a co-owner of the plant or (2) through a future public offering of stock.

     However,   Telegen  is  currently   contemplating   entering  into  license
agreements with a number of large, capital rich enterprises, such as IPC-Transtech, to manufacture the displays. The manufacturers would also have the attributes of established manufacturing expertise, distribution sources to assure a ready market for the displays and established reputations enhancing the market's prospectus of enthusiastically purchasing the product. This would eliminate any real requirements for additional capital by Telegen since these other, large manufacturers would provide all of the capital required to get the displays into the marketplace. Further, Telegen would benefit from front-end license fees plus ongoing royalties for income.

     Telegen is currently building a limited production line which will have the capacity to manufacture an adequate number of marketable displays to produce significant revenues and positive net income and cash flow before the end of 1997. The cost of that production line is estimated to be about $2,333,000, which funds are currently in hand. Telegen believes that it does not require any additional funds to proceed to positive income and cash flow.

     Telegen's other future capital requirements will depend upon many factors, including the timing of acceptance of Telegen's products in the market, the progress of Telegen's research and development efforts, Telegen's operating results and the status of competitive products. Telegen anticipates that its existing capital resources and revenues from operations will be adequate to meet Telegen's forecasts through 1996. Thereafter, Telegen expects that further R&D of its Telecom and Internet products will be funded from operating income. As discussed above, Telegen's current commitments for capital expenditures is related to the purchase of equipment which is required to establish a laboratory for its subsidiary TDL and a limited, prototype production line for the flat panel display. TDL will require significant additional capital to move into a manufacturing phase. The total amount of funds expected to be required to build that limited production line is approximately $2.3 million, of which $100,000 has already been spent and approximately $50,000 is currently legally commited, even though Telegen's management contemplates spending the entire amount by the end of August 1996.


     Telegen's actual working capital needs will depend upon numerous factors including the progress of Telegen's research and development activities, the cost of increasing Telegen's sales, marketing and manufacturing activities and the amount of revenues generated from operations, none of which can be predicted with certainty. Therefore, there can be no assurance that Telegen will not require additional equity or debt financing within twelve months following completion of the Acquisition.


     Telegen anticipates incurring substantial costs for research and development, sales and marketing activities, and an increase in production capability in the next twelve months. Management believes that constant efforts to improve existing products and develop new products, an active marketing program and a significant field sales force are essential for Telegen's long-term success. Telegen estimates that its total expenditures for research and development and related equipment and overhead costs will aggregate over $3,000,000 during the 12 months following consummation of the Acquisition. Telegen estimates that its total expenditures for sales and marketing will aggregate over $1,000,000 during the 12 months following consummation of the Acquisition. All such funds outlined above are presently available to Telegen.


Telegen Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

     Telegen has not experienced a change in its independent accountants during its three most recent fiscal years or subsequent interim period. Further, Telegen has not had any disagreements with its independent accountants on any matter of accounting principles or practices or financial disclosure.

Security Ownership of Certain Beneficial Owners and Management


     The following table sets forth certain information regarding beneficial ownership of Telegen's common stock as of July 22, 1996. The table sets forth
(i) each shareholder known by Telegen to be the beneficial owner of more than 5% of any class of Telegen's securities, (ii) each director of Telegen, (iii) each executive officer of Telegen and (iv) all directors and executive officers as a group.



                                                                                 Amount             Percentage
                                                                              Beneficially         Beneficially
               Name                         Position                           Owned(2)            Owned(1)(2)


       Jessica L. Stevens           President, Chief Executive               1,321,137                 28.7%
                                       Officer and Director
       Bonnie A. Crystal            Executive Vice President,                  366,400                  7.9%
                                       Secretary and Director
       Warren M. Dillard            Chief Operating Officer, Chief             192,231                  4.2%
                                       Financial Officer and Director
       Frederick T. Lezak, Jr.      Director                                    60,733                  1.4%
       James R. Iverson             Director                                    12,623                  0.3%

       Larry J. Wells(3)            Director                                   206,867                  4.6%

       All directors and executive
         officers as a group
         (6 persons)                                                         2,159,991                 43.5%




(1) Beneficial ownership includes voting and investment power with respect to the shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days of July 22, 1996 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Thus, the sum of individuals' and entities' ownership as a percent of common stock beneficially owned may exceed 100%.

(2) As of July 22, 1996, Telegen had 4,453,455 shares of common stock, and 112,750 shares of Series A preferred stock outstanding. The number of common shares outstanding excludes 208,592 shares of common stock cancelled for lack of consideration. See "Telegen - Legal Proceedings." As of July 22, 1996, Ms. Stevens, Ms. Crystal and Messrs. Dillard, Lezak, Iverson and Wells had the right to acquire within 60 days, from outstanding options, 88,341 shares, 179,500 shares, 169,059 shares, 8,733 shares, 8,333 shares and 6,867 shares of Telegen common stock, respectively.


(3) Mr. Wells is a founder and director of Sundance Venture Partners, L.P., which is a venture capital fund and the owner of 200,000 common shares of Telegen.



Management of Telegen

     The following information is presented with respect to the current directors and executive officers of Telegen who, pursuant to the terms of the Agreement, will serve as directors and executive officers of SERC, the acquiring corporation, upon consummation of the Acquisition.

Profiles of Directors and Executive Officers

     Jessica L. Stevens has been an inventor and an engineer since 1972. From 1982 to 1988, Ms. Stevens was Chief Executive Officer, President, Chief Technology Officer, and a Director of Woodside Design Associates, Inc., Redwood City, California, a high technology think tank. From 1988 to 1989, Ms. Stevens was Chairperson of the Board of Directors and Vice President of Engineering/Manufacturing at Absolute Entertainment, Inc. and Imagineering, Inc., both of New Jersey. Ms. Stevens has worked as a consultant to numerous high technology companies, including Apple Computer, Inc., Activision, Inc. Coleco Industries, McDonnell Douglas, Parker Brokers, and has developed software for the electronic game industry.

     Bonnie A. Crystal has been a telecommunications engineer, consultant and inventor since 1972. Before joining Telegen, she was Senior Staff Engineer for Research and Development for Toshiba America MRI, Inc. From 1984 to 1989, she was Senior Engineer at Astec, USA, Ltd. in Personal Communications Systems, Cellular and Satellite Earth Stations. She is the inventor of the Video Noise Reduction (VNR) standard for satellite receivers. She was a founder of International MedCom, Inc. and SE International, Inc.

     Warren M. Dillard has been a financial analyst and financial manager since 1967. He managed investment portfolios of securities and real estate for Capital Group and Shareholders Capital, respectively, both of Los Angeles, California, from 1967 until 1975. In 1975, he became Senior Vice President and CFO of Pepperdine University, continuing in that position until 1982. Since 1982, Mr. Dillard has been an independent investment banker, financing early stage business ventures. In October 1993, he became CFO of Telegen, adding the title of Chief Operating Officer in April 1994.

     Frederick T. Lezak, Jr. has been a financial executive since 1969, with senior positions at Time, Inc., McKesson Corp., The Headquarters Companies and Visucom Productions, Inc. From 1973 to 1981, he was a controller for several McKesson divisions, most recently Foremost Dairies in San Francisco. From 1981 to 1983, he was Treasurer and Chief Financial Officer of The Headquarters Companies in San Francisco. Since 1983, Mr. Lezak has been a principal and owner of Munson, Lezak, Jaspar & Dunn, a consulting firm which specializes in start-up situations and corporate turnarounds. He has also been a founder and officer of several start-up companies, including E.M.I., Inc.

     James R. (Dick) Iverson has an extensive background in technology development. Through 1982, he spent 19 years with Teledyne Ryan Electronics, the last 6 years as General Manager. From 1972-1976, he was General Manager of the Electronics Division of General Dynamics, managing projects ranging from satellite systems to aircraft test equipment. He was the developer of the first Global Positioning Satellite System (GPS). From 1976 through 1986, Mr. Iverson was Group Vice President for Gould, Inc., responsible for government and commercial electronics systems. In 1986, Mr. Iverson was elected President of the American Electronics Association (AEA), a 3,000 member national trade association, representing companies in semiconductors, computers, telecommunications and software. He recently retired from that position and is now an independent consultant to the electronics industry.

     Larry J. Wells is the founder and a director of Sundance Venture Partners, L.P., a venture capital fund, and is the Chairman of Anderson & Wells Company, which manages Sundance Venture Partners, L.P. and El Dorado Investment Company. Mr. Wells also has served as a director and President of Sundance Capital Corporation since May 1989. From 1983 to 1987, Mr. Wells served as Vice President of Citicorp Venture Capital and then became Senior Vice President of Inco Venture Capital. From May 1969 to June 1983, Mr. Wells was the founder and President of Creative Strategies International, a market research consulting firm specializing in emerging markets. Mr. Wells currently serves on the board of directors of Cellegy Pharmaceutical, Inc. and Indentix, Inc., which are publicly held companies. Mr. Wells also is a director of Upside Publishing, Inc., Plop Golf Company, VoiceCom Systems, Inc. and Murphex Corporation.

Executive Compensation

     The following information is presented with respect to the current directors and executive officers of Telegen who, pursuant to the terms of the Agreement, will serve as directors and executive officers of SERC, the acquiring corporation, upon consummation of the Acquisition:



      Summary Compensation Table


                                                                     Long Term Compensation
                            Annual Compensation                    Awards              Payouts
(a)             (b)       (c)         (d)         (e)            (f)        (g)          (h)
                                                 Other
Name                                             Annual       Restricted  Securities                 All Other
and                                              Compen-        Stock     Underlying     LTIP         Compen-
Principal                                        sation        Award(s)   Options/      Payouts       sation
Position        Year    Salary($)   Bonus($)       ($)           ($)      SAR's(#)        ($)           ($)




Jessica L.      1995    $29,167     $  -       $ 252,000 (1)  $  -        20,004        $  -         $  -
Stevens,        1994    $20,833     $  -       $  -           $  -        63,336        $  -         $  -
President,      1993    $  -        $  -       $  -           $  -          -           $  -         $  -
Chief Executive Officer
and Director


Bonnie A.       1995    $60,000     $  -         $  -         $  -        18,000        $  -         $  -
Crystal,        1994    $71,260     $  -         $  -         $  -        57,000        $  -         $  -
Executive       1993    $  -        $  -         $  -         $  -          -           $  -         $  -
Vice President,
Secretary and
Director

Warren M..      1995    $53,333     $  -         $  -         $  -        15,996        $  -         $  -
Dillard,        1994    $63,333     $  -         $  -         $  -        49,064        $  -         $  -
Chief           1993    $  -        $  -         $  -         $  -          -           $  -         $  -
Operating
Officer, Chief
Financial Officer
and Director



     (1) In August 1995, Jessica L. Stevens was issued warrants to purchase 50,500 shares of Telegen common stock for $.01 per share for a period of five years. The warrants can be exercised at any time. Compensation expense of approximately $252,000 was recorded to reflect the difference between the fair value of the common stock and the exercise price.




                     Option/SAR Grants in Last Fiscal Year

                                Individual Grants
- --------------------------------------------------------------------------------
         (a)             (b)             (c)            (d)               (e)
                     Number of       % of Total
                    Securities      Options/SARs
                    Underlying       Granted to
                   Options/SARs     Employees in   Exercise or Base   Expiration
     Name           Granted (#)      Fiscal Year     Price ($/SH)        Date
- --------------------------------------------------------------------------------
Jessica L. Stevens      20,004           8.6%          $5.00             2000
Bonnie A. Crystal       18,000           7.8%          $5.00             2000
Warren M. Dillard       15,996           6.9%          $5.00             2000


              Aggregated Options/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values

          (a)            (b)               (c)          (d)             (e)
                                                     Number of
                                                    Securities        Value of
                                                     Underlying     In-the-Money
                                                    Unexercised     Options/SARs
                                                    Options/SARs   at FY-End ($)

                   Shares Acquired       Value      Exercisable/    Exercisable/
     Name           on Exercise (#)    Realized ($) Unexercisable  Unexercisable
- --------------------------------------------------------------------------------
Jessica L. Stevens        $  -          $  -           83,340/0        $0/$0
Bonnie A. Crystal         $  -          $  -           75,000/0        $0/$0
Warren M. Dillard         $  -          $  -           65,060/0        $0/$0




Certain Transactions with Management and Others

     The following information is presented with respect to the current directors and executive officers of Telegen, who, pursuant to the terms of the Agreement, will serve as directors and executive officers of SERC, the acquiring corporation, upon consummation of the Acquisition:

     Telegen has entered into agreements with each of its full-time employees (including its executive officers) that prohibit disclosure of confidential information to anyone outside of Telegen both during and subsequent to employment and require disclosure and assignment to Telegen of all proprietary rights to any ideas, discoveries or inventions relating to or resulting from the employee's work for Telegen.

     In order to preserve the cash resources of Telegen, Jessica L. Stevens, Bonnie A. Crystal and Warren M. Dillard have accepted Telegen stock options in connection with their agreement to accept reduced salary compensation.

     Telegen was advanced funds by Jessica L. Stevens in 1991 and 1992. The outstanding balance as of December 31, 1995 was $167,649. A note was issued to Ms. Stevens for such amount bearing interest at 8% per annum. The note remains unpaid.

     In August 1995, Jessica L. Stevens was issued warrants to purchase 50,500 shares of Telegen common stock for $.01 per share for a period of five years. The warrants can be exercised at any time. Compensation expense totaling $251,995 was recorded to reflect the difference between the fair value of the common stock and the exercise price.

     In late 1993, Telegen purchased furnishings and art work from Warren M. Dillard for 2,800 shares of Telegen common stock, then valued at $14,000.

     Mr. Frederick T. Lezak, Jr., a director of Telegen, is a principal of SynerNet, Inc., a marketer and distributor of telecommunications products and services, including products manufactured and sold by Telegen. During the last 12 months, SynerNet has purchased approximately $30,000 of such products on terms and conditions no more favorable than those granted to other such distributors.


     Mr. W. Edward Naugler, Jr., Executive Vice-President and director of Telegen Display Laboratories, Inc. ("TDL"), was granted a five-year option in May 1996 to purchase 5% of the capital stock of TDL, adjusted for TDL's initial financial capitalization, for $5,000.

     Mr.  Larry Wells is  Chairman  of the Board of Anderson & Wells,  a private
venture  fund  management  organization,   which  purchased  200,000  shares  of
Telegen's common stock in March 1996 for $1,000,000.


Market for Telegen Securities and Related Stockholder Matters

     No public market exists for the securities of Telegen. Telegen has never paid any cash dividends on its common stock, intends to retain any future earnings to fund the development of its business and therefore does not anticipate paying any cash dividends in the foreseeable future.

Legal Proceedings


     In August 1991, Telegen issued an aggregate of 208,592 shares of common stock to Sahara Associates, Inc. ("Sahara") in connection with a letter of credit and related financing to be obtained by Telegen. A letter of credit in the amount of $300,000 was issued in favor of Telegen by Bank Sadarat but Telegen was unable to realize any benefit from such a letter of credit. In September 1992, Bank Sadarat filed a complaint against Telegen in the Superior Court of the State of California for the County of San Mateo for approximately $110,000 advanced under a separate letter of credit. In March 1993, Telegen cancelled the 208,592 shares issued to Sahara and filed a cross-complaint for declaratory relief against Sahara and others. In that action, Telegen sought a judicial declaration that the issuance of the aforementioned shares was void for lack of consideration, that the action of Telegen in cancelling such shares was valid and that the persons to whom such shares were issued have no rights as shareholders of Telegen. The case was removed to the Federal District Court for the Northern District of California. In July 1996, Telegen settled Bank Sadarat's claim by paying Bank Sadarat $100,000, which is less than the liability for the Bank Sadarat claim that is reflected in Telegen's Financial Statements included elsewhere herein. The dispute with Sahara regarding the cancelled shares has not yet been resolved. Although the number of shares and percentages of the outstanding shares referred to in this Registration Statement reflect the cancellation of shares issued to Sahara, there can be no assurance as to the ultimate result of the litigation with Sahara.

     On July 11, 1995, Rates Technology, Inc. a Delaware corporation ("Rates"), filed suit against Telegen in the United States District Court for the Southern Districk of New York, alleging infringement by Telegen of a patent held by Rates relating to "least cost" call routing. Rates sought in its complaint unspecified damages estimated by Rates to be in excess of $50,000, the trebling of such damages, and injunctive relief with respect to the alleged patent infringements.

     Telegen denied the claims of Rates on the grounds that the patent sued upon was invalid. In addition, Telegen challenged the personal jurisdiction of the Court over Telegen. Prior to the Court ruling on jurisdictional issue, Rates requested Telegen's concurrence to its unconditional voluntary dismissal of the lawsuit. Telegen ultimately did stipulate to Rates' requested withdrawal of the suit and the entire litigation was dismissed, without prejudice, on June 3, 1996. However, there can be no assurance that Rates wil not seek to revive this action at some future date.



                                  LEGAL MATTERS


     An opinion as to the validity of the securities of SERC to be issued in connection with the Acquisition will be given for SERC by the firm of Cohen Brame & Smith Professional Corporation, 1700 Lincoln Street, Suite 1800, Denver, Colorado 80203. SERC has issued 10,000 shares of its common stock to Cohen Brame & Smith Professional Corporation for services rendered in connection with the Acquisition.


     The firm of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation has rendered legal services in connection with certain issues related to the Acquisition.

                                     EXPERTS


     The financial statements included in this Prospectus to the extent and for the periods indicated in their reports, have been included herein in reliance on the report for SERC by Cordovano and Company, P.C. (whose report contained an explanatory paragraph indicating substantial doubt about SERC's ability to continue as a going concern); and for Telegen by Coopers & Lybrand L.L.P., Independent Accountants, given on the authority of such firms as experts in accounting and auditing.





                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of SERC or SERC California is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     The Colorado Business Corporation Act gives each corporation the power to indemnify against liability any current or former directors, officers, employees and agents. A Director must show that (1) he conducted himself in good faith,
(2) that his conduct was not opposed to the corporation's best interests, or if acting in his official capacity, that his conduct was in the corporation's best interests and (3) that in a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     The Colorado Business Corporation Act also gives each corporation the power to eliminate or limit the personal liability of a Director to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director unless the breach of fiduciary duty involves breach of loyalty to the corporation or its shareholders, acts or omissions involving misconduct or a knowing violation of law, acts specified in the law or any transaction whereby the Director derived an improper personal benefit.

     California law does not permit the elimination of monetary liability of directors where such liability is based on: (a) intentional misconduct or knowing or culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; and (g) liability for improper distributions, loans or guarantees.

     California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders unless a court determines that such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action that is settled or otherwise disposed of without court approval.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling SERC and SERC California pursuant to the foregoing provisions, SERC and SERC California has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules


Financial Statements

Exhibits

  Exhibit No.             Title

       1           Underwriting Agreement*
       2           Plan of Acquisition
       3           Articles of Incorporation and Bylaws
       4           Instruments Defining the Rights of Holders*
       5           Opinion re: Legality of Securities
       7           Opinion re: Liquidation Preference*
       8           Opinion re: Tax Matters*
       9           Voting Trust Agreements*
      10           Material Contracts**
      11           Statement re: Computation of Per Share Earnings
      12           Computation of Ratio of Earnings to Fixed Charges*
      13           Annual or Quarterly Reports*
      14           Material Foreign Patents*
      15           Letter on Unaudited Interim Financial Information*
      16           Letter on Change in Certifying Accountant*
      21           Subsidiaries of SERC and Telegen
      23           Consent of Experts and Counsel
      24           Power of Attorney*
      25           Statement of Eligibility of Trustee*
      26           Invitations for Competitive Bids*
      27           Financial Data Schedules
      28           Information from Reports Furnished to State Insurance
                      Regulatory Authorities*
      99           Additional Exhibits*

*    Not Applicable
**   Confidential treatment of portions of certain contracts requested.




Item 22. Undertakings

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the capacity and on the date indicated, thereunto duly authorized in the City of Denver, State of Colorado.

                                          SOLAR ENERGY RESEARCH CORP.



Signed:  August 1, 1996                    By: /s/  JAMES B. WIEGAND
                                           James B. Wiegand, President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.



Date:  August 1, 1996                       By: /s/  JAMES B. WIEGAND
                                            James B. Wiegand, President, Chief
                                            Accounting Officer and Chairman of
                                            the Board of Directors




Date:  August 1, 1996                       By: /s/  MARK E. A. WIEGAND
                                            Mark E. A. Wiegand, Treasurer,
                                            Chief Financial Officer and Director




Date: August 1, 1996                        By: /s/  JANET S. COLLINS
                                            Janet S. Collins, Secretary and
                                            Director

                          INDEX TO FINANCIAL STATEMENTS


Unaudited Pro Forma Condensed Balance Sheet, March 31, 1996
Unaudited Pro Forma Condensed Statements of Operations, Year Ended
  December 31, 1995 and for the Three-Month Period Ended March 31, 1996
Solar Energy Research Corp.
     Independent Auditors' Report
     Consolidated Statement of Operations, for the Years Ended December 31,
       1995, 1994, and for the Period from January 1, 1992 (Inception) Through December 31, 1995
     Consolidated Balance Sheet at December 31, 1995
     Consolidated Statement of Cash Flows for the Years Ended December 31,
       1995, 1994, and for the Period from January 1, 1992 (Inception) Through December 31, 1995
     Consolidated Statement of Changes in Stockholders' Equity, for the Years
       Ended December 31, 1995, 1994, and for the Period from January 1,
       1992 (Inception) Through December 31, 1995
     Notes to Consolidated Financial Statements, December 31, 1995 Consolidated, Condensed Balance Sheets as of March 31, 1996 and
       December 31, 1995 (Unaudited)
     Consolidated, Condensed Statements of Operations for the Three-Month
       Periods Ended March 31, 1996 and March 31, 1995 and from January 1, 1992 (Inception) Through March 31, 1996 (Unaudited)
     Consolidated, Condensed Statements of Cash Flows for the Three-Month
       Periods Ended March 31, 1996 and March 31, 1995 and from January 1, 1992 (Inception) Through March 31, 1996 (Unaudited)
     Notes to Consolidated, Condensed Financial Statements, March 31, 1996 Telegen Corporation
      Report of Independent Certified Public Accountants
      Balance Sheets as of December 31, 1995 and 1994
      Statements of Operations for the Years Ended December 31,
        1995 and 1994
      Statements of Changes in Stockholders' Equity (Deficit) for the Years
        Ended December 31, 1995 and 1994
      Statements of Cash Flows for the Years Ended December 31,
        1995 and 1994
      Notes to Financial Statements
      Balance Sheet as of March 31, 1996 (Unaudited)
      Statement of Operations for the Three-Month Periods Ended March 31,
        1996 and March 31, 1995 (Unaudited)
      Statement of Cash Flows for the Three-Month Periods Ended March 31,
        1996 and March 31, 1995 (Unaudited)
      Note to Financial Statements (Unaudited)



                          Telegen Corporation (NEWCO)
                       Pro Forma Condensed Balance Sheet
                                 March 31, 1996
                                  (Unaudited)
                                                 Historical                               Pro forma
                                                           Solar Energy                               Telegen
                                           Telegen           Research                                 (NEW CO)
                                         Corporation        Corporation          Adjustments        Corporation
Cash                                $       4,125,607       $       729                   -       $     4,126,336
Accounts receivable, trade                     11,117                 -                   -                11,117
Accounts receivable, other                     21,579            40,000     $       (40,000) A             21,579
Inventory                                     367,436                 -                   -               367,436
Prepaid & other current assets                      -               915                   -                   915
                                           ----------           -------              ------             ---------
       Total current assets                 4,525,739            41,644             (40,000)            4,527,383
Deferred financing cost, net                  142,302               500                   -               142,802
Property and equipment, net                   134,407                 -                   -               134,407
Other assets                                   13,496                 -                   -                13,496
                                           ----------           -------              ------             ---------
        Total assets                $       4,815,944        $   42,144     $       (40,000)       $    4,818,088
                                           ----------           -------              ------             ---------
Current Liabilities
Current maturities of notes payable $         369,445                 -                   -        $      369,445
Current maturities of notes payable
        -shareholder                          502,373                 -                   -               502,373
Accounts payable, trade                       834,022     $       8,777                   -               842,799
Accounts payable, other                           461                 -                   -                   461
Accrued expenses                              285,353            27,476                   -               312,829
                                           ----------           -------              ------             ---------
Total current liabilities                   1,991,654            36,253                   -             2,027,907
Note payable-shareholder, long-term           121,772                 -                   -               121,772
                                           ----------           -------              ------             ---------
        Total liabilities                   2,113,426            36,253                   -             2,149,679
Shareholders' equity (deficit)
Series A convertible preferred stock,         922,526                 -                   -               922,526
Common stock                                7,554,779           651,925      $     (646,034) B          7,560,670
Additional paid in capital                          -           954,061            (954,061) B                  -
Accumulated deficit                        (5,774,785)       (1,600,095)          1,560,095 B          (5,814,785)
                                           ----------           -------              ------             ---------
        Total shareholders' equity
           (deficit)                        2,702,520             5,891             (40,000)            2,668,411
                                           ----------           -------              ------             ---------
Total liabilities and shareholders'
            deficit                 $       4,815,946      $     42,144      $      (40,000)         $  4,818,090
                                           ----------           -------              ------             ---------

The accompanying notes are an integral part of these pro forma financial statements.



                          Telegen Corporation (NEWCO)
                  Pro Forma Condensed Statement of Operations
                      for the year ended December 31, 1995
                                  (Unaudited)


                                                  Historical                               Pro forma
                                                           Solar Energy                               Telegen
                                           Telegen           Research                                 (NEW CO)
                                         Corporation        Corporation          Adjustments        Corporation
                                                                                 (Unaudited)        (Unaudited)

Sales                                  $      145,795                -                    -       $      145,795
Cost of goods sold                           (170,421)               -                    -             (170,421)
                                       --------------     ------------           ----------         ------------
        Gross profit (loss)                   (24,626)               -                    -              (24,626)
Operating expenses
Selling and marketing                          84,467                -                    -               84,467
Research and development                      826,984                -                    -              826,984
General and administrative                  1,501,469       $   33,301         $    (33,301) C         1,501,469
General and administrative-related party            -           46,872              (46,872) C                 -
                                       --------------     ------------           ----------         ------------
Loss from operations                       (2,437,546)         (80,173)              80,173           (2,437,546)
Other income/(expense)
Interest income                                   725                -                    -                  725
Interest expense                              (81,105)          (1,556)                   -              (82,661)
                                       --------------     ------------           ----------         ------------
Net loss                               $   (2,517,926)    $    (81,729)          $   80,173         $ (2,519,482)
                                       --------------     ------------           ----------         ------------
Weighted average shares outstanding         2,652,718        1,070,725                                 2,800,404
                                       -------------      ------------                              ------------
Net loss per common and common
        equivalent share               $       (0.95)     $      (0.08)                             $      (0.90)
                                       -------------      ------------                              ------------



The accompanying notes are an integral part of these pro forma financial statements.



                          Telegen Corporation (NEWCO)
                  Pro Forma Condensed Statement of Operations
                for the three-month period ended March 31, 1996
                                  (Unaudited)

                                                 Historical                               Pro forma
                                                           Solar Energy                               Telegen
                                           Telegen           Research                                 (NEW CO)
                                         Corporation        Corporation          Adjustments        Corporation
                                                                                 (Unaudited)        (Unaudited)
Sales                                 $       11,628                  -                   -       $       11,628
Cost of goods sold                           (10,013)                 -                   -              (10,013)
                                           ----------           -------              ------             ---------
        Gross profit (loss)                    1,615                  -                   -                1,615
Operating expenses
Selling and marketing                            877                  -                   -                  877
Research and development                      80,466                  -                   -               80,466
Proposed merger costs                              -      $       21,860       $    (21,860) C                 -
General and administrative                    360,534             10,258            (10,258) C           360,534
General and administrative-related party            -              3,750             (3,750) C                 -
Loss from operations                         (440,262)           (35,868)            35,868             (440,262)
                                           ----------           -------              ------             ---------
Other income/(expense)
Interest income                                 1,757                  -                  -                1,757
Interest expense                              (34,422)              (389)                 -              (34,811)
                                           ----------           -------              ------             ---------
Net loss                                $    (472,927)    $      (36,257)      $     35,868        $    (473,316)
Weighted average shares outstanding         3,687,436          1,292,183                               3,865,669
                                           ----------           -------              ------             ---------
Net loss per common and common
        equivalent share                $       (0.13)             (0.03)                          $       (0.12)
                                           ----------           -------              ------             ---------


     The accompanying notes are an integral part of these pro forma financial statements.

                          TELEGEN CORPORATION (NEW CO)
              NOTES TO THE PRO FORMA FINANCIAL STATEMENTS, Continued
                      for the year ended December 31, 1995
                 and the three-month period ended March 31, 1996
                                  (Unaudited)



1.  Organization and Basis of Presentation:

     Solar Energy Research Corporation (SERC) intends to file a registration statement on Form S-4 with the Securities and Exchange Commission with respect to the acquisition of all outstanding capital stock of Telegen Corporation (Telegen) by Telegen Acquisition Company (TAC), a wholly owned subsidiary of SERC, through a merger of TAC with and into Telegen. Telegen will thereby become a wholly owned subsidiary of SERC. Effective upon closing, SERC (i) will issue one share of its common stock (after giving effect to the 7.25 to 1 reverse split of the currently issued and outstanding SERC common stock) for each share of Telegen common stock issued and outstanding at closing; (ii) will issue one share of Class A preferred stock for each share of Telegen preferred stock issued and outstanding at closing; and (iii) will issue one option to acquire a share of SERC's common stock in exchange for each outstanding option to acquire Telegen common stock.


     The acquisition has been treated as a recapitalization of Telegen with Telegen as the acquirer (reverse acquisition). The pro forma financial statements of Telegen Corporation (New Co) have been prepared based on the historical financial statements of Telegen considering the effects of the Agreement and Plan of Reorganization transactions. The pro forma balance sheet of the New Co. at March 31, 1996 have been prepared as if the acquisition and the reorganization transactions had been consummated at March 31, 1996. The pro forma income statement for the year ended December 31, 1995 and the three-month period ended March 31, 1996 have been prepared as if the acquisition and the reorganization transactions had been consummated at January 1, 1995. The pro forma financial statements should be read in conjunction with the historical financial statements, and related notes thereto, of SERC and of Telegen included elsewhere herein.


     The computation of the pro forma primary loss per common share is based upon the weighted average number of outstanding common shares for the year ended December 31, 1995 and for the period ended March 31, 1996 and excludes the anti-dilutive effect of contingent shares issuable upon the exercise of stock options, stock warrants and other contingent shares related to the price protection provisions. For the year ended December 31, 1995 and the period ended March 31, 1996, the pro forma fully diluted loss per common share is considered to be the same as the pro forma primary loss per common share since the effect of the common stock equivalents and any contingent shares associated with the price protection provisions would be anti-dilutive.


     The unaudited pro forma financial statements are not necessarily indicative of what the actual financial position would have been at March 31, 1996, nor of the actual results of operations for the year ended December 31, 1995 or the three-month period ended March 31, 1996, had the acquisition and the reorganization transactions occurred on March 31, 1996 and January 1, 1995, respectively, nor does it purport to present the future financial position or results of operations of the New Co.


2.  Assumptions:

     Certain assumptions regarding the operations of the New Co. have been made in connection with the preparation of the pro forma financial statements. Those assumptions are as follows:

     (a) Pro forma net income per share information for the year ended December 31, 1995 is calculated using weighted average shares outstanding of 147,686 shares for SERC (after giving effect to the 7.25 to 1 reverse split of the SERC outstanding common stock) prior to the merger plus the weighted average shares outstanding of 2,833,513 shares for Telegen.

     (b) Pro forma net income per share information for the three-month period ended March 31, 1996 is calculated using weighted average shares outstanding of 178,232 shares for SERC (after giving effect to the 7.25 to 1 reverse split of the SERC outstanding common stock) prior to the merger plus the weighted average shares outstanding of 3,868,231 shares for Telegen.


     (c) The New Co. anticipates that the reorganization will qualify as a tax free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code.

     SERC anticipates limitation of the use of its tax net operating loss carryforwards as a result of a change in ownership as defined in Section 382 of the Internal Revenue Code. SERC and Telegen can utilize their existing net operating loss carryforwards, subject to the limitation on SERC set out above, on future taxable income generated by their respective companies.

     The New Co. will provide a full valuation allowance against its deferred tax asset due to the uncertainty of its realization. The deferred tax asset is primarily attributable to approximately $2.2 million in net operating loss carryforwards expiring from 1998 through 2010.


3.  The Pro Forma Adjustments:

     (A) Elimination of the deferred merger costs as part of the purchase price of Telegen.


     (B) Elimination of SERC common stock, additional paid-in capital and stockholders' deficit. The elimination of SERC common stock is offset by SERC's net assets (pre acquisition) of $5,891 at March 31, 1996, and the elimination of SERC's accumulated deficit is offset by SERC's prepaid acquisition costs of $40,000 (post acquisition) at March 31, 1996.


     (C) Reflects the elimination of expenses incurred by SERC due to the Agreement and Plan of Reorganization. SERC's offices will be relocated to the office location of Telegen.

4.  Subsequent Events:


     In February 1996, Telegen initiated a private offering of up to 1,320,000 shares of common stock at $5 per share. The placement agent will receive a commission of 15% of the funds raised and will receive warrants to purchase a number of shares equal to 10% of the shares sold in the offering. The warrants would be exercisable at $3.50 per share. The placement agent may also be granted up to 136,000 shares of common stock based on certain parameters related to the offering. As of March 31, 1996, Telegen issued an additional 578,000 common shares from the private placement. As of April 1996, Telegen issued an additional 724,150 common shares from the private placement and granted 136,000 common shares to the placement agent.


     In April 1996, SERC received $5,000 in legal services in exchange for 10,000 shares of its common stock.

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS
                                      with
                          INDEPENDENT AUDITORS' REPORT
                                December 31, 1995


                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                   Index to Consolidated Financial Statements




Independent auditors' report

Consolidated balance sheet as of December 31, 1995

Consolidated statements of operations, for the years ended
  December 31, 1995 and 1994 and from January 1, 1992
   (inception) through December 31, 1995

Consolidated statements of cash flows, for the years ended
  December 31, 1995 and 1994 and from January 1, 1992
   (inception) through December 31, 1995.

Consolidated statements of shareholders' equity,
  January 1, 1992 (inception) through December 31, 1995

Summary of significant accounting policies

Notes to consolidated financial statements

Board of Directors
Solar Energy Research Corp. and subsidiary

                          INDEPENDENT AUDITORS' REPORT

     We have audited the accompanying consolidated balance sheet of Solar Energy Research Corp. and subsidiary (a development stage company) as of December 31, 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended December 31, 1995 and 1994 and from January 1, 1992 (inception of development stage) through December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Solar Energy Research Corp. and subsidiary as of December 31, 1995 and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994 and from January 1, 1992 through December 31, 1995, in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note H to the consolidated financial statements, the Company has no operations as of December 31, 1995 and the Company's operating losses since inception raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note H. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.




Cordovano and Company, P.C.
Denver, Colorado
January 22, 1996

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET

                                December 31, 1995

                                     ASSETS

CURRENT ASSETS
  Cash.................................................    $  12,509
  Advances to merger candidate.........................       40,000
                                                           ---------
    TOTAL CURRENT ASSETS...............................       52,509

OTHER ASSETS
  Organization costs...................................          915
  Deferred offering costs..............................          500
                                                           ---------
                                                            $ 53,924

                 LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable.....................................     $  4,228
  Judgments payable (Note C)...........................       17,997
  Accrued interest payable on judgments................        4,551
                                                           ---------
    TOTAL CURRENT LIABILITIES..........................       26,776
                                                           ---------

COMMITMENT AND CONTINGENCY (Note F)....................            -

SHAREHOLDERS' EQUITY (Note D)
  Preferred stock, 25,000,000 shares authorized,
    no  par  value;   no  shares   outstanding.........            -
Common   stock,   100,000,000   shares
authorized,
    $.50 par value; 1,273,850 shares issued and
    outstanding........................................      636,925
  Additional   paid-in   capital.......................      954,061
  Accumulated   retained   deficit, ($221,170
  accumulated during development stage)................   (1,563,838)
                                                           ---------
     TOTAL SHAREHOLDERS' EQUITY........................       27,148
                                                           ---------
                                                          $   53,924
                                                           =========

     See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                       January 1, 1992
                                                         (inception)
                                                           Through
                               Years Ended December 31,   December 31,
                                  1995         1994          1995
COSTS AND EXPENSES

  General and administrative,
    Related parties (Note B).   $ 46,872     $ 42,462     $ 129,834
  General and administrative.     33,301        6,760        86,470

  Interest expense...........      1,556        1,555         4,551

     NET LOSS................   $(81,729)    $(50,777)    $(220,855)
                                _________    _________    __________

WEIGHTED AVERAGE SHARES
  OUTSTANDING................  1,070,725      908,195       405,662
                              ___________  ___________  ____________

NET LOSS PER SHARE........... $    (0.08)  $    (0.06)  $     (0.54)
                              ___________  ___________  ____________



     See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          January 1, 1992
                                                            (inception)
                                                              Through
                                  Years Ended December 31,   December 31,
                                     1995         1994          1995
OPERATING ACTIVITIES
  NET LOSS..                  $ (81,729)    $ (50,777)   $ (220,855)

  Expenses not requiring cash
    Shares issued for
      services, (Note B).....     11,250       15,000        66,750

    Shares issued for
      compensation (Note B)..     26,250       35,000       104,250
                              ___________  ___________  ____________
                                 (44,229)        (777)      (49,855)

Changes in current assets and
  liabilities
    Advances to merger
      candidate and other
      current assets.........    (41,415)           -       (41,415)

    Accounts and interest
      payable................      3,153          777         8,779
                              ___________  ___________  ____________
      Cash used in operating
        activities...........    (82,491)           -       (82,491)
                              ___________  ___________  ____________
FINANCING ACTIVITIES
  Sale of common stock.......     95,000            -        95,000
                              ___________  ___________  ____________
      Cash provided by
       financing activities..     95,000            -        95,000
                              ___________  ___________  ____________
NET INCREASE (DECREASE) IN
  CASH AND CASH EQUIVALENTS..     12,509            -        12,509

Cash and cash equivalents at
  beginning of period........          -            -             -
                              ___________  ___________  ____________
CASH AND CASH EQUIVALENTS AT
  END OF PERIOD.............. $   12,509   $        -   $    12,509
                              ___________  ___________  ____________


     See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                CONSOLIDATED STATEMENTS OF CASH FLOWS, CONCLUDED



                                                          January 1, 1992
                                                            (inception)
                                                                Through
                                  Years Ended December 31,     December 31,
                                     1995         1994            1995

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for:
    Interest.................   $      -       $      -       $       -
    Income taxes.............   $      -       $      -       $       -

NONCASH FINANCING ACTIVITIES

    Shares issued to the
      president of the Company
      in exchange for debt
      (Note B)...............   $      -       $      -       $  40,018

    Shares issued to related
      parties in exchange for
      debt (Note B)..........   $      -       $      -       $ 558,206

    Shares issued to judgment
      creditors in exchange
      for satisfaction of
      judgment................  $      -       $      -       $  21,815

    Shares issued for
      services (Note B)......   $ 11,250       $ 15,000       $  66,750

    Shares issued for
      compensation:
        President (Note B)...   $ 26,250       $ 35,000       $ 102,750
        Secretary (Note B)...   $      -       $      -       $   1,500

     See accompanying summary of significant accounting policies and notes to consolidated financial statements.



                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

              January 1, 1992 (inception) through December 31, 1995

                                        Preferred                                  Additional
                                           Stock              Common Stock           Paid-in      Accumulated
                                           Shares        Shares       Par  Value     Capital        Deficit         Total
Balance, January 1, 1992...............         -       328,944      $   164,472   $   540,475    $(1,342,983)    $(638,036)

Shares issued in exchange
for judgment debt, July 13, 1992.......         -         3,445            1,722         3,274              -        4,996

Shares issued to related parties for
debt, September 10, 1992 (Note B)..             -       372,137          186,069       372,137                     558,206

Shares issued in exchange
for judgment debt, September 18, 1992           -         8,800            4,400         8,788                      13,188

Shares issued in exchange
for judgment debt, December 15, 1992.           -         2,500            1,250         2,381              -        3,631

Shares issued to president of Company
December 31, 1992(Note B)...........            -        26,679           13,340        26,678              -       40,018

Shares issued to an affiliate
December 31, 1992 (Note B)...........           -        25,345           12,672           328              -       13,000
Net loss.............................           -             -                -             -        (13,839)     (13,839)
                                         --------       -------          -------       -------     ----------      -------
BALANCE AT DECEMBER 31, 1992.........           -       767,850          383,925       954,061     (1,356,822)     (18,836)

Shares issued to an affiliate
December 31, 1993 (Note B)...........           -        55,000           27,500             -              -       27,500

Shares issued to the president of the
Company, December 31, 1993 (Note B)..           -        83,000           41,500             -              -       41,500

Shares issued to an officer December
31, 1993 (Note B)....................           -         3,000            1,500             -              -        1,500

Net loss.............................           -             -                -             -         (74,510)     (74,510)
                                         --------       -------          -------       -------       ----------     -------
BALANCE AT DECEMBER 31, 1993.........           -       908,850          454,425       954,061      (1,431,332)     (22,846)

Shares issued to an affiliate December
27, 1994 (Note B)....................           -        30,000           15,000             -               -       15,000

Shares issued to the president of the
Company, December 27, 1994 (Note B)..           -        70,000           35,000             -               -       35,000

Net loss...............................         -             -                -             -         (50,777)     (50,777)
                                         --------       -------          -------       -------      ----------      -------
BALANCE AT DECEMBER 31,1994............         -     1,008,850          504,425       954,061      (1,482,109)     (23,623)



     See accompanying  summary of significant  accounting  policies and notes to
consolidated   financial  statements.




                        SOLAR ENERGY RESEARCH CORP. AND
                    SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

            CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY, CONTINUED
              January 1, 1992 (Inception) through December 31, 1995

                                         Preferred                                  Additional
                                           Stock              Common Stock           Paid-in      Accumulated
                                           Shares        Shares       Par  Value     Capital        Deficit         Total
Shares issued to an affiliate
May 26, 1995 (Note B).................          -        15,000            7,500           -              -         7,500

Shares issued to president of the
Company, May 26, 1995 (Note B)........          -        35,000           17,500           -              -        17,500

Shares issued for cash
September 30,  1995...................          -        50,000           25,000           -              -        25,000

Shares issued for cash
October 3, 1995......................           -        50,000           25,000           -              -        25,000

Shares issued for cash
October 20, 1995.....................           -        20,000           10,000           -              -        10,000

Shares issued for cash
November 30, 1995....................           -        10,000            5,000           -              -         5,000

Shares issued for cash
December 16, 1995....................           -        10,000            5,000           -              -         5,000

Shares issued for cash
December 27, 1995....................           -        20,000           10,000           -              -        10,000

Shares issued for cash
December 28, 1995....................           -        30,000           15,000           -              -        15,000

Shares issued to an affiliate
December 31, 1995 (Note B)...........           -         7,500            3,750           -              -         3,750

Shares issued to the president of the
Company, December 31, 1995 (Note B)..           -        17,500            8,750           -              -         8,750

Net loss..............................          -             -                -           -        (81,729)      (81,729)
                                        _________   ___________     ____________   _________    ____________    _________
BALANCE AT DECEMBER 31, 1995.........           -     1,273,850       $  636,925  $  954,061    $(1,563,838)     $ 27,148
                                        _________   ___________     ____________   _________    ____________    _________


All share amounts restated for stock split (See Note D)

     See accompanying summary of significant accounting policies and notes to consolidated financial statements.

    SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

                   Summary of Significant Accounting Policies

                                December 31, 1995

Basis of presentation

     The accompanying consolidated financial statements include the transactions of Solar Energy Research Corp. and Telegen Acquisitions, Inc., a wholly owned subsidiary of Solar Energy Research Corp. All material intercompany transactions have been eliminated in the accompanying financial statements.

Development stage company

     The Company entered the development stage in accordance with SFAS No. 7 on January 1, 1992 and its purpose is to evaluate, structure and complete a merger with, or acquisition of a privately owned corporation.

Cash  equivalents

     For financial accounting purposes and the statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

Net loss per  share

     Net loss per share is based on the weighted average number of common shares outstanding for the periods presented according to the rules of the Securities and Exchange Commission. Such rules require that any shares sold at a nominal value prior to a public offering, should be considered outstanding for all periods presented.

Organization costs

     Costs incurred in connection with the organization of a subsidiary company will be amortized over 60 months once the subsidiary has commenced operations.

Deferred offering costs

     Offering costs, consisting of legal fees, are deferred until completion of the Company's private placement offering. Upon completion, the deferred offering costs will be offset against the proceeds from the offering.

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                   Notes To Consolidated Financial Statements

                                December 31, 1995

Note A: Nature of  organization

     Solar Energy Research Corp. and subsidiary (the Company) was incorporated under the laws of Colorado on December 19, 1973, for the purposes of designing, marketing and serving solar heating systems. Effective December 31, 1981, the Company began to wind down operations and from shortly after that date through December 31, 1991, the Company was inactive. Effective January 1, 1992, the Company returned to the development stage in accordance with SFAS No. 7. Principal activities since December 31, 1991 include organizational matters and the restructuring of debt relative to the discontinued solar energy operations. Currently, the Company is a "shell corporation" and is seeking financing to complete a merger with a privately owned company.

Note B: Related party  transactions

     The Company utilized office space on a rent-free basis from the president during all periods presented. The Company does not anticipate changing this arrangement until the Company's operations have commenced.

     Since the Company re-entered the development stage in 1992, it has issued 232,179 shares of its $0.50 par value common stock to the president of the Company for compensation valued at $142,768.

     Since the Company re-entered the development stage in 1992, certain expenses in connection with a search for a merger candidate have been paid by an affiliate of the Company. Since 1992, the Company issued 130,845 shares of its common stock for expenses totalling $66,750.

     In 1993, the Company issued 3,000 shares of its $0.50 par value common stock to an officer of the Company for compensation valued at $1,500.

     In 1992, the Company exchanged indebtedness, including accrued interest through 1985, to various officers and shareholders totalling $372,137 for 558,206 shares of its $0.50 par value common stock.

     In 1985, the Company liquidated debt to the president of the Company totalling $6,452, including accrued interest, from the proceeds of the sale of equipment.

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

              Notes To Consolidated Financial Statements, Continued

                                December 31, 1995

Note C: Judgments payable

     Outstanding judgments at December 31, 1995, resulting from trade payables, are as follows:

              No. 80002014........................... $ 1,123

              No. 80005430...........................   2,962

              No. 80002837...........................     895

              No. 80004601...........................   6,417

              No. 81008312 less
                amount forgiven by creditor..........   6,600
                                                      _______
                                                      $17,997
                                                      _______

Note D: Shareholders' equity

     Effective  October 23,  1993,  the Board of  Directors  declared a 1 for 50
reverse  stock  split.   All  common  shares   reflected  in  the   accompanying
consolidated financial statements have been restated.

     Shareholders have authorized a class of no par value, voting preferred stock. Series may be established by action of the Board of Directors designating dividend conversion, liquidation and redemption rights and privileges. No voting preferred shares have been issued.

     Beginning on September 28, 1995, the Company offered for sale 200,000 shares of $.50 par value common stock in a private placement offering at a price of $.50 per share. Proceeds from the offering will be used to pay the costs of acquisition of a privately held company. Anticipated costs include attorneys' and accountants' fees as well as registration filing costs. Should the acquisition be terminated, any remaining proceeds will be deposited to the Company's general account to be used for future transactional expenses and working capital.

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

              Notes To Consolidated Financial Statements, Continued

                                December 31, 1995

Note E: Income taxes
               At December 31, 1994, deferred taxes consisted of:

                                                   December 31,
                                                 1995        1994
           Deferred tax asset, net
             operating loss carryforward ... $  509,804  $  490,941
           Valuation allowance .............   (509,804)   (490,941)
                                             ___________ ___________
           Net deferred taxes .............. $        -  $        -
                                             ___________ ___________

     The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery.

     The Company has available, as of December 31, 1995, unused operating loss carryforwards for Federal and State purposes of approximately $1,533,983 each, which expire through the year 2010. The ability of the Company to utilize the carryforwards may be severely limited should its line of business (solar) or its ownership change.

Note F: Commitment

Pursuant to a letter of intent signed on August 9, 1995, to acquire a privately held operating company, the Company is committed to paying certain legal, accounting and other fees in connection with the acquisition. The Company estimates that its commitment for these costs at December 31, 1995 is approximately $23,400.

     Contingency The Company is contingently liable on judgment claims totalling $4,017, plus accrued interest, to creditors who are no longer in business.

Note G: Proposed merger

     The Company entered into a letter of intent dated August 9, 1995, to acquire a privately held operating company. Subject to the successful completion of a private placement of 200,000 shares of it's $.50 par value common stock, the Company plans to acquire 100 percent of the stock of the operating company by issuing approximately 19,669,366 shares of restricted common stock and
112,750 shares of voting preferred stock to shareholders of the operating company. Upon completion of the transaction, approximately 95 percent of the shares of the Company's common stock (fully diluted) will be held by shareholders of the operating company.

                         SOLAR ENERGY RESEARCH CORP. AND
                    SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

              Notes To Consolidated Financial Statements, Concluded

                                December 31, 1995

Note H: Basis of presentation

     In the course of its development activities, the Company has sustained continuing operating losses and expects such losses to continue for the foreseeable future. The Company plans to continue to finance its operations with a combination of stock sales and in the longer term, revenues from the operations of its proposed merger candidate. The Company's ability to continue as a going concern is dependent upon successful completion of its private placement and additional financings and, ultimately, upon achieving profitable operations.

Note I: Subsequent events

     On January 23, 1996, an individual purchased 10,000 shares of the Company's $.50 par value common stock for $5,000.

     On February 13, 1996, an individual purchased 20,000 shares of the Company's $.50 par value common stock for $10,000.

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                        (a Development Stage Enterprise)


                     Consolidated, Condensed Balance Sheets


                                     ASSETS


                                               March 31,       December 31,
                                                 1996              1995
Assets
  Cash....................................    $     729     $     12,509
  Advances to merger candidate (Note E)...       40,000           40,000
  Organization costs......................          915              915
  Deferred offering costs (Note F)........          500              500
                                           ____________      ___________


                                              $  42,144      $    53,924
                                           ____________      ___________


                      LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
  Accounts payable........................    $   8,777      $     4,228
  Other current liabilities...............       27,476           22,548
                                           ____________      ___________
     Total liabilities....................       36,253           26,776
                                           ____________      ___________



Shareholders' equity
  Common stock (Note D)...................       651,925      636,925
     Other shareholders' deficit..........      (646,034)    (609,777)
                                           ____________      ___________
  Total  shareholders'  equity............         5,891       27,148
                                           ____________      ___________


                                           $      42,144    $  53,924
                                           ____________  ____________

                 See accompanying notes to financial statements.

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                        (a Development Stage Enterprise)


                Consolidated, Condensed Statements of Operations


                                                          January 1,
                                                            1992
                                 Three Months Ended        Through
                                       March 31,           March 31,
                                   1996        1995          1996
Costs and expenses
  General and administrative,
    related parties (Note B)...$    3,750  $         -   $   133,584


  General and administrative.      10,258        3,737        44,290


  Costs of proposed
    acquisition(Note E)......      21,860            -        74,298

  Interest expense...........         389          389         4,940
                              ____________ ____________  ____________
                                   36,257        4,126       257,112


Net loss..................... $   (36,257) $    (4,126)  $  (257,112)
                              ____________ ____________  ____________

Weighted average shares
  outstanding................   1,292,183    1,008,759       416,150
                              ____________ ____________  ____________

Net loss per share........... $     (0.03)  $       *    $     (0.62)
                              ____________ ____________  ____________

*  Less than $0.01


                  See accompanying notes to financial statements.

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                        (a Development Stage Enterprise)


                Consolidated, Condensed Statements of Cash Flows


                                                          January 1,
                                                            1992
                                 Three Months Ended        Through
                                       March 31,           March 31,
                                   1996        1995          1996
Cash flows from operating
activities:
  Cash used in operating
    activities............... $  (26,780) $     (2,461) $  (109,271)
                              ____________ ____________  ____________
Cash flows from financing
 activities:
  Contributed capital                  -         2,461            -
  Sale of common stock(Note D)    15,000             -      110,000
                              ____________ ____________  ____________
  Cash provided by financing
    activities...                 15,000         2,461      110,000
                              ____________ ____________  ____________
Net increase (decrease) in
cash and cash equivalents...     (11,780)            -          729


Cash and cash equivalents at
beginning of period.........      12,509             -           -
                              ____________ ____________  ____________
Cash and cash equivalents at
end of period............... $       729    $        -    $    729
                              ____________ ____________  ____________

Supplementary disclosure of
cash flow information:
  Cash paid during the
   period for:
     Interest................ $        -    $         -    $      -
     Income taxes............ $        -    $         -    $      -

 Noncash financing activities:
   Shares issued to the
    president of the Company
    in exchange for debt..... $        -    $          -   $  40,018

   Shares issued to related
    parties in exchange for
    debt..................... $        -    $          -   $ 558,206

   Shares issued to judgement
    creditors in exchange for
    satisfaction of judgement $        -    $          -   $  21,815

   Shares issued for services $        -    $          -   $  66,750

                 See accompanying notes to financial statements.

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                        (a Development Stage Enterprise)


           Consolidated, Condensed Statements of Cash Flows, Concluded



                                                          January 1,
                                                            1992
                                 Three Months Ended        Through
                                       March 31,           March 31,
                                   1996        1995          1996
Noncash financing activities,
  continued:

   Shares issued for
     compensation:
       President............. $         -  $         -   $   102,750
       Secretary............. $         -  $         -   $     1,500

                 See accompanying notes to financial statements.

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                        (a Development Stage Enterprise)


              Notes to Consolidated, Condensed Financial Statements


                                 March 31, 1996

Note A: Basis of presentation

     The financial statements presented herein have been prepared by the Company in accordance with the accounting policies in its Form 10-KSB report dated December 31, 1995 and should be read in conjunction with the notes thereto.

     In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to a fair presentation of operating results for the interim periods presented have been made.

     Interim financial data presented herein are unaudited.

Note B:  Related party transactions


     During the three months ended March 31, 1996, the Company paid $3,750, for services and payments made on behalf of the Company, to an unconsolidated affiliate.

     An unconsolidated affiliate advanced the Company cash totalling $382 for the three months ended March 31, 1996.

Note C:  Income taxes

At March 31, 1996, deferred taxes consisted of:

                                                       March 31,
                                                       ---------
                                                  1996           1995
                                                  ----           ----
Deferred tax asset, net
  operating loss carryforward                   $522,132       $492,344
Valuation allowance                             (522,132)      (492,344)
                                                --------       --------
Net deferred taxes                              $      -       $      -
                                                ========       ========

     The valuation offsets the net deferred tax asset for which there is no assurance of recovery.

     The Company has available, as of March 31, 1996, unused operating loss carryforwards for Federal and State purposes of approximately $1,514,761 each, which expire through the year 2011. The ability of the Company to utilize the carryforwards may be severely limited should its line of business (solar) or its ownership change.

Note D: Shareholders' equity

     During the three months ended March 31, 1996, the Company issued 30,000 shares of its $.50 par value common stock to an accredited investor for $15,000 cash. The Company has utilized this cash together with cash from the sale of its common stock to other accredited investors to pay certain expenses in connection with the reverse acquisition of Telegen Corporation, an operating California corporation. Shareholders' equity transactions during the three months ended March 31, 1996, consisted of the following:





                                           Common Stock                 Other
                                           ------------            Shareholders'
                                      Shares           Par Value        Equity
                                      ------           ---------        ------
Balance at
  December 31, 1995               $  1,273,850     $     636,925      $(609,777)
Shares issued for cash,
  January 23, 1996 ...............      10,000             5,000             --
Shares issued for cash,
  February 13, 1996 .......             20,000            10,000             --
Net loss for the three
  months ended
  March 31, 1996 .................          --                --        (36,257)
Balance at                        -------------     ------------      ---------
  March 31, 1996 ................ $   1,303,850     $    651,925      $(646,034)
                                  =============     ============      =========



Note E:  Proposed Merger

     The Company, as a "development stage corporation", together with its merger candidate, Telegen Corporation (Telegen) have executed a definitive agreement whereby the company will acquire Telegen in a reverse acquisition. Telegen was founded in 1990 and is engaged in the design, development, manufacture (through contract manufacturers) and sales (through manufacturers representatives and private label resellers), intelligent telecommunications products which provide supplementary features to existing telephone equipment and services for customers and small businesses.

     The Company has advanced to Telegen and otherwise incurred certain legal and accounting pre-acquisition costs. As of March 31, 1996, the Company had incurred pre-acquisition costs totaling $114,298; $40,000, previously advanced to Telegen plus other costs of the merger, paid by the Company totaling $74,298. From April 1, 1996 through May 31, 1996, the Company incurred an additional $57,575, resulting in a total of $171,873 in pre-acquisition costs incurred by the Company. Telegen has agreed to pay the remaining costs and expenses related to completing the acquisition incurred subsequent to May 31, 1996, and to advance the Company $28,000 for the Company's remaining acquisition costs and expenses. Further, should Telegen cancel the transaction, Telegen is obligated to reimburse the Company the $171,873 for the pre-acquisition costs incurred by the Company through May 31, 1996.

     As part of the reorganization, the Company will execute a 7.25 for 1 reverse split of its shares. The Company plans to issue approximately 4,453,455 (post-split) shares of common stock to acquire all of the outstanding shares of Telegen. In addition, the Company plans to reincorporate in California and the definitive agreement calls for Telegen to be acquired by the California corporation.


Note F:  Private Offering


     The Company was engaged in a private offering of its $.50 par value common stock in an effort to raise funds for pre-acquisition costs related to the proposed merger. As of March 31, 1996, the Company raised $110,000. During the second quarter ended June 30, 1996, the Company received cash proceeds of $56,873 from the issuance of 113,746 shares of its $.50 par value common stock in connection with the private offering. Effective June 30, 1996, the Company discontinued the private offering.

     In connection with the offering of its common shares, the Company incurred offering costs consisting of legal fees totalling $500 as of March 31, 1996. The costs are reflected in the accompanying financial statements as deferred offering costs, which will be offset against proceeds during the period that the private offering was discontinued.



Note G: Subsequent event

     On April 3, 1996, the Company issued 10,000 shares of its $.50 par value common stock for payment of $5,000 in legal fees.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Shareholders
Telegen Corporation
Foster City, California


We have audited the balance sheets of Telegen Corporation as of December 31, 1995 and 1994, and related statements of operations, shareholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telegen Corporation at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the years then ended in conformity with generally accepted accounting principles.


Sacramento, California                           Coopers & Lybrand, L.L.P.
April 19, 1996

                       TELEGEN CORPORATION BALANCE SHEETS
                        as of December 31, 1995 and 1994

              ASSETS
                                                         1995           1994
Current assets:
         Cash and cash equivalents                     $177,904       $ 97,725
         Restricted cash                                      -         20,000
         Accounts receivable, trade                       3,704          9,407
         Accounts receivable, other (net of allowance
         for doubtful accounts of $14,113 and $0 at 1995
         and 1994, respectively)                          2,186         18,978
         Inventory                                      377,627        145,290
         Prepaid expenses and other current assets            -         28,044
                                                        -------        -------
            Total current assets                        561,421        319,444

Property and equipment, net                             147,243        218,527
Deferred financing costs, net                           197,248              -
Other assets                                             15,712         28,981
                                                        -------        -------
                                                      $ 921,624     $  566,952
                                                        -------        -------
LIABILITIES & SHAREHOLDERS' EQUITY

Current liabilities:
         Current maturities of notes payable        $   279,343     $  158,851
         Current maturities of notes payable
         - shareholder                                  375,473         14,515
         Accounts payable, trade                      1,147,953        332,521
         Accounts payable, other                          2,102          8,117
         Accrued expenses                               518,732        195,457
                                                        -------        -------
             Total current liabilities                2,323,603        709,461

Notes payable - shareholder, long-term portion          167,649        178,976
                                                        -------        -------
             Total liabilities                        2,491,252        888,437
                                                        -------        -------
Commitments and contingencies (Notes 6, 12 and 13)

Shareholders' equity (deficit):
         Series A Convertible preferred stock, $10
         liquidation preference, authorized 550,000
         shares, 112,750 and 47,500 shares issued
         and outstanding at 1995 and 1994,
         respectively (Note 7)                          922,526         350,704
         Common stock, no par value; authorized
         10 million shares, 2,717,927 and 2,621,642 shares
         issued and outstanding at 1995 and 1994,
         respectively                                 2,809,703       2,111,742
         Accumulated deficit                         (5,301,857)     (2,783,931)
                                                        -------        -------
            Total shareholders' deficit              (1,569,628)       (321,485)
                                                        -------        -------
                                                    $   921,624     $   566,952
                                                        -------        -------

   The accompanying notes are an integral part of these financial statements

                  TELEGEN CORPORATION STATEMENTS OF OPERATIONS
                 for the years ended December 31, 1995 and 1994

                                                   1995                 1994

Sales                                         $   145,795          $   432,972

Cost of goods sold                               (170,421)            (314,239)
                                                  -------              -------
         Gross profit (loss)                      (24,626)             118,733

Operating expenses:
  Selling and marketing                            84,467               92,170
  Research and development                        826,984              830,913
  General and administrative                    1,501,469            1,118,312
                                                  -------              -------
         Loss from operations                  (2,437,546)          (1,922,662)

Other income/(expense):
  Interest income                                     725                9,608
  Interest expense                                (81,105)             (30,658)
                                                  -------              -------
         Net loss                             $(2,517,926)         $(1,943,712)
                                                  -------              -------

   The accompanying notes are an integral part of these financial statements



        TELEGEN CORPORATION STATEMENTS OF SHAREHOLDERS' EQUITY/(DEFICIT) for the years ended December 31, 1995 and 1994

                                       Preferred Stock              Common Stock           Accumulated
                                     Shares       Amount        Shares        Amount         Deficit       Total

Balance, December 31, 1993                -              -   2,532,657    $ 1,708,166       $(840,219)   $  867,947

Preferred stock issued               47,500      $ 350,704           -              -               -       350,704

Common stock issued                       -              -      88,985        403,576               -       403,576

Net loss                                  -              -           -              -      (1,943,712)   (1,943,712)
                                    -------        -------   ---------       ---------     ----------    ----------
Balance, December 31, 1994           47,500        350,704   2,621,642       2,111,742     (2,783,931)     (321,485)

Preferred stock issued, net of
 offering cost of $80,678            65,250        571,822           -              -               -       571,822

Common stock issued, net of
 offering costs of $70,933                -              -      96,285         445,966              -       445,966

Issuance of common stock
 warrants                                 -              -           -         251,995              -       251,995

Net loss                                  -              -           -               -     (2,517,926)   (2,517,926)
                                    -------        -------   ---------       ---------     ----------    ----------
Balance, December 31, 1995          112,750       $922,526   2,717,927      $2,809,703    $(5,301,857)  $(1,569,628)
                                    -------        -------   ---------       ---------     ----------    ----------

    The accompanying notes are an integral part of these financial statements

                  TELEGEN CORPORATION STATEMENTS OF CASH FLOWS
                 for the years ended December 31, 1995 and 1994

                                                        1995            1994

Cash flows from operating activities:
         Net loss                                  $(2,517,926)     $(1,943,712)

Adjustments to reconcile net loss to net
 cash used in operating activities:
         Depreciation                                   58,784           53,509
         Amortization                                   13,269           13,251
         Amortization of deferred financing costs       22,529                -
         Accretion of bridge loan discount              17,833                -
         Allowance for doubtful accounts                14,113                -
         Provision for inventory write-downs            19,381                -
         Operating expenses paid with issuance of
           common stock and common stock equivalents   536,964          209,219
         Interest expense added to note payable
           principal                                    20,853           28,162
         Changes in assets and liabilities:
              Decrease (increase) in accounts
                receivable                               8,382          167,089
              Decrease (increase) in prepaid expenses   28,044          (28,044)
              (Increase) in inventory                 (251,718)        (130,885)
              Decrease in other assets                       -            5,497
              Increase in trade and other accounts
                payable                                672,435          204,314
              Increase in accrued expenses             323,275          147,999
                                                     ---------          -------
                Total adjustments                    1,484,144          670,111
                                                     ---------          -------
                Net cash used in operating
                  activities                        (1,033,782)      (1,273,601)
                                                     ---------          -------
Cash flows used in investing activities:
         Insurance proceeds on fixed assets             12,500                -
         Purchase of fixed assets                            -         (117,125)
         Purchase of intangible assets                       -           (1,120)
                                                     ---------          -------
          Net cash provided by (used in)
            investing activities                        12,500         (118,245)
                                                     ---------          -------
Cash flows from financing activities:
         Proceeds from borrowings                      457,640           19,311
         Principal payments on notes payable           (26,203)               -
         Issuance of common stock                      163,165          142,320
         Issuance of preferred stock, net of
           offering costs                              571,822          350,704
         Bridge loan offering costs                    (84,963)               -
                                                     ---------          -------
            Net cash provided by financing
             activities                              1, 081,461         512,335
                                                     ---------          -------
Net increase (decrease) in cash and cash
 equivalents                                             60,179        (879,511)

Cash and cash equivalents at beginning of year          117,725         997,236
                                                     ---------          -------
Cash and cash equivalents at end of year            $   177,904    $    117,725
                                                     ---------          -------
Supplemental disclosures:
         Cash paid for interest                     $        98    $          -
                                                     ---------          -------
         Cash paid for income taxes                 $       800    $        800
                                                     ---------          -------

    The accompanying notes are an integral part of these financial statements

                              TELEGEN CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies:

Nature of Business

     Telegen Corporation (the Company) was incorporated in the state of California on May 3, 1990. The Company designs, develops and manufactures intelligent telecommunication, internet hardware, and flat panel display products. Currently, the Company is only marketing its telecommunications products. Subsequent to year-end the Company formed a subsidiary, Telegen Display Laboratories to oversee the development of the Company's flat panel products.

Cash and Cash Equivalents

     Cash equivalents are defined as highly liquid investments which have original maturities of three months or less from the date acquired.

Inventory

     Inventory of telephone accessory products and component parts is stated at the lower of cost (weighted average method) or market value.

Property and Equipment

     Property and equipment are stated at cost. Depreciation of equipment is provided using the straight-line method over the estimated useful lives of five years. Amortization of leasehold improvements is provided on the straight-line method over the shorter of the estimated useful life of the improvement or the term of the lease. Furniture and equipment received in exchange for stock is recorded at the stockholder's basis. Costs of maintenance and repairs are expensed while major improvements are capitalized. Gains or losses from disposals of property and equipment are reflected in current operations.

Deferred Financing Costs

     Deferred financing costs, which were incurred by the Company in connection with the Bridge Financing (Note 6), are charged to operations as additional interest expense over the life of the underlying debt using the interest method.

Other Assets

     Other assets consist of deposits, trademarks, patents and organization costs. The trademarks, patents and organization costs are carried at cost and are amortized on a straight-line basis over five years.

Revenue Recognition




     The Company recognizes revenues when products are shipped.


Research and Development Costs

     Expenditures relating to the development of new products and processes, including significant improvements to existing products, are expensed as incurred.

Income Taxes

     The Company reports income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires the liability method in accounting for income taxes. Deferred tax assets and liabilities arise from the differences between the tax basis of an asset or liability and its reported amount in the financial statements.

     Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted tax law. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or credit is the tax payable or refundable, respectively, for the period plus or minus the change during the period in deferred tax assets and liabilities.

Concentration of Credit Risk

     Most of the Company's revenues are derived from sales to a few major telecommunications companies with significant cash resources. Therefore, the Company considers its credit risk related to these transactions to be minimal.

     The Company invests its excess cash in certificates of deposits and depository accounts of banks with strong credit ratings. These certificates of deposits and the Company's cash deposits typically bear minimal risk and the Company has not experienced any losses on its investments due to institutional failure or bankruptcy.

New Accounting Pronouncement

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 establishes fair value based accounting and reporting standards for stock-based employee compensation plans. The statement defines a fair value based method of accounting for an employee stock option or similar equity instrument and allows parties to elect to continue to measure compensation costs using the intrinsic value based method of accounting prescribed by APB Opinion No. 25 Accounting for Stock Issued to Employees. SFAS No. 123 requires, for those electing to remain with the APB Opinion No. 25 accounting, pro forma disclosure of net income and earnings per share as if the fair value based method had been applied.

     The Company will adopt SFAS No. 123 for 1996 and is expected to elect to continue to measure and record compensation costs as defined in APB Opinion No.
25. The Company is currently determining the impact of the adoption of SFAS No. 123 on its disclosures in its financial statements.

Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from the estimates.

Reclassifications

     The Company has made certain reclassifications to prior year amounts in order to conform with the current presentation. The reclassifications have no impact on net income or common shareholders' equity.


2. Inventory:

Inventories at December 31, consist of the following:

                                              1995           1994

           Raw materials and supplies      $360,046        $118,255
           Finished goods - Teleblocker      11,043          27,035
           Finished goods - ACS               6,538               -
                                           --------        --------
                                           $377,627        $145,290
                                           --------        --------


3.       Property and Equipment:

     Property and equipment are stated at cost and consist of the following at December 31:

                                              1995             1994

         Machinery and equipment           $ 136,762         $ 151,762
         Leasehold improvements                3,453             3,453
         Office furniture and fixtures       156,437           156,437
                                             -------         ---------
                                             296,652           311,652

         Less accumulated depreciation      (149,409)          (93,125)
                                             -------         ---------
                                           $ 147,243         $ 218,527
                                             -------         ---------

4. Other Assets:

Other assets are stated at cost and consist of the following:

                                               1995             1994

         Organizational costs              $   5,930        $   5,930
         Trademarks                           47,755           47,755
         Patents                              13,225           13,225
                                             -------         ---------
                                              66,910           66,910
         Less accumulated amortization       (64,694)         (51,425)
                                             -------         ---------
                                               2,216           15,485

         Deposits                             13,496           13,496
                                             -------         ---------
                                            $ 15,712         $ 28,981
                                             -------         ---------

5. Notes Payable:

Notes payable consist of the following at December 31:

                                                     1995              1994
       Note payable to shareholder,
        interest at 8%, principal and
        accrued interest due July 1,
        1997, without  collateral.                $ 167,649         $ 193,491

       Note payable (line of credit),
        including accrued interest
        to a bank with interest at
        13%, without collateral.                    172,370           152,540

       Note payable (Bridge Loans) to
        shareholders, interest at 15%,
        principal due October 1996 through
        December 1996, interest due quarterly
        beginning March 1996, collateralized
        by equipment, receivables, and
        inventory (see Note 6).                     350,473                 -

       Convertible subordinated note payable,
        interest at 18%, principal and accrued
        interest due August 1995, without
        collateral.                                 100,000                 -

       Note payable to shareholder, interest at
        10%, principal and accrued interest due
        February 1995, without collateral.           25,000                 -

       Note payable to others, including,
        accrued interest                              6,973             6,311
                                                    --------          --------
                                                    822,465           352,342

       Less current maturities                     (654,816)         (173,366)
                                                   --------          --------
                                                  $ 167,649         $ 178,976
                                                    --------          --------

     The terms of the note payable to a shareholder for $167,649 were amended in November 1995. As a result of the amendment, this balance has been recorded as long-term. Accrued interest totaling $1,023 and $13,514 at December 31, 1995 and 1994, respectively, are included in the note balances above.

     The principal balance of the convertible subordinated note payable is convertible, at the holder's discretion, into common stock of the Company at a rate of $7 per share.

     The note payable to a bank is the subject of litigation between the lender and the Company. The lender has sued the Company for non-payment. The Company alleges that the lender did not perform under the terms of the original note. Common stock totaling 208,000 shares originally issued to intermediaries in the transaction were canceled in 1993 due to failure to perform and conflict of interest. Such shares are not recorded as issued or outstanding. While the ultimate outcome of this litigation cannot be determined at this time, the Company believes it has meritorious defenses under the terms of the note and the outcome will not have a materially adverse effect on its financial condition or results of operations. The full balance of the note and interest accrued thereon at 13% per annum are reflected as current liabilities as of December 31, 1995 and 1994.

6.  Bridge Financing:

     On October 23, 1995, the Company entered into a Bridge Loan and Consulting Agreement with a Placement Agent (Agent) pursuant to which the Agent assisted the Company in obtaining new capital in the form of one-year notes (see Note 5) bearing interest at 15% per annum (Bridge Loan). The Company granted to the purchasers of the notes, common stock of Telegen in an amount equal to one percent of the then outstanding common stock. The Agent has guaranteed the payment of the principal and accrued interest of the notes. The Company has issued common stock to the Agent in an amount determined by formula and paid the Agent commissions totaling 15% of the gross amount raised.

     As of December 31, 1995, the Company had received gross Bridge Loan proceeds of $440,000 from the issuance of one-year notes and 21,472 shares of the Company's common stock. Of the total proceeds, $107,360 was allocated to common stock and $332,640 was allocated to debt. The Agent received $69,390 from the proceeds and 41,149 shares of common stock. Other offering expenses were approximately $15,600. Aggregate financing costs of $290,710 were allocated to debt financing costs and common stock in the amounts of $219,777 and $70,933, respectively.

     Subsequent to year end, the Company received an additional $275,000 from the issuance of one-year notes and 13,420 shares of the Company's common stock. Of the total proceeds, $67,100 was allocated to common stock and $207,900 was allocated to debt. The Agent received $42,540 from the proceeds and 25,719 shares of common stock as commission on the transaction. Other offering expenses were approximately $17,500. Aggregate financing costs of $188,668 were allocated to debt financing costs and common stock in the amounts of $142,633 and $46,035, respectively.

7.  Shareholders' Equity:

Convertible Preferred Stock

     The Company has 1,000,000 shares of Preferred Stock authorized of which 550,000 shares are designated Series A. Each share of Series A Convertible Noncumulative Preferred Stock is entitled to one vote per share of common stock into which the Preferred is convertible into common stock at the holder's discretion. The Series A Preferred Stock will automatically convert into Common Stock in the event of 1) a public offering of not less than $15 per share, or 2) the affirmative vote of 67% of the outstanding Preferred Shares. In all cases, the conversion rate will initially be 1:1, subject, in certain circumstances, to anti-dilutive adjustments. Each share of Series A Preferred Stock is entitled to receive noncumulative dividends at a rate of 8% per annum if declared by the directors of the Company and in preference to the Common Stock. In the event of liquidation, each share of Preferred is entitled to receive, in preference to the Common shareholders, an amount equal to $10 per Preferred Share, which depending on circumstances, may be paid in cash or securities of any entity surviving the liquidation.

Stock Option and Incentive Plan

     On October 29, 1993, the Company authorized a stock option plan under which options to purchase shares of common stock may be granted to full time employees. The number of options granted is based on employee performance. The plan provides that the option price shall not be less than the fair market value of the shares on the date of grant. Options are exercisable on the date of the grant, expire five years from the date of grant and vest over varying lengths of time, up to twelve months.

     In addition, on October 29, 1993, the Company's Board of Directors authorized granting to full time employees who successfully complete a probationary period a number of shares of common stock or an option to purchase a number of shares of common stock whose total market value on the date of grant is equal to five percent of the employee's annual salary. In 1995 and 1994, respectively 1,582 shares and 7,392 shares were issued to employees and $7,910 and $36,960 was recorded as an expense. Options granted under this plan are included in the table below.

     The following summarizes the stock option transactions for the two-year period ended December 31, 1995:

                                            Number of       Option Price Per
                                             Shares              Share

           Outstanding and exercisable at
              December 31, 1993              13,216

        Issued                                1,873             $ 1.00
                                              2,266             $ 4.00
                                            346,499             $ 5.00
        Exercised                              (150)            $ 5.00
        Canceled                                  -
                                            -------
          Outstanding and exercisable at
                 December 31, 1994          363,704

        Issued                               92,195            $ 5.00
        Exercised                            (1,061)           $ 5.00
        Canceled                                  -
                                            -------
        Outstanding and exercisable at
          December 31, 1995                 454,838

     In February 1996, the Company's Board of Directors approved granting to non-employee members of the Board $1,000 per Board meeting attended. The Board members may elect to receive their compensation in the form of common stock of the Company or options to purchase shares of the Company's common stock at an exercise price equal to the fair value of the shares at the beginning of the calendar year the options are granted. Also, the Board approved granting to non-employee members of the Board, options to purchase, on an annual basis, 20,000 shares of the Company's common stock. The options will be granted at the beginning of each calendar year at fair value and vest ratably over the year, unless the member is discharged from the Board due to a merger, buyout or other event not in the ordinary course of business, in which case the options will vest immediately.

     In February 1996, the Board granted certain officers of the company options to purchase shares of the Company's common stock at a price of $5.00 per share for a period of five years. A total of 200,000 options were granted, of which 100,000 vest immediately and the remaining options vest in 50,000 share increments upon the Company achieving certain performance goals.

     In February 1996, the Board authorized the granting of 17,000 options to an employee to purchase company stock at $5 per share, exercisable for a period of up to five years. In addition, options to purchase additional shares would be granted in certain circumstances.

Warrants

     In August 1995, a shareholder and officer of the Company was issued warrants to purchase 50,500 shares of common stock for $.01 per share for a period of five years. The warrants can be exercised at any time. Compensation expense totaling $251,995 was recorded to reflect the difference between the fair value of the common stock and the exercise price.


8.  Income Taxes:

     The income tax effect of temporary timing differences between financial and income tax reporting that give rise to deferred income tax assets at December 31, 1995 and 1994, under the provisions of SFAS No. 109 are as follows:

                                                         1995          1994

      Federal net operating loss carryforward       $ 1,658,234    $    873,684
      State operating loss carryforward                 292,630         154,084
                                                      ---------       ---------
                                                      1,950,864       1,027,768
      Less valuation allowance                       (1,950,864)     (1,027,768)
                                                      ---------       ---------
                                                    $         -    $          -
                                                      ---------       ---------
     Net operating loss carryforwards of $4,877,159 expire from 2005 to 2010 for federal income tax reporting purposes and from 1998 to 2000 for state tax reporting purposes.

     The Company has recorded a valuation allowance equal to the full value of the deferred tax asset to reflect the uncertain nature of the ultimate realization of the deferred tax asset based on past performance.


9.  Disclosure about the Fair Value of Financial Instruments:

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Cash Equivalents

     The carrying amount approximates fair value due to the short maturity of these instruments.

Line of Credit

     The carrying value of the Company's line of credit is assumed to approximate fair values due to its short-term maturities.

Notes Payable

     The fair value of the Company's notes payable is estimated by discounting the future cash flows using rates currently available for debt of similar terms and maturity. The carrying value of these instruments approximates fair value.


10. Supplemental Disclosure of Non-Cash Investing and Financing Activities:



     During the years ended December 31, 1995 and 1994, the Company received the following services in exchange for common stock:

                                             1995                    1994
                                             ----                    ----
                                     Services    Shares      Services     Shares
                                     Received    Issued      Received     Issued
                                     --------    ------      --------     ------
Legal Services                       $217,000     43,083     $166,000     38,421
Employee Services                       7,900      1,582       37,000      7.342
Deferred Financing Costs               49,500      9,899           --         --
Other Services                         51,000     23,687       19,000      3,418
Accounts Payable                        3,300        400       52,000     14,010

     In addition, approximately $252,000 in employee services was received in exchange for common stock warrants (Note 7). Also, approximately $106,000 in deferred financing costs and $34,000 in common stock offering costs are included in accounts payable at December 31, 1995. Also, approximately $106,000 in deferred financing costs and $34,000 in common stock offering costs are included in accounts payable at December 31, 1995. In addition, approximately $252,000 in employee services was received in exchange for common stock warrants (Note 7). Common stock issued in exchange for services were recorded at estimated fair market value.


     In 1994, the Company received a vehicle in exchange for $5,000 in cash and a note payable to the seller for $10,000.

     In 1994, the Company received a vehicle in exchange for $5,000 in cash and a note payable to the seller for $10,000.

11.  Proposed Merger:

     The Company has entered into an agreement dated November 16, 1995, as amended by Amendment No. 1, dated January 18, 1996, and Amendment No. 2, dated April 9, 1996, whereby the Company would merge with a SEC registrant (Registrant). Pursuant to the merger agreement, among other things, each share of common and preferred stock of the Company would be converted into shares of common stock and preferred stock of the Registrant (after giving effect to a 7.25:1 reverse split of the Registrant's common stock). The surviving company would be known as Telegen Corporation and the directors of the Company immediately prior to the merger will be the directors of the surviving company. Additionally, certain key employees of the Company will enter into employment contracts, effective upon the consummation of the merger. Among other conditions, the proposed merger is subject to the approval of the majority of the outstanding voting shares of the Registrant. Under certain circumstances, if the agreement is terminated, the Company may be liable for up to $200,000 in expenses incurred by the Registrant related to this transaction. Additional shares may be issued to shareholders of the Registrant if certain post-merger stock price parameters are not met over the period occurring between the merger closing date and December 31, 1997.

12. Commitments:

     The Company leases its facilities and certain equipment under long-term, noncancelable lease agreements which have been accounted for as operating leases. The leases require that the Company pay all property taxes, insurance costs, repairs and common area maintenance expenses associated with its portion of the facilities. The Company's noncancelable lease agreement expires during 1996. Minimum payments during 1996 under the lease terms are $97,698.

     Rental  expense  charged  to  operations  for  all  operating   leases  was
approximately $202,000 and $189,000 for the years ended December 31, 1995 and 1994, respectively.

     Subsequent to December 31, 1995, the Company's Board of Directors approved the future grant of a 5% interest in the Company's subsidiary, Telegen Display Laboratories, to a director of the subsidiary.

     In March 1996, the Company consummated an Agreement to sell a minimum of $360,000 in products and services to a telecommunications company by March 1997. Currently, all of the Company's telecommunication products are manufactured in Hong Kong and The People's Republic of China by a single manufacturer. The Company contracts with the manufacturer on a purchase order basis and does not have a long-term agreement with the manufacturer. The Company is currently pursuing additional assembly sources which meet the Company's quality specifications. Nonetheless, the Company believes that it has adequate capacity through its current manufacturer to meet its requirements through the next year.

13. Contingencies:

     The Company is subject to various legal actions and claims arising in the ordinary course of business. Management believes the outcome of these matters will have no material adverse effect on the Company's financial position, results of operations and cash flows.

14. Related Party Transactions:

     Revenues for the year ended December 31, 1995, includes approximately $30,000 in sales to a business whose principal is a director of the Company.

15. Subsequent Events:

     In February 1996, the Company initiated a private offering of up to 1,320,000 shares of common stock at $5 per share. The placement agent will receive a commission of 15% of the funds raised and will pay $100 for warrants to purchase a number of shares equal to 10% of the shares sold in the offering. The warrants would be exercisable at $3.50 per share. The placement agent may also be granted up to 136,000 shares of common stock based on certain parameters related to the offering. Through April 1996, Telegen had received gross proceeds of approximately $6,500,000 and had paid approximately $990,000 in fees to the placement agent.

             TELEGEN CORPORATION BALANCE SHEET AS OF MARCH 31, 1996
                                  (Unaudited)


ASSETS
  CURRENT ASSETS:
  CASH EQUIVALENTS                  $  4,125,607
  ACCOUNTS RECEIVABLE TRADE               11,117
  ACCOUNTS RECEIVABLE OTHER               21,579
  INVENTORY                              367,436
                                      __________

   TOTAL CURRENT ASSETS                4,525,739

PROPERTY & EQUIPMENT (NET)               134,407

OTHER ASSETS                             155,800
                                      __________

                                     $ 4,815,946
                                      __________
                                      __________

LIABILITIES & SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  CURRENT MATURITIES NOTES PAYABLE   $  871,818
  TRADE ACCOUNTS PAYABLE                834,022
  ACCOUNTS PAYABLE OTHER                    461
  ACCRUED EXPENSES                      285,353
                                     ___________

   TOTAL CURRENT LIABILITIES          1,991,654

NOTES PAYABLE LONG TERM                 121,772
                                     ___________

TOTAL LIABILITIES                     2,113,426
                                     ___________

SHAREHOLDERS' EQUITY
  SERIES A CONVERTIBLE
  PREFERRED STOCK                       922,526
  COMMON STOCK                        7,554,779
  ACCUMULATED DEFICIT                (5,774,785)
                                     ___________

TOTAL SHAREHOLDERS' EQUITY            2,702,520

                                    $ 4,815,946
                                     ___________
                                     ___________


                 See accompanying notes to financial statements

                 TELEGEN CORPORATION STATEMENT OF OPERATIONS FOR
                     THE THREE MONTHS ENDED MARCH 31, 1996
                                   (Unaudited)

SALES                           $  11,628

COST OF GOODS SOLD                 10,013
                                 ________

  GROSS PROFIT                      1,615

OPERATING EXPENSE:
  SALES & MARKETING                   877
  RESEARCH & DEVELOPMENT           80,466
  GENERAL & ADMINISTRATIVE        360,534
                                 ________

  LOSS FROM OPERATIONS           (440,262)

OTHER INCOME & EXPENSE
  INTEREST INCOME                   1,757
  INTEREST EXPENSE                 34,422
                                 ________

LOSS BEFORE INCOME TAXES         (472,927)

PROVISION FOR IMCOME TAXES             --
                                  _______

NET LOSS                       $ (472,927)
                                  _______
                                  _______

                 See accompanying notes to financial statements.

                   TELEGEN CORPORATION STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1995
                                   (Unaudited)

SALES                          $   68,936

COST OF GOODS SOLD                 49,656
                                 ________

  GROSS PROFIT                     19,280

OPERATING EXPENSE:
  SALES & MARKETING                55,583
  RESEARCH & DEVELOPMENT          195,702
  GENERAL & ADMINISTRATIVE        206,133
                                 ________

LOSS FROM OPERATIONS             (438,138)

OTHER INCOME & EXPENSE
  INTEREST INCOME                     119
  INTEREST EXPENSE                  3,969
                                 ________

LOSS BEFORE INCOME TAXES         (441,988)

PROVISION FOR INCOME TAXES             --
                                 ________

NET LOSS                       $ (441,988)
                                 ________
                                 ________

                 See accompanying notes to financial statements.

                 TELEGEN CORPORATION STATEMENT OF CASH FLOWS FOR
                     THE THREE MONTHS ENDED MARCH 31, 1996
                                  (Unaudited)

CASH FLOW FROM OPERATING ACTIVITIES
  NET LOSS                                                   $   (472,927)

ADJUSTMENTS TO RECONCILE NET LOSS TO NET
CASH USED IN OPERATING ACTIVITIES:
  DEPRECIATION                                                     14,696
  AMORTIZATION                                                      2,217
  AMORTIZATION OF DEFERRED FINANCE COST                            54,944
  OPERATING EXPENSES PAID WITH
   ISSUANCE OF COMMON STOCK                                        42,251
  INTEREST EXPENSE ADDED TO NOTE PAYABLE                           11,917
  CHANGES IN ASSETS & LIABILITIES
   DECREASE (INCREASE) IN ACCOUNTS RECEIVABLE                     (26,806)
   DECREASE (INCREASE) IN INVENTORY                                10,191
   DECREASE (INCREASE) OTHER ASSETS
   INCREASE (DECREASE) IN ACCOUNTS PAYABLE                       (315,573)
   INCREASE (DECREASE) IN ACCRUED EXPENSES                       (233,379)
                                                                 --------

    TOTAL ADJUSTMENTS                                            (439,542)
                                                                 --------

NET CASH USED IN OPERATING ACTIVITIES                            (912,469)

CASH FLOWS USED IN INVESTING ACTIVITIES
  PURCHASE OF FIXED ASSETS                                         (1,860)
  PURCHASE OF INTANGIBLE ASSETS                                        --
                                                                 --------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                (1,860)


CASH FLOWS FROM FINANCING ACTIVITIES:
  NET PROCEEDS FROM BORROWINGS                                     207,900
  PRINCIPAL PAYMENTS ON NOTES PAYABLE                              (48,692)
  ISSUANCE OF COMMON STOCK                                       4,702,824
                                                                 ---------
  ISSUANCE OF PREFERRED STOCK, NET OF OFFERING COSTS                    --

   NET CASH PROVIDED BY FINANCING ACTIVITIES                     4,862,032
                                                                 ---------

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS               3,947,703

CASH & CASH EQUIVALENTS AT BEGINNING OF PERIOD                     177,904
                                                                 ---------

CASH & CASH EQUIVALENTS AT END OF PERIOD                     $   4,125,607
                                                                 =========

SUPPLEMENTAL DISCLOSURES:
   CASH PAID FOR INTEREST                                    $          --
                                                             =============

   CASH PAID FOR INCOME TAXES                                $          --
                                                             =============

                 See accompanying notes to financial statements.

                   TELEGEN CORPORATION STATEMENT OF CASH FLOWS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1995
                                  (Unaudited)

CASH FLOW FROM OPERATING ACTIVITIES
  NET LOSS                                                  $   (441,988)

ADJUSTMENTS TO RECONCILE NET LOSS TO NET
CASH USED IN OPERATING ACTIVITIES:
  DEPRECIATION                                                    14,696
  AMORTIZATION                                                     3,317
  AMORTIZATION OF DEFERRED FINANCE COST                               --
  OPERATING EXPENSES PAID WITH
    ISSUANCE OF COMMON STOCK                                       6,610
  INTEREST EXPENSE ADDED TO NOTE PAYABLE                           3,871
  CHANGES IN ASSETS & LIABILITIES
    DECREASE (INCREASE) IN ACCOUNTS RECEIVABLE                   (34,572)
    DECREASE (INCREASE) IN INVENTORY                              47,391
    DECREASE (INCREASE) OTHER ASSETS                              22,466
    INCREASE (DECREASE) IN ACCOUNTS PAYABLE                      (48,466)
    INCREASE (DECREASE) IN ACCRUED EXPENSES                      142,266
                                                               ---------

TOTAL ADJUSTMENTS                                                157,579
                                                               ---------

NET CASH USED IN OPERATING ACTIVITIES                           (284,409)

CASH FLOWS USED IN INVESTING ACTIVITIES:
PURCHASE/DISPOSAL OF FIXED ASSETS                                 12,451
PURCHASE/DISPOSAL OF INTANGIBLE ASSETS                                --

 NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES              12,451

CASH FLOWS FROM FINANCING ACTIVITIES:
  NET PROCEEDS FROM BORROWINGS                                    56,985
  PRINCIPAL PAYMENTS ON NOTES PAYABLE                                 --
  ISSUANCE OF COMMON STOCK                                        55,805
  ISSUANCE OF PREFERRED STOCK, NET OF OFFERING COSTS              70,743

NET CASH PROVIDED BY FINANCING ACTIVITIES                        183,533
                                                               ---------

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS               (88,425)

CASH & CASH EQUIVALENTS AT BEGINNING OF QUARTER                  117,725
                                                               ---------

CASH & CASH EQUIVALENTS AT END OF QUARTER                      $  29,300
                                                               =========

SUPPLEMENTAL DISCLOSURES:
  CASH PAID FOR INTEREST                                       $      98
                                                               =========

  CASH PAID FOR INCOME TAXES                                   $      --
                                                               =========

                 See accompanying notes to financial statements.

                              TELEGEN CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)


1.  Basis of Presentation:

     The unaudited interim period financial statements presented herein have been prepared by Telegen Corporation (the "Company") in accordance with the accounting policies used in the preparation of the financial statements for the year ended December 31, 1995 and should be read in conjunction with the notes thereto. In the opinion of the Company's management, all adjustments (consisting only of normal recurring adjustments) which are necessary to a fair presentation of the interim period financial statements have been made.

2.  Shareholders' Equity:

     In February 1996, the Company initiated a private offering of its common stock at $5.00 per share. Through March 31, 1996, the Company had received gross proceeds from this offering of approximately $4,558,500 for the issuance of 911,700 shares of common stock and had paid approximately $683,775 in placement agent fees. From March 31, 1996 through May 1996, when the offering was completed, the Company received gross proceeds of approximately $2,113,750 for the issuance of 422,750 shares of common stock and issued to the placement agent warrants to purchase 133,440 common shares at an exercise price of $3.50 per share.

3.  Supplemental Disclosure of Non-Cash Investing and Financing Activities:

     During the three-month periods ended March 31, 1996 and March 31, 1995, the Company issued 10,850 shares of common stock and 922 shares of common stock, respectively, in lieu of cash as payment for legal fees and other additional services amounting to $42,251 and $6,610, respectively. From April 1, 1996 through July 19, 1996, the Company issued 24,323 shares of common stock and 4,000 shares of common stock in lieu of cash as payment for legal and employee services valued at $117,112, and equipment valued at $60,000, respectively.


4.  Contingencies:

     The Company is subject to various legal actions and claims arising in the ordinary course of business. The Company's management believes that the outcome of these matters will not have a material adverse effect on the Company's financial position, results of operations and cash flows.

5. Subsequent Events:


     In May 1996, the Company formed Telegen Display Laboratories, Inc. ("TDL"), a subsidiary for the development and commercialization of High Gain Emissive Display ("HGED") technology. Shortly after TDL's formation, IPC-Transtech Display (Pte.) Ltd. ("IPC-Transtech"), a Singapore-based joint venture company, acquired a ten percent equity interest in TDL for an investment in TDL of $5,000,000. Along with its investment in TDL, IPC-Transtech acquired an option to purchase up to four manufacturing licenses for fees in the aggregate of up to $40 million plus royalties of ten percent of the gross revenues from the sale of HGED display by IPC-Transtech. In connection with this transaction, TDL paid $400,000 in broker fees.

     In May 1996, Telegen granted a five-year option to purchase 5% of the capital stock of TDL for $5,000 to TDL's executive vice president, in return for his product development efforts. In May 1996, the Company used $715,000 of the proceeds from the private offering of its common stock initiated in February 1996 to repay in full the one year promissory notes related to the $715,000 Bridge Financing provided through the issuance of the one-year notes and 34,892 shares of the Company's common stock.

     In June 1996, the Company initiated a private offering of 500,000 shares of common stock at $15.00 per share. Through July 19, 1996, Telegen had received $300,000 in proceeds from this offering for 20,000 common shares and had paid $18,000 in placement agent fees.

     In June 1996, the Company entered into a five-year office lease (the term of which commences in August 1996) for minimum payments of $40,000 per month.

     In July 1996, the Company and the SEC registrant with which it has agreed to reorganize amended the merger agreement to provide that the Company would pay the remaining amount of expenses related to the reorganization incurred subsequent to May 31, 1996, and that if the Company cancels the reorganization under certain circumstances, the Company may be liable to the SEC registrant for $172,000 in expenses incurred by the SEC registrant.









                      AGREEMENT AND PLAN OF REORGANIZATION

                           SOLAR ENERGY RESEARCH CORP.

                               TELEGEN CORPORATION


                      AGREEMENT AND PLAN OF REORGANIZATION

                           SOLAR ENERGY RESEARCH CORP.

                               TELEGEN CORPORATION

     This Agreement and Plan of Reorganization is entered into this 16th day of November 1995, by and among Solar Energy Research Corp., a Colorado corporation (the "Acquiror"), Telegen Corporation, a California corporation ("Telegen"), and Telegen Acquisition Corporation, a California corporation and wholly-owned subsidiary of Acquiror ("Merger Sub").

                                    RECITALS

     A. The Boards of Directors of each of the Acquiror, Telegen, and Merger Sub believe it to be in the best interests of each such company and each such company's respective shareholders that Telegen and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Telegen (the "Merger") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, all the outstanding shares of Common Stock of Telegen ("Telegen Common") will be converted into shares of Common Stock of Acquiror, par value $.50 per share ("Acquiror Common"), and all the outstanding shares of Preferred Stock of Telegen ("Telegen Preferred") will be converted into shares of Preferred Stock of Acquiror ("Acquiror Preferred"), at the rate determined herein.

     C.   Telegen,   the   Acquiror,   and  Merger  Sub  wish  to  make  certain
representations and other agreements in connection with the Merger.

     D. The parties intend that this Plan of Reorganization be a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     In order to consummate such plan of reorganization, the parties hereto, in consideration of the mutual agreements and on the basis of the representations and warranties hereinafter set forth, do hereby agree as follows:

                                     ARTICLE

                                   THE MERGER

     Section . The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, an Agreement of Merger to be prepared consistent with this Agreement (the "Merger Agreement"), and the applicable provisions of the General Corporation Law of the State of California ("California Law"), Merger Sub shall be merged with and into Telegen, the separate corporate existence of Merger Sub shall cease, and Telegen shall continue as the surviving corporation. Telegen as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     Section . Effective Time of the Merger. As soon as practicable on or after the Closing Date (as defined in Article 2), the parties hereto shall cause the Merger to be consummated by filing the Merger Agreement and required officers' certificates with the Secretary of State of California in such form as required by and executed in accordance with the relevant provisions of California Law (the "Merger Documents"). The Merger shall become effective as of the time and date such Merger Documents are so filed (the "Effective Time").

     Section . Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all rights, privileges, powers, and franchises of Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, and duties of Merger Sub shall become the debts, liabilities, and duties of the Surviving Corporation.

     Section . Articles of Incorporation; Bylaws.

     (a) At the Effective Time, the Amended and Restated Articles of Incorporation of Telegen, as in effect immediately prior to the Effective Time (the "Telegen Articles"), shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by California Law and such Articles of Incorporation.

     (b) The Bylaws of Telegen, as in effect immediately prior to the Effective Time (the "Telegen Bylaws"), shall be the Bylaws of the Surviving Corporation until thereafter amended.

     Section 1.5. Directors and Officers. The director(s) of Telegen immediately prior to the Effective Time shall be the director(s) of the Surviving Corporation, each to hold office in accordance with the Articles of
Incorporation and Bylaws of the Surviving Corporation, and the officers of Telegen immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     Section 1.6 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger, and without any action on the part of the holder of any shares of the issued and outstanding shares of Telegen Common or Telegen Preferred:

     (a) Cancellation of Acquiror-Owned and Telegen-Owned Stock. All shares of Telegen Common or Telegen Preferred that are owned directly or indirectly by Telegen or any subsidiary of Telegen, or by Acquiror or any subsidiary of Acquiror, shall be cancelled and extinguished, and no stock of the Acquiror or other consideration shall be delivered in exchange therefor.

     (b) Conversion of Telegen Common and Telegen Preferred. Other than shares to be cancelled pursuant to Section 1.6(a) above, Dissenting Shares (as defined in Section 1.7(a) below), and fractional shares, if any, as provided in Section 1.6(e) below, each share of Telegen Common issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and shall be converted automatically, without any action on the part of the holder thereof, into the right to receive 7.25 shares of Acquiror Common (the "Common Exchange Ratio"), and each share of Telegen Preferred issued and outstanding immediately prior to the Effective Time shall be converted automatically, without any action on the part of the holder thereof, into the right to receive 7.25 shares of Acquiror Preferred (the "Preferred Exchange Ratio"), respectively, each upon surrender in the manner provided in Section 1.8 hereof of the certificate representing such shares of Telegen Common or Telegen Preferred. The Common Exchange Ratio and the Preferred Exchange Ratio are referred to collectively herein as the "Exchange Ratios."

     (c) Capital Stock of Merger Sub. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid, and nonassessable share of common stock, without par value, of the Surviving Corporation.

     (d) Adjustments to Exchange Ratios. The Exchange Ratios shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common or Telegen Common), reorganization, recapitalization, or other like change with respect to Acquiror Common, Acquiror Preferred, Telegen Common, or Telegen Preferred occurring after the date hereof and prior to the Effective Time.

     (e) Fractional Shares. No fractional shares of Acquiror Common shall be issued, but in lieu thereof, each holder of shares of Telegen Common or Telegen Preferred who would otherwise be entitled to receive a fraction of a share of Acquiror Common or Acquiror Preferred (after aggregating all fractional shares of Acquiror Common or Acquiror Preferred to be received by such holder) shall be entitled to receive from Acquiror a whole share, as the case may be, of Acquiror Common or Acquiror Preferred.

     Section 1.7 Dissenting Shares.

     (a) Notwithstanding any provision of this Agreement to the contrary, any shares ("Dissenting Shares") of Telegen's capital stock held by a holder ("Dissenting Shareholder") who has demanded and perfected dissenter's rights for such shares in accordance with Chapter 13 of California Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenter's rights, shall not be converted into Acquiror Common or Acquiror Preferred, as the case may be, pursuant to Section 1.6(b), and the holder thereof shall only be entitled to such rights as are granted by California Law.

     (b) Notwithstanding the provisions of subsection (a) above, if any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissent, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the shares of Acquiror Common or Acquiror Preferred to which such Dissenting Shareholder is then entitled under this Agreement and California Law, without interest thereon and upon surrender of the certificate representing such shares.

     Section 1.8 Exchange of Certificates.

     (a) Exchange Agent. Prior to the Effective Time, Acquiror shall appoint United Stock Transfer, Inc. to act as exchange agent (the "Exchange Agent") in the Merger.

     (b) Acquiror to Provide Stock. Promptly after the Effective Time, Acquiror shall make available to the Exchange Agent for exchange in accordance with this
Article 1, the shares of Acquiror Common and Acquiror Preferred issuable pursuant to Section 1.6 in exchange for outstanding shares of Telegen Common and Telegen Preferred.

     (c) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Telegen Common or Telegen Preferred (the "Certificates") whose shares were converted into Acquiror Common or Acquiror Preferred pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Acquiror may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for Acquiror Common or Acquiror Preferred, as the case may be. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly executed, and subject to the requirements and restrictions of any other agreement entered into between Acquiror and any holder of Telegen Common or Telegen Preferred on or before the Effective Time, the holder of such Certificate shall be entitled to receive in exchange therefor the number of whole shares of Acquiror Common or Acquiror Preferred to which the holder of Telegen Common or Telegen Preferred is entitled pursuant to Section 1.6 and is represented by the Certificate so surrendered. The Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 1.8, each outstanding Certificate that, prior to the Effective Time, represented Telegen Common or Telegen Preferred shall be deemed from and after the Effective Time, for all corporate purposes to represent solely the right to receive upon such surrender the number of shares of Acquiror Common or Acquiror Preferred as provided by this Agreement and the provisions of California Law.

     (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common or Acquiror Preferred with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common or Acquiror Preferred represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common or Acquiror Preferred issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common or Acquiror Preferred.

     (e) No Liability. Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, the Surviving Corporation, or any party hereto shall be liable to a holder of shares of Acquiror Common, Acquiror Preferred, Telegen Common, or Telegen Preferred for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat, or similar law.

     Section 1.9 No Further Ownership Rights in Telegen Common or Telegen Preferred. All Acquiror Common or Acquiror Preferred delivered upon the surrender for exchange of shares of Telegen Common or Telegen Preferred in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Telegen Common or Telegen Preferred. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Telegen
Common or Telegen Preferred which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article 1.

     Section 1.10 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Telegen Common or Telegen Preferred shall have been lost, stolen, or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror or Exchange Agent with respect to the certificates alleged to have been lost, stolen, or destroyed.

     Section 1.11 Telegen Options. By virtue of the Merger and without any further action on the part of any person or entity, options to acquire shares of the Telegen Common outstanding immediately prior to the Effective Time (the "Telegen Options") will be treated as follows:

     (a) Each separate Telegen Option will be converted into a separate option, each a "New Acquiror Option," and collectively, the "New Acquiror Options," to purchase a number of shares of Acquiror Common equal to the product of the number of shares of Telegen Common for which such Telegen Option was exercisable immediately prior to the Effective Time (without regard to vesting provisions, if any) multiplied by the Common Exchange Ratio. The aggregate exercise price for any shares of Acquiror Common covered by each such New Acquiror Option will be equal to the aggregate exercise price for any shares of Telegen covered by such Telegen Option. The per-share exercise price for each New Acquiror Option will equal the aggregate exercise price of such option divided by the number of shares of Acquiror Common issuable in connection with such New Acquiror Option. All of the other terms and conditions of such New Acquiror Option will be identical to the terms and conditions of such Telegen Option immediately prior to the Effective Time. The intention of such conversion is for Acquiror to assume the Telegen Options to the extent such Telegen Options are not exercised prior to the Closing Date.

     (b)  Notwithstanding  the  foregoing,   no  New  Acquiror  Option  will  be
exercisable with respect to fractional shares of Acquiror Common. In lieu thereof, the number of shares otherwise issuable under any New Acquiror Option shall be rounded up to the next whole number.

     Section 1.12 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. No party shall take any action that would cause the Merger to fail to qualify as such a reorganization.

     Section1.13. Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, and possession to all assets, property, rights, privileges, powers and franchises of Telegen and Merger Sub, the officers and directors of Telegen and Merger Sub shall be fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                     ARTICLE

                                     CLOSING

     Section 2.1 The Closing and the Closing Date. The closing (the "Closing") shall be held at the offices of Cohen Brame & Smith, Professional Corporation, at 10:00 a.m. on January 15, 1996, or such other date as the parties shall agree following the receipt of a permit from the California Department of Corporations qualifying the issuance of the Acquiror Common and Acquiror Preferred pursuant to Section 25110 of California Law (the "Closing Date").

     Section 2.2 Filing Date. Subject to the provisions of this Agreement, on the Closing Date, the Merger Documents shall be filed with the Secretary of State of California, all in accordance with the provisions of this Agreement, the Merger Agreement, and California Law.


                                     ARTICLE

                         REPRESENTATIONS AND WARRANTIES

     Section 3.1 Representations and Warranties by Telegen. As a material inducement to the Acquiror to execute and perform its obligations under this Agreement, Telegen represents and warrants to the Acquiror, subject to the exceptions specifically disclosed in the schedules, referencing the appropriate section number, delivered by Telegen to Acquiror prior to signing this Agreement (the "Telegen Schedules") as follows:

     (a) Organization and Standing of Telegen. Telegen is a corporation duly organized and validly existing and in good standing under the laws of the State of California. It has all requisite corporate power and authority to carry on its business as now being conducted, to enter into this Agreement, and to carry out and perform the terms and provisions of this Agreement. Telegen is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the condition (financial or otherwise), business, net worth, assets (including intangible assets), properties or operations ("Material Adverse Effect") of Telegen. Telegen has no subsidiaries and, further, has no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm, corporation, association, or business other than as disclosed in Schedule 3.1(a).

     (b) (i) Capitalization and Indebtedness for Borrowed Moneys. Telegen is duly and lawfully authorized by the Telegen Articles to issue 10,000,000 shares of Telegen Common, no par value per share, of which 2,713,061 shares are validly issued and outstanding on the date of this Agreement. Telegen has no treasury stock. Further, Telegen has authorized 2,000,000 shares of Telegen Preferred, of which 550,000 shares have been designated as Series A Preferred Stock. 112,750 shares of Series A Preferred Stock are issued and outstanding. All the outstanding shares of Telegen Common and Telegen Preferred have been duly authorized and validly issued and are fully paid and nonassessable.

     (ii) Telegen is not presently liable on account of any indebtedness for borrowed moneys, except as reflected in the financial statements described in subparagraph (e) below. The borrowed indebtedness of Telegen as of the Closing Date is set forth in Schedule 3.1(b)(ii).

     (iii) Except for conversion rights of Telegen Preferred, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities, or other agreements or arrangements of any character or nature whatever under which Telegen is or may be obligated to issue or purchase shares of its capital stock, other than options to purchase 486,200 shares of Telegen Common at a weighted average exercise price of $4.86 per share issued to then-current employees of Telegen in connection with their performance of services.

     (c) Ownership of Telegen Common and Telegen Preferred. Schedule 3.1(c) sets forth a complete and accurate list of all issued and outstanding shares of Telegen Common and Telegen Preferred and outstanding warrants, options, or similar rights to acquire Telegen Common or Telegen Preferred and the names of the holders thereof.

     (d) Telegen's Authority. Telegen has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement has been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Telegen and constitutes a valid and binding obligation of Telegen enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights). The execution and delivery of this Agreement by Telegen and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under (with or without notice or lapse of time or both) or give right to a right of termination, cancellation, acceleration of any obligation or to loss of a material benefit under (i) any provision of the Telegen Articles or the Telegen Bylaws or (ii) any mortgage, indenture, lease, contract, or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Telegen or its properties or assets. No consent, approval, order, or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Telegen in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Merger Documents with the Secretary of State of California and the filing of appropriate documents with the relevant authorities of other states in which Telegen is qualified to do business and
(ii) such consents, approvals, orders, authorizations, registrations, declarations, and filings as may be required under applicable state securities laws, including the filing of the permit application contemplated by Section 4.3.

     (e) Financial Statements. Telegen has furnished the Acquiror with unaudited financial statements of Telegen as of December 31, 1994 and September 30, 1995, and audited financial statements as of December 31, 1992 and 1993. All such financial statements present fairly the financial condition of Telegen at such date, and the results of its operations for the period therein specified, and the audited Financial Statements were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods. Telegen's unaudited balance sheet at September 30, 1995 is hereinafter referred to as the "Telegen Balance Sheet," and all such financial statements are hereinafter referred to as the "Telegen Financial Statements."

     Except as set forth in Schedule 3.1(g), Telegen has no liabilities or obligations, fixed, contingent, or otherwise not reflected on the Telegen Balance Sheet, except for (i) liabilities incurred in the ordinary course business since the date of the Telegen Balance Sheet which in the aggregate do not exceed $10,000 and which in the aggregate do not exceed $50,000 and are usual and normal for Telegen and (ii) liabilities and obligations as may have arisen in the ordinary course of business prior to the date of the Telegen Balance Sheet which under generally accepted accounting principles were not required to be reflected on the Telegen Balance Sheet and which individually do not exceed $25,000.

     (f) Present Status. Since the date of the Telegen Balance Sheet (or such other date specifically set forth herein), except as otherwise contemplated by this Agreement and except as described in Schedule 3.1(f), Telegen has conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

     (i) Telegen has not sustained any damage, destruction, or loss by reason of fire, explosion, earthquake, casualty, labor trouble (including but not limited to any claim of wrongful discharge or other unlawful labor practice), requisition or taking of property by any government or agent thereof, windstorm, embargo, riot, act of God or public enemy, flood, accident, revocation of license or right to do business, total or partial termination, suspension, default or modification of contracts, governmental restriction or regulation, other calamity, or other similar or dissimilar event (whether or not covered by insurance) that would result in a Material Adverse Effect on Telegen.

     (ii) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, operations, obligations or liabilities (fixed or contingent) of Telegen which, individually or in the aggregate, have resulted or may be reasonably expected (whether before or after the Effective
Time) to result in a Material Adverse Effect on Telegen.

     (iii) Telegen has not issued, or authorized for issuance, any equity security, bond, note or other security of Telegen. Telegen has not granted or entered into any commitment or obligation to issue or sell any such equity security, bond, note or other security of Telegen, whether pursuant to offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise.

     (iv) Telegen has not incurred any additional debt for borrowed money, nor incurred any obligation or liability (fixed, contingent or otherwise) except in the ordinary and usual course of the business of Telegen.

     (v) Telegen has not paid any obligation or liability (fixed, contingent or otherwise), or discharged or satisfied any lien or encumbrance, or settled any liability, claim, dispute, proceeding, suit, or appeal, pending or threatened against it or any of its assets or properties, except for current liabilities included in Telegen Balance Sheet and current liabilities incurred since the date of Telegen Balance Sheet in the ordinary and usual course of the business of Telegen.

     (vi) Telegen has not declared, set aside for payment, or paid any dividend, payment, or other distribution on or with respect to any share of capital stock of Telegen.

     (vii) Telegen has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock of Telegen.

     (viii) Telegen has not mortgaged, pledged, otherwise encumbered or subjected to lien any of its assets or properties, tangible or intangible, nor has it committed itself to do any of the foregoing, except for liens for current taxes which are not yet due and payable and purchase money liens arising out of the purchase or sale of products or services made in the ordinary and usual course of business.

     (ix) Telegen has not disposed of, or agreed to dispose of, any asset or property, tangible or intangible, except in the ordinary and usual course of business, and in each case for a consideration at least equal to the fair value of such asset or property, nor has Telegen leased or licensed to others (including officers and directors of Telegen), or agreed so to lease or license, any asset or property.

     (x) Telegen has not purchased or agreed to purchase or otherwise acquire any debt or equity securities of any corporation, partnership, joint venture, firm or other entity. Telegen has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset.

     (xi) Telegen has not entered into any transaction or contract, or made any commitment to do the same. Telegen has not waived any right of substantial value or cancelled any debts or claims or voluntarily suffered any extraordinary losses, which individually or in the aggregate would result in a Material Adverse Effect on Telegen.

     (xii) Telegen has not effected or agreed to effect any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement.

     (xii) Telegen has not effected or agreed to effect any change, including by way of hiring or involuntary termination, in its directors, executive officers, or key employees.

     (xiv) Telegen has not effected or committed itself to effect any amendment or modification of the Telegen Articles or the Telegen Bylaws.

     (xv) To the knowledge of Telegen, no statute has been enacted nor has any rule or regulation been adopted (whether before or after the date of Telegen Balance Sheet) which may reasonably be expected to result in a Material Adverse Effect on Telegen.

     (xvi) Telegen has not changed in any way its accounting methods or practices (including any change in depreciation or amortization policies or rates, or any changes in policies in making or reversing accruals).

     (xvii) Telegen has not made any loan to any person or entity, and Telegen has not guaranteed the payment of any loan or debt of any person or entity.

     (xviii) Telegen has not negotiated or agreed to do any of the things described in the preceding clauses (i) through (xvii) (other than negotiations with Telegen and its representatives regarding the transactions contemplated by this Agreement).

     (g) Litigation. Except as set forth in Schedule 3.1(g), there is no claim, dispute, action, proceeding, suit or appeal, or investigation, at law or in equity, pending against Telegen, or involving any of its assets of properties, before any court, agency, authority, arbitration panel or other tribunal, and, to the knowledge of Telegen, none have been threatened against Telegen. To the knowledge of Telegen, there are no facts which, if known to shareholders, customers, governmental authorities, or other persons, would result in any such claim, dispute, action, proceeding, suit or appeal or investigation which would have a Material Adverse Effect on Telegen. Telegen is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, and Telegen is not in default with respect to any notice, order, writ, injunction or decree.

     (h) Compliance With the Law and other Instruments. The business operation of Telegen has been and is being conducted in all material respects in accordance with all applicable laws, rules, and regulations of all authorities. Telegen has not received any notice of violation with respect to any applicable laws, regulations, orders, or other requirements of a Governmental Entity or other authority, including, without limiting the generality of the foregoing, the Employee Retirement Income Security Act of 1974, as amended. Telegen is not in violation of, or in default under, any term or provision of the Telegen Articles or the Telegen Bylaws. Telegen has in all material respects performed, or is now performing the obligations of, and Telegen is not in default (and would not by the lapse of time or giving of notice be in default) in respect of any note, debt instrument, lien, mortgage, lease, order, judgment, or decree, or any other contract, agreement, or commitment binding upon it or its assets or properties or material to the conduct of its business. There is no agreement (assuming the parties thereto other than Telegen performed their respective obligations thereunder as required), judgment, injunction, order or decree binding upon Telegen which has or could reasonably be expected to have the effect of materially prohibiting or materially impairing any business practice of Telegen, any acquisition of property by Telegen, or the conduct of business by Telegen as currently conducted or as proposed to be conducted following the Merger. Schedule 3.1(h) contains a full and complete list of all necessary consents, waivers, and approvals of third parties that are required to be obtained by Telegen in connection with the execution and delivery by Telegen of this Agreement and the performance of the Telegen's obligations hereunder.

     (i) Title to Properties and Assets. Telegen has good and marketable title to all its properties and assets, including without limitation those reflected in the Telegen Financial Statements and those used or located on property controlled by Telegen in its business on the date of the Telegen Balance Sheet and acquired thereafter (except assets sold in the ordinary course of business), subject to no mortgage, pledge, lien, charge, security interest, encumbrance, or restriction except those which (i) are disclosed in the Telegen Balance Sheet as securing specified liabilities; or (ii) do not materially adversely affect the use thereof. The buildings and equipment of Telegen are in good condition and repair, reasonable wear and tear excepted. Telegen has not been, to the knowledge of any officer of Telegen, threatened with any action or proceeding under any building or zoning ordinance, regulation, or law. Except as otherwise provided in Schedule 3.1(i) of this Agreement, Telegen owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all patents, trade secrets, copyrights, procedures, techniques, business plans, methods of management, or other information utilized in connection with Telegen's business and set forth in Schedule 3.1(i). To the best of Telegen's knowledge, the products Telegen manufactures and/or markets, or plans to market, and its plan of operation do not infringe on the patents, copyrights, trade secrets, or other proprietary rights of any third person. Telegen owns or is licensed to use all intellectual property necessary to develop and sell products based on the intellectual property embodied in the telecommunications products currently marketed and sold by Telegen and in the flat panel display and voice recognition products under development by Telegen. All current Telegen research and business development activities related to Telegen's business are listed on Schedule 3.1(i) and, except as noted on Schedule 3.1(i), have been conducted and are currently owned by Telegen.

     (j) Telegen Leases. There are no related party leases, and all leases have been negotiated at "arm's length."

     (k) Schedule of Leases and Insurance. Schedule 3.1(k) contains a true and complete description of each indenture, lease, sublease, or any instrument under which Telegen claims or holds a leasehold interest for either equipment, automobiles, or real property. Telegen has good and valid leasehold interests in such properties and all such instruments are in effect and enforceable according to their respective terms; and a complete schedule of all fire and other casualty and liability policies of Telegen in effect at the time of delivery of said schedule.

     (l) Creditor's Arrangements. Telegen has not made any assignment for the benefit of creditors nor has any involuntary or voluntary petition in bankruptcy been filed by or against Telegen.

     (m)  Contracts  and  Other   Obligations.   Except  with  respect  to  this
transaction, Telegen is not a party to, or otherwise bound by, any written or oral:

     (i) Contract or agreement not made in the ordinary course of business, except as disclosed on Schedule 3.1(m)(i);

     (ii) Employment or consultant contract which is not terminable at will without cost or other liability to Telegen or any successor, except as disclosed on Schedule 3.1(m)(ii);

     (iii) Contract with any labor union, except as disclosed on Schedule 3.1(m)(iii);

     (iv) Bonus, pension, profit-sharing, retirement, share purchase, stock option, hospitalization, group insurance, or similar plan providing employee benefits except as disclosed on Schedule 3.1(m)(iv);

     (v) Advertising contract or contract for public relations services, except as disclosed on Schedule 3.1(m)(v);

     (vi) Purchase, supply, or service contracts in excess of $25,000 each, or in the aggregate of $150,000 for all such contracts whether below or above $25,000, except as disclosed on Schedule 3.1(m)(vi);

     (vii) Deed of trust, mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt, or any other agreement or arrangement whereby any of the assets or properties of Telegen are subjected to a lien, encumbrance, charge, or other restriction, except as disclosed on
Schedule 3.1(m)(vii);

     (viii) Contract or other commitment continuing for a period of more than 30 days and which is not terminable without cost or other liability to Telegen or its successor, except as disclosed on Schedule 3.1(m)(viii);

     (ix) Contract which (a) contains a redetermination of price or similar type of provision; or (b) provides for a fixed price for goods or services sold, except as disclosed on Schedule 3.1(m)(i); or

     (x) Contract or arrangement containing any covenant limiting the right of Telegen to compete in any business or with any person.

     Telegen has in all material respects performed all obligations required to be performed by it to date and is not in material default under any of the contracts, agreements, leases, documents, or other arrangements to which it is a party or by which it is otherwise bound. To the best of Telegen's knowledge, all parties with whom Telegen has contractual arrangements are in material compliance therewith and are not in default thereunder.

     (n) Changes in Compensation. Since the date of the Telegen Balance Sheet, there has not been any general pay increase to employees or any change in the rate of compensation, commission, bonus, or other remuneration payable to any officer, employee, director, agent, or shareholder of Telegen other than in the ordinary course of business.

     (o) Inventories. Since the date of the Telegen Balance Sheet, Telegen has continued to replenish its inventories in a normal and customary manner consistent with prior practice and prudent practice prevailing in the businesses of Telegen, and will continue to do so until the Closing Date.

     (p) Records. The books of account, minute books, stock certificate books, and stock transfer ledgers of Telegen are complete and correct, and there have been no transactions involving the business of Telegen which properly should have been set forth in said respective books, other than those set forth therein.

     (q) Brokers or Finders. All negotiations on the part of Telegen relative to this Agreement and the transactions contemplated hereby have been carried on by Telegen without the intervention of any person or as the result of any act of Telegen in such manner as to give rise to any valid claim against Telegen or the Acquiror for a brokerage commission, finder's fee, or other like payment.

     (r) Taxes. Except as disclosed in Schedule 3.1(r), Telegen has accurately prepared and timely filed all federal, state, county and local income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance, and occupation (sales) and use taxes) required to have been filed by Telegen up to the date hereof. All of the foregoing returns are true and correct in all material respects and Telegen has paid all taxes, interest and penalties shown on such returns or reports as being due. Telegen has withheld with respect to its employees all federal and state income taxes, FICA, FUTA, and other taxes that Telegen is required to withhold. The accruals for Telegen's taxes on the books and records of Telegen are sufficient to discharge the taxes for all periods (or the portion of any period) ending on or prior to the Closing Date. Telegen has not been delinquent in the payment of any tax nor is there any tax deficiency outstanding, proposed, or assessed against Telegen, nor has Telegen executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any tax. No audit or other examination of any return of Telegen filed with any taxing authority is presently in progress. Telegen does not have any liabilities for unpaid, federal, state, local, or foreign taxes, whether asserted or unasserted, known or unknown, contingent or otherwise, and Telegen has no knowledge of any basis for the assertion of any such liability attributable to Telegen, its assets, or operations. Telegen is not (and has never been) required to join with any other entity in the filing of a consolidated tax return for federal tax purposes or a consolidated or combined return or report for state tax purposes. Telegen is not a party to or bound by any tax indemnity, tax sharing, or tax allocation agreement. Telegen has provided to Telegen or its legal counsel copies of all federal and state income and all state sales and use tax returns for all periods since December 31, 1990. There are (and as of immediately following the Closing there will be) no liens on the assets of Telegen relating to or attributable to taxes). Telegen has no knowledge of any basis for the assertion of any claim which, if adversely determined, would result in liens on the assets of Telegen.

     (s) Environmental Matters. Telegen's operations of its business and assets has been in material compliance with and Telegen has complied in all material respects with and is not in violation of applicable federal, state, and local laws, ordinances, regulations and orders relating to environmental matters, including but not limited to matters related to air pollution, water pollution, and the handling of hazardous substances (as defined in the Comprehensive Environmental Response, compensation, and liability Act of 1990 ("CERCLA")). There are no actions, proceedings or investigations pending or, to the actual knowledge of Telegen, threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging noncompliance by Telegen with CERCLA or any other Environmental Law (as hereinafter defined). To the actual knowledge of Telegen: (i) there is no reasonable basis for the institution of any action, proceeding or investigation against Telegen under any Environmental Law; (ii) Telegen is not responsible under any environmental law for any release by any person at or in the vicinity of real property of any hazardous substance (as defined by CERCLA), caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment; (iii) Telegen is not responsible for any costs of any remedial action required by virtue of any release of any toxic or hazardous substance, pollutant or contaminant into the environment including, without limitation, costs arising from security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body; (iv) Telegen is in compliance with all applicable Environmental Laws; and (v) no real property used, owned, managed or controlled by Telegen contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which (a) violates any Environmental Law, or (b) otherwise would pose any significant health or safety risk unless remedial measures were taken. For purposes of this Agreement, "Environmental Law" shall mean any federal, state, local or municipal statute, ordinance or regulation, or order, ruling or other decision of any court, administrative agency, or other governmental authority pertaining to the release of hazardous substances (as defined in CERCLA) into the environment.

     (t) Indemnification Liabilities. There are no existing liabilities or facts know to Telegen which would require Telegen to indemnify its officers or directors for acts or omissions by such persons acting in behalf of Telegen.

     (u) Accounts Receivable. All accounts receivable of Telegen shown on the Telegen Balance Sheet or thereafter acquired arose and are collectible in the ordinary and usual course of its business, except that the value of any account receivable, the collection of which is doubtful or which is subject to a defense or set-off, has been written down to an amount not in excess of net realizable value or adequate reserves or allowances therefor have been provided. The values at which accounts receivable are carried reflect the accounts receivable valuation policy of Telegen, which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis. To the knowledge of Telegen, none of the receivables of Telegen is subject to any claim of offset, recoupment, set off, or counterclaim, and there are no facts or circumstances (whether asserted or unasserted) that would give rise to any claim. No receivables are contingent upon the performance by Telegen of any obligation or contract. No person or entity has any lien, charge, pledge, security interest, or other encumbrance on any such receivables, and no agreement for deduction or discount has been made with respect to any of such receivables.

     (v) Bank Accounts. Schedule 3.2(v) constitutes a full and complete list of all the bank accounts of Telegen, together with the names of the persons authorized to draw thereon. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

     (w) Certain Advances. There are no receivables of Telegen owing by directors or officers of Telegen, or owing by any Affiliate of any director or officer of Telegen. For purposes of this Agreement, "Affiliate" shall mean the officers and directors of Telegen and any stockholder of Telegen who owns five percent (5%) or more the outstanding capital stock of Telegen.

     (x) Insurance. Schedule 3.2(x) lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers, and directors of Telegen as well as all claims made under any insurance policy by Telegen since December 31, 1990. There is no claim by Telegen pending under any of such policies or bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and Telegen is otherwise in compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of Telegen. Telegen does not know of any threatened termination of or material premium increase with respect to any of such policies. Telegen has never been denied insurance coverage nor has any insurance policy of Telegen ever been cancelled for any reason.

     (y) FIRPTA Status. Telegen is not, and has not been at any time during the five year period preceding the date hereof, a "United States real property holding corporation" as defined in Section 897 of the Internal Revenue Code of 1954, as amended, and the regulations promulgated thereunder.

     (z) Representations Complete. None of the representations or warranties made by Telegen, nor any statement made in any schedule, exhibit, or certificate furnished by Telegen pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     Section 3.2 Representations and Warranties by the Acquiror and Merger Sub. As a material inducement to Telegen to execute and perform its obligations under this Agreement, the Acquiror and Merger Sub represent and warrant to Telegen, subject to the exceptions specifically disclosed in the schedules, referencing the appropriate section number, delivered by Acquiror to Telegen prior to signing this Agreement (the "Acquiror Schedules") as follows:

     (a) Organization and Standing of Acquiror. The Acquiror is a corporation duly organized and validly existing and in good standing under the laws of the State of Colorado. It has all requisite corporate power and authority to carry on its business as now being conducted and as proposed to be conducted, to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement. The Acquiror is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the Acquiror. The Acquiror does not now and has not within the two years prior to the date of this Agreement conducted business in any jurisdiction other than the State of Colorado such as to require it to seek authority from such state to do business as a foreign corporation. The Acquiror has delivered a true and correct copy of its Articles of Incorporation (the "Acquiror Articles") and its Bylaws (the "Acquiror Bylaws"), each as amended to date, to counsel for Telegen. The Acquiror has one wholly owned subsidiary, Merger Sub, and, further, has no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm, corporation, association, or business other than as disclosed in
Schedule 3.2(a).

     (b) (i) Capitalization and Indebtedness for Borrowed Moneys. The Acquiror is duly and lawfully authorized by the Acquiror Articles to issue 100,000,000 shares of Acquiror Common Stock, of which 1,178,759 shares are issued and outstanding as of the date hereof and 25,000,000 shares of Acquiror Preferred, of which no shares are issued and outstanding. Additionally, there are outstanding warrants to acquire 60,000 shares of Acquiror Common (the "Warrants"). The Acquiror has no treasury stock and no other authorized series or class of stock. All the outstanding shares of Acquiror Common have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. All of the shares of Acquiror Common and Acquiror Preferred to be issued by Acquiror in connection with the Merger shall be duly authorized, validly issued, fully paid, nonassessable, and not subject to preemptive rights created by statute, the Acquiror Articles, or any agreement to which the Acquiror is a party or bound. The Acquiror Common and Acquiror Preferred will be issued in compliance with all applicable state and federal securities laws and, upon compliance with the exemption set forth in Section 3(a)(10) of the Securities Act of 1933, as amended (the "1933 Act"), will be freely tradeable subject to the resale limitations of Rules 144 and 145 under the 1933 Act, and the provisions of Sections 6.1 and 6.2 of this Agreement.

     (ii) The Acquiror is not presently liable on account of any indebtedness for borrowed moneys, except as reflected in the financial statements described in subparagraph (e) below. The borrowed indebtedness of the Acquiror as of the Closing Date is set forth in Schedule 3.1(b)(ii).

     (iii) With the exception of an ongoing private placement of 200,000 shares of Common Stock and the Warrants, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities, or other agreements or arrangements of any character or nature whatever under which the Acquiror is or may be obligated to issue or purchase shares of its capital stock other than as disclosed in Schedule 3.2(b)(iii).

     (c) Ownership of Acquiror Capital Stock. Schedule 3.2(c) sets forth a complete and accurate list of all issued and outstanding shares and warrants, options, or similar rights to acquire such shares of the Acquiror's capital stock and the names of the holders thereof.

     (d) Organization and Capitalization of Merger Sub. Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, and at the Effective Time, will have full power and authority to carry out the transactions contemplated in this Agreement to be carried out by it. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, all of which, as of the date of this Agreement, are issued and outstanding and held by Acquiror. As of the date hereof, Merger Sub has no assets and Merger Sub does not and will not have any liabilities, except liabilities for organizational expenses. Acquiror has delivered true and correct copies of the Articles of Incorporation of Merger Sub (the "Merger Sub
Articles") and the Bylaws of Merger Sub (the "Merger Sub Bylaws"), each as amended to date, to counsel for Telegen.

     (e) Acquiror's Authority. Acquiror has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement shall have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Acquiror and constitutes a valid and binding obligation of the Acquiror enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights). The execution and delivery of this Agreement by the Acquiror does not and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a material benefit under (i) any provision of the Acquiror Articles or the Acquiror's Bylaws or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or its properties or assets. No consent, approval, order, or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Acquiror in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Merger Documents with the Secretary of State of California and the filing of appropriate documents with the relevant authorities of other states in which the Acquiror is qualified to do business and (ii) such consents, approvals, orders, authorizations, registrations, declarations, and filings as may be required under applicable state securities laws, including the filing of the permit application contemplated by Section 4.3.

     (f) Financial Statements. The Acquiror has timely filed with the Securities and Exchange Commission (the "Commission") all reports and other document required to be filed by the Acquiror with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations promulgated thereunder. The Acquiror has delivered to Telegen and Telegen's counsel true and complete copies of all reports and other filings made by the Acquiror with the Commission pursuant to the 1933 Act, or the 1934 Act since December 31, 1992 and through the date hereof (collectively, the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Acquiror contained in the SEC Documents (the "Acquiror Financial Statements") are complete and correct, comply as to form in all respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, and fairly present the consolidated financial position of the Acquiror and the results of its operations and cash flows as of the respective dates and for the periods indicated thereon (subject, in the case of the unaudited statements, to normal recurring accounting adjustments). There has been no change in the Acquiror's accounting policies or estimates except as described in the notes to the Acquiror Financial Statements. Acquiror has no liabilities or obligations, fixed, contingent, or otherwise not reflected on the most recent balance sheet included in the Acquiror Financial Statements (the "Acquiror Balance Sheet"), except for (i) liabilities incurred in the ordinary course of the Acquiror's business since the date of the Acquiror Balance Sheet which individually do not exceed $5,000 and in the aggregate do not exceed $25,000 and are usual and normal for the Acquiror and (ii) liabilities and obligations as may have arisen in the ordinary course of business prior to the date of the Acquiror Balance Sheet, which under generally accepted accounting principles were not required to be reflected on the Acquiror Balance Sheet, and which do not exceed $5,000 individually or $25,000 in the aggregate. All such financial statements present fairly the financial condition of the Acquiror at such date, and the results of its operations for the period therein specified, and were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods.

     (g) Present Status. Since the date of the Acquiror Balance Sheet (or such other date specifically set forth herein), except as otherwise contemplated by this Agreement and except as described in Schedule 3.2(g), the Acquiror has conducted its business in the usual and ordinary course and without limiting the generality of the foregoing:

     (i) The Acquiror has not sustained any damage, destruction, or loss by reason of fire, explosion, earthquake, casualty, labor trouble (including but not limited to any claim of wrongful discharge or other unlawful labor practice), requisition or taking of property by any government or agent thereof, windstorm, embargo, riot, act of God or public enemy, flood, accident, revocation of license or right to do business, total or partial termination, suspension, default or modification of contracts, governmental restriction or regulation, other calamity, or other similar or dissimilar event (whether or not covered by insurance) that would result in a Material Adverse Effect on the Acquiror.

     (ii) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, operations, obligations or liabilities (fixed or contingent) of the Acquiror which, individually or in the aggregate, have resulted or may be reasonably expected (whether before or after the Effective Time) to result in a Material Adverse Effect on the Acquiror.

     (iii) The Acquiror has not issued, or authorized for issuance, any equity security, bond, note or other security of the Acquiror. The Acquiror has not granted or entered into any commitment or obligation to issue or sell any such equity security, bond, note or other security of the Acquiror, whether pursuant to offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise.

     (iv) The Acquiror has not incurred any additional debt for borrowed money, nor incurred any obligation or liability (fixed, contingent or otherwise) except in the ordinary and usual course of the business of the Acquiror.

     (v) The Acquiror has not paid any obligation or liability (fixed, contingent or otherwise), or discharged or satisfied any lien or encumbrance, or settled any liability, claim, dispute, proceeding, suit, or appeal, pending or threatened against it or any of its assets or properties, except for current liabilities included in the Acquiror Balance Sheet and current liabilities incurred since the date of the Acquiror Balance Sheet in the ordinary and usual course of the business of the Acquiror.

     (vi) The Acquiror has not declared, set aside for payment, or paid any dividend, payment, or other distribution on or with respect to any share of capital stock of the Acquiror.

     (vii) The Acquiror has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock of the Acquiror.

     (viii) The Acquiror has not mortgaged, pledged, otherwise encumbered or subjected to lien any of its assets or properties, tangible or intangible, nor has it committed itself to do any of the foregoing, except for liens for current taxes which are not yet due and payable and purchase money liens arising out of the purchase or sale of products or services made in the ordinary and usual course of business.

     (ix) The Acquiror has not disposed of, or agreed to dispose of, any asset or property, tangible or intangible, except in the ordinary and usual course of business, and in each case for a consideration at least equal to the fair value of such asset or property, nor has the Acquiror leased or licensed to others (including officers and directors of the Acquiror), or agreed so to lease or license, any asset or property.

     (x) The Acquiror has not purchased or agreed to purchase or otherwise acquire any debt or equity securities of any corporation, partnership, joint venture, firm or other entity. The Acquiror has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset.

     (xi) The Acquiror has not entered into any transaction or contract, or made any commitment to do the same. The Acquiror has not waived any right of substantial value or cancelled any debts or claims or voluntarily suffered any extraordinary losses, which individually or in the aggregate would result in a Material Adverse Effect on the Acquiror.

     (xii) The Acquiror has not effected or agreed to effect any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement.

     (xiii) The Acquiror has not effected or agreed to effect any change, including by way of hiring or involuntary termination, in its directors, executive officers, or employees.

     (xiv) The Acquiror has not effected or committed itself to effect any amendment or modification of the Acquiror Articles or the Acquiror Bylaws.

     (xv) To the knowledge of the Acquiror, no statute has been enacted nor has any rule or regulation been adopted (whether before or after the date of the Acquiror Balance Sheet) which may reasonably be expected to result in a Material Adverse Effect on the Acquiror.

     (xvi) The Acquiror has not changed in any way its accounting methods or practices (including any change in depreciation or amortization policies or rates, or any changes in policies in making or reversing accruals).

     (xvii) The Acquiror has not made any loan to any person or entity, and the Acquiror has not guaranteed the payment of any loan or debt of any person or entity.

     (xviii) The Acquiror has not negotiated or agreed to do any of the things described in the preceding clauses (i) through (xvii) (other than negotiations with Telegen and its representatives regarding the transactions contemplated by this Agreement).

     (h) Litigation. Except as disclosed in the Acquiror Financial Statements or
Schedule 3.2(h), there is no claim, dispute, action, proceeding, suit or appeal, or investigation, at law or in equity, pending against the Acquiror, or involving any of its assets or properties, before any court, agency, authority, arbitration panel or other tribunal, and, the knowledge of the Acquiror, none have been threatened against the Acquiror. To the knowledge of the Acquiror, there are no facts which, if known to stockholders, customers, governmental authorities or other persons, would result in any such claim, dispute, action, proceeding, suit or appeal or investigation which would have a Material Adverse Effect on the Acquiror. The Acquiror is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, and the Acquiror is not in default with respect to any notice, order, writ, injunction or decree.

     (i) Compliance With the Law and Other Instruments. The business operation of the Acquiror has been and is being conducted in all material respects in accordance with all applicable laws, rules, and regulations of all authorities. The Acquiror has not received any notice of violation with respect to any applicable laws, regulations, orders, or other requirements of a Governmental Entity or other authority, including, without limiting the generality of the foregoing, the Employee Retirement Income Security Act of 1974, as amended. The Acquiror is not in violation of, or in default under, any term or provision of the Acquiror Articles, or the Acquiror Bylaws, as amended. The Acquiror has in all material respects performed, or is now performing the obligations of, and the Acquiror is not in default (and would not by the lapse of time or giving of notice be in default) in respect of any note, debt instrument, lien, mortgage, lease, order, judgment, or decree, or any other contract, agreement, or commitment binding upon it or its assets or properties or material to the conduct of its business. There is no agreement (assuming the parties thereto other than the Acquiror performed their respective obligations thereunder as required), judgment, injunction, order or decree binding upon the Acquiror which has or could reasonably be expected to have the effect of materially prohibiting or materially impairing any business practice of the Acquiror, any acquisition of property by the Acquiror, or the conduct of business by the Acquiror as currently conducted or as proposed to be conducted following the Merger.
Schedule 3.2(i) contains a full and complete list of all necessary consents, waivers, and approvals of third parties that are required to be obtained by the Acquiror in connection with the execution and delivery of this Agreement by the Acquiror and the performance of the Acquiror's obligations hereunder.

     (j) Title to Properties  and Assets.  The Acquiror has good and  marketable title to all its  properties  and assets,  including  without  limitation  those reflected in the Acquiror's Financial Statements and those used or located on property controlled by the Acquiror in its business on the date of the Acquiror Balance Sheet and acquired thereafter (except assets sold in the ordinary course of business), subject to no mortgage, pledge, lien, charge, security interest, encumbrance, or restriction except those which (i) are disclosed in the Acquiror Financial Statements as securing specified liabilities; or (ii) do not materially adversely affect the use thereof. The buildings and equipment of the Acquiror are in good condition and repair, reasonable wear and tear excepted. The Acquiror has not been, to the knowledge of any officer of Acquiror, threatened with any action or proceeding under any building or zoning ordinance, regulation, or law. The Acquiror does not currently, nor has it in the past, owned any real property.

     (k) Acquiror Leases. The Acquiror is not liable on any lease for property, equipment, or real estate.

     (l) Creditor's Arrangements. The Acquiror has not made any assignment for the benefit of creditors, nor has any involuntary or voluntary petition in bankruptcy been filed by or against the Acquiror.

     (m) Contracts and Other Obligations. Schedule 3.2(m) constitutes a full and complete list (subject to the dollar amounts set forth in clause (vii) below) of each partially or totally executory contract or agreement to which the Acquiror is a party or by which it is bound. Other than as set forth on Schedule 3.2(m), the Acquiror is not a party to or otherwise bound by, any written or oral:

     (i) Contract or agreement not made in the ordinary course of business;

     (ii) Employment or consultant contract which is not terminable at will without cost or other liability to the Acquiror or any successor, except as disclosed on Schedule 3.2(m)(ii) hereto;

     (iii) Contract with any labor union;

     (iv) Bonus, pension, profit-sharing, retirement, share purchase, stock option, hospitalization, group insurance, or similar plan providing employee benefits, except as disclosed in its filings with the Securities and Exchange Commission;

     (v) Lease with respect to any property, real or personal, whether as lessor or lessee;

     (vi) Advertising contract or contract for public relations services;

     (vii) Purchase, supply, or service contracts in excess of $1,000 each, or in the aggregate of $10,000 for all such contracts whether below or above $1,000;

     (viii)  Deed of  trust,  mortgage,  conditional  sales  contract,  security
agreement,   pledge  agreement,   trust  receipt,  or  any  other  agreement  or
arrangement whereby any of the assets or properties of the Acquiror are subjected to a lien, encumbrance, charge, or other restriction, except as disclosed on Schedule 3.2(m)(viii) thereto;

     (ix) Contract or other commitment continuing for a period of more than 30 days and which is not terminable without cost or other liability to the Acquiror or its successor; or

     (x) Contract which (a) contains a redetermination of price or similar type of provision or (b) provides for a fixed price for goods or services sold.

     (xi) Contract or arrangement which will result in an excess parachute payment under Code Section 280G of the Internal Revenue Code.

     (xii) Contract or arrangement containing any covenant limiting the right of the Acquiror to compete in any business or with any person.

     The Acquiror has performed all obligations required to be performed by it to date and is not in default under any of the contracts, agreements, leases, documents, or other arrangements to which it is a party or bound. To the best of Acquiror's knowledge, all parties with whom the Acquiror has contractual arrangements are in compliance therewith and are not in default thereunder.

     (n) Changes in Compensation. Schedule 3.2(n) constitutes a full and complete list of all directors, officers, employees of or consultants to the Acquiror as of the date of the Acquiror Balance Sheet and specifies each of their names and job designations, the total amount paid or payable to such director, officer, employee, or consultant in their prior fiscal year and from the beginning of the current fiscal year through the date of the Acquiror Balance Sheet and the basis of such compensation, whether fixed or commission or a combination thereof. Since September 30, 1995, there has not been any general pay increase to employees or any change in the rate of compensation, commission, bonus, or other remuneration payable to any officer, employee, director, agent, or stockholder of the Acquiror.

     (o) Inventories. Acquiror has no inventories.

     (p) Records. The books of account, minute books, stock certificate books, and stock transfer ledgers of the Acquiror are complete and correct, and there have been no transactions involving the business of the Acquiror which properly should have been set forth in said respective books, other than those set forth therein.

     (q) Brokers or Finders. All negotiations on the part of the Acquiror relative to this Agreement and the transactions contemplated hereby have been carried on by Acquiror without the intervention of any person or as the result of any act of the Acquiror in such manner as to give rise to any valid claim against Telegen for a brokerage commission, finder's fee, or other like payment.

     (r) Taxes. The Acquiror has accurately prepared and timely filed all federal, state, county and local income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance, and occupation (sales) and use taxes) required to have been filed by the Acquiror up to the date hereof. All of the foregoing returns are true and correct in all material respects and the Acquiror has paid all taxes, interest and penalties shown on such returns or reports as being due. The Acquiror has withheld with respect to its employees all federal and state income taxes, FICA, FUTA, and other taxes that the Acquiror is required to withhold. The accruals for the Acquiror's taxes on the books and records of the Acquiror are sufficient to discharge the taxes for all periods (or the portion of any period) ending on or prior to the Closing Date. The Acquiror has not been delinquent in the payment of any tax nor is there any tax deficiency outstanding, proposed, or assessed against the Acquiror, nor has the Acquiror executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any tax. No audit or other examination of any return of the Acquiror filed with any taxing authority is presently in progress. The Acquiror does not have any liabilities for unpaid, federal, state, local, or foreign taxes, whether asserted or unasserted, known or unknown, contingent or otherwise, and the Acquiror has no knowledge of any basis for the assertion of any such liability attributable to the Acquiror, its assets, or operations. The Acquiror is not (and has never been) required to join with any other entity in the filing of a consolidated tax return for federal tax purposes or a consolidated or combined return or report for state tax purposes. The Acquiror is not a party to or bound by any tax indemnity, tax sharing, or tax allocation agreement. The Acquiror has provided to Telegen or its legal counsel copies of all federal and state income and all state sales and use tax returns for all periods since December 31, 1990. There are (and as of immediately following the Closing there will be) no liens on the assets of the Acquiror relating to or attributable to taxes). The Acquiror has no knowledge of any basis for the assertion of any claim which, if adversely determined, would result in liens on the assets of the Acquiror.

     (s) Environmental Matters. The Acquiror's operations of its business and assets has been in material compliance with and the Acquiror has complied in all material respects with and is not in violation of applicable federal, state, and local laws, ordinances, regulations, and orders relating to environmental matters, including but not limited to matters related to air pollution, water pollution, and the handling of hazardous substances (as defined by CERCLA). There are no actions, proceedings or investigations pending or, to the actual knowledge of the Acquiror, threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging noncompliance by the Acquiror with CERCLA or any other Environmental Laws. To the actual knowledge of the Acquiror: (i) there is no reasonable basis for the institution of any action, proceeding or investigation against the Acquiror under any Environmental Law; (ii) the Acquiror is not responsible under any Environmental Law for any release by any person at or in the vicinity of real property of any hazardous substance (as defined by CERCLA), caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment; (iii) the Acquiror is not responsible for any costs of any remedial action required by virtue of any release of any toxic or hazardous substance, pollutant or contaminant into the environment including, without limitation, costs arising from security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body; (iv) the Acquiror is in compliance with all applicable Environmental Laws; and (v) no real property used, owned, managed or controlled by the Acquiror contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location, or condition of which (a) violates any Environmental Law or (b) otherwise would pose any significant health or safety risk unless remedial measures were taken.

     (t) Indemnification Liabilities. There are no existing liabilities or facts known to Acquiror which would require Acquiror to indemnify its officers or directors for acts or omissions by such persons acting on behalf of Acquiror.

     (u) Accounts Receivable. All accounts receivable of the Acquiror shown on the Acquiror Balance Sheet or thereafter acquired arose and are collectible in the ordinary and usual course of its business, except that the value of any account receivable, the collection of which is doubtful or which is subject to a defense or set-off, has been written down to an amount not in excess of net realizable value or adequate reserves or allowances therefor have been provided. The values at which accounts receivable are carried reflect the accounts receivable valuation policy of the Acquiror, which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis. To the knowledge of the Acquiror, none of the receivables of the Acquiror is subject to any claim of offset, recoupment, set off, or counterclaim, and there are no facts or circumstances (whether asserted or unasserted) that would give rise to any claim. No receivables are contingent upon the performance by the Acquiror of any obligation or contract. No person or entity has any lien, charge, pledge, security interest, or other encumbrance on any such receivables, and no agreement for deduction or discount has been made with respect to any of such receivables.

     (v) Bank Accounts. Schedule 3.2(v) constitutes a full and complete list of all the bank accounts of the Acquiror, together with the names of the persons authorized to draw thereon. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

     (w) Certain Advances. There are no receivables of the Acquiror owing by directors, officers, employees, consultants or stockholders of the Acquiror, or owing by any Affiliate of any director or officer of the Acquiror.

     (x) Insurance. Schedule 3.2(x) lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers, and directors of the Acquiror as well as all claims made under any insurance policy by the Acquiror since December 31, 1990. There is no claim by the Acquiror pending under any of such policies or bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and the Acquiror is otherwise in compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Acquiror. The Acquiror does not know of any threatened termination of or material premium increase with respect to any of such policies. The Acquiror has never been denied insurance coverage nor has any insurance policy of the Acquiror ever been cancelled for any reason.

     (y) FIRPTA Status. The Acquiror is not, and has not been at any time during the five year period preceding the date hereof, a "United States real property holding corporation" as defined in Section 897 of the Internal Revenue Code of 1954, as amended, and the regulations promulgated thereunder.

     (z) Representations Complete. None of the representations or warranties made by the Acquiror, nor any statement made in any schedule, exhibit, or certificate furnished by the Acquiror pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.


                                     ARTICLE 4

                         ACTIONS AND OBLIGATIONS OF THE
                         ACQUIROR AND TELEGEN BEFORE AND
                  AFTER THE CLOSING AND SECURITIES ACT MATTERS

     Section 4.1 Actions of Telegen Pending Closing. Telegen covenants with the Acquiror that from the date hereof to and including the Closing Date:

     (a) Correct as of Closing. Each representation and warranty of Telegen set forth in Section 3.1 of this Agreement shall be true and correct on and as of the Closing Date.

     (b) Operations. Except with the prior written consent of the Acquiror, which consent will not be unreasonably withheld, Telegen will:

     (i) Conduct its affairs and business only in the ordinary course of business;

     (ii) Not create or incur any material liabilities other than current liabilities incurred in the ordinary course of business, except as set forth in the Telegen Schedules;

     (iii) Not create or incur, or suffer to exist, any mortgage, lien, pledge, hypothecation, charge, encumbrance, or restriction of any kind which is not otherwise disclosed in this Agreement or the Telegen Schedules;

     (iv) Not make any capital expenditures, or capital additions or betterment, except as many be involved in ordinary repairs, maintenance, and replacement;

     (v) Not enter into, renew, extend, amend, or modify any contract or commitment, except in the ordinary course of business, pursuant to which it will be obligated to expend, or entitled to receive, in excess of $100,000 annually;

     (vi) Maintain its assets and properties in good condition and repair, and not sell, lease, license, or otherwise dispose of, any of its material assets or properties, except sales out of inventory in the ordinary course of business;

     (vii) Not declare or pay any dividend on, or make any other distribution upon, or purchase, retire, or redeem, any shares of Telegen Common or Telegen Preferred, or set aside any funds for any such purpose;

     (viii) Not issue or sell, or obligate itself to issue or sell any additional shares of Telegen Common or Preferred, whether or not such shares have been previously authorized or issued, or issue or sell any warrants, rights, or options to acquire any such shares, or acquire any stock of any corporation, or any interest in any business enterprise, except as set forth in the Telegen Schedules;

     (ix) Not amend the Telegen Articles or the Telegen Bylaws;

     (x) Not pay, or agree to pay, conditionally or otherwise, any bonus, extra compensation, pension, or severance pay to any director, shareholder, officer, consultant, agent, or employee under any pension plan or otherwise, or increase the compensation paid by it (except increases in the ordinary course of business in accordance with Telegen's employee appraisal and salary adjustment programs currently in effect or pursuant to written agreements outstanding on the date hereof) at the date of the Telegen Balance Sheet to any officer, director, agent, consultant, or employee;

     (xi) Not discharge or satisfy any material lien, charge, or encumbrance, nor pay any obligation or liability, absolute or contingent, except (i) current liabilities shown on the Telegen Balance Sheet or current liabilities incurred since such date in the ordinary course of business and (ii) expenses incurred in connection with the transactions contemplated by this Agreement (including, without limitation, reasonable attorneys' fees, accounting fees, and costs);

     (xii) Except with respect to the transactions contemplated by this Agreement, not merge or consolidate, or obligate itself to do so, with, or into any other entity;

     (xiii)  Use  reasonable   commercial   efforts  to  preserve  its  business
organization in tact;

     (xiv) Use reasonable commercial efforts to preserve the goodwill of its suppliers, customers, and those having business relations with it;

     (xv) Not enter into any transactions, or take any acts which if effected or performed prior to the date of this Agreement, would constitute a breach of the representations, warranties, and agreements contained herein; and

     (xvi) Not institute, settle, or agree to settle any action or proceeding before any court or governmental body;

     (xvii) Not effect or agree to effect, including by way of hiring or involuntary termination, any change in the directors or officers of Telegen;

     (xviii) Not take, or agree to take, any of the actions described in (i) through (xvii) above, or any action that would make any of the representations, covenants, or warranties of Telegen set forth herein untrue and incorrect.

     (c) Access to Records. Telegen will afford the Acquiror, its representatives, counsel, agents, and employees, at reasonable times, and in a manner and under circumstances which will not cause unreasonable interference with the operation of Telegen's business, access to all of the properties of Telegen, and its books, files, records, insurance policies, and other corporate books and records, for the purpose of audit, inspection, and examination thereof, and will do, and cause Telegen to do, everything reasonably necessary to enable the Acquiror to make a complete examination of the assets and properties of Telegen, and the condition thereof. No such examination, however, shall constitute a waiver or relinquishment, on the part of the Acquiror, of its right to rely upon the covenants, representations, and warranties made by Telegen and the Stockholders in the provisions of this Agreement.

     (d) Consultation. Telegen will endeavor to keep the Acquiror apprised with respect to the operation and conduct of Telegen's business prior to the Closing Date.

     Section 4.2 Actions of Acquiror Pending Closing. The Acquiror covenants with Telegen that from the date hereof to and including the Closing Date:

     (a) Correct as of Closing. Each representation and warranty of the Acquiror set forth in Section 3.2 of this Agreement shall be true and correct on and as of the Closing Date.

     (b) Operations. Except with the prior written consent of Telegen, which consent will not be unreasonably withheld, the Acquiror will:

     (i) Conduct its affairs and business only in the ordinary course of business;

     (ii) Not create or incur any liabilities other than current liabilities incurred in connection with the transactions contemplated by this Agreement;

     (iii) Not create or incur, or suffer to exist, any mortgage, lien, pledge, hypothecation, charge, encumbrance, or restriction of any kind;

     (iv) Not make any capital expenditures or capital additions or betterment except as many be involved in ordinary repairs, maintenance, and replacement;

     (v) Except in connection with the transactions contemplated by this Agreement, not enter into, renew, extend, amend, or modify any contract or commitment pursuant to which it will be obligated to expend, or entitled to receive, in excess of $5,000 in amount;

     (vi) Maintain its assets and properties in good condition and repair, and not sell, lease, license, or otherwise dispose of any of its assets or properties;

     (vii) Not declare or pay any dividend on or make any other distribution upon, or purchase, retire or redeem, any shares of Acquiror Common or Acquiror Preferred, or set aside any funds for any such purpose;

     (viii) Not issue or sell or obligate itself to issue or sell any additional shares of Acquiror Common or Acquiror Preferred, whether or not such shares have been previously authorized or issued, or issue or sell any warrants, rights, or options to acquire any such shares, or acquire any stock of any corporation or any interest in any business enterprise;

     (ix) Not amend the Acquiror Articles or the Acquiror Bylaws;

     (x) Not pay or agree to pay, conditionally or otherwise, any bonus, extra compensation, pension, or severance pay to any director, stockholder, officer, consultant, agent, or employee under any pension plan or otherwise, or increase the compensation paid by it at the date of the Acquiror Balance Sheet (other than as identified on Schedule 3.2(b)) to any officer, director, agent, consultant, or employee;

     (xi) Not discharge or satisfy any lien, charge or encumbrance, nor pay any obligation or liability, absolute or contingent, except (i) current liabilities shown on the Acquiror Balance Sheet or current liabilities incurred since said date in the ordinary course of business and (ii) expenses incurred in connection with the transactions contemplated by this Agreement (including, without limitation, reasonable attorneys' fees, accounting fees, and costs);

     (xii)  Use   reasonable   commercial   efforts  to  preserve  its  business
organization in tact;

     (xiii) Except with respect to the transactions contemplated by this Agreement, not merge or consolidate with or into, or acquire the assets of, with or into any other entity;

     (xiv) Use reasonable commercial efforts to preserve the goodwill of its suppliers, customers, and those having business relations with it;

     (xv) Not enter into any transactions or take any acts which if effected or performed prior to the date of this Agreement, would constitute a breach of the representations, warranties, and agreements contained herein; and

     (xvi) Not institute, settle, or agree to settle any action or proceeding before any court or governmental body;

     (xvii) Not effect or agree to effect, including by way of hiring or involuntary termination, any change in the directors, officers, or employees of the Acquiror;

     (xviii) Not take, or agree to take, any of the actions described in (i) through (xvii) above, or any action that would make any of the representations, covenants, or warranties of the Acquiror set forth herein untrue or incorrect.

     (c) Access to Records. The Acquiror will afford Telegen, its representatives, counsel, agents, and employees, at reasonable times and in a manner and under circumstances which will not cause unreasonable interference with the operation of the Acquiror's business, access to all of the properties of the Acquiror and its books, files, records, insurance policies, and other corporate books and records, for the purpose of audit, inspection, and examination thereof, and will do, and cause the Acquiror to do, everything reasonable necessary to enable the Acquiror to make a complete examination of the assets and properties of the Acquiror and the condition thereof. No such examination, however, shall constitute a waiver or relinquishment on the part of the Acquiror of its right to rely upon the covenants, representations, and warranties made by the Acquiror in the provisions of this Agreement.

     (d) Consultation. The Acquiror will endeavor to keep Telegen apprised with respect to the operation and conduct of the Acquiror's business prior to the Closing Date.

     Section 4.3 Fairness Hearing. The Acquiror Common and the Acquiror Preferred to be issued pursuant to this Agreement will not be registered under the 1933 Act in reliance on the exemption from registration set forth in Section 3(a)(10) thereof. Promptly following the execution of this Agreement, the Acquiror shall file an application for permit (the "Permit") with the California Department of Corporations for the purpose of qualification of the issuance of the shares of Acquiror Common and Acquiror Preferred to be issued hereunder pursuant to Section 25110 of California Law and in connection therewith shall request that a hearing be held on the fairness of the transaction pursuant to
Section 25142 of California Law (the "Fairness Hearing") in order to qualify the shares of Acquiror Common and Acquiror Preferred for the exemption from registration provided in Section 3(a)(10) of the 1933 Act. Telegen shall use its reasonable efforts to assist the Acquiror and its counsel in filing such application to obtain the Permit. The Acquiror and Telegen shall each use its best efforts to prosecute such application and hearing.

     Section 4.4 Undertakings of Acquiror and Telegen.

     (a) The Acquiror and Telegen each will hold, and will cause its respective officers, directors, employees, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the parties furnished to any other party in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis by the disclosing party; (ii) in the public domain; or (iii) later lawfully acquired by the closing party from sources other than as a result of the transactions contemplated herein; provided that each party may disclose such information to its officers, directors, employees, consultants, advisors and agents in connection with the transactions contemplated by this Agreement, so long as such persons are informed of the confidential nature of such information and are directed to treat such information confidentially in accordance herewith. Each party's obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. Subject to the foregoing and Section 4.4(b) below, each party shall keep confidential the terms of this Agreement and of the transactions contemplated hereby except to the extent such information is legally required to be disclosed. If this Agreement is terminated, such confidence shall be maintained and each party will, and will use its best efforts to cause its officers, directors, employees, consultants, advisors and agents to, destroy or deliver to each other party, upon request, all documents and other materials, and all copies thereof, obtained by such party in connection with this Agreement, that are subject to such confidence. The parties obligations under this Section 4.4(a) shall terminate on the Closing Date.

     (b) No press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby shall be made by the Acquiror or Telegen unless the other parties shall have provided its consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

     (c) Each party shall provide the others with adequate opportunity to conduct such reviews and examinations of the business, properties and conditions (financial and otherwise) of the others as each party shall deem prudent, provided that such investigations shall not interfere unreasonably with the normal operations of the party being reviewed.


                                    ARTICLE 5

                              CONDITIONS PRECEDENT

     Section 5.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

     (a) Shareholder Approval. This Agreement and the Merger and the other transactions contemplated hereby shall have been approved and adopted by the vote or consent of the requisite number of shareholders of Telegen. Shareholders of Telegen holding not less than 66-_% of the outstanding voting stock of Telegen shall have delivered to Acquiror an agreement pursuant to which such shareholders agree to vote all shares of Telegen Common or Telegen Preferred held by such shareholders in favor of the Merger, this Agreement, the Merger Agreement, and the transactions contemplated hereby and thereby. Each such shareholder of Telegen shall, in connection with the execution and delivery of such agreement, deliver to Acquiror an irrevocable proxy which shall cover all shares of Telegen Common or Telegen Preferred held by such shareholder, which shall be irrevocable to the maximum extent provided by California Law, and which shall be executed in accordance with Section 705 of California Law. In addition, approval of the shareholders of Acquiror, if and to the extent required under the laws of the State of Colorado, shall also have been obtained.

     (b) Government Approvals. All authorizations, consents, orders, or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement, including but not limited to the filing of the Merger Documents with the Secretary of State of California and the issuance of the Permit by the California Department of Corporations, and such requirements under applicable state securities laws, shall have been filed, occurred, or been obtained, other than filings with and approvals by foreign governments relating to the Merger if failure to make such filings or obtain such approvals would not be materially adverse to Telegen or the Acquiror.

     (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation, or order enacted, entered, enforced, or deemed applicable to the Merger which makes the consummation of the Merger illegal.

     Section 5.2 Conditions Precedent to Obligations of Telegen. Except as may be waived in writing by Telegen, the obligations of Telegen are subject to the fulfillment, prior to or at the Closing on the Closing Date, of each of the following conditions:

     (a) No Material Errors. The representations and warranties of the Acquiror in Section 3.2 hereof shall be true and correct in all material respects as of the Closing Date, subject to any changes contemplated by this Agreement.

     (b) Opinion of Acquiror's Counsel. The Acquiror shall have delivered to Telegen the opinion, dated the Closing Date, of Acquiror's counsel, Cohen Brame & Smith, P.C., in form attached hereto as Schedule 5.2(b).

     (c) Directors' Approval. Consummation of the transactions contemplated herein shall have been approved by the Board of Directors of Acquiror at special meetings of the Board of Directors to be held for the purpose of obtaining such approvals.

     (d) Third-Party Consents. On or before the Closing Date, all material consents or approvals by any third party, if any, which are required to be obtained by Acquiror in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated herein shall have been obtained.

     (e) Compliance with Agreements. The Acquiror shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or on the Closing Date.

     (f) Certificate of Officers. The Acquiror shall have delivered to Telegen a certificate dated the Closing Date, executed in its corporate name by, and verified by, the oath of its President and Chief Financial Officer certifying to the fulfillment of the conditions specified in this Section 5.1.

     (g) Post-Closing Officers and Directors. The Acquiror shall have delivered to Telegen the written resignations, effective as of the Closing, of all officers and directors of Acquiror, and Acquiror shall have taken such actions prior to the Closing as Telegen shall reasonably determine in order to appoint persons designated by Telegen to such positions immediately after the Closing; provided, however, that two of the directors designated by Telegen to be appointed to the Board of Directors of Acquiror shall be independent directors, as defined in the Rules of the National Association of Securities Dealers, Inc., and such independent directors shall be appointed to the Audit and Compensation Committees of Acquiror's Board of Directors.

     (h) Tax Opinion. Telegen shall have received from its legal counsel, Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, an opinion, dated the Closing Date, to the effect that the acquisition of Telegen by Acquiror pursuant hereto will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may rely upon representations and certificates of Acquiror, Merger Sub, Telegen, and certain shareholders of Telegen.

     (i) Indemnity and Share Escrow. James B. Wiegand shall have executed an indemnity agreement in regard to breaches of representations and warranties or covenants hereunder by Acquiror. Telegen's sole and exclusive recourse under such indemnity agreement shall be to an escrow established for such purpose into which Mr. Wiegand shall have contributed 70,000 shares of Acquiror Common Stock. Mr. Wiegand and Telegen shall execute such indemnity agreement and escrow agreement and shall have contributed such shares prior to the Closing Date.

     Section 5.3 Conditions Precedent to Obligations of Acquiror. Except as may be waived in writing by the Acquiror, all of the obligations of the Acquiror under this Agreement are subject to fulfillment, prior to or at the Closing on the Closing Date, of each of the following conditions:

     (a) No Material Errors.  The  representations  and warranties of Telegen in
Section 3.1 hereof shall be true and correct as of the Closing Date, subject to any changes contemplated by this Agreement.

     (b) Third-Party Consents. On or before the Closing Date, all material consents or approvals by any third party, if any, which are required to be obtained, including the Stockholders of Telegen in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated herein shall have been obtained.

     (c) Dissenters' Rights. Holders of Telegen Common or Telegen Preferred representing no more than ten percent of Telegen's outstanding capital stock shall have exercised, nor shall they continue to have the right to exercise dissenters rights with respect to the transactions contemplated by this Agreement.

     (d) Compliance With Agreement. Telegen shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by them prior to or on the Closing Date.

     (e) Certificate of Officers. Telegen shall have delivered to the Acquiror a certificate, dated the Closing Date, executed in its corporate name by, and verified by, the oath of its President or any Vice President and its Secretary or an Assistant Secretary, certifying to the fulfillment of the conditions specified in this Section 5.3 and certifying specifically as to the accuracy of the Company's representations set forth in Sections 3.1(f)(i) and 3.1(i) and that no contract of Telegen has been terminated if such termination would have a Material Adverse Effect on Telegen.

     (f) Opinion of Telegen's Counsel. Telegen shall have delivered to the Acquiror an opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, dated the Closing Date, in the form attached hereto as Schedule 5.3(f).

     (g) Employment Agreements. Jessica Stevens, Warren Dillard, and Bonnie Crystal shall all be living on the Closing Date, shall not be incapacitated so as to render them unavailable for employment by the Acquiror and shall execute or assign to the Acquiror on the Closing Date, Employment Agreements in the form mutually acceptable to the Acquiror, Stevens, Dillard, and Crystal as set forth on Schedule 5.3(g).

                                    ARTICLE 6

                             POST-CLOSING COVENANTS

     Section 6.1 Reports Under Securities Exchange Act of 1934. With a view to making available to the Shareholders of Telegen the benefits of Rule 144 and 145 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Shareholder to sell securities of the Acquiror to the public without registration, the Acquiror agrees to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144;

     (b) file with the SEC in a timely manner all reports and other documents required of the Acquiror under the 1933 Act and the 1934 Act; and

     (c) furnish to any Stockholder, so long as the Stockholder owns any Common Stock, forthwith upon request (i) a written statement by the Acquiror that it has complied with the reporting requirements of Rule 144, the Act and the 1934 Act, (ii) a copy of the most recent annual report of the Acquiror and such other reports and documents so filed by the Acquiror, and (iii) such other information as may be reasonably requested in availing any Stockholder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

      Section 6.2 Price Protection Provisions. During negotiations of this Agreement, certain representations were made by Telegen to the Acquiror, relating to its projected net earnings on a fully diluted post-Merger basis of the combined companies, upon which Acquiror relied in determining the number of shares to be issued to Telegen's shareholders. Based on these representations, the parties hereto have agreed that additional shares will be issued to those persons who are shareholders of Acquiror immediately prior to the Effective Time if the closing bid price of Acquiror post-Merger (as adjusted for stock splits and similar events), as reported in the Pink Sheets, the Bulletin Board maintained by Nasdaq, or on the Nasdaq Stock Market or on a national stock exchange, does not equal or exceed $2.00 per share on any ninety (90) trading days over the period occurring between the Closing Date and December 31, 1997 (the "Price Protection Period"). If the closing bid price does not exceed $2.00 for any ninety (90) trading days over the Price Protection Period, then additional shares will be issued under this Section 6.2 based on the average closing bid price for those ninety (90) trading days during the Price Protection Period with the highest average closing bid price (the "Bid Price Factor"). These additional shares will be issued from the Acquiror's authorized but unissued Common Stock, and distributed to the shareholders set forth on Schedule
6.2 on a pro rata basis based on the number of shares owned by such shareholder immediately prior to the Effective Time. The number of additional shares to be distributed to the shareholders, if any, in accordance with Schedule 6.2, shall be based on a formula whereby:

                      N = the number of shares to be issued
                                       and
         N = (1,308,758 x (2 divided by Bid Price Factor)) - 1,308,758


     The Acquiror agrees to make a determination, pursuant to this provision, within ten (10) days subsequent to December 31, 1997, and to issue the necessary certificates on a pro rata basis, pursuant to Schedule 6.2, and to, at all times pertinent hereto, maintain a reserve of authorized but unissued shares of not less than 2,000,000 shares to fulfill this obligation (as adjusted for stock splits and similar events). This provision shall automatically expire on the day after the date the closing bid price has exceeded $2.00 per share for any ninety
(90) trading days during the Price Protection Period.

     Section 6.3 Nasdaq Qualification. It is the understanding of the parties hereto that, as soon as practicable subsequent to the Closing Date, the parties will undertake such actions as will allow the Acquiror to qualify for a Nasdaq listing.


                                     ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER:

     Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the shareholders of Telegen:

     (a) by mutual consent of Telegen and the Acquiror;

     (b) by either Telegen or the Acquiror if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the other party set forth in this Agreement and such breach of a covenant or agreement has not been promptly cured;

     (c) by either the Acquiror or Telegen if the Merger shall not have been consummated before March 31, 1996;

     (d) by either the Acquiror or Telegen if (i) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal;

     (e) by either the Acquiror or Telegen if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would (i) prohibit Telegen's or the Acquiror's ownership or operation of all or a material portion of the business or assets of Telegen or the Acquiror , or compel the Acquiror or Telegen to dispose of or hold separate all or a material portion of the business or assets of Telegen or the Acquiror as a result of the Merger or
(ii) render the Acquiror or Telegen unable to consummate the Merger, except for any waiting period provisions; or

     (e) by either party if any required approval of the shareholders of Telegen shall not have been obtained.

     Where action is taken to terminate this Agreement pursuant to this Section 7.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

     Section 7.2 Effect of Termination. In the event of termination of this Agreement by either the Acquiror or Telegen as provided in Section 7.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of the Acquiror, Merger Sub, or Telegen, or their respective officers or directors except as set forth in Sections 4.4(a) and 8.7 and except to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants, or agreements set forth in this Agreement.

     Section 7.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of matters presented in connection with the Merger by the shareholders of Telegen and Merger Sub but, after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 7.4 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE 8

                                  MISCELLANEOUS

     Section 8.1 Assignment. Neither this Agreement nor any right created hereby shall be assignable by Telegen (or their successors in interest) or the Acquiror without the prior written consent of the others. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors, assigns, heirs, executors, administrators, or personal representations, any rights or remedies under or by reason of this Agreement.

     Section 8.2 Notices. Any notice, communication, request, reply, or advice, hereinafter severally and collectively called "notice," in this Agreement provided or permitted to be given, made, or accepted by either party to the other must be in writing and may be given or be served by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer of such party. Notice deposited in the mail in the manner hereinabove described shall be effective only if and when received by the parties to be notified. For purposes of notice the addresses of the parties shall, until changed as hereinafter provided, be as follows:

                  (a)       If to Acquiror:

                           James Wiegand, President
                           Solar Energy Research Corp.
                           10075 East County Line Road
                           Longmont, Colorado 80501

                           with a copy to:

                           Roger V. Davidson, Esq.
                           Cohen Brame & Smith, P.C.
                           1700 Lincoln Street, Suite 1800
                           Denver, Colorado 80203

                  (b)       If to Telegen:

                           Warren M. Dillard
                           Chief Operating and Financial Officer
                           Telegen Corporation
                           353 Vintage Park Drive
                           Foster City, California 94404

                           with a copy to:

                           Thomas C. DeFilipps, Esq.
                           Wilson, Sonsini, Goodrich & Rosati, P.C.
                           650 Page Mill Road
                           Palo Alto, California 94304-1050

     or at such other addresses as any party may have advised the others in writing.

     Section 8.3 Paragraph and Other Headings. Paragraph and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 8.4 Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect other provisions of this Agreement, but this Agreement shall be constructed as if such invalid, illegal, or unenforceable provisions had never been contained therein.

     Section 8.5 California Law to Apply. This Agreement shall be construed under and in accordance with the laws of the State of California as applied to agreements between California residents entered into and to be performed entirely within California.

     Section 8.6 Parties in Interest. This Agreement shall be binding on and inure to the benefit of and be enforceable by the stockholders and the Acquiror, their respective heirs, executors, administrators, legal representatives, successors, and assigns except as otherwise expressly provided herein.

     Section 8.7 Cancellation by Telegen. Should this Agreement be cancelled by Telegen prior to Closing, for any reason other than a failure of Acquiror to cure a breach of its representations and warranties contained in Section 3.2 or to timely close, then Telegen shall promptly reimburse to Acquiror all expenses incurred by Acquiror on its behalf, and advanced to Telegen, to assist Telegen in the completion of this Agreement, including its legal and accounting fees, in order to compensate Acquiror for its efforts and expenses prior to cancelling or terminating this transaction. Any dispute relative to a breach by Acquiror, or in the amount of the reimbursement (which shall not exceed $100,000), shall be submitted to binding arbitration by the American Arbitration Association in Denver, Colorado, in accordance with the rules then pertaining. Any decision by the arbitration panel may include the expenses and attorneys' fees of the successful party, and such decision shall be final and may be made a judgment of any court of competent jurisdiction. Should arbitration proceedings be commenced and Telegen desire to complete an alternate transaction pending the arbitration award, Telegen may do so on the condition that it shall deposit into escrow, in accordance with escrow terms approved by the parties hereto and the arbitration panel, all of the outstanding claimed expenses of the Acquiror, not to exceed $100,000, plus $15,000 to cover the possibility of an award of attorneys' fees and the arbitration expenses. The escrow provision shall provide that the escrow shall break and the funds shall be delivered by the escrow agent to the party in accordance with the award of the arbitration panel, or upon a settlement of the dispute by the parties hereto.

     Section 8.8 Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees from the other party, which fees may be set by the court in the trial of such on or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief which may be awarded.

     Section 8.9 Counterparts. This Agreement and all other copies of this Agreement insofar as they relate to the rights, duties, and remedies of parties, shall be deemed to be one agreement. This Agreement may be executed concurrently in one or more counterparts, each which shall be deemed an original, but all which together shall constitute one and the same instrument. Facsimile signatures shall be treated as original until replaced by the original copy which shall then be substituted.

     Section 8.10 Integrated Agreement. This Agreement constitutes the entire agreement between the parties hereto, and there are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth herein or herein provided for.


     IN WITNESS WHEREOF, this Agreement and Plan of Reorganization has been executed the day and year set forth above.

                                           ACQUIROR:

                                           SOLAR ENERGY RESEARCH CORP.



                                          By:
                                          James B. Wiegand, President



                                          TELEGEN:

                                          TELEGEN CORPORATION



                                          By:
                                          Jessica L. Stevens, President



                                          MERGER SUB:

                                          TELEGEN ACQUISITION CORPORATION


                                          By:
                                         James B. Wiegand, President



            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                 FIRST AMENDMENT

                          DATED AS OF JANUARY 18, 1996

                                     TO THE

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                          SOLAR ENERGY RESEARCH CORP.,

                             TELEGEN CORPORATION AND

                         TELEGEN ACQUISITION CORPORATION

     WHEREAS, the parties hereto desire to amend certain provisions of that certain Agreement and Plan of Reorganization by and among Solar Energy Research Corp. ("Acquiror"), Telegen Corporation ("Telegen") and Telegen Acquisition Corporation ("Merger Sub") dated November 16, 1995 ("Reorganization Agreement") in order to provide for, among other things, (i) the addition of the conditions that the Shareholders of the Acquiror shall have approved a 7.25 reverse stock split of its capital stock and a name change to Telegen Corporation effective upon the closing as conditions precedent to the obligation of Telegen to effect the closing; (ii) the increase from $100,000 to $130,000 in the amount Telegen shall reimburse to Acquiror should Telegen cancel the Reorganization Agreement for any reason other than a failure of Acquiror to cure a breach of its representations and warranties or to promptly close; (iii) the extension of the date beyond which either Acquiror or Telegen may terminate the Reorganization Agreement from March 31, 1996 to April 30, 1996; (iv) the addition to the Telegen Schedule of information relating to a private placement of Telegen Common Stock pursuant to a letter of engagement with Capitol Bay Securities, Inc. to offer up to 1,200,000 shares of the Common Stock of Telegen at an offering price of $5.00 per share; and (v) the completed addition to the Acquiror's year end Shareholder List relating to issuance of an aggregate of 125,000 shares of Acquiror Common Stock and agreements to issue up to 17,500 shares of Acquiror Common Stock to James Wiegand and up to 7,500 shares of Acquiror Common Stock to Norrlanska Kross, Inc. at the end of each quarter, in lieu of any unpaid salary and fees for services, respectively.

                                    AGREEMENT

     NOW, THEREFOR, pursuant to Section 7.3 of the Reorganization Agreement, the undersigned being the parties to the Reorganization Agreement, hereby agree to the following amendments (together "Amendment") to the Reorganization Agreement:

     1 . Section 5.2 is hereby amended by adding the following entry immediately following 5.2(i):

     " (j) Reverse Split of Acquiror Common Stock. The shareholders of the Acquiror shall have approved a 7.25 to 1 reverse stock split of all outstanding Acquiror Common Stock to be effective upon the Closing.

     (k) Change of Name of Acquiror. The shareholders of the Acquiror shall have approved a name change to "Telegen Corporation" to be effective upon the Closing."

     2. Section 7.1(c) is hereby amended in its entirety and is amended by substituting therefore the following:

     " (c) by either the Acquiror or Telegen if the Merger shall have not been consummated before April 30, 1996 (except that the deadline shall be further extended automatically because of delays caused as a result of governmental shutdowns or other acts of God or government beyond the control of the parties hereto or their counsel)."

     3 . Section 8.7 is hereby amended in its entirety and is amended by substituting therefore the following:

     " Section 8.7 Cancellation by Telegen. Should this Agreement be canceled by Telegen prior to Closing, for any reason other than a failure of Acquiror to cure a breach of its representations and warranties contained in Section 3.2 or to timely close, or should the shareholders executing Voting Agreements in the form attached hereto as Exhibit A fail to vote their shares in favor of the Agreement which failure should cause the Agreement not to be approved, then Telegen shall promptly reimburse to Acquiror all expenses incurred by Acquiror on its behalf, and advanced to Telegen, to assist Telegen in the completion of this Agreement, including its legal and accounting fees, in order to compensate Acquiror for its efforts and expenses prior to canceling or terminating this transaction. Any dispute relative to a breach by Acquiror, or in the amount of the reimbursement (which shall not exceed $130,000), shall be submitted to binding arbitration by the American Arbitration Association in Denver, Colorado, in accordance with the rules then pertaining. Any decision by the arbitration panel may include the expenses and attorneys' fees of the successful party, and such decision shall be final and may be made a judgment of any court of competent jurisdiction. Should arbitration proceedings be commenced and Telegen desire to complete an alternate transaction pending the arbitration award, Telegen may do so on the condition that it shall deposit into escrow, in accordance with escrow terms approved by the parties hereto and the arbitration panel, all of the outstanding claimed expenses of the Acquiror, not to exceed $130,000, plus $15,000 to cover the possibility of an award of attorneys' fees and the arbitration expenses. The escrow provision shall provide that the escrow shall break and the funds shall be delivered by the escrow agent to the party in accordance with the award of the arbitration panel, or upon a settlement of the dispute by the parties hereto."

     4 . Section 5.1(a) is hereby amended in its entirety and is amended by substituting therefore the following:

     " (a) Shareholder Approval. This Agreement and the Merger and the other transactions contemplated hereby shall have been approved and adopted by the vote or consent of the requisite number of shareholders of Telegen. Shareholders of Telegen holding not less than 66-_% of the outstanding voting stock of Telegen shall have delivered to Acquiror an agreement in the form attached to this Agreement as Exhibit A ("Voting Agreement") pursuant to which such shareholders agree to vote all shares of Telegen Common or Telegen Preferred held by such shareholders in favor of the Merger, this Agreement, the Merger Agreement, and the transactions contemplated hereby and thereby. In addition, approval of the shareholders of Acquiror, if and to the extent required under the laws of the State of Colorado, shall also have been obtained."

     5 . Section 5.2(i) is hereby amended in its entirety and is amended by substituting therefore the following:

     " (i) Indemnity and Share Escrow. James B. Wiegand shall have executed an indemnity agreement in the form attached to this Agreement as Exhibit B ("Indemnification Agreement") in regard to breaches of representations and warranties or covenants hereunder by Acquiror. Telegen's sole and exclusive recourse under such Indemnity Agreement shall be to an escrow established for such purpose into which Mr. Wiegand shall have contributed 70,000 shares of Acquiror Common Stock, which number of shares is subject to adjustment from stock splits or other adjustments. Mr. Wiegand and Telegen shall execute such Indemnity Agreement and an escrow agreement in the form attached to this Agreement as Exhibit C ("Escrow Agreement") and shall have contributed such shares, as adjusted, prior to the Closing Date."

     6 . Schedule 3.1(f) is hereby amended in its entirety and is amended by substituting therefore the following:

                                "Schedule 3.1(f)

                      Bridge Loan and Consulting Agreement

     On October 23, 1995, Telegen entered into a "Bridge Loan and Consulting Agreement" with Pacific Acquisition Group, Inc. ("PAG") under which PAG will assist Telegen in obtaining up to $575,000 of new capital in the form of one-year notes bearing interest at 15% per annum. Telegen will additionally grant the purchasers of the notes Common Stock of Telegen in an amount equal to 1% of the outstanding stock of Telegen if all the notes are subscribed, such additional consideration to total 28,045 shares if the loan program is fully subscribed. Further, Telegen will pay to brokers placing the notes commissions of 15% of the gross amount raised and will pay to PAG Common Stock of Telegen equal to 1.9% of the outstanding stock of Telegen for its services in the placement of these notes, such additional consideration to total 53,775 shares if the loan program is fully subscribed.


                    Private Placement of Telegen Common Stock

     Upon completion of the bridge loan offering, PAG will directly or through an affiliate arrange for a private placement of the Common Stock of Telegen adequate to net Telegen $5 million, and for such services be compensated by a grant of Common Stock of Telegen equal to 2% of the then outstanding stock (estimated to be approximately 100,000 shares), the details of which are more particularly outlined in the Bridge Loan and Consulting Agreement.

     On December 28, 1995, Telegen entered into a letter of engagement with Capitol Bay Securities, Inc. ("Capitol"), an affiliate of PAG for the purposes above, to offer up to 1,200,000 shares of the Common Stock of Telegen at an offering price of $5.00 per share, and that Capitol be compensated with a cash commission of 15% of the funds raised, less all expenses of the offering, plus warrants to purchase a number of shares equal to 10% of those shares actually sold (up to a maximum of 120,000 shares of the Common Stock of Telegen), such warrants exercisable at $3.50 per share. Further, Telegen will issue 136,000 shares of its Common Stock as compensation to Capitol and other finders."

                          Common Stock or Option Grants

     Telegen may grant up to 20,000 shares of Common Stock or options to purchase Common Stock to certain employees or consultants as compensation for services rendered prior to December 31, 1995.

     7. Schedule 3.2(c) is hereby amended by adding the following entry:

     "In addition to the shareholders listed in the Shareholders List, which was
Schedule 3.2(c), since November 16, 1995, the following shares of SERC have been issued:

  To J.B. Wiegand (salary)                    -                 17,500
  To Norrlanska Kross, Inc. (services)        -                  7,500
  100,000 shares to private placement
   participants, as follows:

           Larry Johnson                      -                 20,000
           Lo Family Limited Partnership      -                 40,000
           Yu-Chinh Chen                      -                 40,000

     SERC has agreements to issue up to 17,500 shares to Mr. Wiegand and up to 7,500 shares to Norrlanska Kross, Inc. at the end of each quarter, in lieu of any unpaid salary and fees for services, respectively."

     8. Price Protection Provisions. Section 6.2 shall be amended to update the formula to account for the issuance of additional shares of the Acquiror as follows:


                         N = 1,363,850   x    2
                                           ------- - 1,363,850
                                             Bid
                                            Price
                                           Factor


     Additionally, upon putting into effect the proposed reverse split of Acquiror's Common Stock, the parties acknowledge that the number of shares and the price protection are subject to automatic adjustment.



     [Remainder of page intentionally blank]


     IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Reorganization Agreement as of the date first written above.

                                   ACQUIROR:

                                   SOLAR ENERGY RESEARCH CORP.



                                     By:
                                     James B. Wiegand, President



                                     TELEGEN:

                                     TELEGEN CORPORATION



                                      By:
                                      Jessica L. Stevens, President



                                      MERGER SUB:

                                      TELEGEN ACQUISITION CORPORATION



                                       By:
                                       James B. Wiegand, President

                    SIGNATURE PAGE TO AMENDMENT TO AGREEMENT
                           AND PLAN OF REORGANIZATION


                   SECOND AMENDMENT DATED AS OF APRIL 9, 1996
                              TO THE AGREEMENT AND
                       PLAN OF REORGANIZATION BY AND AMONG
                           SOLAR ENERGY RESEARCH CORP.
                             TELEGEN CORPORATION AND
                         TELEGEN ACQUISITION CORPORATION

     WHEREAS, the parties hereto desire to amend certain provisions of that certain Agreement and Plan of Reorganization by and among Solar Energy Research Corp. ("Acquiror"), Telegen Corporation ("Telegen") and Telegen Acquisition Corporation ("Merger Sub") dated November 16, 1995 ("Reorganization Agreement") in order to provide among other things:

     (i) the addition of the conditions that a registration statement on Form S-4 must be filed by Acquiror, be declared effective by the Commission and shareholder approval of Acquiror shall be obtained prior to closing as conditions precedent to the obligation of Telegen to effect the closing;

     (ii) providing for the reincorporation of Acquiror as a California corporation at or prior to the Effective Time of the Merge and substituting the newly formed California corporation as the corporation subject to the reporting requirements of the '34 Act;

     (iii) the increase from $130,000 to $200,000 in the amount Telegen shall reimburse to Acquiror should Telegen cancel the Reorganization Agreement for any reason other than failure of Acquiror to cure a breach of its representations and warranties or to promptly close and permitting additional fund raising activity on behalf of both Acquiror and Telegen;

     (iv) the extension of the date beyond which either Telegen or Acquiror may terminate the Reorganization Agreement from April 30, 1996 to August 31, 1996; and

     (v) the addition to the Telegen financial statements of the audit for the year ended December 31, 1995.

     NOW THEREFORE, pursuant to Section 7.3 of the Reorganization Agreement, the undersigned being the parties to the Reorganization Agreement, hereby agree to the following amendments (together "Second Amendment") to the Reorganization Agreement as amended:

     1. Section 1.7 - Dissenting Shareholders shall be deleted in its entirety. Additionally, any provision elsewhere in the Agreement relating to dissenting shareholders shall be treated as having been deleted.

     2. Section 2.1 - The Closing and Closing Date shall be amended by deleting the first paragraph and replacing it as follows:

     The closing ("Closing") shall be held at the offices of Cohen Brame & Smith Professional Corporation on Friday, July 12, 1996 or such other date as the parties shall agree after (i) the Securities and Exchange Commission (the "Commission") has declared the Acquiror's registration statement on Form S-4 effective, (ii) all Blue Sky filings including registration and/or exemption in those states where Telegen shareholders reside have been declared effective or otherwise are in effect, (iii) the Acquiror having received approval of all matters submitted to a shareholder vote pursuant to the Registration/Information Statement on Form S-4 and (iv) the Acquiror having accomplished a reincorporation pursuant to the laws of the state of California (the "Closing Date").

     3. Section 3.1(e) - Financial Statements shall be amended by deleting the first paragraph and replacing it as follows:

     Telegen has furnished the Acquiror with audited financial statements of Telegen as of December 31, 1994 and 1995. All such financial statements present fairly the financial condition of Telegen at such date, and the results of its operations for the period therein specified and the audited financial statements were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods. Telegen's audited balance sheet at December 31, 1995 is hereinafter referred to as "Telegen Balance Sheet," and all such financial statements are hereinafter referred to as the "Telegen Financial Statements."

     4. Section 4.3 shall be amended by deleting it in its entirety and replacing it with the following:

     Registration of Acquiror's Shares. The Acquiror Common and the Acquiror Preferred to be issued pursuant to this Agreement will be registered pursuant to the 33 Act as part of a Registration Information Statement on Form S-4. Promptly following the execution of this Second Amendment, the Acquiror shall draft the Registration/Information Statement and deliver such draft to Telegen for its review. Once Acquiror has obtained the agreement of Telegen to file the Registration/Information Statement, it shall promptly take what action is deemed necessary to accomplish same and use its best efforts to have said Registration/Information Statement declared effective at the earliest practicable date. Telegen agrees to use its best efforts to provide Acquiror with all information necessary to accomplish Acquiror's obligation pursuant to this section 4.3 including the delivery of the Telegen Financial Statements and necessary reports and consents of its auditors. Acquiror agrees to deliver to Telegen copies of each filing of the Registration/Information Statements, including all correspondence it receives from the Commission and Telegen agrees to cooperate fully with Acquiror's efforts to respond to any comments received from the Commission in order to allow it to refile the Registration/Information Statement expeditiously.

     5. Article 5 - Conditions Precedent shall be amended generally to delete reference to any requirements for shareholder approval of the transaction on behalf of Telegen, the requirement for the receipt of a permit from the California Department of Corporations and any reference to dissenter's rights on behalf of the shareholders of Telegen.

     6. Schedule 3.1(f) shall be allowed to be further amended to provide for the issuance of an additional 400,000 shares of common stock and additional shares as may be necessary compensation to the Placement Agent to raise an additional $3,000,000 in a private placement. Additionally, authority is hereby given to Telegen to complete the sale of up to 10% of its subsidiary, Telegen Display Laboratories, Inc., for $5,000,000 at or prior to the Closing Date.

     7. Section 6.2 shall be amended as necessary to reflect additional shares being issued and outstanding as a result of funds being raised by Acquiror to pay the additional expenses of the parties to the Agreement, as amended, up to a total of 400,000 common shares ($200,000). The parties agree that the Acquiror shall be permitted to amend Schedule 3.2(c) at or immediately prior to Closing to reflect the final capitalization of Acquiror.

     8. Section 7.1(c) shall be amended to read as follows:

     "by either the Acquiror or Telegen if the Merger shall not have been consummated before August 31, 1996."

     9. Section 8.7 - Cancellation by Telegen shall be amended as necessary to provide that "$200,000" shall be substituted wherever the amended agreement sets forth "$130,000."

     IN WITNESS WHEREOF, the undersigned have executed this Second Amendment to the Reorganization Agreement as of the date first written above.

                            ACQUIROR:
                            SOLAR ENERGY RESEARCH


                            By:______________________________
                            James B. Wiegand, President



                            TELEGEN:
                            TELEGEN CORPORATION CORP.


                            By:______________________________
                            Jessica L. Stephens, President


                            MERGER SUB:
                            TELEGEN ACQUISITION CORPORATION
CORPORATION

                            By:_____________________________________
                            James B. Wiegand, President


                    SIGNATURE PAGE TO AMENDMENT TO AGREEMENT
                          AND PLAN OF REORGANIZATION

                    THIRD AMENDMENT DATED AS OF JULY 10, 1996
                              TO THE AGREEMENT AND
                       PLAN OF REORGANIZATION BY AND AMONG
                          SOLAR ENERGY RESEARCH CORP.,
                             TELEGEN CORPORATION AND
                         TELEGEN ACQUISITION CORPORATION


     WHEREAS, the parties hereto desire to further amend certain provisions of the Agreement and Plan of Reorganization by and among Solar Energy Research Corp., a Colorado corporation (the "Acquiror"), Telegen Corporation, a California corporation ("Telegen") and Telegen Acquisition Corporation, a
California corporation and wholly owned subsidiary of Acquiror ("Merger Sub"), dated November 16, 1995, as amended on January 18, 1996 and April 9, 1996 (the "Reorganization Agreement") in order to, among other things, provide for:

     (i) the addition of Telegen's unaudited financial statements as of March 31, 1996 with respect to the representations and warranties made by Telegen;

     (ii) the deletion of the condition precedent to the obligations of Telegen that Telegen shall have received from its legal counsel, Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, an opinion to the effect that the acquisition of Telegen by the Acquiror pursuant to the Reorganization Agreement will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

     (iii) the change in the Acquiror Capitalization representations and the Price Protection Provisions to reflect additional common stock issued by the Acquiror;

     (iv) the extension of the date beyond which either Telegen or the Acquiror may terminate the Reorganization Agreement from August 31, 1996 to September 30, 1996; and

     (v) the decrease in the amount that Telegen shall reimburse to the Acquiror should Telegen cancel the Reorganization Agreement for any reason other than the failure of the Acquiror to cure a breach of the Acquiror's representations and warranties or to promptly close from a maximum of $200,000 to a final amount of $171,873.50.

     NOW THEREFORE, pursuant to Section 7.3 of the Reorganization Agreement, the undersigned, being the parties to the Reorganization Agreement, hereby agree to the following amendments (together the "Third Amendment") to the Reorganization
Agreement:

     1. Section 3.1(b)(iii) shall be amended to reflect the outstanding options to purchase 672,730 shares of Telegen Common at a weighted average exercise price of $4.99 per share issued to then current employees of Telegen and the outstanding warrants to purchase 50,500 shares of Telegen Common for $.01 per share issued to Jessica L. Stevens.

     2. Section 3.1(e) - Financial Statements shall be amended by deleting the first paragraph in its entirety and substituting therefore the following:

     (e) Financial Statements. Telegen has furnished the Acquiror with audited financial statements of Telegen as of December 31, 1994 and 1995 and unaudited financial statements of Telegen as of March 31, 1996. All such financial statements (i) present fairly the financial condition of Telegen at their respective dates, and the results of Telegen's operations and cash flows for the periods therein specified and (ii) were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods. Telegen's unaudited balance sheet as of March 31, 1996 is hereinafter referred to as the "Telegen Balance Sheet," and all of the above financial statements are hereinafter referred to as the "Telegen Financial Statements."

     The second paragraph of Section 3.1(e) shall remain unchanged by this amendment.

     3. Section 3.2(a) - Organization and Standing of Acquiror shall be amended by deleting the last sentence in its entirety and substituting therefore the following:

          The Acquiror, which has one wholly owned subsidiary, Merger Sub, and which intends to form another wholly owned subsidiary to effect the proposed redomiciliation of the Acquiror as a California corporation, has no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm corporation, association, or business other than as disclosed in Schedule 3.2(a).

The remainder of Section 3.2(a) shall remain unchanged by this amendment.

     4. Section 3.2(b)(i) - Capitalization and Indebtedness for Borrowed Moneys and Section 6.2 - Price Protection Provisions shall be amended as necessary to reflect the issuance by the Acquiror of additional common shares to raise funds for the expenses of the parties in connection with the Reorganization Agreement and the resulting final amount of issued and outstanding capital stock of the Acquiror immediately prior to the Closing of 1,437,596 common shares. Accordingly, the price protection formula set forth in Section 6.2, which shall remain subject to automatic adjustment upon the consummation of the proposed one share-for-seven and one-fourth shares (1 for 7.25) reverse split of all of the Acquiror's issued and outstanding common stock as described in the Information Statement-Prospectus contained in the Acquiror's Registration Statement on Form S-4, shall be amended to provide as follows:

          N = (1,437,596 x (2 divided by Bid Price Factor)) - 1,437,596

     The parties  agree that the Acquiror  shall be permitted to amend  Schedule
3.2(c)  at  or   immediately   prior  to  the   Closing  to  reflect  the  final
capitalization of the Acquiror immediately prior to the Closing.

     5. Section 3.2(b)(iii) shall be amended to delete the reference to an ongoing private placement of 200,000 shares of the Acquiror's Common Stock and the Warrants.

     6. Section 5.2(h) - Tax Opinion shall be deleted in its entirety. Additionally, any provision elsewhere in the Reorganization Agreement which refers to a tax opinion shall be treated as having been deleted.

     7. Section 7.1(c) shall be amended in its entirety by substituting therefore the following:

          (c) by either the Acquiror or Telegen if the Merger shall not have been consummated before September 30, 1996;

     8. Section 8.7 - Cancellation by Telegen shall be amended as necessary to provide that "$171,873.50" shall be substituted wherever the Reorganization Agreement sets forth "$200,000." Further, a second paragraph shall be added to
Section 8.7 as follows:

          In consideration for the agreement by the Acquiror to reject at Telegen's request subscriptions to purchase additional shares of common stock to be issued by the Acquiror for $28,127 and to terminate effective June 30, 1996 the efforts by the Acquiror to raise funds to pay the expenses to complete the Agreement through the private placement of its common stock believed by Telegen to be dilutive, Telegen agrees to pay, and advance where necessary, all reasonable and necessary expenses and professional fees incurred subsequent to May 31, 1996 by the parties to the Agreement in connection with the completion of the Agreement and the transactions contemplated thereby. Additionally, Telegen shall advance to the Acquiror by July 15, 1996 the sum of $28,127, which is to be used by the Acquiror solely to pay for expenses of completing the Agreement, including printing and mailing costs associated with obtaining approval of the Agreement by the Acquiror's shareholders, as well as Blue Sky expenses and filing costs. All expenses to be paid by Telegen in accordance with the foregoing provisions must be paid in full at or before the Closing.

     This Third Amendment to the Reorganization Agreement may be executed in two or more counterparts by facsimile signature, each of which shall be deemed an original and all of which together shall constitute but one and the same document. Capitalized terms used but not defined in this Third Amendment to the Reorganization Agreement shall have the meanings given them in the Reorganization Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Third Amendment to the Reorganization Agreement as of the date first written above.

ACQUIROR:                         TELEGEN:
SOLAR ENERGY RESEARCH             TELEGEN CORPORATION
CORP.


By:______________________________  By:______________________________________
     James B. Wiegand, President        Jessica L. Stevens, President and Chief
                                        Executive Officer


                                   MERGER SUB:
                                   TELEGEN ACQUISITION CORPORATION


                                   By:_____________________________________
                                        James B. Wiegand, President

                            ARTICLES OF INCORPORATION
                                       of
                           SOLAR ENERGY RESEARCH CORP.


KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned incorporator, being a natural person of the age of eighteen (18) years or more, and desiring to form a corporation under the laws of the State of Colorado, does hereby sign, verify, and deliver in duplicate to the Secretary of State of the State of Colorado these ARTICLES OF INCORPORATION.

     FIRST: The name of the corporation is SOLAR ENERGY RESEARCH CORP.

     SECOND: The period of its duration is perpetual.

     THIRD: The purposes and objects for which the corporation is formed and organized are as follows:

A. To engage in any business relating directly or indirectly to the discovery, development or application of all forms of energy; to build, manufacture, fabricate, design and develop equipment and devices for the development of all forms of energy, including, but not limited to, solar energy and the application and use of such energy.

B. To engage in the research, development, manufacturing and marketing of heating and cooling systems utilizing solar energy and any and all other products and devices of every type, nature and description utilizing solar energy.

C. To establish, maintain and operate chemical, physical, thermal and solar energy laboratories; to carry on research of any kind and character and to produce, manufacture, make and use and sell or otherwise dispose of the articles, systems, devices, matters and substances invented thereby, to own the inventions developed thereby, to protect the same by letters of patent or by holding them as secret processes and to grant licenses and franchises and to make other lawful agreement or arrangements for the employment or use of such inventions by such other persons.

D. To carry on and conduct a general engineering and construction business, included, but not limited to, the erection, construction, rebuilding, enlargement, alteration, improvement, maintenance, management and operations of any and all kind of buildings, houses, stores, greenhouses, offices, shops, warehouses, factories, mills, machinery, plants, and any and all other structures which may in the judgement of the Board of Directors, at any time be necessary, useful, or advantageous, for the purposes of the corporation, and which can lawfully be done under the laws of the State of Colorado.

E. To manufacture, buy, sell, and generally deal in any article, product, or commodity produced as the result of or through the use of any inventions, devices, processes, discoveries, formulae, improvements and/or modifications of any thereof, or any articles, products, commodities, supplies and materials used or suitable to be used in connection therewith or in any manner applicable or incidental thereto; to grant licenses, sublicenses, rights, interest, and/or privileges in respect of any of the foregoing; to supervise or otherwise exercise such control over its licenses or franchisees or grantees and the business conducted by them, as may be agreed upon in its contracts or agreements with such licensees or franchisees or grantees, for the protection of its rights and interest therein; and to secure to it the payment of agreed royalties or other considerations.

F. To enter into agreements with dealers, merchants, suppliers and others for the distribution and sale of all and every type of manufactured goods or merchandise, including, but not limited to, solar heating devices and systems.

G. To carry on and conduct a general consulting business, including, but not limited to, providing service, consulting, managerial assistance and otherwise dealing with any and all kinds of solar heating projects, systems and devices and any and all other programs which may in the judgement of the Board of Directors at any time be necessary, useful, or advantageous for the purposes of the Corporation, and which can lawfully be done under the laws of the State of Colorado.

H. To acquire, construct, maintain, develop, improve, rent, use, mortgage and dispose of real property and interest in estates and rights herein.

I. To subscribe for, purchase, acquire in any manner, take, own, hold, buy, sell, invest in, assign, dispose of, transfer, pledge, hypothecate, exchange, mortgage, loan or borrow money upon, realize upon, and generally deal and trade in and with, as principal, factor, agent, or broker, and upon commission or otherwise, all forms and kinds of securities, shares of stock, bonds, debentures, trust certificates, acceptances, drafts, warehouse receipts, notes, certificates of indebtedness, certificates of interest, warrants of all kinds, evidences of indebtedness of every kind, nature or character (now known or hereafter originated), commercial paper, mortgages, trust deed in the nature of mortgages, chattel mortgages and other similar instruments and rights, obligations, and investments of all kinds, whether secured or unsecured, including bills and accounts receivable, choses in action, leases, contracts of additional sale, contracts for sale on the installment plan, and any and all kinds of negotiable or non-negotiable paper (secured as well as unsecured), evidencing or connected with the purchase, sale, or exchange of any and all kinds of personal properties; to acquire or become interested in any such securities, property, or rights by original subscription, underwriting, participation by syndicates or otherwise; to enter into contracts, either alone or with others, for the purchase, issuance and sale of any such securities, property, or rights.

J. To guarantee, purchase or otherwise acquire, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock, bonds, or other evidence of indebtedness created by other corporations, and while the holder of such stock, to exercise all of the rights and privileges of ownership, including the right to vote therein, to the sole extent as a natural person might or could do.

K.   To draw, make, accept,  endorse,  discount,  execute,  and issue promissory
     notes,  drafts,  bills  of  exchange,   warrants,   debentures,  and  other
     negotiable transferable instruments.

L. To enter into, make and perform contracts of every kind of any lawful purpose, without limit as to amount, with any person, firm association or corporation, town, city, county, state, territory or government.

M. To borrow money, to issue bonds, debentures or obligations, and to secure the same mortgage, pledge or deed of trust or otherwise.

N.   To purchase, hold, sell and transfer the shares of its capital stock.

O. To have one or more offices and to conduct any or all of its operations and business and to promote its objections within or without the State of Colorado without restriction as to place or amount.

P. To do any or all of the things herein set forth as principal, agent, contractor, trustee or otherwise, alone or in company with others.

Q. Without in any manner limiting any of the express powers enumerated, this corporation shall have and exercise all of the powers conferred by the laws of the State of Colorado, and to do any or all of the things hereinabove set forth to do to the same extent as natural persons might or could do, the foregoing clauses to be construed both as objects and powers and it being expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner all powers as this corporation may have and exercise not inconsistent with the laws of the State of Colorado and the Articles of Incorporation.

R. To purchase, process, store, transport, sell, plant, grow, harvest and deliver plants, vegetables and other food products and commodities, of all kind, sorts and descriptions.

S. To manufacture, buy, or otherwise acquire, import, export, sell, distribute and deal in any and all kinds of plants and vegetables, foods and food products of all kinds and sorts whatsoever.

T. To produce, manufacture, prepare, purchase or acquire in any manner, to own, hold, develop, process, promote or use, to sell, distribute and otherwise dispose of, at wholesale or retail, and for its own account or for others, and, generally, in any lawful manner to deal in and with plants and vegetables, foods and food products and, generally, all other food and plant and incidental products of every kind and description whatever.

     FOURTH: The aggregate number of shares which the corporation shall have authority to issue is as follows:

     "The aggregate number of shares and the amount of the total authorized capital of the said corporation shall consist of forty million (40,000,000) shares of $0.01 par value common stock.

     All shares will be equal to each other, and when issued, will be fully paid and non-assessable, and the private property of shareholders shall not be liable for corporate debts. Each shareholder of record shall have one vote for each share of stock outstanding in his name on the books of the corporation and shall be entitled to vote said stock."

     FIFTH: Cumulative voting of shares of stock shall not be permitted and allowed."

     SIXTH: "The following provisions deny to shareholder the preemptive right to acquire additional or treasury shares of the corporation.

     No stockholder of this corporation shall, because of his ownership of stock, have a pre-emptive or other right to purchase, subscribe for, or take any part of any stock or any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase stock of this corporation issued, optioned or sold by it after its incorporation. Any part of the capital stock and any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase stock of this corporation offered by these Articles of Incorporation or by Amended Articles of Incorporation duly filed, may at any time be issued, optioned for sale, and sold or disposed of by this corporation pursuant to resolution of its Board of Directors to such persons and upon such terms as may to such Board of Directors deem proper without first offering such stock or securities or any part thereof to existing shareholders."

     SEVENTH: "The address of the initial registered office of the corporation is and shall be--10075 East County Line Road, Longmont, Colorado, 80501, and the name of the initial registered agent at said address is JAMES B. WIEGAND."

     EIGHTH: Address of the place of business shall be: 10075 East County Line Road, Longmont, Colorado, 80501. The corporation may have such other offices in the State of Colorado as it may deem proper for the carrying out of the business of the corporation.

     The stock books and ledgers and other books and records required by the statutes of Colorado to be kept for inspection by stockholders or creditors shall be kept at the principal office of the corporation in the County of Boulder, State of Colorado.

     Meetings of the Board of Directors and of the shareholders may be held from time to time within the State of Colorado at such times and places as may be designated in the By-Laws or resolutions of the Board of Directors."

     NINTH: "The corporate powers shall be exercised by a Board of Directors of not less than three directors, who may or may not be stockholders of this corporation, and the following persons are hereby named to manage the affairs of the corporation for the first year of its existence and until their successors shall be selected:

         NAME                                        ADDRESS

         James B. Wiegand                       10077 East County Line Road
                                                Longmont, Colorado 80501

         Janet S. Collins                       10077 East County Line Road
                                                Longmont, Colorado 80501

         Mark E.A. Wiegand                      615 North Main Street, Suite 678
                                                Longmont, Colorado 80501

     If in the interval between the annual meetings of shareholders of the corporation, the Board of Directors of the corporation deems it desirable that the number of directors increase, additional directors may be appointed by the Board of Directors of the corporation then in office.

     The number of directors comprising the whole Board of Directors may be increased or decreased from time to time within such foregoing limit by the stockholders of the corporation at the annual meeting."

     "In furtherance and not in limitation of the powers hereinabove conferred, or conferred by the statutes and laws of the State of Colorado, the Board of Directors shall have the following powers:

1.   To make, alter, amend, or repeal By-Laws for the corporation.

2. From time to time, to fix and determine, and to vary, the amount of working capital this corporation, to determine and direct the use and disposition thereof, to set apart out of any funds of the corporation available for dividends from time to time out of any funds available therefor.

3. To designate by resolution passed by a majority of the whole Board, and executive committee and such other, committee, as the Board shall deem desirable, each committee to consist of at least two members of the Board, which committee or committees, to the extent provided in such resolution or in the By-Laws, shall have and may exercise the powers of the Board of Directors in the intervals between meetings of the Board, and the management of the business and affairs of the corporation.

4. The Board of Directors shall also have power to authorize and cause to be executed mortgage and liens upon all property of the corporation or any part thereof, and from time to time to sell, lease, exchange, pledge, assign, transfer, list or otherwise dispose of all of the property and assets of the corporation, including its good will and corporate franchise, upon such terms and conditions and upon such consideration as the Board of Directors may deem expedient and for the best interests of the corporation; provided, that the sale, exchange, lease, or disposal of all, or the principal part, of the business, assets, property or franchise shall be authorized or ratified by the affirmative vote of the holders of at least 2/3 of the capital stock then issued and outstanding (or of each class of stock, if more than one class), such vote to be taken at a meeting of the stockholders, duly called for that purpose, as provided by the statutes of Colorado.

5. To confer in its By-Laws, additional powers to its Board of Directors,, in addition to the power and authority expressly conferred upon them by law and by virtue of these Articles of Incorporation."

6. "The right is expressly reserved to amend, alter, change, or repeal any provision or provisions contained in these Articles of Incorporation or any Article herein in any manner or respect now or hereafter permitted or provided by the Corporation Laws of the State of Colorado, and the rights of all officers, directors and stockholders are expressly made subject to such reservation."

     TENTH: The name and address of the incorporator is: JAMES B. WIEGAND, 10077 East County Line Road, Longmont, Colorado, 80501.

     IN WITNESS WHEREOF, the above-named incorporator signed these ARTICLES OF INCORPORATION on this 23rd day of November, 1992.


                                     __________________________________________
                                                      Incorporator


ACKNOWLEDGEMENT
STATE OF COLORADO
COUNTY OF BOULDER

     On this _______ day of ______________,  19____,  __________________________
personally appeared before me, a Notary Public in and for Boulder County, Colorado, known or proved to me to be the person described in and who executed the foregoing instrument, who acknowledged to me that he/she executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     WITNESS my hand and official seal, the day and year in this acknowledgement first above written.

         (SEAL)
                                                     NOTARY PUBLIC



                                                  DATE COMMISSION EXPIRES

                              ARTICLES OF AMENDMENT
                                     to the
                            ARTICLES OF INCORPORATION
                                       of
                           SOLAR ENERGY RESEARCH CORP.


     Pursuant to the provisions of the Colorado Corporation Code the undersigned Corporation adopts the following Articles of Amendment to its Articles of
Incorporation:

     FIRST: The name of the Corporation is Solar Energy Research Corp.

     SECOND: The following amendments to the Articles of Incorporation were adopted by the Stockholders of the Corporation on January 7, 1994, in the manner prescribed by the Colorado Corporation Code:

     Article FOURTH of the Articles of Incorporation of Solar Energy Research Corp. is hereby amended to increase the par value of the Company's Common Stock to $0.50 per share, which amendment shall be effected immediately and simultaneously with the one-for-fifty reverse split.

     Article FOURTH of the Articles of Incorporation is hereby repealed so that Article FOURTH would read in its entirety as follows:

     FOURTH, The total number of shares of stock which the Corporation shall have authority to issue is one hundred twenty five million (125,000,000) divided into one hundred million (100,000,000) shares of Common Stock with a par value of $.50 per share and twenty five million (25,000,000) shares of voting Preferred Stock with no par value.

     Article NINTH, sub-section 4, of the Articles of Incorporation of Solar Energy Research Corp. is hereby amended to reduce the necessary vote of shareholders from two-thirds of the outstanding shares to a majority of the outstanding shares.

     A new Article, ELEVENTH, is hereby added to the Articles of Incorporation of Solar Energy Research Corp. as follows:

     ELEVENTH, VOTING OF SHAREHOLDERS. With respect to any action to be taken by shareholders by this Corporation, a vote or concurrence of the holders of a majority of the outstanding shares of the shares entitled to vote thereon, or of any class or series, shall be required.

     THIRD: The number of shares of the Corporation outstanding at the time of such adoption was 37,100,327 shares and the number of shares entitled to vote thereon was 37,100,327 shares.

     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: none.

     FIFTH: The number of shares voted for the amendment were:

        Increase Par Value                          24,873,411

        Authorize Voting Preferred                  24,873,411

        Additional Common                           24,873,411

        Adopt Majority Vote                         24,873,411

     The number of shares voted against the amendment were:

        Increase Par Value                              -0-

        Authorize Voting Preferred                      -0-

        Additional Common                               -0-

        Adopt Majority Vote                             -0-

     SIXTH: The number of shares of each class entitled to vote thereon as a class for or against the amendments was: none.

     SEVENTH: The manner if not set forth in such amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

     The Company's transfer agent is immediately authorized by virtue of the one-for-fifty reverse split to exchange all share certificates of $.01 par value common stock presented for $.50 par value share certificates. The transfer agent is authorized to charge ten dollars for each certificate issued. Shareholder payments for exchange are to be made by check payable to United Stock Transfer, Inc. and are to accompany the tendered share certificate. Any fractional shares will be rounded up.

     EIGHTH: The manner in which such amendments effect a change in the amount of stated capital, and the amount of stated capital as changed by such amendments, are as follows:

     Stated capital is unchanged as a result of the increase in par value.

     Dated as of the 7th day of January, 1994.

                                                     SOLAR ENERGY RESEARCH CORP.


                                                     By
Janet S. Collins, Secretary                          James B. Wiegand, President

                            CERTIFICATE OF CORRECTION
                          TO THE ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                           SOLAR ENERGY RESEARCH CORP.



     This Certificate of Correction is being filed pursuant to C.R.S. 7-10-205 (formerly 7-2-115) of the Colorado Business Corporation Act. The following changes should be made to the original Articles of Amendment to the Articles of Incorporation for Solar Energy Research Corp.

     1. Article IV fails to completely set forth the proposal which was approved by the shareholders at the Special Meeting of Shareholders held on January7, 1994 and should therefore be amended as set forth below:

     Fourth: The aggregate number of shares which this corporation shall have the authority to issue is One Hundred Million (100,000,000) shares, with a par value of $.50 per share, which shares shall be designated common stock. No share shall be issued until it has been paid for, and it shall thereafter be nonassessable. The corporation may also issue up to Twenty-Five Million (25,000,000) shares of no par value preferred stock. The preferred stock of the corporation shall be issued in one or more series as may be determined from time to time by the Board of Directors. In establishing a series, the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares in a series shall be alike. Each series may vary in the following respects: (1) the rate of the dividend; (2) the price at the terms and conditions on which shares shall be redeemed; (3) the amount payable upon shares in the event of involuntary liquidation; (4) the amount payable upon shares in the event of voluntary liquidation; (5) sinking fund provisions for the redemption of shares;
(6) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion; and (7) voting powers.

     Dated this 11th day of October, 1995.

                                                    SOLAR ENERGY RESEARCH CORP.,
                                                    a Colorado corporation


                                                    By:
                                                    James B. Wiegand, President

                                                    ATTEST:


                                                    By:
                                                    Janet S. Collins, Secretary

                 BY-LAWS OF SOLAR ENERGY RESEARCH CORP.ARTICLE I

                                    Offices

     Section 1. Principal Office. The principal place of business of the corporation shall be Longmont, Colorado. The corporation may also have one or more offices at such other place or places within or without the State of Colorado as the Board of Directors may from time to time determine or as the business of the corporation may require. Section 2. Registered Office. The registered office of the corporation shall be as set forth in the Articles of Incorporation, unless changed as provided by the Colorado Corporation Code.
ARTICLE II Section 1. Stock Certificates. The certificates for shares of the capital stock of the corporation shall be in such form, not inconsistent with the Colorado Corporation Code and the Articles of Incorporation, as shall be approved by the Board of Directors. Each certificate shall be signed by the President or a Vice President and also by the Secretary or an Assistant Secretary. All certificates shall be consecutively numbered and the names of the persons owning shares represented thereby, with the number of such shares and the date of issue, shall be entered on the corporation's books. In case any officer or officers who shall have signed a certificate ceases to hold such office prior to the issuance or delivery of the certificate, whether because of death, resignation, or otherwise such certificate may nevertheless be issued and delivered by the corporation as though the officer who signs such certificate, or whose facsimile signature shall have been used thereon, had not cease to be such officer of the corporation. Section 2. Transfer of Stock. Transfers of the shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by Power of Attorney duly executed and filed with the Secretary and upon the surrender of certificate or certificates for such shares. The corporation, under the articles of Incorporation, has the right to impose restrictions upon the transfer of any shares of stock of the corporation, or any interest therein, from time to time issued, and any transfer or transfers of any of the shares of the stock of the corporation, or any interest therein, shall be made in accordance with the subject to any such restrictions from time to time so imposed. Section 3. Lost and Destroyed Certificates. In case any certificate of stock of the corporation shall be alleged to have been destroyed or lost, the corporation shall not be required to issue a new certificate in lieu thereof, except upon receipt of evidence satisfactory to the Board of Directors of the destruction or the loss of such certificate, and if so required by the Board of Directors, upon receipt also on a bond in such sum as the Board of Directors may direct, not exceeding double the value of such stock, and if so required, with surety or sureties satisfactory to the Board, to indemnify the corporations against any claim that may be made against it on account of the alleged destruction or loss of such certificate. Section 4. Dividends. The Board of Directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in cash, property, or its own shares, except when the corporation is insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation or the laws of the State of Colorado. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conductive to the interest of the corporation, and the directors may abolish any such reserve in the manner in which it was created. ARTICLE III Stockholders and Meetings

     Section 1. Annual Meeting. The annual meeting of shareholders of the corporation for the election of directors to succeed those whose terms expire and for the transaction of such other business as may come before the meeting shall be held each year on the 4th day of June, at 2:00 o'clock p.m. If the day so fixed for such annual meeting shall be a legal holiday, then such meeting shall be held on the next succeeding business day.

     Section 2. Special Meetings. Special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by the Colorado Corporation Code or by the articles of incorporation, may be called at any time by the President, or the Board of Directors, and shall be called by the President or Secretary upon the request (which shall state the purpose or purposes thereof) of the holders of not less than one-tenth (1/10th) of the outstanding shares of the corporation entitled to vote at the meeting.

     Section 3. Place of Meeting. Meetings of shareholders, whether annual or special, shall be held at the principal office of the corporation or at such other place or places, within or without the State of Colorado, as may be from time to time determined by the Board of Directors.

     Section 4. Notice of Meetings. Notice of each meeting of shareholders, whether annual or special, shall be given not less than ten (10) days or more than fifty (50) days prior thereto to each shareholder of record entitled to vote thereat by delivering written or printed notice thereof to such shareholder personally or by mailing the same to his address as it appears on the stock transfer book of the corporation; provided, however, that if the authorized shares of the corporation are proposed to be increased, at least thirty (30) days' notice in like manner shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, properly addressed to the shareholder, with postage thereon prepaid. The notice of a special meeting shall, in addition, state the purposes thereof, and not other business shall be transacted at such special meeting unless it is in accord with the purpose or purposes stated in such notice.

     Section 5. Record Date Closing Stock Books. The Board of Directors may fix in advance a date, not less than ten (10) nor more than fifty (50) days preceding the date of any meeting of shareholders, or the day for payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of authorized shares shall go into effect, or a date fixed as the final date for obtaining such consent, or a record date for the determination of the shareholders entitled to notice thereof, and to vote at, any such meeting and any adjournment thereof, if entitled to receive any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, or to give such consent, and in such case any such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give consent, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after such record date fixed as aforesaid. The Board of Directors may alternatively order the stock transfer books of the corporation closed against transfers of shares during the whole or any part of the period of not less than ten (10) nor more than fifty (50) days prior to the date of a stockholders' meeting, the date when the right to any dividend, distribution, or allotment or rights vest, or the effective date of any change, conversion, or exchange of shares.

     Section 6. Shareholders Entitled to Vote. Registered shareholders only shall be entitled to be treated by the corporation as holders in fact of the stock standing in their respective names; and the corporation shall not be bound to recognize any equitable or other claim to or interest in any shares on the part of any person, firm, or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Colorado.

     Section 7. Adjourned Meetings and Notice Thereof. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting; provided, however, that any one adjournment may be for a period not to exceed sixty (60) days. When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of any adjournment or of the business to be transacted at the adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

     Section 8. List of Shareholders. A complete list of the shareholders entitled to vote at any meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books at least ten (10) days before each meeting of shareholders. Such shareholder list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation, whether within or without Colorado, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to the shareholders who are entitled to examine such list of stock transfer books or to vote at any meetings of shareholders.

     Section 9. Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat shall, when present in person or represented by proxy, be requisite to and shall constitute a quorum at all meetings of shareholders for the transaction of business except as otherwise provided by statute, or by the Articles of Incorporation. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting entitled to vote on the subject matter shall be necessary for share holder action, unless the vote of a greater number is required by law.

     Section 10. Organization. The President or Vice President shall call meetings of shareholders to order and act as Chairman of such meeting. In the absence of the Secretary and Assistant Secretary of the corporation, any person appointed by the Chairman shall act as Secretary of such meeting. Section 11. Voting. At every meeting of shareholders each shareholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact; provided, however, that no such proxy shall be valid after eleven (11) months from the date of its execution, unless such proxy expressly provides for a longer period. In all elections of directors there shall not be cumulative voting.

                                   ARTICLE IV

                                   Directors


     Section 1. Number of Directors. The Board of Directors shall consist of not less than three persons, who need not be either shareholders or residents of the State of Colorado, and who shall be elected at the annual meeting of shareholders, or any adjournment thereof, and shall hold office for one year or until their successors shall be duly elected and qualified.

Section 2. Increase
or Decrease in Number of Directors. The number of directors may be increased or decreased from time to time by amendment to the By-Laws, but no decrease shall have the effect of shortening the term of any incumbent director.

     Section 3. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any Directorship to be filled by reason of an increase in the number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, or by an election at an annual meeting, or at a special meeting of shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders.

     Section 4. Removals. At any meeting of the shareholders called expressly for that purpose, the entire Board of Directors, or any lesser number, may be removed, with or without cause, by vote of the holders of the majority of the shares entitled to vote at an election of directors' provided, however, that in the case of cumulative voting, if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes of a sufficient number of shares are cast against his removal which, if then cumulatively voted at an election of the entire Board of Directors, or at an election of the class of directors of which he is a part, would be sufficient to elect him.

     Section 5. Resignations. Any director may resign at any time by mailing or delivering or by transmitting by telegraph or cable written notice of his resignation to the President or the Secretary of the corporation. Any such resignation shall be effective at the time specified therein, or if not stated in such resignation, the effective date shall be the date said resignation is received.

     Section 6. Powers. Subject to limitations of the Articles of Incorporation, of the By-Laws, and of the laws of the State of Colorado as to action which shall be authorized or approved by the shareholders, all corporate powers shall be exercised by or under the authority of, and the business affairs of the corporation shall be controlled by, the Board of Directors. Without prejudice, to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to-wit:

     (a) To select and remove all the officers, agents, and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation, or the By-Laws, and fix their compensation.

     (b) To conduct, manage, and control the affairs and business of the corporation, and to make such rules and regulations therefore not inconsistent with law, or with the Articles of Incorporation, or the By-Laws, as they may deem best.

     (c) To change the principal office for the transaction of the business of the corporation and to fix and locate, from time to time, one or more subsidiary offices of the corporation within or without the State of Colorado.

     (d) To adopt, make, and use a corporate seal, and to prescribe to form of certificates of stock, and to alter the form of such seal and of such certificate, from time to time, as in their judgment they may deem best, provided such seal and such certificate shall at all times comply with the provisions of the law.

     (e) To authorize the issuance of shares of stock of the corporation from time to time upon such terms and for such considerations as may be lawful.

     (f) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation's or other evidence of debt and securities therefor.

     (g) To declare dividends pursuant to the provisions of the laws of the State of Colorado.

     A majority of the Board of Directors may, by resolution, designate two or more directors to constitute an executive committee, which, to the extent provided in such resolution, shall and may exercise all of the authority of the Board of Directors in the management of the corporation; provided, however, the designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof of any responsibility imposed upon it or him by law.

     Section 7. Annual Meeting. A meeting of each newly elected Board of Directors may be held without notice in each year immediately following the annual meeting of shareholders.

     Section 8. Regular Meeting. Regular meetings of the Board of Directors may be held without notice at such time and place which, from time to time, may be determined by the Board of Directors.

     Section 9. Special Meeting. Special meetings of the Board of Directors may be called at any time and at any place within or without the State of Colorado.

     Section 10. Quorum. At all meetings of the Board of Directors, a quorum shall consist of a majority of the members, and the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum shall be present

     Section 11. Fees and Compensation. Directors shall not receive any stated salary for the services as directors, but, by resolution of the Board of Directors, a fixed fee, with or without expenses of attendance, may be allowed one or more of the directors for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

     Section 12. Chairman of the Board. The Board of Directors may elect one of their number to fill the office of the Chairman of the Board of Directors. In the event the President of the corporation is also on the Board of Directors and no Chairman of the Board of Directors is elected, the President will act as ex officio Chairman of the Board of Directors.

     The Chairman of the Board of Directors, if such officer shall be chosen by the Board of Directors, shall preside at all meetings of the Board of Directors at which he is present. He shall, subject to the direction of the Board of Directors, have general oversight over the affairs of the corporation and shall, from time to time, consult and advise with the President in the direction and management of the corporation's business and affairs. He shall also do and perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

                                   ARTICLE V

                                    Officers

     Section 1. Officers. The officers of the corporation shall be a President, a Secretary and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Executive Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, and such other officers and/or agents as may be appointed and as the business or the corporation may require. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     Section 2. Election. The Board of Directors at its first meeting after each annual meeting of shareholders, shall choose the officers, and may, not inconsistent with the By-Laws, fix the powers and duties of any officer. Each officer so chosen shall hold office until his successor shall be chosen and shall qualify, unless he shall sooner resign or be removed as herein in these By-Laws provided.

     Section 3. Salaries. The salaries of the President, each Vice President, the Secretary, and the Treasurer shall be fixed by the Board of Directors. The salaries and wages of all other officers, agents, and employees of the corporation shall be fixed in regular course by the active management of the corporation subject to approval of the Board of Directors.

     Section 4. Removals, Resignations, and Vacancies. Any officers or agents may be removed, with or without cause, at any time by the Board of Directors then in office.

     Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice by the Board of Directors, the President, or the Secretary of the corporation, unless a later time is specified in such notice of resignation; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

     A  vacancy  in  any  office   because  of  death,   resignation,   removal,
disqualification, or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to such office.

     Section 5. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the corporation. He shall have the general powers and duties as may be prescribed by the Board of Directors or these By-Laws.

     Section 6. Vice Presidents. In the absence or disability of the Presidents, the Vice Presidents, or Executive Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President or Executive Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon the President. The Vice Presidents and Executive Vice Presidents shall have such other powers and perform such other duties as, from time to time, may be prescribed for them respectively by the Board of Directors or these By-Laws.

     In the event no individual or individuals have been designated as Vice President, or Executive Vice President, the Secretary or the Treasurer, in that order, shall, in the absence or disability of the President, perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon the President.

     Section 7. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall keep, or cause to be kept, a stock register showing the names of the shareholders, number and date of certificates issued, and the number and date of cancellation of every certificate surrendered for cancellation. He shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Directors as required. He shall perform such other duties as may be prescribed by the Board of Directors.


     Section 8. Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounting records affecting the cooperation. The books of account shall at all reasonable times be open to inspection by any director.

     The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Treasurer, and of the financial condition of the corporation. He shall have such other powers and perform such other duties as may be prescribed by the Board of Directors of these By-Laws.

     If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatsoever kind in his possession or under his control belonging to the corporation.

     Section 9. Assistants. Any assistant officer shall, in the order of their seniority, unless otherwise designated by the Board of Directors, and in the absence or disability of the officer to whom they are an assistant, perform the duties of such officer, and when so acting they shall have all the powers of, and be subject to all the restrictions upon such officer. They shall have such other powers, and perform such other duties as, from time to time, may be prescribed for them respectively by the Board of Directors, the officers of the corporation, or these By-Laws.

                AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                               TELEGEN CORPORATION



     Jessica Stevens and Bonnie Crystal certify that:

     1.  They  are  the  President  and  Secretary,   respectively,  of  Telegen
Corporation, a California corporation.

     2. The articles of incorporation of this corporation are hereby amended and restated to read as follows:

                                       "I.

     The name of the Corporation is Telegen Corporation.

                                       II.

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than die banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

     A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is twelve million (12,000,000) shares, ten million (10,000,000) shares of which shall be Common Stock and two million (2,000,000) shares of which shall be Preferred Stock.

     B. Five hundred fifty thousand (550,000) of the authorized shares of Series A Preferred Stock are hereby designated "Series A Preferred Stock."

     C. The rights, preferences, privileges, restrictions and other matters relating to the five hundred fifty thousand (550,000) shares of Series A Preferred Stock are as follows:

     1. Dividends. In each fiscal year of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, before any cash dividends shall be declared and paid upon or set aside for the Common Stock in such fiscal year, a dividend at the rate of $0.80 per annum on each outstanding share of Series A Preferred Stock (as adjusted for any stock split, stock dividend, recapitalization or the like with respect to such shares). No dividends (other than those payable solely in the Common Stock of the Corporation) shall be declared or paid on any Common Stock of the Corporation during any fiscal year of the Corporation until the full annual dividend on the Series A Preferred Stock shall have been paid or declared and set apart. The right to any dividends under this paragraph I shall not be cumulative, and no right shall accrue to holders of Series A Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any prior year. Dividends, if paid, or if declared and set apart for payment, must be paid on, or declared and set apart for payment on, all outstanding shares of Series A Preferred Stock.

     2. Liquidation Preference.

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount equal to ten dollars ($10.00) per share for each share of Series A Preferred Stock then held by them (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) plus all declared but unpaid dividends on their respective shares of Series A Preferred Stock then held by them and no more (the "Series A Preferred Liquidation Preference"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the shares then held by them.

     (b) After payment to the holders of Series A Preferred Stock of the amounts set forth in subparagraph (a) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock, in proportion to the shares of Common Stock then held by them.

     (c) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation shall be deemed a liquidation, dissolution or winding up within the meaning of this Section if more than fifty percent (50%) of the surviving entity is not owned by persons who were holders of capital stock or securities convertible into capital stock of the Corporation immediately prior to such merger, consolidation or sale. In such event, the Series A Preferred Liquidation Preference may be paid in cash or securities of any entity surviving such liquidation event.

     (d) As authorized by Section 402.5(c) of the California Corporations Code, the provisions of Sections 502 and 503 of the California Corporations Code shall not apply with respect to distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by employees, directors or consultants of or to the Corporation or any of its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of such repurchase between the Corporation and such persons.

     (e) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive Additional Shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

     3. Voting Rights. Except as otherwise expressly provided herein or as required by law, the holder of each share of the Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

     4. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     (a) Right to Convert.

     (i) Optional Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into Common Stock. The number of shares of Common Stock into which one share of Series A Preferred will be converted will be equal to $10.00 (the "Series A Original Purchase Price") divided by the Series A Conversion Price (as hereinafter defined) then in effect, such conversion ratio being referred to as the "Series A Conversion Rate." The initial Series A Conversion Price will be the Series A Original Purchase Price and will be subject to adjustment as provided herein. Upon any decrease or increase of the Series A Conversion Price or the Series A Conversion Rate as described in this Section C.4, the Series A Conversion Rate or Series A Conversion Price, as the case may be, will be increased or decreased appropriately.

     (ii) Automatic Conversion of Series A Preferred Stock. Each share of Series A Preferred Stock will be converted into shares of Common Stock at the then effective Series A Conversion Rate immediately upon the closing of the sale of stock pursuant to a registration statement under the Securities Act of 1933, as amended, for a bona fide, firm commitment underwritten public offering (other than a registration on Form S-8, Form S-4 or comparable forms) of the Corporation's Common Stock that has a public offering price of not less than $15.00 per share (as adjusted for any Recapitalization Events).

     (iii) Fractional Shares Upon Conversion. No fractional shares of Common Stock will be issued upon conversion of Series A Preferred Stock, and any fractional share that otherwise would result from conversion by a holder of all of such holder's shares of Series A Preferred Stock (in the aggregate) will be redeemed by payment in an amount equal to such fraction of the then effective Series A Conversion Price as promptly as funds legally are available therefor.

     (b) Mechanics of Conversion. Any holder of Series A Preferred Stock wishing to convert shares of Series A Preferred Stock into Common Stock pursuant to Section C.4(a)(i) shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Preferred Stock and will give the Corporation written notice stating the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. Any conversion pursuant to Section C.4(a)(i) shall be deemed to be effective for all purposes upon receipt by the Corporation or a transfer agent for the Series A Preferred Stock of such certificates, duly endorsed, and such written notice and shall be deemed to have been made immediately prior to the close of business on the date thereof. As soon as practicable after the effectiveness of any conversion of Series A Preferred Stock and receipt by the Corporation or the appropriate transfer agent of certificates representing such Series A Preferred Stock, duly endorsed, together with written notice stating the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued, the
Corporation shall cause to be issued and delivered pursuant to the written instructions of the holder of the converted Series A P - referred Stock certificates representing the Common Stock into which such Series A Preferred Stock has been converted; provided, however, that the Corporation shall not be required to issue certificates for Common Stock in any name other than that of the holder in the absence of assurances reasonably satisfactory to the Corporation that all stamp and other transfer taxes relating to the transfer of such securities have been or will be paid. Notwithstanding any issuance or lack thereof of certificates representing Common Stock, from and after the effectiveness of any conversion of Series A Preferred Stock, the person or persons entitled to receive the, shares of Common Stock issuable upon conversion shall be treated by the Corporation for all purposes as the record holders of the Common Stock obtainable upon such conversion and shall cease to have any other rights of holders of Series A Preferred Stock.

     (c) Adjustment for Subdivisions or Combinations of Common Stock. In the event the Corporation at any time or from time to time effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of Series A Preferred Stock, then the existing Series A Conversion Price will be decreased or increased proportionately.

     (d) Adjustment for Dividends, Distributions and Common Stock Equivalents. In the event the Corporation at any time or from time to time makes or issues, or fixes a record date for the determination of holders of Common Stock (but not holders of Series A Preferred Stock) entitled to receive, a dividend or other distribution payable in additional shares of Common Stock or other securities or rights (hereinafter referred to as "Common Stock Equivalents") convertible into or entitling the holder thereof to receive additional shares of Common Stock without payment of any consideration by such holder for such Common Stock Equivalents or the additional shares of Common Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents will be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date has been fixed, as of the close of business on such record date. In each such event, the then existing Series A Conversion Rate will be increased as of the time of such issuance or, in the event such a record date has been fixed, as of the close of business on such record date, by multiplying the then effective Series A Conversion Rate by a fraction,

     (i) the numerator of which will be the total number of shares of Common Stock issued and outstanding immediately prior-to the time of such issuance on the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents, and

     (ii) the denominator of which will be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date has been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Rate will be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Rate will be adjusted pursuant to this Section C.4(d) as of the time of actual payment of such dividends or distribution.

     (e) Adjustment for Sale of Additional Stock. If at any time the Corporation issues or sells any Additional Stock (as defined below) without consideration or at a price per share less than the Series A Conversion Price in effect immediately prior to the issuance of such Additional Stock, then and in each such case, the Series A Conversion Price in effect immediately prior to such issuance shall automatically (except as otherwise provided below) be reduced, concurrently with such issue, to a price determined by multiplying such Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Series A Preferred Stock outstanding immediately prior to such issue plus the number of shares of Series A Preferred Stock which the aggregate consideration received by the Corporation for the total number of shares of Additional Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Series A Preferred Stock outstanding immediately prior to such issue plus the number of such shares of Additional Stock so issued.

     (i) No adjustment of the Series A Conversion Price shall be made in an amount less than one cent per share, provided that any adjustment that is not required to be made by reason of this Section C(4)(e)(i) shall be carried forward and taken into account in any subsequent adjustment.

     (ii)   Except   to  the   limited   extent   provided   for   in   Sections
C.4(e)(iii)(D)(3) and C.4(e)(iii)(D)(4), no adjustment of the Series A Conversion Price shall have the effect of increasing the Series A Conversion Price above the Series A Conversion Price in effect immediately prior to such adjustment.

     (iii) For the purpose of making any adjustment in the Series A Conversion Price as provided above, the consideration received by the Corporation for any issue or sale of Additional Stock will be computed as follows:

     (A) To the extent it consists of cash, the amount of cash received by the Corporation before deduction of any offering expenses payable by the Corporation and any reasonable underwriting or similar commissions, compensation, or concessions paid or allowed by the Corporation in connection with such issue or sale.

     (B) To the extent it consists of consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be at the fair market value of that property as determined in good faith by the Corporation's Board of Directors.

     (C) If Additional Stock is issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Stock.

     (D) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (where the shares of Common Stock issuable upon exercise of such options or rights or upon conversion or exchange of such securities are not excluded from the definition of Additional Stock), the following provisions shall apply:

     (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections C.4(e)(iii)(A)-(C), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

     (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections C.4(e)(iii)(A)(C);

     (3) in the event of any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series A Conversion Price in effect at the time shall forthwith be readjusted to such Series A Conversion Price as would have been obtained had the adjustment that was made upon the issuance of such options, rights or securities not converted prior to such change or the options or rights related to such securities not converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities; and

     (4) upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price shall forthwith be readjusted to such Series A Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

     (E) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section C.4(e)(iii)(D) by this Corporation after the date of filing of these Articles of Incorporation (the "Effective Date"), other than:

     (1) Common Stock issued to effect any stock split or stock dividend by the Corporation.

     (2) Common Stock issued or issuable to employees, directors or consultants of this Corporation for the purpose of incentive or under any stock option, stock purchase or similar plan which is approved by a majority of the Board.

     (3) Common Stock issued or issuable upon conversion of shares of Series A Preferred Stock.

     (4) Common Stock issued in connection with the acquisition of another corporation.

     (f) No Impairment. The Corporation, whether by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but at all times in good faith will assist in the carrying out of all of such action as may be necessary or appropriate in order to protect the conversion rights pursuant to this Section C.4 of the holders of Series A Preferred Stock against impairment.

     (g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Rate pursuant to this Section C.4, the Corporation at its expense will compute such adjustment or readjustment in accordance with the terms hereof and prepare and promptly furnish to each holder of Series A Preferred Stock a certificate setting forth (i) such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, (ii) the Series A Conversion Rate at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock held by such holder.

     (h) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any Common Stock Equivalents or any right to subscribe for or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation will deliver to each holder of Series A Preferred Stock at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

     (i) Reservation of Stock Issuable Upon Conversion. The Corporation at all times will reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock such number of its shares of Common Stock as from time to time will be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as may be available to the holders of Series A Preferred Stock for such failure, the Corporation will take such corporate action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

     (j) Notices. Any notices required by the provisions of this Section C.4 to be given to the holders of shares of Series A Preferred Stock must be in writing and will be deemed given when delivered at the address of the recipient; provided, however, that such address shall have been furnished in writing to the person giving notice and the address shall be at an entity that maintains regular business hours (except for holidays) throughout the entire year. In the event that the address furnished is not at an entity that maintains regular business hours, notice shall be deemed given upon the earlier of personal delivery or, if sent by registered or certified mail, at the earlier of its receipt or seventy-two (72) hours after deposit in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     5. Amendment. Any term relating to the Series A Preferred Stock may be amended only with the vote or written consent of holders of not less am sixty-seven percent (67%) of all Series A Preferred Stock then outstanding. Any amendment so effected shall be binding upon the Corporation and any holder of Series A Preferred Stock.

                                       IV.

     (a) The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     (b) The Corporation is authorized to indemnity the directors and officers of the Corporation to the fullest extent permissible under California law.

     (c) Any repeal or modification of this Article shall only be prospective and shall not affect the rights under this Article in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability."

     3. The foregoing amendment and restatement of the articles of incorporation has been duly approved by the Board of Directors of this Corporation.

     4. The foregoing amendment and restatement of the articles of incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 2,594,058 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%) of the outstanding shares of Common Stock.

     We further declare under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of our own knowledge.

     Executed at Palo Alto, California, on September 2, 1994.




                                Jessica Stevens, President




                                Bonnie Crystal, Secretary

1.   Certificate   of  Amendment  of  the  Amended  and  Restated   Articles  of
     Incorporation

     RESOLVED: That Article III, Section C.4(a)(i) and (ii) of the Amended and Restated Articles of Incorporation of the Company be amended in their entirety as follows:

(a)  Right to Convert.

(i) Optional Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into Common Stock. The number of shares of Common Stock into which one share of Series A Preferred will be converted will be equal to $10.00 (the "Series A Original Purchase Price") divided by the Series A Conversion Price (as hereinafter defined) then in effect, such conversion ratio being referred to as the "Series A Conversion Rate." The initial Series A Conversion Price will be $5.00 and will be subject to adjustment as provided herein. Upon any decrease or increase of the Series A Conversion Price or the Series A Conversion Rate as described in this Section C.4, the Series A Conversion Rate or Series A Conversion Price, as the case may be, will be increased or decreased appropriately.

(ii) Automatic Conversion of Series A Preferred Stock. Each share of Series A Preferred Stock will be converted into shares of Common Stock at the then effective Series A Conversion Rate immediately upon (i) the eletion by shareholders representing not less than 67% of the outstanding Series A Preferred to convert the Series A Preferred Stock into Common Stock, or
     (ii) the closing of the sale of stock pursuant to a registration statement under the Sercurities Act of 1933, as amended, for a bona fide, firm commitment underwritten public offering (other than a registration on Form S-8, Form S-4 or comparable forms) of the Corporation's Common Stock that has a public offering price of not less than $15.00 per share (as adjusted for any Recapitalization Events.)

                                     BYLAWS
                                       OF
                               TELEGEN CORPORATION

                                    SECTION I

                                     Offices

     1.1 Principal Executive Office. The Board of Directors shall designate the location of the first principal executive office and may change the principal executive office from one location to another within the State of California.

     1.2 Other Offices. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

                                   SECTION II

                            Meetings of Shareholders

     2.1 Place of Meetings. All annual meetings of shareholders and all other meetings of shareholders shall be held either at the principal executive office or at any other place within or without the State of California which may be designated either by the Board of Directors or by the written consent of all shareholders entitled to vote at the meeting, given either before or after the meeting and filed with the Secretary of the Corporation.

     2.2 Annual Meetings. An annual meeting of shareholder shall be held on the 1st day of May in each year at the hour of 10:00 a.m. to elect Directors and to transact any other proper business. If the day provided herein should fall upon a Saturday, Sunday or legal holiday, then the annual meeting shall be held at the same time and place on the next succeeding business day which is not a legal holiday. If an annual meeting is not held as provided herein, the Directors may be elected at any meeting of the shareholders thereafter called in the manner provided herein.

     2.3 Special Meetings. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Board, the Chairperson of the Board, the President, or by one or more of the shareholders entitled to cast, in the aggregate, not less than 10% of the votes at the meeting.

     To call a special meeting, the person(s) entitled to call such meeting shall submit a request for such meeting in writing to the Chairperson of the Board, the President, the Vice President, or Secretary of the Corporation, and such officer shall, within 20 days of receipt of such request, cause notice to be given to all shareholders entitled to vote thereat that a meeting will be held at the time requested by the person or persons calling the meeting. This request shall be given not less than 35 nor more than 60 days prior to the date of the special meeting being called.

     2.4 Notice of Annual and Special Meetings. Written notice of any annual or special meetings of shareholders shall be given not than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting. Such notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (2) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders. Notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election. Any shareholder approval at the meeting, other than unanimous approval by those entitled to vote, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice.

     Such notice shall be given either personally or by first class mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

     If a notice addressed to a shareholder at the address of the shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service, marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice to all other shareholders.

     2.5 Adjourned Meetings and Notice Thereof. When any shareholders' meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which it might have transacted at the original meeting. If adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     2.6 Voting. Except as otherwise provided in the Articles of Incorporation and except for cumulative voting as is provided for in paragraph 2.7 below, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote of shareholders and any shareholder may vote part of his shares in favor of a proposal and refrain from voting his remaining shares or vote them against the proposal. Such vote may be viva voce or by ballot; provided, however, that all elections for Directors must be by ballot upon demand made by any share holder before the voting begins.

     2.7 Cumulative Voting. Every shareholder entitled to vote at any election for Directors may cumulate his votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his shares are normally entitled, or to distribute his votes on the same principle among as many candidates as he thinks fit, provided that no shareholder shall be entitled to cumulate votes unless such candidate or candidates' names have been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of his intention to cumulate his votes. The candidates receiving the highest number of votes of shares entitled to vote for them up to the number of Directors to be elected shall be elected.

     2.8 Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. Shares shall not be counted to constitute a quorum if voting of them has been enjoined or they cannot lawfully be voted at the meeting. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders so as to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     2.9 Consent of Absentees - Waiver of Notice. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance of a person at a meeting shall constitute waiver of notice of and presence at the meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice but not so included, if such objection is expressly made at the meeting.

     2.10 Action Without Meeting. Except as otherwise provided in the Articles of Incorporation, any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting where all shares entitled to vote thereon were present and voted; provided that unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval pursuant to Section 310, 317, 1201 or 2007 of the California General Corporation Law without a meeting by less than unanimous written consent shall be given each shareholder as provided in paragraph 2.4 at least 10 days before consummation of the action authorized by such approval, and prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent; and provided, further, that Directors may not be elected by written consent unless such consent is unanimous. Section 310 relates to interested directors' transactions; Section 317 relates to indemnification of officers and directors; Section 1201 relates to reorganizations; Section 2007 relates to certain distributions to shareholders during liquidation.

     2.11 Proxies. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, provided that no proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Revocation of a proxy may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting or, as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained and the forms of proxy presumptively determine the order of execution regardless of the postmarked dates on the envelopes in which they are mailed.

     2.12 Procedures for Conduct of Meeting. The chairman of the meeting shall establish the procedural rules to govern a meeting of shareholders and shall have the power to make final and binding decisions on any procedural questions raised at the meeting. In advance of any meeting of shareholders the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

                                   SECTION III

                                    Directors

     3.1 Powers. Subject to any limitations in the Articles of Incorporation, these Bylaws, and the California General Corporation Law as to action required to be approved by the shareholders, or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

     3.2 Number of Directors. The authorized number of Directors shall be no less than five (5) and no more than nine (9), with the precise number to be set by a duly adopted resolution of the Board of Directors.

     3.3 Election and Term of Office. The Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting, but if any such annual meeting is not held, or the Directors are not elected thereat, the Directors may be elected at any special meeting of shareholders held for that purpose. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor is elected and qualified.

     3.4 Vacancies. A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director, or if a vacancy is declared by the Board as provided in paragraph 3. 5 below, or if the authorized number of Directors is increased. No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office. Except for a vacancy created by the removal of a Director, vacancies in the Board of Directors may be filled by majority of the remaining directors, though less than a quorum, or by a sole remaining Director. Vacancies created by the removal of a Director may be filled only by approval of the shareholders. The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of. a majority of the outstanding shares entitled to vote.

     3.5 Removal. The Board of Directors may declare vacant the office of a Director who has been declared of unsound mind by order of court or who has been convicted of a felony. The entire Board of Directors or any individual Director may be removed from office without cause if such removal is approved by the outstanding shares; provided, however, that unless the entire Board is removed, no individual Director may be removed when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such Director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if such removal is taken by written consent, all shares entitled to vote were voted) and the entire number of Directors authorized at the time of the Directors' most recent election were then being elected.

     3.6 Resignations. Any Director may resign effective upon giving written notice to the Chairperson of the Board, the President, the Secretary or to the entire Board of Directors, unless such notice specifies a later time for the effectiveness of such resignation. If such resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

     3.7 Place of Meeting. Meetings of the Board of Directors may be held at any place within or without the State of California which has been designated in the notice of the meeting, or if not stated in the notice, or if there is no notice, designated herein or by resolution of the Board. In the absence of such designation, regular meetings shall be held at the principal executive office.

     3.8 Organization Meeting. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Notice of such meeting is hereby dispensed with.

     3.9 Special Meetings. Special meetings of the Board for any purpose may be called at any time by the Chairperson of the Board, the President or any Vice President or the Secretary, or any two Directors. Notice of the time and place of all special meetings of the Board of Directors shall be delivered personally or by telephone or telegraph to each Director at least 48 hours prior to the meeting or sent to each Director by first class mail, postage prepaid, at least four days before the meeting. Notice of any meeting need not be given to any Director who signs a waiver of notice, whether before or' after the meeting, or who attends a meeting and does not object to the lack of notice either prior to or at the commencement of that meeting.

     3.10 Participation by Telephone. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members of the Board participating in such meeting can hear one another.

     3.11 Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice of a quorum be present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     3.12 Quorum. A majority of the authorized number of Directors constitutes a quorum of the Board for the transaction of business. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by these Bylaws, by the California General Corporation Law or by the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If a meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

     3.13 Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors.

     3.14 Fees and Compensation. Directors shall not receive any stated salary for their services as Directors, but, by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed the Directors for attendance at each meeting. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation therefor.

     3.15 Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of Directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors in the management of the business and the affairs of the Corporation except with respect to (a) the approval of any action also requiring shareholders' approval or approval of the outstanding shares, (b) the filling of vacancies on the Board of Directors or any committee, (c) the fixing of compensation of Directors for serving on the Board of Directors which by its express terms is not so amendable or repealable, (d) a distribution to shareholders, except at a rate or in a periodic amount or within a price range determined by the Board, or (e) the appointment of other committees of the Board of Directors or the members thereof.

     3.16 Right of Inspection. Every Director shall have the absolute right to inspect and copy at any reasonable time all books, records, documents of every kind, and to inspect the physical properties of the Corporation and of its subsidiaries, domestic or foreign. Such inspection by a Director may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

     3.17 Standard of Care. Directors shall perform the duties of a Director including duties as a member of any committee of the Board on which the Director may serve, in good faith, in a manner which Director believes to be in 'the best interests of the Corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. SECTION IV

                                    Officers

     4.1 Officers. The officers of the Corporation shall be a Chairperson of the Board, or a President, or a Chief Executive Officer, or all of the foregoing, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, such other officers as may be appointed in accordance with the provisions of paragraph 4.3. Any number of offices may be held by the same person.

     4.2 Subordinate Officers, Etc. The Board of Directors may appoint such other officers with such titles and duties as are provided in these Bylaws or as the Board of Directors may from time to time specify.

     4.3 Removal and Resignation. Any officer may be removed at any time, with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board. Any officer may resign at any time by giving written notice of such resignation to the Corporation. The giving of such resignation shall not operate to waive any rights the Corporation may have under any employment agreements or understandings with such officers. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointment to such office.

     4.5 Chairperson of the Board. The Chairperson of the Board shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

     4.6 President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairperson of the Board, and if the Corporation does not have a Chief Executive Officer, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation. She or he shall preside at all meetings of the shareholders and, in the absence of the Chairperson of the Board, at all meetings of the Board of Directors.

     4.7 Vice President. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

     4.8 Secretary. The Secretary shall record, or cause to be recorded, actions taken at meetings of shareholders and Directors and committees in a book of written minutes to be kept at the principal executive office and such other places as the Board of Directors may order, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' and committee meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent, a record of its shareholders, giving the names and addresses of shareholders, the number and class of shares held by each, and the number and date of cancellation of every certificate surrendered for cancellation. The aforementioned information may be maintained either in written form or in any other form capable of being converted into written form, including without limitation, punch cards, magnetic tape or any other information storage device related to electronic data processing equipment, provided that such card, tape or other equipment is capable of reproducing the information in written form.

     Unless another officer is designated by the Board of Directors or these Bylaws, the Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these Bylaws or the California General Corporation Law to be given, shall keep the Seal of the Corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws. If for any reason the Secretary shall fail to give notice of any special meeting of the Board of Directors called by one or more of the persons identified in paragraph 3.9, or if she or he shall fail to give notice of any special meeting of the shareholders called by one or more of the persons identified in paragraph 2.3, then any such person or persons may give notice of any such special meeting.

     If there is no Vice President, then in the absence or disability of the President, the Secretary shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions on, the President.

     4.9 Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the properties and business transactions of the Corporation. The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. She or he shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chairperson of the Board, the President and Board of Directors, whenever any of them request it, an account of all financial transactions of the Corporation and of the financial condition of the Corporation and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.


                                    SECTION V

                                  Miscellaneous

     5.1 Record Date and Closing Stock Books. The Board of Directors may fix, in advance, a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive any dividend or distribution, or any allotment of rights or entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall be not more than 60 days nor less than 10 days prior to the date of the meeting nor more than 60 days prior to the event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise any rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, should be the day on which the first written consent is given. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such action, whichever is later.

     5.2 Share Certificates. Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairperson of the Board, or vice Chairperson of the Board, or the President or Vice President and by the Chief Financial Officer, or an Assistant Treasurer, or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. The foregoing notwithstanding, in the event that the corporation is an issuer of securities registered under the Securities and Exchange Act of 1934 or which is registered under the Investment Company Act of 1940, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution of the statements required to be placed upon the certificates pursuant to Sections 417 and 418 of the California General Corporation Law, which system has been approved by the Commissioner of Corporations or the Securities and Exchange commission or which is authorized by any statute of the United States.

     5.3 Inspection of Corporate Records. Any shareholder or shareholders holding in the aggregate at least five percent (5%) of the outstanding voting shares of the Corporation or who hold at least one percent (1%) of such voting shares and have filed Schedule 14B with the Securities and Exchange Commission, shall have an absolute right to do either or both of the following: (1) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours upon five business days, prior written demand upon the Corporation; or (2) obtain from the transfer agent for the Corporation upon five (5) days' prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses who are entitled to vote for the election of Directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of the date specified by the shareholders subsequent to the date of demand. The Corporation shall have the responsibility to cause its transfer agent to comply with such demand. The record of shareholders shall also be open to inspection and copying by any shareholder or holders of a voting trust certificate at any time during usual business hours upon written demand on the Corporation for a purpose reasonably related to such holders' interests as a shareholder or holder of a voting trust certificate. The accounting books and records and minutes of proceedings of the shareholders, the Board of Directors and committees of the Board of Directors shall be open to inspection upon the written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to such holder's interest as a shareholder or as a holder of such voting trust certificate. This right of inspection shall extend to the records of each subsidiary of the Corporation. The right of inspection includes the right to copy and make extracts. Any inspection and copying under this section may be made in person or by an agent or attorney.

     5.4 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of, or payable to, the Corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

     5.5 Annual Report. So long as this Corporation has less than 100 holders of record of its shares, in the manner determined by Section 605 of the California General Corporation Law, the annual report to shareholders referred to in
Section 1501(a) of the California General Corporation Law is dispensed with. The Board of Directors may cause annual or other periodic reports to be sent to the shareholders in any form that it considers appropriate. 5.6 Contract, Etc., How Executed. The Board of Directors, except as these Bylaws otherwise provide, may authorize any officer or officer's agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; but, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

     5.7 Representation of Shares of Other Corporations. The Chairperson of the Board, or the President or any Vice President, and the Secretary, or the Assistant Secretary, of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

     5.8 Accounting Period. The accounting period of the Corporation shall be the twelve-month period beginning on January 1 of each year and ending on December 31 of the same year.

     5.9 Indemnification of Directors, Officers, Employees and Other Agents. (a) Agents, Proceedings, and Expenses. For the purposes of this section, "agent" means any person who is or was a director, officer, attorney, agent or employee of this Corporation, or is or was serving at the request of this Corporation as a director, officer, attorney, agent or employee of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, attorney, agent or employee of a domestic corporation which was a predecessor corporation of this Corporation or of another enterprise at the request of such. predecessor Corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under (a) or (e) of this section.

     (b) Actions Other than by the Corporation. This Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of this Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     (c) Actions by or in the right of the Corporation. This Corporation shall indemnify' any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of this Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of this Corporation and its shareholders. No indemnification shall be made under (c) of this section for any of the following:

     i. In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to this Corporation in the performance of such person's duty to the Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; or

     ii. Of amounts paid in settling or otherwise disposing of a pending action without a court approval; or

     iii. of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     (d) Successful Defense by Agent. To the extent that any agent of this Corporation has been successful on the merits in defense of any proceeding referred to in (b) or (c) above or in defense of any claim, issue or matter herein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

     (e) Required Approval. Except as provided in (d) above, any indemnification under this section shall be made by this Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in (b) or (c) above, by any of the following:

     i. A majority vote of a quorum consisting of directors who are not parties to such proceeding;

     ii. If such a quorum of directors is not obtainable, by independent legal counsel in written opinion;

     iii. Approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon. For the purposes of this subsection, "approval of the shareholders" means approved or ratified by the affirmative vote of a majority of the shares of this Corporation represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively shall also constitute at least a majority of the required quorum) or by the written consent signed by the holders of a majority of the outstanding shares entitled to vote, which written consent shall be procedurally procured in the manner provided by law; or

     iv. The court in which the proceeding is or was pending upon application made by this Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by this Corporation.

     (f) Advance of Expenses. Expenses incurred in defending any proceeding shall be advanced by this Corporation prior to the final disposition of the proceedings on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this section.

     (g) Other Rights Authorized. The indemnification provided by this section shall not be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders, or vote of disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Articles of Incorporation of this Corporation. The right to indemnify hereunder shall continued as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which any director, officer, attorney, agent and employee of this Corporation or any subsidiary hereof may be entitled by contract, written agreement or under these bylaws.

     (h) Limitations. No indemnification or advance shall be made under this section, except as provided in (d) or (e)(iii), in any circumstances where it appears:

     i. That it would be inconsistent with a provision of the articles or bylaws, a resolution of the shareholders of an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

     ii. That it would be inconsistent with any condition expressly imposed by the court in approval a settlement.

     (i) Insurance. Upon and in the event of a determination by the Board of Directors of this Corporation to purchase such insurance, this Corporation may purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not this Corporation would have the power to indemnify the agent against that liability under the provisions of this section.

     (j) Fiduciaries of Corporate Employee Benefit Plan. This section does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the Corporation as defined in (a) of this section. Nothing contained in this section shall limit any right to indemnification to which such a trustee, investment manager or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law.

     (k) Authorization for Contract. The Board of Directors may authorize the Corporation to enter into agreements, including any amendments or modifications thereto, with any of its directors, officers or other persons described in (a) of this section providing for indemnification of such persons to the maximum extent permitted under applicable law or the Corporation's Articles of Incorporation and Bylaws. SECTION VI

                                   Amendments

     6.1 Shareholders. New Bylaws may be adopted, or these Bylaws may be amended or repealed, by the affirmative vote of a majority of the shares entitled to vote represented at a meeting duly held at which a quorum is present or by the written consent of shareholders as provided in paragraph 2.101 of these Bylaws.

     6.2 Power of Directors. Subject to the right of shareholders as provided in paragraph 6.1 of these Bylaws, Bylaws other than a bylaw or amendment thereof changing the authorized number of Directors may be adopted, amended or repealed by the Board of Directors.

                          SOLAR ENERGY RESEARCH CORP.
                       REGISTRATION STATEMENT ON FORM S-4


                                    EXHIBIT 5

                       OPINION RE: LEGALITY OF SECURITIES



                                                  August 1, 1996




Solar Energy Research Corp.
10075 E. County Line Road
Longmont, CO  80501

          Re:  Solar Energy Research Corp. Registration Statement on Form S-4

Gentlemen:


     We have represented Solar Energy Research Corp., a Colorado corporation ("SERC"), and Solar Energy Research Corp. of California, a California corporation and wholly owned subsidiary of SERC ("SERC California"), in connection with the filing by SERC of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission relating to the issuance by SERC California, after giving effect to the proposed redomiciliation of SERC as a California corporation through a merger of SERC with and into SERC California, of (i) 4,453,455 shares of common stock and 112,750 shares of Series A Preferred Stock to the holders of the common stock and Series A Preferred Stock of Telegen Corporation, a California corporation ("Telegen"), in connection with the acquisition of Telegen by SERC pursuant to the Plan and Agreement of Reorganization by and among SERC, Telegen and Telegen Acquisition Corporation, a California corporation and wholly owned subsidiary of SERC, dated November 16, 1995, as amended on January 18, 1996, April 9, 1996 and on July 10, 1996 (as amended, the "Acquisition Agreement"), (ii) 915,221 shares of common stock upon the exercise of options and warrants to be issued pursuant to the Acquisition Agreement and (iii) 225,500 shares of common stock upon the conversion of the 112,750 shares of Series A Preferred Stock to be issued pursuant to the Acquisition Agreement. In connection with the foregoing transaction, you have requested the opinion of this firm hereinafter set forth.


     In rendering this opinion, we have reviewed the Acquisition Agreement, examined originals or copies certified to our satisfaction of all corporate records of SERC and SERC California and examined such other agreements and documents relating to SERC and SERC California and certificates of officers of SERC and SERC California and matters of law that we have deemed necessary as a basis for the opinions hereafter expressed. Further, we have assumed the genuineness of all signatures of documents not signed in our presence and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as certified copies. Capitalized terms used but not defined herein shall have the meanings given them in the Acquisition Agreement.

     Based upon the foregoing, we are of the opinion that:


     (i) SERC California is authorized to issue the 4,453,455 shares of common stock and 112,750 shares of Series A Preferred Stock being registered by the Registration Statement, and that such securities will be, when issued pursuant to the terms of the Acquisition Agreement and the Registration Statement, validly issued and outstanding, fully paid and nonassessable;

     (ii) SERC California is authorized to issue the 915,221 shares of common stock being registered by the Registration Statement, which shares are to be issued upon the exercise of the options and warrants to be issued pursuant to the Acquisition Agreement and the Registration Statement and, assuming (a) the shares of common stock so issuable upon the exercise of the options and warrants will be validly authorized on the dates of exercise, (b) there remain sufficient, authorized but unissued shares of common stock available for issuance, (c) on the dates of exercise, the options and warrants will have been duly executed, authenticated, issued, and delivered, the options and warrants will constitute the legal, valid, and binding obligations of SERC California, and the options and warrants will (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) be enforceable as to SERC California in accordance with their terms, (d) no change occurs in the applicable law or the pertinent facts, (e) the pertinent provisions of such "blue sky," securities, and other laws as may be pertinent have been complied with and (f) the options and warrants are exercised in accordance with their terms, the shares of common stock so issuable will be, when issued, validly issued and outstanding, fully paid, and nonassessable; and

     (iii) SERC California is authorized to issue the 225,500 shares of common stock being registered by the Registration Statement, which shares are to be issued upon the conversion of the 112,750 shares of Series A Preferred Stock to be issued pursuant to the Acquisition Agreement and the Registration Statement and, assuming (a) the shares of common stock so issuable upon the conversion of the shares of Series A Preferred Stock will be validly authorized on the dates of conversion, (b) there remain sufficient, authorized but unissued shares of common stock available for issuance, (c) on the dates of conversion, the shares of Series A Preferred Stock are validly authorized, validly issued, fully paid, and nonassessable, (d) no change occurs in the applicable law or the pertinent facts, (e) the pertinent provisions of such "blue sky," securities, and other laws as may be pertinent have been complied with and (f) the shares of Series A Preferred Stock are converted in accordance with the terms of the Articles of Incorporation of SERC California and any other applicable documents governing the rights and preferences of the shares of Series A Preferred Stock, the shares of common stock so issuable will be, when issued, validly issued and outstanding, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-4 and the reference to this firm under the caption "Legal Matters" in the Prospectus contained in Registration Statement.

                                             Very truly yours,


                                             COHEN BRAME & SMITH
                                             PROFESSIONAL CORPORATION

                          SOLAR ENERGY RESEARCH CORP.

                      REGISTRATION STATEMENT ON FORM S-4

Exhibit 10 - Material Contracts * Confidential  treatment of portions of certain contracts has been requested.



Material  Contracts of Solar Energy  Research Corp:
    None

Material Contracts of Telegen Corporation:



               INDEX TO MATERIAL CONTRACTS OF TELEGEN CORPORATION


     1. Service Agreement between MCI Telecommunications Corporation and Telegen Corporation. * Confidential treatment of certain portions of this contract requested.

     2. Agreement among Telegen Corporation Telegen Display Laboratories, Inc., Transtech Electronics Pte., Ltd. and IPC Corporation, Ltd. dated as of May 30, 1996. * Confidential treatment of certain portions of this contract has been requested.

     3. Manufacturing License Agreement among Telegen Corporation, Telegen Display Laboratories, Inc., Transtech Electronics Pte., Ltd. and IPC Corporation, Ltd., dated May 30, 1996. * Confidential treatment of certain portions of this contract has been requested.


     4. Agreement between Telegen Display Laboratories, Inc. and Prescient, Inc., dated as of June __, 1996.


     5. Lease Agreement between Metropolitan Life Insurance Company and Telegen Corporation.

MCI CONFIDENTIAL * Confidential treatment of portions of this contract indicated by asterisks enclosed in brackets has been requested.

MCI CONFIDENTIAL
MASTER SERVICES AGREEMENT

     This Services Agreement (the "Agreement") together with any Exhibits referenced herein and attached hereto is between MCI TELECOMMUNICATIONS CORPORATION ("MCI") having a place of business at Three Ravinia Drive, Atlanta, Georgia 30346 and TELEGEN CORPORATION ("Telegen") having a place of business at 353 Vintage Park Drive, Suite H, Foster City, California 94404.

     WHEREAS, Telegen desires to distribute equipment and sell certain Services (as defined below), in accordance with the terms and conditions contained in this Agreement; and

     WHEREAS, MCI desires to procure services and equipment from Telegen and to have Telegen provide such Services to MCI Customers on MCI's behalf, in accordance with the terms and conditions contained in this Agreement;

     NOW, THEREFORE, for the mutual considerations stated herein, the Parties agree as follows:

ARTICLE 1 - DEFINITIONS

     As used throughout this Agreement, the following shall have the meanings set forth below unless otherwise indicated:

     (a) The term "Accessories" refers to related hardware, users' manuals, , power supplies, , , and all other parts, materials, and supplies necessary for the installation and functioning of the Equipment as listed in Exhibit 3 attached hereto.

     (b) The term "Adapters" refers to other wiring devices necessary to interface the Equipment with the Customer Premises Equipment( and listed in Exhibit 3 attached hereto) or with the equipment of the Local Exchange Carriers' central offices.

     (c) The term "Affiliate" of a named party means a corporation, partnership, joint venture or other entity controlling, controlled by or under common control with such party.

     (d) The term "Agreement" includes the terms and conditions of all sections contained herein, all Exhibits attached hereto, the Statement of Work (as defined hereinbelow), and any other documents made a part of this Agreement or incorporated by reference, including any written amendments to the foregoing which have been mutually agreed upon and signed by the authorized representatives of the Parties.

     (e) The term "Business Day" shall mean any day of the week excluding Saturday and Sunday and excluding holidays observed by the United States government.

     (f) The term "Customer" refers to MCI's Customer to whom the Services hereunder will be provided by Telegen on behalf of MCI.

     (g) The term "Customer Premises Equipment" refers to all Customer owned telephone equipment on Site.

     (h) The term "Database" refers to the computerized collection of data containing information provided on the Distribution Order.

     (i) The term "Degraded Condition" shall mean quality impairments to the Customer's telephone service. including clicking, cross-talk, static, etc. and/or, elongated connect times, due to the failure of Equipment or Equipment Programming.

     (j) The term "Distribution Order" for purposes of this Agreement shall mean MCI's order for Distribution Services and shall specify the name of the Customer at whose Site the equipment will be delivered, the requested delivery date, number of units of Equipment to be shipped, Customer information, and all other information required in the Work Order as defined below.

     (k) The term "Distribution Service Cycle" means all stages of the Distribution Service to be performed by Telegen including Staging, inventory control, and all other services necessary for the performance of Distribution Services.

     (l) The term "Distribution Services" shall mean Telegen's performance of the Distribution Services Cycle such that the Equipment switches the Customer's IntraLATA long distance traffic to the MCI network. Distribution Services shall be delivered as contemplated herein. The Parties shall on an ongoing basis develop and agree on procedures for the delivery of Distribution Services during the course of this Agreement.

     (m) The term "Documentation" means Customer lists, Work Orders (as defined below), procedures, checklists, instructions, marketing materials, and all other materials provided by MCI to Telegen either electronically or in hard copy under this Agreement. MCI is and shall remain the owner of such Documentation.

     (n) The term "Effective Date" is the date specified on the signature page of this Agreement.

     (o) The term "Equipment" which Telegen distributes for purposes of this Agreement shall refer to the automatic dialing devices mutually agreed upon by the Parties and used to switch an MCI Customer's IntraLATA long distance traffic to MCI's network and perform other functions as contemplated herein, but does not include Adapters.

     (p) The term "Equipment Programming", shall mean the process of defining and configuring the automatic dialing device's memory with dialing sequences, out-pulsing digits and related parameters in accordance with the Equipment Software specifications for the purpose of switching Customer's intraLATA long distance traffic to MCI's network, as specified by the engineering specifications submitted to and approved by Network MCI Developers Lab and attached hereto as Exhibit 8.

     (q) The term "Equipment Software" is defined as the coding which controls the operation of the Equipment. Telegen is and shall remain the owner of the Equipment Software.

     (r) The term "Installation Order" for purposes of this Agreement shall mean MCI's order for Installation Services and shall specify the name of the Customer at whose Site the Equipment will be delivered, the requested delivery date, number of units of Equipment to be shipped, Customer information, and all other information required in the Work Order as defined below.

     (s) The term "Installation Service Cycle" means all stages of the Installation Service to be performed by Telegen including Staging, inventory control, customer service, remote programming and all other services necessary for the performance of Installation Services.

     (t) The term "Installation Services" shall mean a third party's, performance of installation at Customer's site when MCI requests such services on a Time and Materials basis. Installation services shall also mean the physical installation of the equipment at the Customer's site, including but not limited to, wiring, modular connection to the Customer's Equipment, installation of wiring adapter and power supplies, and the installation of any other equipment required to switch the Customer's traffic to MCI.

     (u) The term "MCI" means MCI Telecommunications Corporation and its Affiliates (as defined above), its employees, directors, officers, subsidiaries, successors, designees, agents and assigns existing now or created in the future.

     (v) The term "Minimum Amount" shall mean MCI's obligation to purchase six thousand (6,000) units of Equipment provided the Agreement is terminated by MCI in accordance with Article 16, "Termination of Agreement" during the Initial Term.


     (v.1) The term "out-of box failure" shall mean the failure of the Equipment to perform its functions as specified by the engineering specifications submitted to and approved by Network MCI Developers Lab and attached hereto as
Exhibit 8, effectively after having been properly installed on Customer premises equipment for which it was designed to be installed. This term shall not include failures due to damage, loss, misuse or abuse sustained by the Equipment after its delivery to the Customer.

     (w) The term "Party", in its singular or plural form, refers to either MCI or Telegen or both, as dictated by the use.

     (x) The term "Period" is defined as the first day of a particular month and ending on the last day of such month during the Term of this Agreement.

     (y) The term "Price List" refers to the list of prices attached to this Agreement as Exhibit 2, incorporated herein.

     (z) The term "Services" is the subject matter of this Agreement and refers to Telegen's services, as more particularly described in this Agreement and the attached Statement of Work.

     (aa) The term "Service Interruption" shall mean the Customer's inability to place local, long distance or international calls, experience disconnects of telephone service, inaudible telephone calls, facsimile, or modem problems, or inability to perform telephone functions, as tested and reported on in the Network MCI Lab Evaluation Report attached hereto as Exhibit 9, due to the failure of Equipment or Equipment Programming.

     (bb) The term "Site" is defined as the Customer location where the Equipment is to be installed.

     (cc) The term "Software" applies to the Work Order tracking system software supplied by MCI in connection with Distribution Services, as well as new versions, new releases, updates, and modifications of the Software made by MCI. MCI is and shall remain the owner of such Software.

     (dd) The term "Staging" shall mean Telegen's responsibility to receive, warehouse ship, and deliver the Equipment to the Customer Site, as more specifically provided in Article 6.1.

     (ee) The term "Status Changes" refers to the movement of the Installation Orders through the Installation Service Cycle.

     (ff)  The  term  "Telegen"  means  Telegen   Corporation,   its  employees,
directors, officers, subsidiaries, agents, Affiliates (as defined above), successors, designees, and assigns existing now or created in the future.

     (gg) The term "Telegen Personnel" will mean any and all Telegen employees, agents, servants, and subcontractors supplied hereunder on either a permanent or temporary basis by Telegen to perform Services for MCI and in no event or for any purpose will these persons be considered employees of or be entitled to benefits from MCI.

     (hh) The term "Work Order" or "Order" means a written or electronic requirement by MCI for Services to be performed by Telegen under this Agreement and will be in the form of an Order for Distribution Services. Each order shall be implemented as a separate agreement and substantially in the form attached hereto as Exhibit 4.

ARTICLE 2 - TERM OF AGREEMENT AND SCOPE OF WORK

     The Initial Term of this Agreement shall commence on the Effective Date and shall remain in full force and effect until one year from the Effective Date (the "Initial Term"). MCI has the option, exercisable in its sole discretion, to extend the term of this Agreement for up to two (2) successive one (1) year periods (the "Renewal Term"), by giving Telegen written notice of its election to extend this Agreement at least sixty (60) days before its then current expiration date. The Initial One (1) Year Term of this Agreement, plus the Renewal Term, shall be the "Term" of this Agreement. MCI will be deemed to have elected not to extend this Agreement beyond the Initial or Renewal Term if it does not give timely notice of its election to extend. Notwithstanding an election by MCI to extend the term of this Agreement, MCI may exercise its termination rights pursuant to Article 16, "Termination of Agreement" upon ninety (90) days written notice.

ARTICLE 3 - SCOPE OF WORK

     Telegen will distribute the Equipment or sell certain Services all as more particularly set forth in Article 6 and Exhibit 1 attached hereto. MCI agrees to purchase the Minimum Amount during the Initial Term of this Agreement at the price set forth in Telegen's proposal for services to MCI, with such proposal being attached hereto as Exhibit 7 and incorporated herein by this reference. The Parties understand that said price is the price for the Minimum Amount to be purchased hereunder and that the price for future purchases of Equipment by MCI pursuant to this Agreement shall be at the price agreed upon by the Parties hereto at such time.

ARTICLE 4 - PAYMENT AND CREDITS

     (a) Telegen will invoice MCI every 30 days for all Services performed hereunder. With the exception of disputed invoices, MCI shall pay Telegen all undisputed charges within thirty (30) days of the date of the invoice. Unless specified otherwise, the prices set forth in the Price List, Exhibit 2, are inclusive of the Equipment, Accessories and Services.

     (b) Telegen shall submit all original invoices to the MCI Program Manager as directed by MCI. Any disputed charges will be handled in accordance with
Article 11.

     (c) MCI shall receive a 2% discount for all invoices paid within ten (10) days of the date of the invoice delivered to MCI.

     (d) MCI shall have no responsibility for reporting and payment obligations with respect to Telegen Personnel including but not limited to compensation, FICA, income tax and unemployment compensation, withholdings or other employer-related obligations.

     (e) Telegen shall credit MCI for all Equipment returned to Telegen pursuant to Article 6.5 below.

ARTICLE 5 - WORK ORDER

     (a) Telegen shall perform the Services specified in an individually issued Work Order arising under this Agreement.

     (b) Orders issued under this Agreement which require the delivery of Services to extend beyond the expiration of the Term of the Agreement shall remain in full force and effect through the performance period stated in the Work Order. Any renewal of such Work Order shall be under the terms and conditions in effect on the effective date of the renewal. This condition and MCI's payment obligation for the payment of Services performed pursuant to this Article shall survive the termination of this Agreement.

     (c) Telegen shall update the Work Order tracking system to reflect Work Order status in the Distribution Cycle on a daily basis.

ARTICLE 6 - DISTRIBUTION SERVICES

6.1 Staging.

     Telegen will warehouse and deliver the Equipment to MCI Customers. This Service will consist of the following functions:

     (a) Warehouse the Equipment;

     (b  Package  the  Equipment  and   Accessories  in  accordance  with  MCI's
instructions including the insertion of MCI fulfillment materials as mutually agreed upon by the Parties;

     (c) Arrange for proper tracking of shipments by shipping entities in the event a shipment does not reach its destination within the allotted delivery time as set forth in this agreement;

     (d) Ship the Equipment, Accessories, and Adapters (as identified in the Work Order) within the timeframe provided in the Statement of Work, Exhibit 1. Prior to the shipment, Telegen agrees to notify MCI of the shipment time and the estimated time of arrival by updating the Work Order Tracking System/Database. Telegen will ship the Equipment, Accessories, and necessary Adapters in accordance with MCI's instructions as provided in the Work Order;

     (e) Perform the function of Equipment Programming remotely when contacted by the Customer including loading the Databases and configuring Equipment Software;

     (f) MCI shall request the Distribution Services by Work Order submitted in writing or electronically. Telegen shall perform the Distribution Services as requested in the Distribution Order and as set forth in the Statement of Work. Timely performance as outlined herein of Distribution Services is of the essence of this Agreement; therefore, failure to timely perform ordered Distribution Services under this Agreement, including the Statement Of Work as provided in
Exhibit 1, shall constitute a breach of this Agreement. MCI recognizes that Telegen is not responsible for delays due to the United States Postal Services or any other shipping entities not affiliated with Telegen;

     (g) Ship an alternate unit within 5 business days of the original estimated date of arrival if the Customer has not received the equipment by such time. Telegen shall be responsible for the cost of non-delivered overnight shipping (if applicable); and

     (i) Provide a shorter Distribution Cycle for all expedited orders.

6.2 - Installation Services

     (a) If the customer Requires on-site installation, MCI shall order such services from third parties.

     (b) Telegen shall, after a second attempt of remote installation support or as requested by MCI, allow on-site installation from a third party who shall be designated by MCI. Telegen shall work in cooperation with the third party vendor to complete the installation and programming of the Equipment within the parameters set forth in this Agreement.

6.3 - Shipping

     For all distribution services, Telegen agrees to utilize standard shipping via a recognized international common carrier (e.g. UPS or equivalent) which shall be paid by Telegen. MCI shall pay for the shipping services of all expedites requested by MCI per the price schedule in Exhibit 2 attached hereto.

6.4 - Inventory Control.

     Telegen  shall  maintain  accurate  inventory   reporting   containing  the
following information Equipment serial number(s), weigh bill number, shipping time/date, and estimated time of arrival.

6.5 - Out-of-Box Failures.

     Telegen agrees to ship the Equipment to Site's via overnight mail with next day delivery in order to support out-of-box failures. Under these circumstances Telegen will provide return instructions and labels. Telegen will be financially responsible for the costs of all such returned shipment(s) by Customer(s).

* Confidential treatment of the portions of this page indicated by asterisks enclosed in brackets has been requested.


ARTICLE 7 - SPECIAL INSTALLATION PROGRAMMING REQUESTS.

     Upon the election of MCI, Telegen shall perform the following Special Installation Programming requests for MCI Customers:


     [*****]
     [*****]
     [*****]
     [*****]
     [*****]
     [*****]


ARTICLE 8 - MAINTENANCE SERVICES.

     (a) Telegen shall perform Maintenance Services for the Term of this Agreement for all Customer Equipment installed either under this Agreement by Telegen, the Customer, or any third parties. Telegen shall perform such Maintenance Services as set forth in the attached Statement of Work and in accordance with the Orders. Timely performance of the Maintenance Services is of the essence of this Agreement; therefore, failure to timely perform ordered Maintenance Services under this Agreement, including the Statement of Work, shall constitute a breach of this Agreement. Said maintenance services shall be invoiced by Telegen at the prices set forth in Exhibit 2, and shall be paid by MCI.

     (b) MCI shall notify Telegen by telephone or electronically of each request for Maintenance Services of the Equipment. Unless otherwise mutually agreed upon by the Parties, Telegen shall be available for emergencies at all times twenty-four hours a day, seven days a week 365 days a year

     (c) If the Customer incorrectly programs such Equipment, Telegen must attempt to correct the problem remotely. If Telegen, after their best effort to do so, is unable to solve the problem remotely and a third party vendor's on-site assistance is required, Telegen shall refer the applicable maintenance order to MCI for resolution. MCI must be notified of all such actions initiated by the Customer to Telegen for services rendered under this Agreement.

ARTICLE 9 - CUSTOMER COMPLAINTS

9.1 - Response.

     Telegen agrees to respond to all Installation or Maintenance Service complaints received from MCI Customers, MCI's Third Party Vendor or MCI. MCI agrees to provide Telegen with written notice of such complaints and supporting documentation. Telegen has fifteen (15) Business Days from the receipt of any complaint to investigate the complaint and provide MCI with a written response and corrective plan, if needed. Any unresolved dispute after the fifteen (15) Business Day resolution period will be handled in accordance with Article 10.

9.2 - Refunds.

     In the event that MCI loses a Customer due to a failure by Telegen to deliver Services, as MCI's remedy, Telegen agrees to refund to MCI amounts paid by MCI to Telegen for any Services not so delivered.

ARTICLE 10 - RELATED SERVICES, ACCESSORIES AND EQUIPMENT

10.1 - Database.

     MCI shall provide Telegen access to the Database that contains Work Order information. Telegen is not granted title or ownership rights to the Database; such rights shall remain solely with MCI. The Database and each item of information included in the Database, as it now or hereafter exists, are MCI's confidential and proprietary information, and as such are subject to the terms and conditions of the Non-Disclosure Agreement, attached hereto as Exhibit 6, and entered into by MCI and Telegen concurrently with this Agreement. MCI shall update the Database as Work Orders are received. Telegen shall:

     (a) utilize the Database solely in conjunction with the Services for which it is supplied, unless otherwise agreed in writing by MCI;

     (b) not duplicate, copy or modify the Database, in whole or in part, except solely for Status Changes, unless otherwise agreed to by the Parties;

     (c) update the Database for Status Changes; and

     (d) forthwith return to MCI the Database and/or software, documentation and all replacements, updates, or modifications to the Database upon termination of the Agreement pursuant to Articles 16 and 17.

* Confidential treatment of the portions of this page indicated by asterisks enclosed in brackets has been requested.


10.2 - Distributed Database/Remote Access

     Initially, Telegen will program all Equipment to dial the 10222 access number and configure the Equipment to meet the Customer's telephone equipment configuration and Equipment function preferences as specified in the engineering specifications submitted to and approved by Network MCI Developers Lab (see
Exhibit 8). Further, Telegen will program all applicable Equipment to recognize answer supervision and progression tones from the MCI Network and to subsequently outpulse the appropriate customer authorization code provided by MCI. Telegen will also program into the Equipment the passcodes and identifier numbers; i.e., serial numbers, needed for remote access by Telegen. Finally, Telegen agrees to remotely access the Equipment, with the Customer on the line, upon request of MCI in order to change Customer specifications, disable units of Equipment, verify, test and/or correct the operation of the Equipment. Additionally, Telegen will instruct each unit of the Equipment to call into Telegen's Customer Service Department automatically on schedules set and paid for by MCI (as outlined in Exhibit 2) in order to obtain appropriate new routing instructions in an affected geographic area during the permissive dialing period (prior to the mandatory dialing period) to update the Equipment software for routing changes affected by NPA splits, new NNXes or other dialing plan changes.

10.3 - Accessories.

     10.3.1 - Telegen shall supply the Accessories and Adapters necessary for the proper installation and functioning of the Equipment at prices and on terms outlined in Exhibit 2. Telegen will provide only new Accessories. The warranty applicable to Accessories shall be the Telegen's warranty for such Accessories as provided in the Accessory List, attached hereto as Exhibit 3, and will be passed through to MCI and its Customers. MCI has approved by the execution hereof the selection of all Accessories listed in Exhibit 3 to be used by Telegen. Upon the delivery of the Accessories to the Customer Site and receipted by the Customer therefor, Customer shall take title to such Accessories.

10.4 - Equipment.

     10.4.1 - Telegen will provide the necessary Equipment to the Customer for Distribution Services and will retain title to such Equipment until the Equipment is delivered; at which time title shall pass to the Customer. Telegen bears the risk of loss for the Equipment through the completion date of the Distribution Order until the Equipment is delivered at the Customer Site.
Telegen agrees to properly store the Equipment in a conveniently located facility and adequately insure such Equipment, in accordance with Article 19, throughout the Distribution Service Cycle.

     10.4.2  -  Telegen  shall  convey  good  title,  free  from  any  claim  or
encumbrance,   to  MCI's  Customers  for  all  Equipment  delivered  under  this
Agreement.

     10.4.3 - Telegen and MCI agree that the Equipment types must be mutually agreed upon by both parties.


     10.4.4 - MCI agrees to provide Telegen with a monthly Equipment forecast outlining its expected Equipment delivery requirements for the forward six months, [*****]. Both parties recognize that the Equipment forecast is subject to changing market conditions and will need to be reevaluated based upon actual monthly performance. Telegen agrees to use its best efforts to adjust and maintain their inventories to meet market demand in the timeframes specified in the Statement of Work.


     10.4.5 - All Equipment shall be packaged by Telegen in an attractive format that is also designed to protect the Equipment and minimize damage during shipping.

10.5 - Centralized Support.

     Unless otherwise stated in this Agreement, Telegen will have a service support group available to answer questions regarding service and technical information, provide emergency shipment of replacement dialers and coordinate all Services. Telegen Personnel will be available via telephone during normal business hours (8:00 a.m. to 10:00 p.m. Monday through Friday, eastern time).

ARTICLE 11 - DISPUTE RESOLUTION

     (a) Any claim, controversy or dispute arising out of or under this Agreement including disputed invoices, Installation or Maintenance Services, or Personnel (the "Dispute") will, prior to any other action being taken, first be brought to the attention of the MCI and Telegen Program Managers for resolution. These individuals will, within five (5) Business Days, or such other time period agreed to by the parties, resolve the claim, controversy or dispute and reduce their decision to writing to become a part of the respective program records of each party.

     Should the above designated representatives be unable to reach agreement within the time allotted, each Party shall reduce the issues to writing, including a settlement of the Dispute being sought, and both of these written settlements shall be provided to the next executive level of each Party for resolution. These individuals will, within five (5) Business Days or such other time period agreed to by the parties, resolve the dispute, reduce their decision to writing and provide their decision to each of the MCI and Telegen Program Managers.

     Should the above designated representatives be unable to reach agreement within the time allotted, each Party shall reduce the issues to writing, including a settlement of the Dispute being sought, and both of these written settlements shall be provided to the Parties Corporate Officers (or designated replacement) for resolution. These individuals will, within ten (10) Business Days or such other time period agreed to by the Parties, resolve the dispute, reduce their decision to writing and provide the decision to each of the MCI and Telegen Program Managers.

     (b) If the Parties continue to be unable to resolve the Dispute, then the Dispute shall be exclusively resolved pursuant to binding arbitration in accordance with the American Arbitration Association Rules and Procedures, as amended by this Agreement. The arbitration shall be conducted in the State of Georgia. The arbitrator shall determine declaratory and compensatory relief as permitted by the terms of this Agreement and shall award reasonable attorney's fees and costs to the prevailing party. The decision of the arbitrator shall be final and shall be entitled to enforcement in any court of competent jurisdiction. The arbitrator shall not be authorized to award damages of a type or in any amount not expressly authorized under this Agreement. This provision shall not be construed to prohibit either party from seeking preliminary or permanent injunctive relief in any court of competent jurisdiction. The time allowed for resolution under this Article, including the time for arbitration, is in addition to the time allowed to cure under the Article of this Agreement entitled "Termination for Default".

ARTICLE 12 - EXCUSABLE DELAY

     (a) If the performance of this Agreement or a specific Order, or of any obligation hereunder, is prevented, restricted or interfered with by reason of:

                    (i)  acts of God;

                    (ii) wars,  revolution,  civil  commotion,  acts  of  public enemies, blockage or embargo;

                    (iii) acts of Government in its sovereign capacity;

                    (iv) labor  difficulties,   including,  without  limitation,
                         strikes, slowdowns, picketing or boycotts; or

     The Party affected, upon giving prompt notice to the other Party, but in no event to exceed more than five (5) days for conditions (i) through (iv) above, after either Party learning of such event or after the time when such Party should have known of event, shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction, or interference (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis to the extent such Party's obligations related to the performance so prevented, restricted or interfered with); provided, however, that the Party so affected shall use its best efforts to avoid or remove such causes of non-performance and both Parties shall proceed whenever such causes are removed or ceased.

     (b) Any delay that will or does exceed thirty (30) days duration may, at the option of non-offending Party, be cause for termination. Such a termination shall be a Termination For Convenience and managed under the requirements of the applicable sections of this Agreement titled "Termination of Agreement", regardless of any restrictions to the contrary contained in the Agreement.

ARTICLE 13 - TELEGEN PERSONNEL

     (a) Telegen Personnel assigned by Telegen to perform Services must have the skills necessary to provide the types of Services described in this Agreement. Telegen will provide descriptions, resumes or statement of qualification, if requested by MCI. MCI's Program Manager may raise any suspected violations of Telegen policy by Telegen Personnel to the Telegen Program Manager, requesting resolution. The Telegen Program Manager will promptly resolve the issue with MCI's Program Manager which resolution may include, by mutual agreement of the Parties, removal of the individual(s) involved.

     (b) Telegen agrees and covenants that Telegen will be in compliance with the Immigration Reform and Control Act of 1986 and its implementing regulations ("IRCA") and Title VII of the Civil Rights Act of 1964, as amended, the Age Documentation Act of 1990 ("ADA") and all other applicable Federal, State and Local employment laws and regulations with respect to Telegen Personnel who provide Services to MCI under this Agreement.

     (c) In the event any Telegen Personnel working under this Agreement is determined to be working in violation of the IRCA, Telegen will immediately remove such individual from performing work or providing Services hereunder and replace such individual with one whose employment is in compliance with IRCA.

     (d) Telegen shall indemnify and hold harmless MCI from and against any and all liabilities, damages, losses, claims or expenses (including attorneys' fees) arising out of any breach by Telegen of this Article.

     (e)  Telegen   agrees  that  all  Telegen   Personnel  must  abide  by  the
confidentiality obligations set forth in this Agreement and in the attached Non-Disclosure Agreement, which is attached hereto as Exhibit 6.

     (f) Telegen agrees that, without prior approval of MCI, not more than five percent (5%) of Telegen Personnel will be subcontractors to Telegen.

ARTICLE 14 - CONFLICT OF INTEREST

     (a) MCI reserves the right to contract with other firms or individuals during the Term of this Agreement to provide or receive Services similar to those being performed under this Agreement.

     (c) Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any person or entity, other than the Parties and their respective successors and assigns permitted by this Agreement, any right, remedy or claim under or by reason of this Agreement.

ARTICLE 15 - WARRANTY

     (a) Warranty for Services.

     Telegen warrants that the Services furnished under this Agreement will be delivered in a workmanlike manner in accordance with this Agreement. In the event that any Services hereunder are not so delivered, Telegen will, upon notice from MCI, reperform such Services within the existing intervals for Services set forth in the Statement of Work, incorporated herein. In the event that Telegen is unable to successfully complete the Services as contemplated herein, Telegen will provide to MCI a credit equal to the amounts paid to Telegen by MCI for all charges related to any incomplete, non-conforming, or incorrectly performed Services.

     (b) Warranty for Equipment.

                For each unit of Equipment, Telegen warrants that it:

               (a)  is free from defects in materials and workmanship;

               (b) and conforms to the specifications and requirements as submitted to and approved by Network MCI Developers Lab and attached hereto as Exhibit 8 .

     The Equipment is warranted only to the original purchaser of the Equipment and is valid only with respect to purchasers within the United States of America, subject to the following conditions, should the Equipment prove defective by reason of improper workmanship or material during the period of one
(1) year from the date of original purchase, Telegen will repair or replace the Equipment, free of charge, at Telegen's option.

     This limited warranty does not apply to damage which occurs during shipment or (a) to any product damaged by accident, misuse, abuse, improper line voltage, lightning, fire, water, war (whether declared or not), civil disturbances, natural disasters or other acts of God, or (b) if the product is altered or repaired by anyone other than Telegen or an authorized Telegen service center.

     Except to the extent prohibited by applicable law, all implied warranties made by Telegen in connection with the product are limited in duration to a period of one (1) year from the date of original purchase, and no warranties whether express or implied, shall apply to the Equipment after said period.

     Should the Equipment prove defective in workmanship or material, the purchaser's sole remedies shall be such repair or replacement as is hereinabove provided. Under no circumstances shall Telegen be liable for any loss or damage, direct, consequential, or incidental, arising out of the use of or inability to use the Equipment.


ARTICLE 16 - TERMINATION OF AGREEMENT

     (a) Upon ninety (90) days written notice, MCI may terminate this Agreement, at any time for MCI's convenience

     (b) Upon thirty (30) days written notice, either Party may terminate this Agreement at any time during the Term of this Agreement if the other Party takes any of the actions listed in Article 28 of this Agreement titled "Bankruptcy".

     (c) In the event of termination of this Agreement under this Article, MCI shall be liable for payment only for Equipment and Services performed prior to the effective date of the termination notice plus and work in process costs incurred as of the Termination Date pursuant to the monthly rolling forecast provided for in Article 10.4.4 above. Telegen will use its best efforts to dispose of such work in process started in reliance on such forecasts; however, in no event shall Telegen's inability to dispose of said work in process release MCI from its liability under this section. MCI also agrees to pay the Minimum Amount plus the binding portion of the monthly rolling forecast of Equipment and Services if it terminates the Agreement under this Article. However, in no event shall MCI be liable for anticipated profits for Installation, Maintenance, or Distribution Services not performed.

     (d) In the event of termination under this Article, and regardless of any disputes which may exist between Telegen and MCI, all of MCI's property, including Equipment, Software, Databases, Documentation, or any and all other documents in the possession of Telegen and/or Telegen Personnel in any way pertaining to Telegen's Services for MCI, shall be delivered to MCI, with the exception of copies of documentation concerning a dispute.

     (e) Telegen shall complete performance of any Work Order(s) pending prior to the termination of the Agreement. This condition will survive termination or expiration of the Agreement. MCI shall have no obligation to Telegen with respect to such Work Order except as its payment obligations provided hereunder.

ARTICLE 17 - TERMINATION FOR DEFAULT

     (a) By written notice of default, either Party may terminate this Agreement, in whole or in part, in any one of the following circumstances:

               (i) If either Party fails materially to meet the requirements set forth in the Statement of Work, incorporated herein, in a Period or fails to perform any condition or requirement of this Agreement, and in either of these two circumstances does not cure within a period of thirty (30) days (or such longer period as the defaulted Party may authorize in writing) after receipt of notice from the defaulted Party specifying such failure; or

               (ii)If either Party  commits a material  breach of the  Agreement which is not remedied within thirty (30) days after receipt of notice from the other Party specifying such anticipatory breach.

     (b) In the event of default by Telegen under this Article, Telegen shall repay to MCI any payments made by MCI for Services not performed.

     (c) In the event of termination of this Agreement under this Article, MCI shall be liable for payment only for Services performed prior to the effective date of the termination notice. MCI also agrees to purchase and pay the Minimum plus the binding portion of the monthly rolling forecast amount to Telegen if it terminates the Agreement under this Article. However, in no event shall MCI be liable for anticipated profits for Installation, Maintenance or Distribution Services not performed.

     (d) In the event of termination under this Article, and regardless of any disputes which may exist between Telegen and MCI, all of MCI's property, including Equipment, Software, Databases, Documentation, or any and all other documents in the possession of Telegen and/or Telegen personnel in any way pertaining to Telegen's Services for MCI, shall be delivered to MCI, with the exception of copies of documentation concerning a dispute.


ARTICLE 18 - LIMITATION OF LIABILITY

     (This section to be left in with mutual application)ARTICLE 19 - INSURANCE

     (a) During the Term of this Agreement the following insurance shall be maintained by Telegen:

               (i)  General Liability Insurance:

     Comprehensive General Liability Insurance naming Telegen as the named insured. MCI is to be named as an additional insured for purposes of this Agreement at no additional charge. This policy shall cover liability for injury to or death of persons or damage to property, limited to Services associated with this Agreement, including such liability as may arise from contractual liability assumed under this Agreement, including without limitation such liability as may arise from the use of independent contractors. The policy shall provide a limit of Two Million Dollars ($2,000,000) per occurrence for personal injury and/or property damage.

    Such insurance shall:

    (a)      Cover completed operations/products liability.
    (b)      Cover broad form/blanket contractual liability (written contracts).
    (c)      Cover personal injury liability.
    (d)      Cover employees as additional insureds.

               (ii) Business Automobile Liability Insurance

     Business Automobile Liability Insurance including coverage for owned, hired, and non-owned vehicles in the amount of $1,000,000 per occurrence for bodily injury and property damage.

               (iii) Workers' Compensation & Employers' Liability Insurance:

     Worker's Compensation in the maximum amount(s) and with benefits required by the laws of the state in which the Work is performed and the state(s) in which employees are hired, if the state(s) are other than that in which the Work is performed. Employers' Liability with minimum limit of liability of:

     $1,000,000 for bodily injury by accident/each accident

     (b) Certificates of such insurance shall be submitted to MCI on or prior to the start of any Services associated with this Agreement. The certificates shall certify that no adverse alteration, adverse modification or termination of such coverage shall be effective without at least ten (10) days advance notice to MCI.

     (c) Telegen shall require any subcontractors to provide and maintain, at all times during the Term of this Agreement, insurance equivalent to that which is required of Telegen when the subcontractor is to be performing Services at the Customer Site or MCI facilities. Telegen and its subcontractors shall waive all rights of recovery against MCI for any injuries to persons or damage to property in the execution of the Services performed under this Agreement exclusive of such liability resulting from MCI's negligence or intentional misconduct. MCI agrees that neither Telegen nor its subcontractors are assuming liability for injuries to persons or damage to property caused by any other person.

ARTICLE 20 - INTELLECTUAL PROPERTY INDEMNIFICATION AND DEFENSE

     (a) Telegen shall directly defend, at its expense, any claim (including any suit) brought against MCI alleging that any Telegen Services furnished hereunder infringes or misappropriates a United States patent, copyright, trade secret or other third party proprietary right and shall pay all liabilities, costs and damages awarded or settled and not otherwise subject to appeal, provided that MCI gives Telegen prompt written notice of such claim, and information, reasonable assistance, and authority to defend or settle the claim. In the defense or settlement of the claim, or in the event of a final injunction, Telegen shall either obtain for MCI the right to continue using the Services, or replace or modify the Services so it becomes non-infringing while still meeting the other requirements of this Agreement, as if such remedies are not readily available, grant MCI a credit for such Services.

     (b) Notwithstanding the above, Telegen shall not have any liability for a claim alleging that the Services infringe or misappropriate a U.S. patent, copyright trade secret, or other third party proprietary right:

               (i) if the Services alleged to be infringing was developed based on design specifications furnished by written direction given by MCI, or

               (ii) if the alleged  infringements  relate to the  combination of
                    Telegen and third party products by other than Telegen, except that where there would be infringement even in the absence of a combination, Telegen shall be liable for the infringement that is not based on the combination, or

               (iii)if the trade secret alleged to be misappropriated  consists, in whole or in part, of information furnished by MCI.

     (c) MCI and Telegen warrant that each has the right to disclose to the other, and to use for the purpose disclosed, any information furnished to the other for use in performing this Agreement. MCI and Telegen shall each indemnify the other and shall defend, at its expense, any claim (including any suit) brought by a third party against the other arising out of, or in connection with, the breach of the foregoing warranty, and shall pay all liabilities, costs and damages awarded or settled and not otherwise subject to appeal.

     (d) MCI DISCLAIMS ALL LIABILITY FOR MISAPPROPRIATION OR INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS, TRADE SECRET RIGHTS OR PROPRIETARY RIGHTS.

ARTICLE 21 - INDEMNIFICATION

     Telegen, at its own expense, shall indemnify and hold MCI, from any loss, damage, liability or expense, on account of damage to property and injuries, including death, to all persons, arising from any occurrence caused by any act or omission of Telegen or Telegen Personnel related to their performance of this Agreement. Provided that MCI gives Telegen prompt notice of any and all claims for which MCI expects indemnification, Telegen, at its expense, shall directly defend any suit or dispose of any claim or other proceedings brought against MCI on account of such damage or injury, and shall pay all expenses, including Telegen's attorney's fees, and satisfy all judgments which may be incurred by or rendered against MCI. Notwithstanding the foregoing, MCI shall have the right, but not the obligation, to participate in any such defense.

ARTICLE 22 - SECURITY

     Telegen agrees that, when informed by MCI of its physical security requirements, Telegen Personnel will, when in MCI or its Customer Site, comply with the physical security regulations in effect there. Telegen must protect MCI Database processes and customer information from MCI competitors with whom Telegen may be engaged in other business opportunities per the MCI Confidentiality Agreement as referenced in Article 36.

ARTICLE 23 - WAIVER

     The failure of either Party to insist on the strict performance of any terms, covenants and condition of this Agreement at any time, or in any one or more instances, or its failure to take advantage of any of its rights adhered to hereunder, or any course of conduct or dealing shall not be construed as a waiver or relinquishment of any such rights or conditions at any future time and shall in no way effect the continuance in full force and effect of all the provisions of this Agreement.

ARTICLE 24 - ASSIGNMENT

     The respective rights and obligations provided in this Agreement shall bind and inure to the benefit of the Parties hereto, their legal representatives, successors and assigns. There shall be no assignments by either Party of all or part of this Agreement without the express written permission of the other Party. Nothing in this Article shall limit Telegen's right to have payments sent to a financial institution or other entity.

ARTICLE 25 - ENTIRE UNDERSTANDING, AMENDMENTS

     This Agreement shall become binding when signed by authorized representatives of both Parties. This Agreement is a general statement of the manner in which the Parties intend to conduct business. The Agreement shall constitute the entire understanding of the Parties regarding the subject matter of their Agreement, and supersedes all prior or contemporaneous written and oral agreements, with respect to the subject matter thereof. This Agreement may not be modified or amended except in writing signed by both Parties. No person nor a party hereto shall have any interest herein or be deemed a third party beneficiary hereof.

ARTICLE 26 - SEVERABILITY

     If any provision of this Agreement is held, in whole or in part, to be illegal, invalid, or unenforceable, the remaining Term(s) shall not be affected and the Agreement shall be interpreted as if such term had not been included. Such term shall be replaced by a mutually acceptable provision which being valid and enforceable, comes closest to the intention of the Parties underlying the invalid or unenforceable provision.

ARTICLE 27 - INDEPENDENT CONTRACTOR

     Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between Telegen and MCI. Neither Party is by virtue of this Agreement authorized as an agent, employee or legal representative of the other. Except as specifically set forth herein, neither Party shall have power to control the activities and operations of the other and their status is, and at all times will continue to be, that of independent contractors. Neither Party shall have any power or authority to bind or commit the other.

     Telegen warrants that it qualifies as a independent contractor under the provisions of the Internal Revenue Code's common law rules enacted as part of
Section 1706 of the 1986 Tax Reform Act. In the event Telegen's independent status is denied or changed and Telegen Personnel are declared to have "common law" status with respect to the Services, Telegen agrees to hold MCI harmless from all direct costs which MCI may incur as a result of such denial or change in status, exclusive of legal and attorneys' fees incurred by MCI, provided that MCI gives Telegen prompt written notice of such denial or change, and information, reasonable assistance and sole authority to challenge the denial or change. Further, Telegen specifically agrees to indemnify and hold MCI harmless from any and all claims and expenses, exclusive of legal and attorneys' fees incurred by MCI, relating to Telegen's reporting and payment obligations with respect to Telegen Personnel.

ARTICLE 28 - BANKRUPTCY

     In the event either Party shall (i) apply for or consent to the appointment of or the taking of possession by a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereinafter in effect) or (iv) fail to contest in a timely or appropriate manner or acquiesces in writing to any petition filed against it in a involuntary case under such Bankruptcy Code or any application for the appointment of a receiver, custodian, trustee, or liquidation of itself or of all or a substantial part of its property, or its liquidation, reorganization, or dissolution, the other Party may terminate this Agreement as provided in the Article of this Agreement titled "Termination of Agreement."

ARTICLE 29 - PUBLIC RELEASE OF INFORMATION

     No news releases, articles, brochures, advertisements, speeches or other information releases concerning this Agreement or the Term of this Agreement shall be made without the prior written approval of both Parties except as may be required under the disclosure rules of the Securities and Exchange Commission. The Parties agree to give the other Party reasonable advance time for review of any material submitted to the other for approval.

ARTICLE 30 - AUTHORITY

     Each Party represents and warrants that it has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on behalf of such Party has been properly authorized and empowered to enter into this Agreement. EACH PARTY FURTHER ACKNOWLEDGES THAT IT HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY IT.

ARTICLE 31 - APPLICABLE LAW


     (a) This Agreement shall be interpreted, construed and governed by the laws of the State of New York, without regard to conflict of law provisions.


     (b) Telegen agrees that Services purchased by MCI under this Agreement, shall comply with the applicable permits and license and the requirements of all applicable laws, regulations and standards.

     (c) Telegen will comply, in all material respects, with all statutes, laws, and regulations. If the FCC or any other governmental entity shall require any material additions, deletions, or modifications to the terms or conditions of this Agreement, MCI and Telegen shall use reasonable efforts to reconstruct this Agreement to comply with such requirements.

ARTICLE 32 - HEADINGS

     Headings used in this Agreement are for reference only and shall not be deemed a part of this Agreement.

ARTICLE 33 - INTERPRETATION

     33.1 - The parties have participated jointly in the negotiations and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     33.2 - Unless the context otherwise clearly requires, references to the plural include the singular and the singular the plural. References to "including" shall mean "including but not limited to."

ARTICLE 34 - NOTICES

     All notices, requests, demands, or communications required or permitted under this Agreement shall be in writing, delivered personally or by telex, telegram, or certified, registered, or express mail at the respective addresses set forth below (or at such other addresses as shall be given in writing by either Party to the other). All notices, requests, demands or communications shall be deemed effective upon personal delivery on the calendar day following the date of the telex, telegram, or when received if sent by registered, certified, or express mail. Notices specific to an Order will be sent to the Point of Contact identified herein:

If concerning this Agreement generally to:

              MCI:                  MCI Telecommunications Corporation
                                    6 Concourse Parkway
                                    Atlanta, GA  30328
                                    Attn: Matt Sines or such other person
                                          designated by such addressee

              Telegen:              Telegen Corporation
                                    353 Vintage Park Drive
                                    Suite H
                                    Foster City, California  94404
                                    Attn:   Warren M. Dillard

ARTICLE 35 - EXCLUSIVITY

ARTICLE 36 - CONFIDENTIALITY

     The Parties agree that the disclosure of confidential and/or proprietary information will be administered under the following terms and conditions:

     (a) Each Party has and expects, from time to time, to disclose to the other Party certain trade secrets, proprietary business and technical information including, but not limited to, systems, products, Databases, pricing, technology and/or processes.

     (b) With respect to such information disclosed, each Party agrees to be bound by the Non-Disclosure Agreement attached hereto as Exhibit 6.

     (c) All tangible forms of Confidential Information disclosed under this Agreement shall be and remain the property of the disclosing Party, and all such tangible information shall be promptly returned to such disclosing party upon written request to such Party, or destroyed at the disclosing Party's option.

               (i) Each Party shall have the right to duplicate, reproduce, copy, distribute, disclose or disseminate confidential or proprietary information unless otherwise agreed to in writing by the other Party except to carry out the terms and intent of this Agreement.

               (ii) Each Party agrees to use  Confidential  Information only for the purposes for which disclosure was made under this Agreement unless otherwise agreed to by the other Party.

     (d) By the act of disclosure, the disclosing Party grants no license under any patents, copyrights or trade secrets under this Agreement. Such license, if any, is specifically provided for elsewhere under this Agreement.

     (e) The rights granted hereunder may not be assigned, sublicensed, or otherwise transferred by either party without prior written consent from the other party.

     IN WITNESS WHEREOF, the Parties set forth their hand this day of , 1996.


MCI TELECOMMUNICATIONS                 TELEGEN CORPORATION
CORPORATION


SIGNED:                                SIGNED:
- -----------------------------------    -----------------------------------------
NAME:                                  NAME:
- -----------------------------------    -----------------------------------------
TITLE:                                 TITLE:
- -----------------------------------    -----------------------------------------
DATE:                                  DATE:
- -----------------------------------    -----------------------------------------

                                    EXHIBIT A

                               "Statement of Work

Telegen shall provide the following to MCI:

A.   Programming Specifications:

     A.1. Telegen must be able to support the following multiple Local Exchange Carrier (LEC) intraLATA dialing patterns as specified by the engineering specifications submitted to and approved by Network MCI Developers Lab (see
Exhibit 8).


A.1.2.    Telegen must support the following installation scenarios:

     1.   Where MCI sells Equipment through MCI telemarketing organizations

     2.   Where MCI sells Equipment through MCI sales personnel.

A.1.2. 1. MCI Telemarketing Distribution:

     MCI may utilize it's Telemarketing resources to distribute Equipment. Equipment Orders will be made available to Telegen in the Work Order Tracking System (WOTS) in the Vendor Approval Request queue. Telegen will package, ship and track the Equipment through to delivery to the customer location, remote programming and order completion in the Work Order Entry System.

A.1.2. 2. MCI Sales Team Distribution:

     MCI may utilize it's Sales Teams (i.e., account teams, branch sales, etc.) to distribute Equipment. Equipment Orders will be made available to Telegen in the Work Order Tracking System (WOTS) in the Vendor Approval Request queue. Telegen will package, ship and track the Equipment through to delivery to the customer location, remote programming and order completion in the Work Order Entry System.

     A.1.3. Telegen must be able to support the Hospitality Industry dialing patterns as specified by the engineering specifications submitted to and approved by Network MCI Developers Lab (see Exhibit 8).

B.   Installation Intervals:

     B.1. Telegen must meet the following "Installation Intervals" defined below:

     B.1.1. Autodialer distribution must be completed within a four ( 4) business day interval of the date the Installation Order is released to Telegen. However, it is understood that Telegen shall not be held responsible for delays other than those caused by Telegen.


     B.1.2. At least ninety-nine percent (99%) of the Installation Orders released to Telegen by MCI that are within the forecast parameters of Article 10.4.4., should meet the specification set forth in A.2.1.1 above in a thirty
(30) day period.

     B.1.3. In the event the customer has not contacted Telegen for initial programming, Telegen will research the distribution system to track where the distribution vendor (i.e., UPS) indicates delivery has been made. In the event the Equipment has not been delivered, Telegen will take steps to insure timely re-distribution (i.e., expedite stalled delivery, distribute a second unit, etc.) and notify MCI of the status of delivery by updating the Work Order Tracking System.


     MCI shall, upon notice from Telegen that the delivery of Equipment is delayed, contact the customer and notify them of the new delivery date.

     In the event that Telegen's research indicates that the unit has been delivered by the distribution vendor to the customer location Telegen will notify MCI of the status by updating the Work Order Tracking System.

     MCI shall, upon notice from Telegen that the delivery of Equipment has been completed, ascertain if there are any issues with the customer's installation. MCI shall refer the customer to Telegen for initial program loading/setup of the Equipment using the 111* feature.

     In the event that the Customer, after being referred to Telegen for programming by MCI, fails to call Telegen within five (5) business days, the Distribution Service Cycle shall be deemed to have been completed and Telegen may invoice MCI for the full amount due for the Distribution Services. Notwithstanding the foregoing, Telegen shall remain responsible for the uncompleted portion of the Distribution Service Cycle when the Customer calls Telegen's Customer Service Center.

     B.1. 4. Telegen will determine when working with customers during the initial setup/programming if adapters or accessories are necessary to complete the set up. Telegen will distribute the adapters/accessories to the customer location to complete the installation and invoice MCI for the adapter /accessory devices.

C.   Installation Performance Specifications

     Telegen agrees to the following conditions, as to the volumes of Equipment delivered as specified by the forecasts provided for in Article 10.4.4. of the
Agreement:

     C.1 At least ninety percent (90%) of Distribution Services should meet the date originally scheduled by Telegen with the Customer, as referenced on the Distribution Order, except for those Customer installations delayed by acts of the distribution vendor, Customer acts and excusable delays pursuant to Article 12 of the Agreement.

     C.1. 1. At least ninety-five (95%) of all Distribution Orders shall be completed by Telegen and meet the manufacturer's specification for performance and Statement of Work during a Period.

     C.1. 2. No more than two percent ( 2 %) of the Distribution Orders completed by Telegen during a Period shall result in written Installation Service complaints (to be defined) from Customers or MCI Personnel.

     C.1. 3. No more than five percent (5%) of the Distribution Orders completed by Telegen during a Period should result in service interruptions within five(5) business days of the completion of the Distribution Services.

     C.1. 4. No more than five percent (5%) of the scheduled Distribution Orders completed by Telegen for quantities within the forecast amounts provided by
Article 10.4.4. shall be rescheduled for Distribution at Telegen's request (i.e., rescheduling distribution for customer delivery or installation support to a later time).



     C.1. 5. Telegen will staff their Service Center with the appropriate resources such that:

     Call Abandonment does not exceed 5% Average call answer rate does not exceed 30 seconds with 90 % of the calls meeting objective

D.   Distribution Services Scheduling.

     D. 1. Distribution Services Reporting.

     D. 1. 1. Telegen will use the MCI Work Order Tracking System (WOTS) to receive, update and complete Distribution Orders electronically.

     D. 1. 2. Telegen will, on a monthly basis, provide statistics indicating performance for remotely updating routing tables into Equipment in the following categories:

- -    % of Equipment that has been completed.

- -    % of Equipment that has not been completed.

- -    Detailed information of those unable to be contacted for reprogramming. MCI
     shall   contact   this   customer   list  and   determine   the  cause  for
     inaccessibility of Equipment for reprogramming and notify Telegen of further actions required.

     D. 1. 3. Telegen will work with customers directly, via their remote service center, to resolve any/all installation issues that the customer may experience. In the event Telegen cannot resolve the customer issue, Telegen will determine if additional Equipment, adapters or accessories are required to resolve the installation issues. In the event Telegen determines that additional devices (i.e., Equipment, adapters or accessories) will not resolve the customer issues or on site support is necessary, Telegen will notify MCI for a dispatch to Digital for on site support/dispatch.

     D. 2. Telegen agrees to update the Database to reflect the appropriate order status as follows:

     D. 2.1. Shipping is deemed complete when the Customer receives the Equipment from Telegen.

     D. 2.2. The Distribution Services Cycle shall be considered complete when the Equipment has been programmed by Telegen to switch the Customer's intraLATA traffic to MCI.

     D. 2.3. Telegen agrees to make and report follow up calls to the customer. verifying receipt of the Equipment 2 days past the shipping date. Further, Telegen shall redistribute Equipment to the customer location if the Equipment has not been received by the customer 2 days past the verification call.

E.  Maintenance Services:

     E.1. Telegen agrees that on occurrence of customer difficulty during dialer installation that they will provide customer remote support.

     E.1.1. Telegen agrees that if the customer installation cannot be completed with the existing Equipment an additional dialer will be shipped to the customer's location within 24 hours and customer installation re-attempted.

     Telegen shall arrange, at its own expense, for the return of the originally delivered Equipment, and advise MCI of the date and status of the recall of the originally delivered Equipment. If the Customer does not return the originally delivered Equipment to Telegen within ten (10) business days from the above date, said Equipment shall be deemed to be sold to MCI and Telegen shall invoice MCI for the full amount of the Distribution Services of the originally delivered Equipment in addition to the replacement Equipment.

     E.1.2. In the event the customer cannot install the second dialer sent to them, Telegen agrees to notify MCI for a dispatch of Digital Equipment Corporation for on site support.

     E.1.3. Telegen must escalate to MCI for on site support within twenty-four hours of determination that the second dialer was not installed successfully.

     E.1.4. Telegen will establish a support function where customers who are experiencing technical difficulty post installation can call to obtain technical assistance. This includes 24x7 coverage, 365 days a year via MCI provided 1-800 number.

F.  Shipping Services:

     F.1. Telegen must ship the Equipment for arrival to Site(s) within four( 4) Business Days after receipt of the Distribution Order; provided however that the Order is received prior to 12:00 p.m. (noon) PST. Distribution Orders received after 12:00 p.m. . (noon) PST on a Business Day will be shipped for arrival to Site(s) within five ( 5) Business Days of receipt of the Distribution.

     The above commitment shall apply only to quantities up to the Forecast Quantities +10%. Notwithstanding the above, Telegen shall use its best efforts to meet MCI's Distribution Order shipping requirements in excess thereof.

     F.2. Packaging of the Equipment must be of such quality to prevent damage to the Equipment during shipping/distribution and be acceptable to both parties.

     F.3. All shipments will include the Equipment, all necessary Accessories and Adapters as defined in the initial Distribution Order, and any complete fulfillment package supplied by MCI and approved by Telegen as to size and weight and delivered to Telegen 90 days prior to such shipments.

     F.4. Telegen shall maintain information on each Equipment order which will include the serial number, weight bill number, shipping time, shipping date, an estimated time of arrival.

     F.5. Telegen will ship replacement units to the Customer location to support out of box failures via overnight delivery to arrive the next business day.

     F. 6. Telegen shall provide ship back instructions and labels in replacing packages. Telegen shall provide for return pick up shipping at no charge to the Customer and will track return processing and reason for return.




* Confidential treatment of the portions of this page indicated by asterisks enclosed in brackets has been requested.

EXHIBIT 2
"Price List"


- ------------------------------------------ -------------------- --------------------- ------------------- --------------
                                           Manufacturer         Manufacturer Part #   Model Designation       Price Per
                                                                                                                   Unit
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
Equipment
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
ACS 2000                                   Telegen              T1A00012              T1A00012                    [***]
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
ACS 2010                                   Telegen              T1A00021              T1A00021                    [***]
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
- ------------------------------------------ -------------------- --------------------- ------------------- --------------

- ------------------------------------------ -------------------- --------------------- ------------------- --------------
                                           -------------------- --------------------- ------------------- --------------
Adapters
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
Triplex Adapter                            Radio Shack          279-402               TEJ00131                    [***]
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
Two line Splitter                          Graybar              AT267B                TEJ00141                    [***]
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
T Adapter                                  Graybar              AT267A                TEJ00151                    [***]
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
In line Coupler                            Woods Wire           0704                  TEJ00161                    [***]
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
Modular Exten. Cord 25'                    Woods Wire           0710                  TEJ00171                    [***]
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
Modular Exten. Cord 14'                    Woods Wire           0906                  TEJ00181                    [***]
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
Modular Exten. Cord 7'                     Woods Wire           0914                  TEJ00191                    [***]
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
- ------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
Accessories
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
Power Adapter                              Telegen              TEA00011              TEA00011                    [***]
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
Manual                                     Telegen              TQA00011              TQA00011                    [***]
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
- ------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
Fees
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
Shipping Charge                                                                                                   [***]
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
Expedite Fee                                                                                                      [***]
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
- ------------------------------------------ -------------------- --------------------- ------------------- --------------
Monthly Dialer Table Updates                                                                                      [***]
- ------------------------------------------ -------------------- --------------------- ------------------- --------------




Exhibit 3
                                                  Equipment List

- ---------------------------------- --------------- -------------- --------------
                                     Manufacturer   Manufacturer       Model
                                                       Part #       Designation

- ---------------------------------- --------------- -------------- --------------
- ---------------------------------- --------------- -------------- --------------
Equipment
- ---------------------------------- --------------- -------------- --------------
- ---------------------------------- --------------- -------------- --------------
ACS 2000                               Telegen         T1A00012      T1A00012
- ---------------------------------- --------------- -------------- --------------
- ---------------------------------- --------------- -------------- --------------
ACS 2010                               Telegen         T1A00021      T1A00021
- ---------------------------------- --------------- -------------- --------------
- ---------------------------------- --------------- -------------- --------------

- ---------------------------------- --------------- -------------- --------------

                                  Adapter List

- ---------------------------------- --------------- -------------- --------------
                                     Manufacturer   Manufacturer       Model
                                                       Part #       Designation

- ---------------------------------- --------------- -------------- --------------
- ---------------------------------- --------------- -------------- --------------
Adapters
- ---------------------------------- --------------- -------------- --------------
- ---------------------------------- --------------- -------------- --------------
Triplex Adapter                       Radio Shack      279-402       TEJ00131
- ---------------------------------- --------------- -------------- --------------
- ---------------------------------- --------------- -------------- --------------
Two line Splitter                      Graybar         AT267B        TEJ00141
- ---------------------------------- --------------- -------------- --------------
- ---------------------------------- --------------- -------------- --------------
T Adapter                              Graybar        AT267A         TEJ00151
- ---------------------------------- --------------- -------------- --------------
- ---------------------------------- --------------- -------------- --------------
In line Coupler                       Woods Wire       0704          TEJ00161
- ---------------------------------- --------------- -------------- --------------
- ---------------------------------- --------------- -------------- --------------
Modular Exten. Cord 25'               Woods Wire       0710          TEJ00171
- ---------------------------------- --------------- -------------- --------------
- ---------------------------------- --------------- -------------- --------------
Modular Exten. Cord 14'               Woods Wire       0906          TEJ00181
- ---------------------------------- --------------- -------------- --------------
- ---------------------------------- --------------- -------------- --------------
Modular Exten. Cord 7'               Woods Wire         0914         TEJ00191
- ---------------------------------- --------------- -------------- --------------

                                 Accessory List

- ---------------------------------- --------------- -------------- --------------
                                    Manufacturer   Manufacturer        Model
                                                       Part #       Designation
- ---------------------------------- --------------- -------------- --------------
- ---------------------------------- --------------- -------------- --------------
Accessories
- ---------------------------------- --------------- -------------- --------------
- ---------------------------------- --------------- -------------- --------------
Power Adapter                          Telegen         TEA00011        TEA00011
- ---------------------------------- --------------- -------------- --------------
- ---------------------------------- --------------- -------------- --------------
Manual                                 Telegen        TQA00011        TQA00011
- ---------------------------------- --------------- -------------- --------------

                                    Fees List

- ---------------------------------- --------------- -------------- --------------
                                    Manufacturer   Manufacturer        Model
                                                       Part #       Designation

- ---------------------------------- --------------- -------------- --------------
- ---------------------------------- --------------- -------------- --------------
Fees
- ---------------------------------- --------------- -------------- --------------
- ---------------------------------- --------------- -------------- --------------
Shipping Charge
- ---------------------------------- --------------- -------------- --------------
- ---------------------------------- --------------- -------------- --------------
Expedite Fee
- ---------------------------------- --------------- -------------- --------------
- ---------------------------------- --------------- -------------- --------------
Monthly Dialer Table Updates
- ---------------------------------- --------------- -------------- --------------
- ---------------------------------- --------------- -------------- --------------

- ---------------------------------- --------------- -------------- --------------

EXHIBIT 4

"Work Order"

EXHIBIT 5

"Telegen Holidays"

New Year's Day
President's Day
Memorial Day
Independence Day
Labor Day
Thanksgiving Day
Christmas Day

EXHIBIT 6

"Non-Disclosure Agreement"

                                    EXHIBIT 7

                               "Telegen Proposal"

                                    EXHIBIT 8

                        TELEGEN ACS TEST ENGINEER REPORT

                                (TO BE SUPPLIED)



                                    EXHIBIT 9

                           NETWORK MCI DEVELOPERS LAB

                              LAB EVALUATION REPORT

                                (TO BE SUPPLIED)

* Confidential treatment of the portions of this contract, including a portion of this page, indicated by asterisks enclosed in brackets has been requested.

                                MASTER AGREEMENT



     THIS AGREEMENT (the "Agreement") is made as of May 30th, 1996 by and among TELEGEN CORPORATION, a California corporation with offices at 353 Vintage Park Drive, Foster City, California 94404, U.S.A. ("Telegen"), its wholly-owned subsidiary TELEGEN DISPLAY LABORATORIES, INC. ("TDL") with offices at the same location, TRANSTECH ELECTRONICS PTE. LTD., a Singapore limited liability company with offices at 71 Ayer Rajah Crescent, #03-23 Singapore 139951 ("Transtech") and IPC CORPORATION LTD., a Singapore corporation with offices at 23 Tai Seng Drive, IPC Building, Singapore 535224 ("IPC"). Each of the aforementioned is sometimes referred to individually as a "Party" and collectively they are sometimes referred to as the "Parties." It is intended that JVCO (defined below) shall execute this Agreement promptly after it is fully organized and thereby also become a Party. Transtech and IPC are sometimes referred to collectively in this Agreement as "Investors" and each individually, an "Investor."

                               B A C K G R O U N D

     WHEREAS, Investors are in the business of developing, manufacturing and marketing to original equipment manufacturers and end users certain computer and electronic products and Investors desire to manufacture flat-panel display devices in the Territory (as hereinafter defined) and to market and sell such products on a worldwide basis;

     WHEREAS, Telegen believes it has developed a patentable High Gain Emissive Display technology (as defined below) suitable for flat-panel display devices and Telegen intends to license (with a right to acquire full ownership in the future) to its newly-formed, wholly- owned subsidiary, TDL, all its proprietary intellectual property rights associated with such technology;

     WHEREAS, Investors intend to establish a joint venture corporation under the laws of Singapore ("JVCO") to obtain from TDL exclusive licenses to manufacture in the Territory (defined below) and sell on a non-exclusive basis throughout the world, flat-panel display devices based upon the High Gain Emissive Display technology;

     WHEREAS, Telegen and TDL desire that Investors purchase or cause JVCO to purchase ten percent (10%) of TDL's Common Stock (defined below); and

     WHEREAS, TDL is willing to grant Investors and/or JVCO exclusive licenses for manufacture of the Products (defined below) in the Territory and non-exclusive licenses to market, sell, and support the Products throughout the world;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS

     As used herein, the following words, phrases, or terms in this Agreement shall have the following meanings:

     "Affiliate" means, as to any Party, any individual, corporation, partnership, limited liability company or other entity, which at any time during the term of this Agreement directly or indirectly controls, or is controlled by, or is under common control with, that Party. In this context, "control" means the power to direct or cause the direction of management and policies, whether through ownership of voting securities, by contract or otherwise, and shall, without limiting the foregoing, be deemed to exist in case of ownership of shares comprising fifty percent (50%) or more of the voting power of a corporation.

     "Closing Date" means the date which is ten (10) California business days after the date of this Agreement shown on page 1, to wit May 30th, 1996.

     "Common Stock" means common stock of TDL.

     "Critical Materials" means [********] which are specified in the Technology Release Package as components of a Product or which are incorporated in any Improvement licensed by TDL under the Manufacturing License Agreement, as well as any other component of a Product which cannot be obtained from at least two sources, one of which is not under the control, by contractual restriction or ownership, of TDL or Telegen.

     "Exercise Date" means, in respect of any Manufacturing License Agreement, the date when the Licensee gave written notice of exercise of the relevant option to obtain that license pursuant to Section 3.1 of this Agreement.

* Confidential treatment of the portions of this page indicated by asterisks enclosed in brackets has been requested.

     "HGED Technology" and "High Gain Emissive Display Technology" mean all proprietary elements of the flat-panel display technology disclosed by Telegen or TDL to any Licensee as part of the Technology Package Release (defined below), and all Improvements thereto made from time to time during the term of any license granted pursuant to this Agreement which Telegen or TDL have the right to license or sublicense. Such technology includes manufacturing methods, interface hardware and control software licensed exclusively to TDL, whether patented or not patented, including trade secret information, formulations and manufacturing know-how.

     "Investor Agreement" has the meaning set forth in Section 2.1.

     "Improvement" means any change to a Product or how a Product is manufactured made after the Technology Release Date which makes the Product or the manufacture thereof less expensive or more effective or which makes a Product more useful or valuable or which make it in any way a preferable article in commerce.

     "Licensee" means JVCO unless TDL shall receive a written notice signed by all of the Investors authorizing one of the Investors to exercise an option to obtain a license as set forth in Section 3.1 below, in which case, for purposes of that license, "Licensee" shall mean such Investor.

     "Manufacturing License Agreement" means a license agreement for manufacture of Products in the Territory using the HGED Technology and for distribution, marketing, sale, repair and support of Products worldwide, all upon the terms and conditions set forth in Exhibit A.

     "Product" means every device manufactured by Licensee incorporating the licensed HGED Technology.

     "Technology Release Package" means a complete set of specifications and plans necessary and adequate to establish and maintain a facility for high volume manufacturing (40,000 units per production line per annum) of Products incorporating the HGED Technology at a location designated by Licensee.

     "Technology Release Date for Monochrome" means the date that TDL notifies Licensee that the Technology Release Package with respect to Monochrome Products is complete and ready for release to a Licensee.

     "Technology Release Date for Full Color" means the date that TDL notifies Licensee that the Technology Release Package with respect to Full Color Products is complete and ready for release to a Licensee.

     "Territory" means the country or countries where Products incorporating HGED Technology licensed under this Agreement may be manufactured, specifically, Malaysia, Singapore, and Guangdong Province, Peoples Republic of China.

2.  TRANSACTIONS TO TAKE PLACE AT OR BEFORE THE CLOSING

     2.1. Purchase and Sale of Common Stock. On or before the Closing Date the Parties shall have entered or in the case of Investors shall have caused JVCO to enter into an agreement for the purchase by JVCO and sale by TDL of one million (1,000,000) shares of Common Stock (the "Investor Agreement") upon the terms and conditions set forth therein. At the Closing Telegen will cause TDL to issue and deliver such shares to JVCO and the Investors will cause JVCO to purchase such shares and make payment of the purchase price of Five Million U.S. Dollars (US$5,000,000), all in accordance with the Investor Agreement. Telegen and TDL acknowledge that TDL has already received a non-refundable deposit against such purchase price in the amount of [********] and the balance shall be wire transferred at the Closing to the account of:

                         Telegen Display Laboratories, Inc.
                         [********]
                         [********]
                         [********]
                         [********]
                         [********]

     Timely payment of this balance is of the essence and failure to make timely payment by JVCO or the Investors shall entitle Telegen to rescind this Agreement by written notice to the Investors at any time before full payment shall have been received.

     2.2. License and Purchase Agreement between Telegen and TDL. At or before the Technology Release Date for Monochrome, Telegen and TDL shall enter into an "Agreement for the License and Purchase of HGED Technology" providing for the license by Telegen to TDL upon the filing of each necessary U.S. and international patent, trademark and copyright application relating to the HGED Technology of exclusive worldwide rights thereunder, with right of sublicense. Said license shall include the right of TDL, with right of sublicense, to make use, and sell the HGED Technology covered thereby throughout the world. Notwithstanding any conditions therein to the contrary, upon receipt by Telegen from TDL of the payment of [********], whether as royalties, purchase price or otherwise, Telegen shall transfer, full and unencumbered title to TDL of all of the HGED Technology, including all patents, trademarks, and copyrights pertaining thereto, without further payment of any kind to Telegen. It is the intent of this clause to ensure that no arrangements between Telegen and TDL deprive the Investors of the economic value of their investment in TDL, which is the sole entity among Telegen and its Affiliates intended to exploit the HGED Technology.

* Confidential treatment of the portions of this page indicated by asterisks enclosed in brackets has been requested.


3.  POST-CLOSING OBLIGATIONS AND TRANSACTIONS

     3.1.  Option to Obtain  Licenses.

     (a)  Telegen  and TDL shall use their best  efforts  to achieve  Technology
Release Dates for Monochrome and Full Color as early as commercially possible and, in no event shall either of such Technology Release Dates be later than the earlier of (i) the date of any other release of comparable information to any third party and (ii) the commencement of commercial production of Products (a production rate of one million or more units) at any facility or facilities owned or operated by Telegen, TDL or any Affiliate of either of them.

     (b) TDL shall notify the Investors promptly of each Technology Release Date. At any time during the period commencing upon the Technology Release Date for Monochrome and terminating on the third anniversary of the Technology Release Date for Full Color, JVCO may:

          (i) by written notice and the payment of [********] require TDL to enter into a Manufacturing License Agreement; and

          (ii) by written notice and the payment of [********] require TDL to enter into a second Manufacturing License Agreement;

     (c) At any  time  prior  to the  later  of  the  third  anniversary  of the
Technology  Release  Date for  Full  Color  and the  second  anniversary  of the
Exercise Date for the Manufacturing License Agreement referred to in subparagraph (ii) of the preceding clause (b), JVCO may:

          (i) by written notice and the payment of [********] require TDL to enter into a third Manufacturing License Agreement;

          (ii) by written notice and the payment of [********] require TDL to enter into a fourth Manufacturing License Agreement;

          (iii) if at any time prior to the Exercise Date of the third Manufacturing License Agreement TDL shall have agreed to grant to any licensee rights to manufacture Products any place in Asia, Australia, New Zealand, Micronesia or any other Pacific Ocean island (other than in the State of Hawaii) upon terms whereby the lump sum fee per million Adjusted Units of annual licensed production is less than [********], then the payment required of JVCO under subparagraph (i) of this clause (c) shall be reduced to equal the amount of such lump sum fee per million Adjusted Units. To illustrate, if TDL agrees to grant a license for the manufacture in Indonesia of [********] Actual Units per annum and the lump sum fee payable by the licensee is [********], then JVCO's option exercise payment under subparagraph (i) shall be [********]; and

          (iv) if at any time prior to the Exercise Date of the fourth Manufacturing License Agreement TDL shall have agreed to grant to any licensee rights to manufacture Products any place in Asia, Australia, New Zealand, Micronesia or any other Pacific Ocean island (other than in the State of Hawaii) upon terms whereby the lump sum fee per million Adjusted Units of annual licensed production is less than [********], then the payment required of JVCO under subparagraph (ii) of this clause (c) shall be reduced to equal the amount of such lump sum fee per million Adjusted Units.

     (d) At any time after signing of the fourth Manufacturing License Agreement referred to above, JVCO shall have the right to purchase additional manufacturing licenses at the then current market price based upon world-wide demand for Products incorporating HGED Technology and subject to a future written agreement between JVCO and TDL.

     (e) Notwithstanding anything to the contrary in this Agreement or any Manufacturing License Agreement, if TDL at any time enters into a license agreement for all or part of the HGED Technology with any licensee for any territory upon royalty terms that are more favorable than those contained in any license agreement entered into in connection with this Agreement, all the Manufacturing License Agreements shall promptly be amended to incorporate such more favorable royalty terms.

     (f) If JVCO and all of the Investors notify TDL in writing that they wish that one of the Investors enter into one or more of the agreements mentioned in subsections (b), (c) and (d), then such designee may replace JVCO as "Licensee" for purposes of that Agreement. The intent of the Parties is that once an option is exercised, each Manufacturing License Agreement shall be independent and that the obligations of the Licensees not be joint and several.

3.2.  Assurances of Critical Materials Availability.

     (a) TDL agrees that it will at all times during the term of any License Agreement, subject to events beyond its reasonable control, have available or cause its designee to have available for purchase by Licensee upon reasonable commercial terms sufficient quantities of Critical Materials to meet each Licensee's reasonable production needs within the scope of its license and have a nine-month reserve on-site in its facility. If TDL or any Affiliate of TDL shall itself be a source of Critical Materials, TDL shall sell such Critical Materials to Licensee at prices and upon terms that are no less favorable than the prices and terms which TDL offers to its most favored customer.

     (b) Contemporaneously with signing of each Manufacturing License Agreement, TDL shall (i) enter into an escrow agreement ("Escrow Agreement") with the relevant Licensee and Data Securities International Inc. ("DSI") Inc. substantially in the form of Exhibit B and (ii) place into escrow with that escrow agent a complete technology package (including, without limitation, formulae, manufacturing process instructions, material and supplier lists and drawings) which will enable the Licensee to establish its own production facilities for all Critical Materials in the event that during any consecutive six-month period TDL shall not have available for purchase by Licensee a sufficient supply of any Critical Materials to meet Licensee's reasonable production needs within the scope of its license. At the time of deposit of the escrowed materials, TDL shall deliver to DSI a certificate signed by Dr. Jessica Stevens or her successor as Chief Executive Officer of TDL attesting as to the completeness and accuracy of the technology package (including the decryption software).

* Confidential treatment of the portions of this page indicated by asterisks enclosed in brackets has been requested.


     3.3. Telegen Assurance of TDL's Performance. Telegen covenants to each Investor and JVCO that, should the License and Purchase Agreement referred to in
Section 2.2 between Telegen and TDL be revoked, canceled, rescinded or never come into existence for any reason (a "Replacement Event"), Telegen will honor the obligations of TDL set forth in Sections 3.1 and 3.2 and will enter into Manufacturing License Agreements and Escrow Agreements upon the same terms and conditions directly with the Party exercising the options granted in Section
3.1. If a Manufacturing License Agreement shall already have been entered into at the time of a Replacement Event, Telegen shall ensure that, notwithstanding such Replacement Event, so long as a Licensee performs its obligations under such agreement, it shall enjoy all of its rights set forth therein.

     3.4 Efforts to Obtain and Maintain Patents. Telegen and TDL covenant to each Investor and to JVCO that each of them will use its best efforts to obtain a patent in each country of the Territory for each patent application it files in the United States and that it will maintain throughout the term of each Manufacturing License Agreement every patent obtained in the Territory unless it also ceases to maintain the corresponding U.S. Patent.

4.  REPRESENTATIONS AND WARRANTIES BY PARTIES

     Each Party hereby represents and warrants to the other Parties that:

     4.1. Authorization. That Party has full corporate right and power to enter into this Agreement and to carry out the transactions contemplated hereby and that Party may execute, deliver and perform this Agreement without the necessity of obtaining any consent, approval authority or waiver or giving any notice to or from any person, other than consents, approvals, authorizations or waivers which have been, or prior to the Closing Date will be, obtained and in full force and effect on the Closing Date and notices which have been given or prior to the Closing Date will be, duly given.

     4.2. Binding Effect. This Agreement has been duly signed and delivered by that Party and constitutes that Party's legal, valid and binding obligation, enforceable against that Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws that generally affect creditors and except as may be limited by general principles of common law equity.

     4.3. Absence of Conflict. Neither the signing and delivery of this Agreement by that Party nor the consummation by that Party of any transaction contemplated by this Agreement will, with or without notice or the passage of time: (a) violate any statute, rule, regulation, law or judicial or administrative order, judgment or decree applicable to that Party or (b) result in the breach of, cause an acceleration of any obligation under, permit the termination of, or otherwise constitute a default under, any agreement or other instrument to which that Party is subject or under any corporate charter document, by-law or similar document applicable to it.

     4.4. Litigation and Claims. Except as referred to in Section 4.5 there is no suit, action, investigation or other proceeding pending or, to that Party's knowledge, threatened against it relating to any of the transactions contemplated by this Agreement.

     4.5. Finders and Brokers. The Parties acknowledge that [********] have claimed entitlement to a finder's fee in connection with the transactions contemplated in this Agreement. Each Party represents to the other Parties that no person or entity other than [********] has acted as a finder, broker or other intermediary on behalf of such Party in connection with this Agreement or any transactions contemplated by this Agreement, and no person, other than [********], nor any entity is entitled to any broker's or finder's fee or similar fee with respect to this Agreement or such transactions as a result of actions taken by such Party. The issue of fee claims from [********] has been covered separately.

5.  REPRESENTATIONS AND WARRANTIES OF TELEGEN

     To induce the Investors to enter into this Agreement, Telegen hereby represents and warrants to them that, as of the date of this Agreement:

     5.1. Organization and Good Standing. TDL is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is duly qualified to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect upon its business or financial condition.

     5.2. No Liabilities of TDL. TDL has no material liability or obligation of any kind, whether actual or contingent, asserted or unasserted, whether in respect of taxes, contract performance or non-performance, tort, indebtedness or otherwise, and Telegen has no knowledge of any threatened or asserted claim made against TDL.

     5.3. Compliance with Laws. TDL is in substantial compliance with all applicable federal, state, local and foreign statutes, rules, regulations and other laws pertaining to its business. No claim has been asserted by any governmental authority against TDL (and no such claim is anticipated) to the effect that TDL's business fails to comply with any statute, rule, regulation or other law or that a license, permit, certificate or authorization which has not been obtained is required with respect to the operation of its business.

6.  CLOSING

     6.1. Time and Place. The Closing shall take place at Telegen's offices at 11:00 a.m. local time on the Closing Date or at such other place, date and time as all of the Parties may mutually agree.

     6.2. Truth of Representations. If any of the representations and warranties of Telegen or TDL on the one hand or the other Parties on the other hand set forth in Article 4 or Article 5 or in the Investor Agreement are not true and correct as of the Closing Date, the Parties belonging to the group whose representations and warranties are true and correct shall have no obligation to complete the Closing. All representations and warranties shall survive the Closing. If any of the representations and warranties of Telegen set forth in
Article 5 (status of TDL) are not true and correct as of the Closing and Telegen shall fail to notify the other Parties of that fact in writing and provide a reasonably complete explanation at least 48 hours prior to the Closing, Telegen shall indemnify and hold the other Parties harmless from and against any and all liabilities, obligations, damages, losses, claims, demands, costs or expenses (including, without limitation, interest, penalties, additions to tax and reasonable attorneys' fees and disbursements) which any of them may incur in connection with or arising out of such untrue or incorrect representation or warranty.

7.  ARBITRATION

     7.1. General. Any dispute, claim or controversy arising out of or relating to a breach of this Agreement or any of the documents which form Exhibits hereto by any Party ("Dispute") shall be submitted to, and finally settled by, binding arbitration under this Article 7. In addition, any Party that reasonably anticipates a dispute, controversy or claim arising out of or relating to a breach, or matters of interpretation, of any of the agreements referred to in the preceding sentence, may submit such anticipated dispute, controversy or claim to binding and final arbitration under this Article.

     7.2. Exclusive Means of Dispute Resolution. Each Party covenants not to commence any action with respect to any Dispute, except as otherwise provided in
Section 7.3. While any arbitration  proceeding commenced in accordance with this
Article is pending, no separate arbitration proceeding shall be initiated by any Party against any other Party unless the other Party agrees in writing or the Tribunal shall have issued a written determination that the questions proposed for resolution by arbitration can be more quickly and economically resolved in separate arbitration proceedings. Any such separate proceedings shall be subject to this Article. This paragraph shall not prevent any action to enforce a Party's arbitration award or other permitted remedies to the extent such enforcement must be pursuant to court order under applicable law.

     7.3. Exception to Arbitration Requirement. The requirement that all Disputes between the Parties be resolved by arbitration shall not apply to a Dispute in which:

     (a) a Party seeks immediate equitable or provisional relief from a court of competent jurisdiction to prevent irreparable harm (alleged to arise from the alleged breach) pending arbitral relief, provided, however, that this exception to the arbitration requirement shall only apply to such immediate equitable or provisional relief; or

     (b) any claim by a Party against another Party that arises out of the subject matter of any court litigation or proceeding commenced by an unrelated plaintiff (that is not also a Party) against the first Party in which the second Party is an indispensable party or third party defendant; or

     (c) any claim is asserted with respect to which a third party (that is not a Party), which is not bound and will not, upon request of any Party, agree to arbitrate subject to the arbitration rules provided herein, is an indispensable (or necessary) party.

     7.4. Arbitration Procedure. Unless the parties to the arbitration mutually agree otherwise, the arbitration proceedings shall be conducted in San Mateo County, California, and, except to the extent modified by this Section 7.4, shall be conducted in accordance with the International Commercial Arbitration Rules of the American Arbitration Association ("AAA") that are then current (the "Rules").

     (a) Commencement. Any Party (the "Demanding Party") may commence an arbitration by submitting a Demand for Arbitration under the AAA Rules and by notice to the other Parties (the "Respondent"). Such notice shall set forth in reasonable detail the basic operative facts upon which the Demanding Party seeks relief and specific reference to the clauses of this Agreement, the amount claimed, if any, and any nonmonetary relief sought against the Respondent. After the initial list of issues to be resolved has been submitted, the Tribunal (defined below) shall permit any party to the arbitration to propose additional issues for resolution in the pending proceedings.

     (b) Tribunal Selection. If the parties to the arbitration fail to agree upon the membership of the tribunal panel, a tribunal of three arbitrators shall be chosen in accordance with the AAA procedures. All the arbitrators shall be fluent in the English language and be selected on the basis of experience in, and knowledge about, high technology businesses. At least one arbitrator shall be an attorney. The three arbitrators are sometimes referred to as the "Tribunal." In the event that one or more of the arbitrators shall be no longer able to serve as an arbitrator, then that arbitrator shall be deemed to have involuntarily withdrawn and a new arbitrator shall be chosen in the same fashion as the arbitrator he is replacing had been chosen and the Tribunal shall rehear and reexamine any evidence submitted to it before the withdrawal of the arbitrator. The majority decision of the Tribunal shall be final and conclusive upon the parties to such arbitration.

     (c) Limited Discovery. Upon request of any party to the arbitration, the Tribunal shall order such documentary and other pretrial discovery (including third-party discovery) as the Tribunal shall determine is reasonably necessary under the circumstances, but shall impose reasonable schedules for conducting and concluding any such discovery and shall sanction any party to the arbitration for abuse or delay of discovery.

     (d)  Evidence  Submission.  Any party to the  arbitration  may  submit  any evidence on any question properly presented to the Tribunal and may be represented by counsel at all times during the proceedings. The Tribunal shall be entitled to consider all documents, papers (including any Pre- or Post-Hearing Statements any party to the arbitration may submit), testimony or other evidence which a party to the arbitration shall offer for submission which the Tribunal considers reasonably material or relevant, even though not otherwise admissible as evidence in a court of law in the State of California.

     (e) Expedited Procedure Option. Any party to the arbitration may elect, by notice to the other parties, that the dispute or controversy identified in the notice be submitted to arbitration under expedited procedure. Thereafter, with respect to the identified dispute or controversy, the Tribunal shall be empowered to expedite all proceedings including, without limitation, promptly scheduling discovery, directing Prehearing Statements and any other submissions within abbreviated time periods, limiting the number of witnesses and accepting documentary evidence without formal hearings, in each case, however, consistent with a fair hearing of the dispute or controversy. The provisions of this Article shall apply to the expedited procedure in all other respects.

     (f) Stenographic Record. At the request of any party to the arbitration, a stenographic transcript shall be taken of all Tribunal-ordered discovery and of all proceedings before the Tribunal.

     (g) Contract Terms Govern. In deciding any matter duly submitted hereunder to the Tribunal, the Tribunal shall be bound to apply the pertinent contractual provisions of this Agreement and the Exhibits. After the conclusion of the hearing the Tribunal shall, at the request of any party to the arbitration, hear post-hearing argument and receive post-hearing briefs.

     (h) Opportunity for Explanation. Prior to issuing any award or written opinion the Tribunal shall first circulate it to the parties to the arbitration and give such parties, at the request of any of them, the opportunity (1) to submit in writing a reasoned statement questioning any factual or legal determination expressed or implied therein, and (2) to be heard thereon. The Tribunal shall thereupon reconsider the issues so raised and any supporting papers presented, and either confirm or change its decision, which shall be issued pursuant to sub-clause (i).

     (i) Final Award. The award ("Award") of the Tribunal shall be issued in accordance with a dated, written opinion, which shall set forth the Tribunal's findings of fact and conclusions of law and shall include any dissenting opinion by an arbitrator. Counterparts of the Award and opinion shall be promptly sent to the parties to the arbitration.

     (j) Interlocutory Decisions. The Tribunal shall be empowered to issue final decisions and Awards as to particular questions to be resolved in the proceeding, notwithstanding the continuing pendency of other questions requiring resolution. Subject to subparagraph (g) of this Article, the Tribunal may award whatever relief it deems appropriate in the circumstances, whether legal and/or equitable, commensurate with the request for relief made and the extent to which such relief has been found to be justified and may award interest, if any, at whatever rate the Tribunal may deem to be the appropriate market rate. The Tribunal, however, may not award punitive damages.

     (k) Finality. An Award issued in accordance with this Article shall be final, binding and nonappealable and shall be carried out voluntarily and without delay by each of the parties as required by its terms. Failing this, judgment upon the Award rendered by the arbitrators may be entered in any court having jurisdiction over the party to the arbitration against whom the Award is sought to be enforced.

     (l) Attorneys' Fees. The prevailing party shall be awarded, in addition to any other relief, reasonable attorneys' fees and costs.

8. GENERAL  PROVISIONS

     8.1. Further Assurances. The Parties shall do and perform, or cause to be done and performed, all such further acts and things and shall sign and deliver all other documents and instruments as may from time to time be reasonably necessary to carry out the intent and purposes of this Agreement and consummate or memorialize the transactions contemplated by this Agreement. No Party shall voluntarily undertake any course of action inconsistent with its obligations under this Agreement, and each Party shall try to perform as early as is practicable the obligations it is required to perform under this Agreement.

     8.2. Notices. All notices and other communications required or permitted by this Agreement to be delivered by one Party to one or more other Parties shall be delivered in writing, either personally, by facsimile transmission or by registered, certified or express mail, return receipt requested, postage prepaid, to the address set forth below or to such other address as may be specified by a Party by means of a notice given in accordance with this Section 8.2:


   if to Telegen or TDL:               Office of the Corporate Counsel
                                       Telegen Corporation
                                       353 Vintage Park Drive, Suite H
                                       Foster City, CA 94404
                                       U.S.A.

                                       Fax number within destination country:
                                       (415) 349-9404

   if to JVCO or any
   Investor(s):                        Mr. Isao Kakimoto
                                       Chairman
                                       Transtech Electronics Pte. Ltd.
                                       71 Ayer Rajah Crescent #03-23
                                       Singapore 139951

                                       Fax number within destination country:
                                       779-4306
   with a copy to:                     Mr. Patrick Ngiam
                                       President
                                       IPC Corporation Ltd.
                                       23 Tai Seng Drive
                                       IPC Building
                                       Singapore 535224

                                       Fax number within destination country:
                                       287-6808

                     and
                                       George H. Shenk, Esq.
                                       Heller Ehrman White & McAuliffe
                                       333 Bush Street
                                       San Francisco, CA 94104
                                       U.S.A.

                                       Fax:     (415) 772-6268

     8.3. Amendments. This Agreement may only be amended by a writing signed by all the Parties.

     8.4. Entire Agreement. This Agreement including its exhibits and the schedules hereto and thereto, and the side-letter agreement relating to finders fees, constitute the entire agreement of the Parties respecting the subject matter and supersede all prior oral and written understandings and agreements between or among the Parties relating to that subject matter.

     8.5. Successors and Assigns. This Agreement may not be assigned by any Party without the written consent of the other Parties.

     8.6. Counterparts and Headings. This Agreement may be signed concurrently in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Headings in this Agreement are for convenience of reference purposes only and shall not be deemed to have substantive effect.

     8.7. Severability. If any provision of this Agreement is held to be illegal or unenforceable, it shall be modified to the extent necessary to make it legal and enforceable, if that can be accomplished, and in all events the other provisions of this Agreement shall remain unaffected.

     8.8. No Implied Waivers. No failure or delay by any Party in enforcing any right or remedy under this Agreement shall be construed as a waiver of any future exercise of such right or remedy.

8.9.     Force Majeure.

     (a) If any Party is prevented from or delayed in performing its respective obligations for reasons outside its control, including but not limited to civil commotion, insurrections, riots, fires, foreign or civil war or warlike operations, Acts of God, acts of a public enemy, strikes, lockouts and other industrial action, or governmental acts, the effects of such delay shall, if they give rise to what otherwise would be a breach of contract and if the Party affected by such delay gives notice to the other Parties as required by this Section, be deemed not to have given rise to a breach of this Agreement. The portion of this Agreement affected by such event of force majeure shall, but only to such limited extent necessary to take into account the consequences of such event, be suspended during such delay as aforesaid and upon cessation of the cause of the delay shall again become operative. The Parties agree that the provisions of this force majeure clause shall not apply to the release conditions of the Escrow Agreement except to the extent that supply of Critical Materials to the relevant Licensee is prohibited by applicable U.S. law.

     (b) Where any Party to this Agreement becomes aware of circumstances referred to in paragraph (a) of this Section, that Party shall, as soon as practicable, notify the other Parties of the cause and extent of such circumstances and the probable delay in performance of obligations that will result.

     (c) If such circumstances or the total of several of such circumstances delay a Party from performing any of its obligations under this Agreement for 365 days, then the Parties shall together in good faith take such steps as are fair and equitable to safeguard the interests of all the Parties.

     8.10. Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties and is not for the benefit of any other person or entity.

     8.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California (including applicable United States Federal law) without reference to its choice of law rules.

     IN WITNESS WHEREOF, the Parties have signed and delivered this Agreement as of the date that appears in its first paragraph. TELEGEN CORPORATION

By:

Typed Name:  Jessica L. Stevens
                  Its:  President


TELEGEN DISPLAY LABORATORIES,
INC.

By:

Typed Name:  Jessica L. Stevens
                  Its:  President
TRANSTECH ELECTRONICS PTE.
LTD.

By:

Typed Name:

         Its:


IPC CORPORATION LTD.

By:

Typed Name:

         Its:

JVCO


By:

Typed Name:

Its:

     * Confidential treatment of the portions of this contract indicated by asterisks enclosed in brackets has been requested.


                                    EXHIBIT A

                         MANUFACTURING LICENSE AGREEMENT

     This Manufacturing License Agreement supplements that certain Master Agreement dated May 30th, 1996 by and among Telegen Corporation, Telegen Display Laboratories, Inc., Transtech Electronics Pte. Ltd., IPC Corporation Ltd. and the entity which subsequently signed that agreement and is referred to therein as "JVCO." This Agreement is made between TELEGEN DISPLAY LABORATORIES, INC. ("TDL") and the entity (designated pursuant to the notice of exercise of option in accordance with Section 3.1 of that Master Agreement) that is to become the licensee under this Agreement (the "Licensee"). Those two contracting parties are herein referred to as "Parties."


1.  DEFINITIONS

     Terms defined in the Master Agreement shall have the same meanings when used in this Agreement. In addition, the following words, phrases, or terms shall have the following meanings when used in this Agreement:

     "Actual Units" is a measure of quantity used in calculating satisfaction of Licensee's minimum production requirements in Section 3.5 of this Agreement. Each individual unit of any Product manufactured counts as one Actual Unit. See also "Adjusted Units" below.

     "Adjusted Unit" is a measure of quantity used in calculating the number of Products which Licensee may manufacture under this Agreement. Actual units manufactured shall be adjusted by multiplying the number of units of Products having the display screen size (measured in terms of active diagonal) and characteristics indicated below by the corresponding decimal:

   Display Screen Size            Multiplier           Additional Multiplier
                                                           if Monochrome
        Under 10"                    .50                       .66
       10" to 15"                    .66                       .66
       15" to 20"                    .80                       .66
      20" and over                   1.00                      .66
==========================   ===================   ============================

     To illustrate, a Product having an active diagonal of 10" would count as .66 of an Adjusted Unit if able to display more than one color and would count as .44 of an Adjusted Unit if the display were monochromatic.

     "Calendar Year" means the twelve month period commencing January 1st and ending December 31st.

     "Calendar Quarter" means any three-month period beginning January 1st, April 1st, July 1st, and October 1st, and ending respectively March 31st, June 30th, September 30th, and December 31st.

     "Eligible Sublicensee" means an Investor or any entity in which one or more of the Investors and/or JVCO owns not less than fifty percent (50%) of the voting and equity interests, provided that in the document conveying the sublicense such sublicensee irrevocably agrees to ensure compliance with the obligations of the Licensee to TDL.

     "Gross Sales" means the total price invoiced for all Products less amounts included on such invoices with respect to applicable excise, sales or similar taxes, customs duties, insurance and freight charges and the cost of any special packaging, provided, however, that for sales of Products as part of a system or as part of an integrated item in which the Product cannot operate separately or for sales to Affiliates, the price used shall be determined on the basis of the prevailing average invoice price for sales of similar Products by Licensee to non-Affiliates at the time nearest the time of sale or, if approximately the same, the actual interdivisional or intercompany transfer price used by Licensee in its accounting records.

     "Trademarks" means the trademark "Isis" and any other trademarks specified in a Schedule A if attached hereto.

2. LICENSE GRANT AND TECHNOLOGY TRANSFER

     2.1 Grant of License and Reservation of Ownership.

     (a) This is a license agreement and not an agreement for sale of intellectual property rights. TDL and Telegen Corporation are the only persons who have ownership rights to the HGED Technology. TDL hereby grants to Licensee, subject to the terms and conditions of this Agreement, and Licensee hereby accepts from TDL: (i) an exclusive (except as provided in the Master Agreement), nontransferable license, with right to sublicense only to an Eligible Sublicensee, to manufacture within the Territory Products incorporating the HGED Technology and (ii) a non-exclusive, nontransferable license, with right of sublicense, to distribute, market, sell, repair and support anywhere in the world Products incorporating the HGED Technology.

* Confidential treatment of the portions of this page indicated by asterisks enclosed in brackets has been requested.


     (b) The  licenses  granted  under  the  preceding  paragraph  shall  permit
Licensee to create one or more manufacturing plants in the Territory and to produce collectively in such plants up to One Million (1,000,000) Adjusted Units per Calendar Year during the term of this Agreement.

     2.2 Technology Transfer.

     (a) Immediately upon the effectiveness of this Agreement, TDL shall deliver to Licensee the Technology Release Package for Monochrome, and, if ready for release, the Technology Release Package for Full Color. If the latter is not yet ready, TDL shall deliver it to Licensee as soon as possible. Upon the request of Licensee, TDL shall permit a reasonable number of employees of Licensee such access to TDL's own production facility for Products and TDL employees there as may be reasonably necessary to learn how to apply the HGED Technology. The costs of such visits shall be borne by Licensee. Upon reasonable request of Licensee, TDL shall, send to Licensee's production plants in the Territory appropriate employees to provide Licensee's employees with manufacturing and technical information relating to the Products and to assist Licensee in correcting problems relating to application of the HGED Technology. The cost of such visits, including travel and accommodation expenses, shall be borne by TDL. Licensee and TDL shall each bear all employment compensation costs of their own employees.

     (b) TDL represents that the Technology Release Package for Monochrome is sufficient, and the Technology Release Package for Full Color when delivered will be sufficient, to enable Licensee to manufacture monochromatic or full color, as the case may be, Products with the same quality as those being manufactured by TDL if:

     (i) the raw materials used by Licensee have the same quality and characteristics;

     (ii) the machinery and equipment in Licensee's production facilities are of the same quality and comply with the same standards as the machinery and equipment used in TDL's production facilities;

     (iii) Licensee's personnel have been duly trained and perform their jobs properly; and

     (iv) Licensee complies with the instructions in the relevant Technology Release Package and such additional instructions as TDL shall deliver to Licensee in writing.

     (c) TDL further represents that, except as discussed in (e) below, TDL has no knowledge that Licensee cannot meet the conditions set forth in (i) through
(iv) above.

     (d) THE FOREGOING REPRESENTATIONS AND WARRANTIES AND THE INTELLECTUAL PROPERTY INDEMNITY SET FORTH IN SECTION 9.1 BELOW CONSTITUTE TDL'S SOLE WARRANTIES WITH RESPECT TO THE HGED TECHNOLOGY. LICENSEE SHALL BEAR FULL RESPONSIBILITY FOR APPLYING THE HGED TECHNOLOGY IN THE CREATION OF MERCHANTABLE PRODUCTS AND WARRANTING THEIR FITNESS TO ITS CUSTOMERS.

     (e) It is understood and agreed that TDL shall not be obligated to disclose in either Technology Release Package how [********] constituting Critical
Materials are manufactured. The Parties contemplate that all information relative to the phosphors manufacturing process will be covered by the arrangements set forth in Section 3.2 of the Master Agreement and the Escrow Agreement referred to therein.

     (f) In addition to the foregoing technical assistance, TDL shall, subject to availability of TDL's personnel, provide Licensee with such additional technical support as Licensee may reasonably request from time to time to implement initial commercial production of any Product. If costs associated with such support will be substantial, TDL shall advise Licensee in advance of rendering such assistance of any amounts it intends to charge related thereto. In any event, TDL shall not charge Licensee more than TDL's actual costs for providing such assistance.

3. ROYALTIES

     3.1 Acknowledgment of Lump Sum. In order to exercise the option contained in the Master Agreement, Licensee has paid to TDL a lump sum [********].

     3.2 Running Royalty. In addition to the amount referred to in Section 3.1, Licensee shall pay to TDL a royalty on all Gross Sales of Products by Licensee and by any Eligible Sublicensee to parties other than Licensee (there shall be no double counting). This royalty shall be at the rate of [********] or such lower rate as may at the time of sale of any Products be payable under any other license granted by TDL for use of the HGED Technology. The Parties acknowledge that the royalty rate may decrease several times during the term of this Agreement. TDL shall notify Licensee promptly if the applicable rate has decreased. Such royalty shall be payable in U.S. Dollars, but any sales made by Licensee in currencies other than U.S. Dollars shall be converted to U.S. Dollars at the rate quoted by the Asian Wall Street Journal on the last business day of the relevant Calendar Quarter.

* Confidential treatment of the portions of this page indicated by asterisks enclosed in brackets has been requested.


     3.3 Royalty Reports and Timing of Payment. Licensee shall provide TDL, within thirty (30) days after the close of each Calendar Quarter, with a reasonably detailed statement in terms of both revenues (expressed in U.S. Dollars) and volume of Adjusted Units of all Gross Sales made during such Calendar Quarter. Royalty payments shall be due and payable on the sixtieth day following the close of the Calendar Quarter. All royalty and production information shall be subject to the confidentiality provisions of this Agreement and TDL shall protect such information as it protects its own confidential business information, shall disclose it only to persons within TDL having a need to know such information, and shall not disclose it to persons within TDL who are primarily responsible for pricing or marketing competing products manufactured by TDL.

     3.4 Audit Rights. TDL shall have the right, no more than once each Calendar Year, to audit the books and records of Licensee relating to Products to determine whether Licensee has complied with all of the terms and conditions of this Agreement, including payment of full royalties and observance of maximum production limits. Licensee agrees to provide TDL's auditors, subject to their execution of customary confidentiality agreements, with all reasonable assistance to conduct such audits, including access to records, telephone and office space and equipment at Licensee's facilities. TDL shall bear the cost of any such audit, unless it is discovered that Licensee has underpaid royalties for the period under audit by in excess of four percent (4%) of the amount due, in which case Licensee shall bear the cost of such audit and any single subsequent audit selected by TDL.

     3.5 Minimum Production and/or Royalties.

     (a) To Maintain Exclusivity. TDL shall have the right to convert the manufacturing license granted in Section 2.1(a) to a non-exclusive license if "X" in the following formula is positive and TDL shall not have received the "Exclusivity Compensation Payment" referred to below before January 31 of the Calendar Year immediately following the Calendar Year for which the following calculations are made. In the following formula:

          N = The total number of Manufacturing License Agreements made pursuant to the Master Agreement, including this Agreement.

          P1 = Total Production of Actual Units subject to royalty manufactured by Licensee during each full month of the Calendar Year which followed the 30th month after the Exercise Date for this Manufacturing License Agreement.

          M1 = the number of full calendar months in such Calendar Year which followed the 30th month after the Exercise Date for this Manufacturing License Agreement.

          P0 = Total Production of Actual Units subject to royalty manufactured under Manufacturing License Agreements other than this one during each full month of the Calendar Year following the 30th month after the relevant Exercise Date for each such Manufacturing License Agreement.

          M0 = the aggregate number of full calendar months in such Calendar Year which followed the 30th month after the relevant Exercise Date for each such Manufacturing License Agreement. For this purpose the month of June, for example, might be counted more than once if the 30-month period had expired in April for one such licensee and in May for another.

                                         X = 250,000 _ (P1 + P0)
                                               12 (M1 + M0)

     If X is a positive number, then Licensee may nevertheless maintain the exclusivity of its manufacturing license if Licensee and all the other licensees under Manufacturing License Agreements shall collectively have paid to TDL an amount equal to Z in the following formula:

           Z = (N x [********]) -  [(12N - (M1 + M0)) x [********]] - R

where R is the aggregate amount of royalties paid to TDL for the portion of the Calendar Year for which the calculation is made. Z is the "Exclusivity Compensation Amount."

     (b) To Maintain the Manufacturing License. TDL shall have the right to terminate the manufacturing license granted in Section 2.1(a) upon ninety (90) days' prior written notice delivered during the period between January 31 and March 31 of the year following the Calendar Year for which the following calculations are made if "Y" in the following formula is positive and TDL shall not have received the "License Compensation Payment" referred to below before such January 31.

* Confidential treatment of the portions of this page indicated by asterisks enclosed in brackets has been requested.


     In the following formulae N, P1, M1, P0 and M0 have the same meanings as above.

                          Y = 100,000 _ (P1 + P0)
                                12 (M1 + M0)

     If Y is a positive  number,  then  Licensee may  nevertheless  maintain its manufacturing license if Licensee and all the other licensees under Manufacturing License Agreements shall collectively have paid to TDL an amount equal to Z1 in the following formula:

          Z1 = (N x [********]) - [(12N - (M1 + M0)) x [********]] - R

where R is the aggregate amount of royalties paid to TDL for the portion of the Calendar Year for which the calculation is made. Z1 is the "License Compensation Amount."

     (c) Exception to Minimums. If TDL or Telegen shall, at any time during the Calendar Year for which the minimum production and royalty calculations set forth in subparagraphs (a) and (b) are made, have been in default of obligations to supply Licensee or any of the other licensees relevant to the calculation with Critical Materials, then an equitable adjustment shall be made in such calculations to reflect the full impact that such unavailability may have had upon Licensee's and those other licensees' production.

4. IMPROVEMENTS

     4.1 Licensee's Obligations. Licensee shall, without charge, make available and license to TDL any and all Improvements which may be developed by Licensee or any Eligible Sublicensee during the term of this Agreement. Improvements so licensed shall be sublicensable by TDL only to persons who have contractually obligated themselves and their sublicensees to make their Improvements available to TDL under equivalent sublicensing arrangements. This obligation to make Improvements available and sublicense them to TDL shall automatically cease if TDL enters into any license or sublicense agreement with respect to the HGED Technology which grants TDL or any of its affiliates a right to use Improvements, but does not grant TDL the right to sublicense to Licensee the same rights to use the Improvements without additional charge.

     4.2 TDL Obligations. TDL shall make available to Licensee without further charge any Improvements which may be developed during the term of this Agreement and which it has the right to license or sublicense. TDL shall use reasonable efforts to obtain from all its other licensees and sublicensees of the HGED Technology the right to sublicense all of their Improvements to Licensee. TDL shall notify Licensee promptly if Licensee's obligation to share Improvements shall cease pursuant to the preceding Section.

5. CONFIDENTIALITY

     5.1 Reciprocal Obligations. Except for information relating to HGED Technology and Improvements which a Party may rightfully sublicense pursuant to
Section 4, the following confidentiality obligations shall apply to all information exchanged between the Parties. All information which a party wishes be kept confidential shall be marked "CONFIDENTIAL" or with marking of similar meaning. Information not so marked shall not be deemed confidential information hereunder. If confidential information is disclosed orally and is identified as such at that time and is subsequently reduced to writing with the "CONFIDENTIAL" or similar marking and sent to the other Party within 30 days, the receiving Party shall treat it as if marked "CONFIDENTIAL" at the time of disclosure.

     5.2 Non-Disclosure and Non-Use. For the term of this Agreement plus a ten-year period beginning upon the termination of this Agreement, each Party shall use the same degree of care in protecting confidential information that it receives from the other Party as it uses to protect its own proprietary or confidential information, such care to be no less than reasonable care. Confidential information received from the other Party shall be used only in accordance with this Agreement. No Party shall disclose the other Party's confidential information to anyone except those consultants, employees, officers,  or  officials  actually  involved  and  having  a need to  know  such information in the performance of their duties related to proper activities contemplated under this Agreement. Each Party shall advise such persons to whom it makes disclosure of their obligations and receive their personal acknowledgment in writing of their continuing obligations to preserve the confidentiality of the other Party's confidential information disclosed in connection with this Agreement, whether such persons continue in the service of a Party or not. The Parties shall bind their respective successor(s) in interest to the obligations of this Agreement.

     5.3 No Unnecessary Copying. No Party shall copy or reproduce any confidential information of the other Party except for purposes in the ordinary course of business contemplated by this Agreement or with the permission of that Party.

     5.4 Exclusions. The obligations under this Section 5 shall not apply to any information which becomes known to the receiving party free of an obligation to keep it confidential or which is or becomes publicly available through acts not attributable to the receiving party. Moreover, the obligations hereunder shall not apply to any such information already known by the receiving party free of an obligation of confidentiality or which is independently developed by employees of the receiving party not in privity to the information received under this Agreement.

6. TRADEMARKS

     6.1 Trademark Use Rights. TDL grants to Licensee, for a term co-extensive with the licenses granted in Section 2.1(a), a nontransferable, non-exclusive, worldwide right, with right of sublicense, to use the Isis trademark and any other Trademarks in connection with the promotion, advertising, use, sublicensing, or distribution of Products containing the HGED Technology, provided that TDL shall have prior review of such use.

     6.2 Required Product Identification. Licensee agrees that every Product sold shall, to the extent feasible, be marked with the Isis trademark. Subdistributors, if any, shall be permitted rights to use the Trademarks under Licensee's management and control and in strict compliance with the terms of this Agreement.

7. QUALITY ASSURANCE

     7.1 Quality Assurance Inspector. During the term of this Agreement, TDL shall have the right to maintain, at its own expense, a quality assurance ("QA") inspector within Licensee's manufacturing facility and Licensee shall provide reasonable office space, supplies, and communication and support facilities for such person, including, at a minimum, an enclosed, private, locking office of at least 100 square feet, international telephone and facsimile capability within said private office and parking space for one car.

     7.2 Access. Subject to Licensee's right to preserve the confidentiality of Improvements which it is not obliged to disclose to TDL under Section 4.1, the QA Inspector shall have unlimited access during all operating hours to all parts of the manufacturing facility involved with the HGED Technology or the manufacture or distribution of Products, including, but not limited to, production line(s), engineering, Licensee's own quality assurance facilities, shipping and receiving facilities, storage areas and warehouse, and records relating to Products.

     7.3 Incidents of Non-Compliance with Quality Standards. In the event that the QA Inspector finds that Licensee's manufacturing systems and processes deviate from the manufacturing processes defined by TDL or are not in compliance with the manufacturing standards set forth in the HGED Technology transfer documents, the QA Inspector shall immediately notify the Licensee and TDL of the manufacturing process deviation or manufacturing standards non-compliance. Licensee shall, within ten (10) days, explain in writing to TDL how such manufacturing processes comply or why they deviate from TDL's manufacturing processes or standards. Within thirty (30) days after receipt of written request from TDL to comply with the QA Inspector's directions, Licensee will cease such deviation and/or comply with the manufacturing standards. If Licensee fails to do so, Licensee shall be deemed in breach of this Agreement and TDL may withdraw the license for that manufacturing facility, provided, however, that TDL may not do so if such facility is and remains qualified under ISO 9002.

8. EXPORT REGULATIONS

     To the extent that any goods, services or technology provided to Licensee by TDL is subject to export controls of the United States of America as administered by the Bureau of Export Control, United States Department of Commerce and the United States Department of State or the Coordinating Committee for Multilateral Export Controls, Licensee shall comply with any applicable restrictions on re-export to prohibited destinations. Upon request by TDL, Licensee will provide TDL with appropriate certification of such compliance.

9. INFRINGEMENT AND OTHER INDEMNITIES

     9.1 Intellectual Property Indemnity.

     (a) For the term of the licenses granted under this Agreement, TDL shall, at its own expense, defend and hold harmless Licensee, its successors and permitted assigns, officers, directors, employees, agents, contractors, sublicensees and customers ("Licensee Indemnitees") from and against any and all claims, liabilities, damages, losses, demands, recoveries, costs and expenses (including, without limitation, interest and reasonable attorneys' fees and disbursements) ("Damages") which any Licensee Indemnitee may suffer or incur in connection with or arising out of a claim that any third party's intellectual property rights have been infringed by use in the Territory of any of the HGED Technology furnished under this Agreement in the manner contemplated by this Agreement. Such indemnity shall not apply, however, to use of the HGED
Technology in a manner identical to actual use within the United States of America that infringes no third party's intellectual property right. This exception to the indemnity obligation shall not apply if infringement is only avoided by virtue of a license enjoyed by TDL but not sublicensed to Licensee hereunder. TDL shall also have no indemnity obligation with respect to any claim of infringement resulting from Licensee's modification or alteration of the HGED Technology without TDL's consent. In no event shall TDL be liable to the Licensee Indemnitees collectively for an amount in excess of total royalties received by TDL from Licensee (including subsequently received royalties as they come due).

* Confidential treatment of the portions of this page indicated by asterisks enclosed in brackets has been requested.


     (b) If any Product containing HGED Technology licensed under this Agreement, in the opinion of TDL, may become subject to a claim of infringement, TDL, shall obtain the right for Licensee and all parties in its distribution chain through and including end-users, to continue using the HGED Technology in connection therewith, or at TDL's option, replace or modify the HGED Technology so as to make it non-infringing. If, in the reasonable judgment of TDL acting in good faith, none of these alternatives is available on commercially reasonable terms, Licensee shall cease manufacture of the infringing Products and return all related HGED Technology furnished under this Agreement to TDL upon TDL's written request.

     9.2 Product Liability. Except for claims arising from any Critical Materials or component obtained from TDL and claims arising from gross negligence attributed to any part of any Technology Release Package, Licensee shall defend and hold TDL, its successors and permitted assigns, officers, directors, employees and agents ("TDL Indemnitees") harmless from and against any and all Damages which any TDL Indemnitee may suffer or incur in connection with or arising out a claim that any Product manufactured under this Agreement has caused injury or death to any third party. To the extent that Licensee desires to obtain insurance which will provide protection against risks resulting from this section by having TDL appear as an additional named insured on Licensees' liability insurance policies, TDL shall cooperate with Licensee in educating such insurers to the applicable product liability risks related to the Products.

     9.3 Procedure for Handling Third Party Claims. If any action or claim (a "Third Party Claim") is commenced against any Licensee Indemnitee or TDL Indemnitee (in either case, an "Indemnitee") in respect of which an Indemnitee seeks or will seek indemnification from the other Party (an "Indemnitor") under this Article, the Indemnitee shall promptly furnish the Indemnitor with a copy of that claim (if the Third Party Claim was asserted in writing) or (if the Third Party Claim was not asserted in writing) shall promptly give the Indemnitor a written notice that summarizes the nature of the Third Party Claim and the basis upon which it appears to have been asserted. Any delay in furnishing such a copy or giving such a notice shall not affect the rights of the Indemnitee under this Agreement unless the Indemnitor demonstrates that such delay materially prejudiced its rights with respect to the Third Party Claim. Within 20 days after an Indemnitee gives such a notice, the Indemnitor shall notify the Indemnitee in writing whether the Indemnitor will defend the Third Party Claim. The Indemnitor may elect to defend subject to a reservation of rights. If the Indemnitor so elects to defend, it will not settle or compromise the Third Party Claim without the Indemnitee's prior written consent. However, such consent shall not be unreasonably withheld. If the Indemnitor does not defend the Third Party Claim, the Indemnitee shall be entitled, but not obligated, to defend the Third Party Claim. Whether or not the Indemnitor defends, the Indemnitor shall pay all reasonable costs and expenses of the defense if the claim is indemnifiable, albeit subject to any applicable limits set forth in this Agreement. Whether or not the Indemnitor defends, each Party shall cooperate with the defending Party to defend against such Third Party Claim.

10. TERM AND TERMINATION

     10.1 Term. This Agreement shall expire on December 31 of the [********] full Calendar Year after its commencement, unless earlier terminated pursuant to
Section 10.2. Licensee shall be eligible to extend this Agreement for two successive renewal periods of [********] years each, if prior to the date which is 180 days before it would otherwise expire TDL has not notified Licensee that the Agreement will be terminated on the expiration date for reasons which would justify termination for breach under Section 10.2. Absent such notification, Licensee may extend the Agreement by payment to TDL on or before the 90th day prior to expiration of a renewal fee in the amount of [********].

     10.2 Termination for Cause.

     (a) This Agreement may be terminated for cause by TDL if (i) Licensee substantially fails to perform any of its material obligations hereunder and such failure is not corrected within thirty (30) days after delivery of a written cancellation notice from TDL specifying the cause, or (ii) Licensee fails to pay royalties when due and fails to cure such failure within ten (10) days after notice of non-payment.

     (b) This Agreement may be terminated by Licensee for cause, in the event that TDL substantially fails to perform any of its material obligations hereunder and such failure is not corrected within thirty (30) days after delivery of a written cancellation notice from Licensee specifying such cause.

     (c) In the event of termination hereunder, all licenses granted to the non-terminating Party shall be deemed terminated and such Party shall cease using the corresponding intellectual property rights and return to the non-terminating Party all confidential information which is in tangible form received from such Party. No termination shall affect the obligation of Licensee to make running royalty payments pursuant to Section 3.2.

     (d) If Licensee terminates this Agreement for cause, Licensee shall retain the licenses set forth in Section 2.1 to use the HGED Technology as it may then exist, but only until the date this Agreement would otherwise have expired pursuant to Section 10.1 or until the date of Licensee's failure to cure within the applicable grace period a breach of Licensee's on-going obligations (such as would have entitled TDL to terminate this Agreement under Section 10.2(a)).

11.  GENERAL PROVISIONS

     11.1 Arbitration. All of Article 7 of the Master Agreement is hereby incorporated by reference, but for purposes of this Agreement the references therein to a "Party" or "Parties" shall include only the Parties as defined in this Agreement and the selection of the arbitration Tribunal shall be achieved by each Party appointing one arbitrator and the two arbitrators so chosen appointing a third.

     11.2 Incorporation by Reference of General  Provisions.  All of the General
Provisions  set  forth  in  Article  8  of  the  Master   Agreement  are  hereby
incorporated by reference as if fully set forth herein.

     11.3 Non-Assignability. Licensee may not assign this Agreement or Licensee's rights hereunder without the prior written consent of TDL, which shall not be unreasonably withheld. Any purported assignment without such consent shall be null and void.

     11.4 Effectiveness. This Agreement shall automatically become binding upon the Parties by exercise of the option set forth in the Master Agreement. For the sake of good order, however, the Parties shall have their duly authorized representatives confirm its effectiveness by signing below.

                                            TELEGEN DISPLAY LABORATORIES, INC.
                                            By:

                                            [Name of Licensee]
                                            By:

                                MASTER AGREEMENT



     THIS AGREEMENT (the "Agreement") is made as of June __, 1996 by and among TELEGEN DISPLAY LABORATORIES, INC., a California corporation with offices at 353 Vintage Park Drive, Foster City, California 94404, U.S.A. ("TDL") and Prescient, Inc. a California Corporation, with offices at ____________________________ ("Licensee"). Each of the aforementioned is sometimes referred to individually as a "Party" and collectively they are sometimes referred to as the "Parties."

                               B A C K G R O U N D

     WHEREAS, Licensee is in the business of developing, manufacturing and marketing to original equipment manufacturers and end users certain computer and electronic products and Licensee desire to manufacture flat-panel display devices in the Territory (as hereinafter defined) and to market and sell such products on a worldwide basis;

     WHEREAS, TDL has acquired from it parent corporation, ("Telegen") Corporation, rights to all proprietary, intellectual property owned by Telegen associated with a High Gain Emissive Display technology (as defined below) suitable for flat-panel display devices;

     WHEREAS, Licensee intends to obtain from TDL non-exclusive licenses to manufacture in the Territory (defined below) and sell on a non-exclusive basis throughout the world, flat- panel display devices based upon a High Gain Emissive Display technology; and

     WHEREAS, TDL is willing to grant Licensee non-exclusive licenses for manufacture of the Products (defined below) in the Territory and non-exclusive licenses to market, sell, and support the Products throughout the world;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS

     As used herein, the following words, phrases, or terms in this Agreement shall have the following meanings:

     "Affiliate" means, as to any Party, any individual, corporation, partnership, limited liability company or other entity, which at any time during the term of this Agreement directly or indirectly controls, or is controlled by, or is under common control with, that Party. In this context, "control" means the power to direct or cause the direction of management and policies, whether through ownership of voting securities, by contract or otherwise, and shall, without limiting the foregoing, be deemed to exist in case of ownership of shares comprising fifty percent (50%) or more of the voting power of a corporation. "Critical Materials" means the phosphors which are specified in the Technology Release Package as components of a Product or which are incorporated in any Improvement licensed by TDL under the Manufacturing License Agreement, as well as any other component of a Product which cannot be obtained from at least two sources, one of which is not under the control, by contractual restriction or ownership, of TDL or Telegen.

     "Exercise Date" means, in respect of any Manufacturing License Agreement, the date when the Licensee gave written notice of exercise of the relevant option to obtain that license pursuant to Section 3.1 of this Agreement.

     "HGED Technology" and "High Gain Emissive Display Technology" mean all proprietary elements of the flat-panel display technology disclosed by TDL to any Licensee as part of the Technology Package Release (defined below), and all Improvements thereto made from time to time during the term of any license granted pursuant to this Agreement which TDL has the right to license or sublicense. Such technology includes manufacturing methods, interface hardware and control software licensed exclusively to TDL, whether patented or not patented, including trade secret information, formulations and manufacturing know-how, but excluding Critical Materials.

     "Improvement" means any change to a Product or how a Product is manufactured made after the Technology Release Date which makes the Product or the manufacture thereof less expensive or more effective or which makes a Product more useful or valuable or which make it in any way a preferable article in commerce.

     "Licensee" means Prescient, Inc.

     "Manufacturing License Agreement" means a license agreement for manufacture of Products in the Territory using the HGED Technology and for distribution, marketing, sale, repair and support of Products worldwide, all upon the terms and conditions set forth in Exhibit A.

     "Product" means every device manufactured by Licensee incorporating the licensed HGED Technology.

     "Technology Release Package" means a complete set of specifications and plans necessary and adequate to establish and maintain a facility for high volume manufacturing (1,000,000 units or more) of Products incorporating the HGED Technology at a location designated by Licensee.

     "Technology Release Date" means the date that TDL notifies Licensee that the Technology Release Package is complete and ready for release to a Licensee.

     "Territory" means the country or countries where Products incorporating HGED Technology licensed under this Agreement may be manufactured, specifically, Canada, The United States of America, and Mexico.


2. LICENSE AND PURCHASE AGREEMENT BETWEEN TELEGEN

     AND TDL. At or before the Technology Release Date, Telegen and TDL shall enter into an "Agreement for the License and Purchase of HGED Technology" providing for the license by Telegen to TDL upon the filing of each necessary U.S. and international patent, trademark and copyright application relating to the HGED Technology of exclusive worldwide rights thereunder, with right of sublicense. Said license shall include the right of TDL, with right of sublicense, to make use, and sell the HGED Technology covered thereby throughout the world.

3. OPTION TO OBTAIN LICENSES.

     (a) TDL shall use its best efforts to achieve Technology Release Date for as early as commercially possible and, in no event shall such Technology Release Dates be later than the earlier of (I) the date of any other release of comparable information to any third party and (ii) the commencement of commercial production of Products (a production rate of one million or more units) at any facility or facilities owned or operated by Telegen, TDL or any Affiliate of either of them.

     (b) TDL shall notify the Licensee promptly of the Technology Release Date. At any time during the period commencing upon the Technology Release Date Licensee may:

          (I) by written  notice and the  payment of Ten  Million  U.S.  Dollars
     (US$10,000,000)   require  TDL  to  enter  into  a  Manufacturing   License
     Agreement.

     (c) Notwithstanding anything to the contrary in this Agreement or any Manufacturing License Agreement, if TDL at any time enters into a license agreement for all or part of the HGED Technology with any licensee for any territory upon royalty terms that are more favorable than those contained in any license agreement entered into in connection with this Agreement, all the Manufacturing License Agreement shall promptly be amended to incorporate such more favorable royalty terms.

     3.2 Assurances of Critical Materials Availability.

     (a) TDL agrees that it will at all times during the term of any License Agreement, subject to events beyond its reasonable control, have available or cause its designee to have available for purchase by Licensee upon reasonable commercial terms sufficient quantities of Critical Materials to meet each Licensee's reasonable production needs within the scope of its license and have a nine-month reserve on-site in its facility. If TDL or any Affiliate of TDL shall itself be a source of Critical Materials, TDL shall sell such Critical Materials to Licensee at prices and upon terms that are no less favorable than the prices and terms which TDL offers to its most favored customer.

     (b) Contemporaneously with signing of each Manufacturing License Agreement, TDL shall (I) enter into an escrow agreement ("Escrow Agreement") with the relevant Licensee and Data Securities International, Inc. substantially in the form of Exhibit B and (ii) place into escrow with that escrow agent a complete technology package (including, without limitation, formulae, manufacturing process instructions, material and supplier lists and drawings) which will enable the Licensee to establish its own production facilities for all Critical Materials in the event that any of the events allowing release from escrow shall have occurred. Such events are described in the Escrow Agreement and include the failure by TDL during any consecutive six- month period to have available for purchase by Licensee a sufficient supply of any Critical Material to meet Licensee's reasonable production needs within the scope of its license. A second example of a release event is sale by TDL of its own phosphor manufacturing facility.

     3.2 Efforts to Obtain and Maintain Patents. TDL covenants to Prescient that it will use its best efforts to obtain a patent in each country of the Territory for each patent application it files in the United States and that it will maintain throughout the term of each Manufacturing License Agreement every patent obtained in the Territory unless it also ceases to maintain the corresponding U.S. Patent.

4. REPRESENTATIONS AND WARRANTIES BY PARTIES

     Each Party hereby represents and warrants to the other Parties that:

     4.1 Authorization. That Party has full corporate right and power to enter into this Agreement and to carry out the transactions contemplated hereby and that Party may execute, deliver and perform this Agreement without the necessity of obtaining any consent, approval authority or waiver or giving any notice to or from any person.

     4.2 Binding Effect. This Agreement has been duly signed and delivered by that Party and constitutes that Party's legal, valid and binding obligation, enforceable against that Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws that generally affect creditors and except as may be limited by general principles of common law equity.

     4.3 Absence of Conflict. Neither the signing and delivery of this Agreement by that Party nor the consummation by that Party of any transaction contemplated by this Agreement will, with or without notice or the passage of time:
(a) violate any statute, rule, regulation, law or judicial or administrative order, judgment or decree applicable to that Party or (b) result in the breach of, cause an acceleration of any obligation under, permit the termination of, or otherwise constitute a default under, any agreement or other instrument to which that Party is subject or under any corporate charter document, by-law or similar document applicable to it.

     4.4 Litigation and Claims. TDL covenants that there is no suit, action, investigation or other proceeding pending or, to that Party's knowledge, threatened against it relating to any of the transactions contemplated by this Agreement.

5. REPRESENTATIONS AND WARRANTIES OF TDL

     To induce the Licensee to enter into this Agreement, TDL hereby represents and warrants to them that, as of the date of this Agreement:

     5.1 Organization and Good Standing. TDL is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is duly qualified to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect upon its business or financial condition.

     5.2 No Liabilities of TDL. TDL has no liability or obligation of any kind, whether actual or contingent, asserted or unasserted, whether in respect of taxes, contract performance or non-performance, tort, indebtedness or otherwise, and Telegen has no knowledge of any threatened or asserted claim made against TDL.

     5.3 Compliance with Laws. TDL is in substantial compliance with all applicable federal, state, local and foreign statutes, rules, regulations and other laws pertaining to its business. No claim has been asserted by any governmental authority against TDL (and no such claim is anticipated) to the effect that TDL's business fails to comply with any statute, rule, regulation or other law or that a license, permit, certificate or authorization which has not been obtained is required with respect to the operation of its business.

6. ARBITRATION

     6.1 General. Any dispute, claim or controversy arising out of or relating to a breach of this Agreement or any of the documents which form Exhibits hereto by any Party ("Dispute") shall be submitted to, and finally settled by, binding arbitration under this Article 7. In addition, any Party that reasonably anticipates a dispute, controversy or claim arising out of or relating to a breach, or matters of interpretation, of any of the agreements referred to in the preceding sentence, may submit such anticipated dispute, controversy or claim to binding and final arbitration under this Article.

     6.2 Exclusive Means of Dispute Resolution. Each Party covenants not to commence any action with respect to any Dispute, except as otherwise provided in
Section 7.3. While any arbitration  proceeding commenced in accordance with this
Article is pending, no separate arbitration proceeding shall be initiated by any Party against any other Party unless the other Party agrees in writing or the Tribunal shall have issued a written determination that the questions proposed for resolution by arbitration can be more quickly and economically resolved in separate arbitration proceedings. Any such separate proceedings shall be subject to this Article. This paragraph shall not prevent any action to enforce a Party's arbitration award or other permitted remedies to the extent such enforcement must be pursuant to court order under applicable law.

     6.3 Exception to Arbitration Requirement. The requirement that all Disputes between the Parties be resolved by arbitration shall not apply to a Dispute in which:

     (a) a Party seeks immediate equitable or provisional relief from a court of competent jurisdiction to prevent irreparable harm (alleged to arise from the alleged breach) pending arbitral relief, provided, however, that this exception to the arbitration requirement shall only apply to such immediate equitable or provisional relief; or

     (b) any claim by a Party against another Party that arises out of the subject matter of any court litigation or proceeding commenced by an unrelated plaintiff (that is not also a Party) against the first Party in which the second Party is an indispensable party or third party defendant; or

     (c) any claim is asserted with respect to which a third party (that is not a Party), which is not bound and will not, upon request of any Party, agree to arbitrate subject to the arbitration rules provided herein, is an indispensable (or necessary) party.

     6.4 Arbitration Procedure. Unless the parties to the arbitration mutually agree otherwise, the arbitration proceedings shall be conducted in San Mateo County, California, and, except to the extent modified by this Section 7.4, shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") that are then current (the "Rules").

     (a) Commencement. Any Party (the "Demanding Party") may commence an arbitration by submitting a Demand for Arbitration under the AAA Rules and by notice to the other Parties (the "Respondent"). Such notice shall set forth in reasonable detail the basic operative facts upon which the Demanding Party seeks relief and specific reference to the clauses of this Agreement, the amount claimed, if any, and any nonmonetary relief sought against the Respondent. After the initial list of issues to be resolved has been submitted, the Tribunal (defined below) shall permit any party to the arbitration to propose additional issues for resolution in the pending proceedings.

     (b) Tribunal Selection. If the parties to the arbitration fail to agree upon the membership of the tribunal panel, a tribunal of three arbitrators shall be chosen in accordance with the AAA procedures. All the arbitrators shall be fluent in the English language and be selected on the basis of experience in, and knowledge about, high technology businesses. At least one arbitrator shall be an attorney. The three arbitrators are sometimes referred to as the "Tribunal." In the event that one or more of the arbitrators shall be no longer able to serve as an arbitrator, then that arbitrator shall be deemed to have involuntarily withdrawn and a new arbitrator shall be chosen in the same fashion as the arbitrator he is replacing had been chosen and the Tribunal shall rehear and reexamine any evidence submitted to it before the withdrawal of the arbitrator. The majority decision of the Tribunal shall be final and conclusive upon the parties to such arbitration.

     (c) Limited Discovery. Upon request of any party to the arbitration, the Tribunal shall order such documentary and other pretrial discovery (including third-party discovery) as the Tribunal shall determine is reasonably necessary under the circumstances, but shall impose reasonable schedules for conducting and concluding any such discovery and shall sanction any party to the arbitration for abuse or delay of discovery.

     (d)  Evidence  Submission.  Any party to the  arbitration  may  submit  any evidence on any question properly presented to the Tribunal and may be represented by counsel at all times during the proceedings. The Tribunal shall be entitled to consider all documents, papers (including any Pre- or Post-Hearing Statements any party to the arbitration may submit), testimony or other evidence which a party to the arbitration shall offer for submission which the Tribunal considers reasonably material or relevant, even though not otherwise admissible as evidence in a court of law in the State of California.

     (e) Expedited Procedure Option. Any party to the arbitration may elect, by notice to the other parties, that the dispute or controversy identified in the notice be submitted to arbitration under expedited procedure. Thereafter, with respect to the identified dispute or controversy, the Tribunal shall be empowered to expedite all proceedings including, without limitation, promptly scheduling discovery, directing Prehearing Statements and any other submissions within abbreviated time periods, limiting the number of witnesses and accepting documentary evidence without formal hearings, in each case, however, consistent with a fair hearing of the dispute or controversy. The provisions of this Article shall apply to the expedited procedure in all other respects.

     (f) Stenographic Record. At the request of any party to the arbitration, a stenographic transcript shall be taken of all Tribunal-ordered discovery and of all proceedings before the Tribunal.

     (g) Contract Terms Govern. In deciding any matter duly submitted hereunder to the Tribunal, the Tribunal shall be bound to apply the pertinent contractual provisions of this Agreement and the Exhibits. After the conclusion of the hearing the Tribunal shall, at the request of any party to the arbitration, hear post-hearing argument and receive post-hearing briefs.

     (h) Opportunity for Explanation. Prior to issuing any award or written opinion the Tribunal shall first circulate it to the parties to the arbitration and give such parties, at the request of any of them, the opportunity (1) to submit in writing a reasoned statement questioning any factual or legal determination expressed or implied therein, and (2) to be heard thereon. The Tribunal shall thereupon reconsider the issues so raised and any supporting papers presented, and either confirm or change its decision, which shall be issued pursuant to sub-clause (I).

     (I) Final Award. The award ("Award") of the Tribunal shall be issued in accordance with a dated, written opinion, which shall set forth the Tribunal's findings of fact and conclusions of law and shall include any dissenting opinion by an arbitrator. Counterparts of the Award and opinion shall be promptly sent to the parties to the arbitration.

     (j) Interlocutory Decisions. The Tribunal shall be empowered to issue final decisions and Awards as to particular questions to be resolved in the proceeding, notwithstanding the continuing pendency of other questions requiring resolution. Subject to subparagraph (g) of this Article, the Tribunal may award whatever relief it deems appropriate in the circumstances, whether legal and/or equitable, commensurate with the request for relief made and the extent to which such relief has been found to be justified and may award interest, if any, at whatever rate the Tribunal may deem to be the appropriate market rate. The Tribunal, however, may not award punitive damages.

     (k) Finality. An Award issued in accordance with this Article shall be final, binding and nonappealable and shall be carried out voluntarily and without delay by each of the parties as required by its terms. Failing this, judgment upon the Award rendered by the arbitrators may be entered in any court having jurisdiction over the party to the arbitration against whom the Award is sought to be enforced.

     (l) Attorneys' Fees. The prevailing party shall be awarded, in addition to any other relief, reasonable attorneys' fees and costs.

7. GENERAL PROVISIONS

     7.1 Further Assurances. The Parties shall do and perform, or cause to be done and performed, all such further acts and things and shall sign and deliver all other documents and instruments as may from time to time be reasonably necessary to carry out the intent and purposes of this Agreement and consummate or memorialize the transactions contemplated by this Agreement. No Party shall voluntarily undertake any course of action inconsistent with its obligations under this Agreement, and each Party shall try to perform as early as is practicable the obligations it is required to perform under this Agreement.

     7.2 Notices. All notices and other communications required or permitted by this Agreement to be delivered by one Party to one or more other Parties shall be delivered in writing, either personally, by facsimile transmission or by registered, certified or express mail, return receipt requested, postage prepaid, to the address set forth below or to such other address as may be specified by a Party by means of a notice given in accordance with this Section 8.2:

         if to Telegen or TDL:           Office of the Corporate Counsel
                                         Telegen Corporation
                                         353 Vintage Park Drive, Suite H
                                         Foster City, CA 94404
                                         U.S.A.

                                         Fax number within destination country:
                                         (415) 349-9404





if to Licensee or any
         Investor(s):

     7.3 Amendments. This Agreement may only be amended by a writing signed by all the Parties.

     7.4 Entire Agreement. This Agreement including its exhibits and the schedules hereto and thereto, constitute the entire agreement of the Parties respecting the subject matter and supersede all prior oral and written understandings and agreements between or among the Parties relating to that subject matter.

     7.5 Successors and Assigns. This Agreement may not be assigned by any Party without the written consent of the other Parties.

     7.6 Counterparts and Headings. This Agreement may be signed concurrently in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Headings in this Agreement are for convenience of reference purposes only and shall not be deemed to have substantive effect.

     7.7 Severability. If any provision of this Agreement is held to be illegal or unenforceable, it shall be modified to the extent necessary to make it legal and enforceable, if that can be accomplished, and in all events the other provisions of this Agreement shall remain unaffected.

     7.8 No Implied Waivers. No failure or delay by any Party in enforcing any right or remedy under this Agreement shall be construed as a waiver of any future exercise of such right or remedy.

     7.9 Force Majeure.

     (a) If any Party is prevented from or delayed in performing its respective obligations for reasons outside its control, including but not limited to civil commotion, insurrections, riots, fires, foreign or civil war or warlike operations, Acts of God, acts of a public enemy, strikes, lockouts and other industrial action, or governmental acts, the effects of such delay shall, if they give rise to what otherwise would be a breach of contract and if the Party affected by such delay gives notice to the other Parties as required by this Section, be deemed not to have given rise to a breach of this Agreement. The portion of this Agreement affected by such event of force majeure shall, but only to such limited extent necessary to take into account the consequences of such event, be suspended during such delay as aforesaid and upon cessation of the cause of the delay shall again become operative. The Parties agree that the provisions of this force majeure clause shall not apply to the release conditions of the Escrow Agreement except to the extent that supply of Critical Materials to the relevant Licensee is prohibited by applicable U.S. law.

     (b) Where any Party to this Agreement becomes aware of circumstances referred to in paragraph (a) of this Section, that Party shall, as soon as practicable, notify the other Parties of the cause and extent of such circumstances and the probable delay in performance of obligations that will result.

     (c) If such circumstances or the total of several of such circumstances delay a Party from performing any of its obligations under this Agreement for 365 days, then the Parties shall together in good faith take such steps as are fair and equitable to safeguard the interests of all the Parties.

     7.10 Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties and is not for the benefit of any other person or entity.

     7.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California (including applicable United States Federal law) without reference to its choice of law rules.

     IN WITNESS WHEREOF, the Parties have signed and delivered this Agreement as of the date that appears in its first paragraph.

                                 TELEGEN DISPLAY LABORATORIES, INC.




                                 Typed Name:  Jessica L. Stevens
                                 Its:  President

                                 PRESCIENT, INC.




                                 Typed Name:
                                 Its:

                                      LEASE



                       METROPOLITAN LIFE INSURANCE COMPANY
                             a New York corporation


                                   as Landlord


                                       and


                               TELEGEN CORPORATION
                            a California corporation


                                    as Tenant




                                 SEAPORT CENTRE
                            REDWOOD CITY, CALIFORNIA


                                      LEASE

     THIS LEASE is made as of _____________________, 1996 by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Landlord"), and TELEGEN CORPORATION, a California corporation ("Tenant").


                             BASIC LEASE PROVISIONS

1. PREMISES LOCATION: Building One; Phase I of Seaport Centre; 101 Saginaw Drive, Redwood City, California 94063. (A.P.N. 054-321-010)

2.   RENTABLE AREA: Approximately 29,921 square feet.

3. INITIAL BASIC ANNUAL RENT: $412,909.80 ($13.80 per rentable square foot per year)

4. INITIAL MONTHLY RENTAL INSTALLMENTS: $34,409.15 ($1.15 per rentable square foot)

5.   RENT   ADJUSTMENT   DATES  (AND  BASIC  ANNUAL  RENT  AND  MONTHLY   RENTAL
     INSTALLMENTS THEREAFTER):

             MONTH                  ANNUAL RENT              MONTHLY INSTALLMENT
         Months 01-12               $412,909.80                  $34,409.15

         Months 13-24               $430,862.40                  $35,905.20

         Months 25-36               $448,815.00                  $37,401.25

         Months 37-48               $466,767.60                  $38,897.30

         Months 49-60               $484,720.20                  $40,393.35


6.   TENANT'S SHARE OF OPERATING EXPENSES:

                  Tenant's Building Share:   48.78%
                  Tenant's Phase Share:      9.913%
                  Tenant's Project Share:     2.99%

7.   TERM OF LEASE: Five (5) Years and Zero (0) Months

8.   COMMENCEMENT DATE: August 1, 1996 (but see Paragraph 1(c) of this Lease).

9.   EXPIRATION DATE: Five (5) years after the Commencement Date.

10. SECURITY DEPOSIT: $50,000 due upon execution and delivery of this Lease by Tenant.

11.  LISTING BROKER: Cornish & Carey Commercial

12.  COOPERATING BROKER: Dillard Investments

13. SOLE PERMITTED USE: General office, electronics research and development, laboratory and prototype production of electronics devices, warehousing and distribution of electronics devices; however, in no event in violation of any provision of any rules and regulations for the Project.

14.  PARKING SPACES: 98.


     IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing Basic Lease Provisions and Paragraphs 1 through 47 which follow, together with the attached Addendum to Office Lease, Construction Addendum and Exhibits A through E inclusive, incorporated herein by this reference, as of the date first above written. The foregoing Basic Lease Provisions are an integral part of this Lease; however, in the event of any conflict between any Basic Lease Provision and the balance of this Lease, the latter shall control.

LANDLORD:

METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation

By: _________________________
Its: ________________________


TENANT:

TELEGEN CORPORATION
a California corporation

By: _________________________
Its: ________________________

                             LEASE OF PREMISES; TERM

PARAGRAPH 1

     (a) Seaport Centre. The real property shown on the map attached hereto as Exhibit A, together with all improvements now or hereafter located on such real property, is referred to in this Lease as the "Project." The Project is more commonly known as Seaport Centre and is located in Redwood City, California. The Project is comprised of Phase I, Phase II and Phase III, which are generally designated on Exhibit A, each of which shall individually be referred to in this Lease as a "Phase." The Phase in which the Premises (as defined in Paragraph 1(b) herein) are located is indicated in Item 1 of the Basic Lease Provisions and is referred to in this Lease as "Tenant's Phase." The building in which the Premises are located is indicated in Item 1 of the Basic Lease Provisions and is referred to in this Lease as the "Building." Landlord reserves the right to amend at any time the definition of "Tenant's Phase" (without additional cost to Tenant) to include any other buildings located in the Project which are owned by Landlord, in which event Tenant's Phase Share (as defined in Paragraph 3(a) below) shall be adjusted to reflect the inclusion of any such additional buildings in the definition of "Tenant's Phase."

     (b) Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to all the terms and conditions hereinafter set forth, those certain premises (the "Premises") described in Items 1 and 2 of the Basic Lease Provisions above and substantially as shown in the floor plan attached hereto as Exhibit B.

     (c) Term. The term of this Lease (the "Term") shall be as shown in Item 7 of the Basic Lease Provisions and shall commence on the earlier to occur of (i) the commencement date shown in Item 8 of the Basic Lease Provisions or (ii) the date of Substantial Completion of the Tenant Improvements (defined in the Construction Addendum attached hereto) and issuance of a certificate of occupancy or equivalent document by the City of Redwood City, or (iii) such earlier date as Tenant takes possession or commences use of all or any portion of the Premises for any purpose other than the storage of Tenant's equipment and materials or the construction and installation therein of the Tenant
Improvements (the "Commencement Date") and shall expire, if not sooner terminated pursuant to the terms of this Lease, as of the date set forth in Item 9 of the Basic Lease Provisions (the "Expiration Date"). As used herein, "Substantial Completion" of the Tenant Improvements shall mean that the work of constructing the Tenant Improvements shall be complete, as stated in a notice prepared by Landlord's architect, notwithstanding that minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant's use of the Premises (so-called "punchlist" items) remain to be performed or that Tenant's furniture, telephones, telecopiers, photocopiers, computers and other business machines or equipment have not been installed by Tenant. The actual Commencement Date and Expiration Date shall be confirmed by Landlord in the Confirmation of Lease Term attached hereto as Exhibit C upon such commencement.


                     BASIC ANNUAL RENT AND RENT ADJUSTMENTS

PARAGRAPH 2

     (a) Basic Annual Rent. Tenant agrees to pay as Basic Annual Rent for the Premises the initial sum shown in Item 3 of the Basic Lease Provisions, increased as set forth in Paragraph 2(b) below. The Basic Annual Rent shall be payable in equal monthly installments as shown in Items 4 and 5 of the Basic Lease Provisions, each payable in advance and without deduction, abatement or offset. A monthly installment shall be paid to Landlord on the date of this Lease in the full amount and, subsequently, monthly installments shall be paid to Landlord on the first day of the first calendar month commencing after the Commencement Date and continuing on the first day of each calendar month during the Term thereafter. If the Term commences or ends on a day other than the first or last day, respectively, of a calendar month, then the Basic Annual Rent for each such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the total number of days in such calendar month, and such Basic Annual Rent shall be payable at the commencement of such partial month.

     (b) Rent Increases. The amount of Basic Annual Rent and the Monthly Rental Installments shall be adjusted on each Rent Adjustment Date set forth in Item 5 of the Basic Lease Provisions, to be the amount shown in the Basic Lease Provisions.

     (c) Rent. Tenant acknowledges and agrees that Landlord has entered into this Lease in reliance upon Tenant's agreement to timely pay all of the Basic Annual Rent, the Additional Rent (as defined in Paragraph 3 below) and all other amounts required to be paid under this Lease (including all Addenda and Exhibits hereto and subsequent amendments hereof) and in no event would Landlord have agreed to grant any occupancy rights in and to the Premises to Tenant for less than all such amounts, however described or designated herein. Accordingly, all sums payable by Tenant to Landlord hereunder are sometimes collectively referred to as, and shall collectively constitute, "rent" for all purposes hereunder, at law and in equity.

                                 ADDITIONAL RENT

PARAGRAPH 3

     (a) Tenant's Share of Costs. Tenant shall pay as "Additional Rent" Tenant's proportionate share ("Tenant's Building Share") of the Building Operating Expenses (as defined below), plus Tenant's proportionate share ("Tenant's Phase Share") of Phase Operating Expenses (as defined below), plus Tenant's proportionate share ("Tenant's Project Share") of Project Operating Expenses (as defined below). Tenant's Building Share shall be the percentage obtained by dividing the rentable square footage of the Premises by the total rentable square footage of the Building and Tenant's Phase Share shall be the percentage obtained by dividing the rentable square footage of the Premises by the total rentable square footage of the Phase. Tenant's Project Share shall be the percentage obtained by dividing the rentable square footage of the Premises by the total rentable square footage of the Project. Tenant's Building Share, Tenant's Phase Share and Tenant's Project Share shall initially be as set forth in Item 6 of the Basic Lease Provisions.

     (b) Operating Expenses Defined. "Operating Expenses" shall include all costs incurred by Landlord in the management, operation, maintenance and repair of the Building, Tenant's Phase and the Project. "Building Operating Expenses" shall include Operating Expenses that are directly and separately identifiable to the operation and maintenance of the Building. "Project Operating Expenses" shall include all Operating Expenses incurred in the operation and maintenance of the Project which are neither Building Operating Expenses nor Operating Expenses directly and separately identifiable to the operation and maintenance of any other office building in the Project. "Phase Operating Expenses" may include Building Operating Expenses that are incurred by each building, including the Building, in Tenant's Phase, and also may include Project Operating Expenses that are separately identifiable to Tenant's Phase. Landlord shall have the right to allocate a particular expense as a Building Operating Expense, Project Operating Expense or Phase Operating Expense; however, in no event shall any portion of Building Operating Expenses, Project Operating Expenses or Phase Operating Expenses be assessed or counted against Tenant more than once.

     (c) Examples of Operating Expenses. Operating Expenses shall include the following costs, by way of illustration only and not limitation: (1) all "Property Taxes" (as defined below), and all costs and expenses to contest the amount or validity of any of the same; (2) all insurance premiums and other costs (including deductibles), including the cost of rental insurance; (3) all license, permit and inspection fees; (4) all costs of utilities, fuels and related services, including water, sewer, light, telephone, power and steam connection, service and related charges; (5) all costs to repair, maintain and operate heating, ventilating and air conditioning systems, including, without limitation, preventive maintenance; (6) all janitorial, landscaping and security services; (7) all wages, salaries, payroll taxes, fringe benefits and other labor costs, including the cost of workers' compensation and disability insurance; (8) all costs of operation, maintenance and repair of all parking facilities and other common areas; (9) all supplies, materials, equipment and tools; (10) dues of and expenses and assessments incurred in connection with membership in the Seaport Centre Owners' Association; (11) modifications to the Building or the Project occasioned by any applicable laws, statutes, ordinances, orders, requirements, rules or regulations now or hereafter in effect of any governmental or quasi-governmental authority; (12) the total charges of any independent contractors employed in the care, operation, maintenance, repair and cleaning of the Project, including, without limitation, landscaping, roof maintenance, and repair, maintenance and monitoring of life-safety systems, plumbing systems, electrical wiring and Project signage; (13) the cost of accounting services necessary to compute the rents and charges payable by tenants at the Project; (14) window and exterior wall cleaning and painting;
(15) managerial and administrative expenses; (16) all costs in connection with the exercise facility at the Project; (17) all costs and expenses related to Landlord's retention of consultants in connection with the routine review, inspection, testing, monitoring, analysis, and control of Hazardous Materials (defined in Paragraph 9(b) below) and retention of consultants in connection with the clean-up of Hazardous Materials (to the extent not recoverable from a particular tenant of the Project, and excluding costs and expenses arising from the clean-up of Hazardous Materials released on or beneath the Project prior to the Commencement Date hereof), and all costs and expenses related to the implementation of recommendations made by such consultants concerning the use, generation, storage, manufacture, production, storage, release, discharge, disposal or clean-up of Hazardous Materials on, under or about the Premises or the Project (to the extent not recoverable from a particular tenant of the Project, and excluding costs and expenses arising from the clean-up of Hazardous Materials released on or beneath the Project prior to the Commencement Date hereof); (18) all capital improvements made that reduce other Operating Expenses, and all other capital expenditures, but only as amortized over such reasonable period as Landlord shall determine, with a return on capital at the rate of ten percent (10%) per annum or at such higher rate as may have been available to Landlord on funds borrowed for the purpose of constructing such capital improvements; (19) all property management costs and fees, including, without limitation, all costs incurred in connection with the Project property management office; and (20) all fees or other charges incurred in conjunction with voluntary or involuntary membership in any energy conservation, air quality, environmental, traffic management or similar organizations.

     (d) Property Taxes. "Property Taxes" shall include (1) all real estate taxes, personal property taxes and other taxes, charges and general and special assessments which are levied with respect to any portion of the Building or the Project or any improvements, fixtures, equipment or other property of Landlord, real or personal, located in or about the Building or Project or used in connection with the operation thereof, (2) any tax, surcharge, assessment or service or other fee which shall be levied or collected in addition to or in lieu of real estate or personal property taxes, other than taxes covered by Paragraph 12 below, (3) any service or other fees collected by governmental agencies in addition to or in lieu of property taxes for services provided by such agencies, and (4) any rental, excise, sales, transaction privilege or other tax or levy, however denominated, imposed upon or measured by any rent reserved hereunder or on Landlord's business of leasing the Premises, excepting only net income taxes.

     (e) Statement of Expenses. Prior to the commencement of the Term and of each calendar year thereafter, Landlord shall give Tenant a written estimate of the amount of Operating Expenses for the applicable year, as well as Tenant's share thereof, which amount shall be payable by Tenant as Additional Rent for the ensuing year or portion thereof. During the calendar year that is the subject of Landlord's statement of estimated Operating Expenses, Tenant shall pay such estimated amount to Landlord in twelve (12) equal monthly installments, in advance, on the first (1st) day of each calendar month. Within one hundred twenty (120) days after the end of each calendar year or as soon thereafter as reasonably possible, Landlord shall furnish to Tenant a statement (the "Statement") showing in reasonable detail the actual Building Operating Expenses, Phase Operating Expenses and Project Operating Expenses incurred by Landlord for such period and Tenant's proportionate share thereof in accordance with this Paragraph 3, and Tenant shall within thirty (30) days thereafter make any payment necessary to adjust its previous actual payments to the amount shown as due from Tenant on such annual statement. Any actual overpayment by Tenant shall be credited against installments of Additional Rent next coming due from Tenant under this Paragraph 3. Nothing contained in this Paragraph 3(e) shall be construed to limit the right of Landlord from time to time during any calendar year to revise its estimates of the Operating Expenses which are the subject of this Paragraph and to reflect such revision by prospective adjustments in billings to Tenant for Tenant's monthly installments payable under this Paragraph over the remainder of such year. Tenant's share of such Operating Expenses for any partial year during the Term shall be that proportion of Tenant's Building Share of Building Operating Expenses, Tenant's Phase Share of Phase Operating Expenses and Tenant's Project Share of Project Operating Expenses for the full year which is the same proportion as the number of days in such partial year is to three hundred sixty-five (365).

     (f) Adjustment to Operating Expenses. Notwithstanding anything to the contrary contained in this Paragraph 3, as to each specific category of Operating Expense which one or more tenants of the Building either pays directly to third parties or specifically reimburses to Landlord (for example, separately contracted janitorial services or property taxes directly reimbursed to Landlord), then, on a category by category basis, the amount of Operating Expenses for the affected period shall be adjusted as follows: (1) all such tenant payments with respect to such category of expense and all of Landlord's costs reimbursed thereby shall be excluded from Operating Expenses and Tenant's Building Share, Tenant's Phase Share or Tenant's Project Share, as the case may be, for such category of Operating Expense shall be adjusted by excluding the square footage of all such tenants, and (2) if Tenant pays or directly reimburses Landlord for such category of Operating Expense, such category of Operating Expense shall be excluded from the determination of Operating Expenses for the purposes of this Lease.

     (g) Inspection Rights. (i) Within thirty (30) days after receipt of the Statement ("Examination Request Period"), Tenant shall be entitled, upon five
(5) days prior written notice (made within the Examination Request Period) and during normal business hours at Landlord's office in Foster City, California, or such other place in San Mateo County, California as Landlord shall designate, to copy (at Tenant's expense), inspect, examine and audit those books and records of Landlord relating to the determination of Operating Expenses for the calendar year for which such Statement was prepared. In no event shall Tenant have the right to audit any particular year more than once. If Tenant does not audit any particular year within the time periods set forth in this Paragraph 3(g), the Statement for that year shall be considered final, correct and accepted by Tenant.

     (ii) The initial inspection of Landlord's records may be conducted by a current or former employee of Tenant, a recognized regional accounting firm or such other person designated by Tenant that is reasonably acceptable to Landlord. In connection therewith and in connection with any audit described in Paragraph 3(g)(iii) hereof, Tenant acknowledges that it shall be reasonable for Landlord to object to the proposed use by Tenant of any competitors engaged in the development and ownership of real estate, real estate brokers, or persons engaged in the business of auditing building owners' books and records on a contingent fee basis. If, after inspection and examination of such books and records, which must be conducted within thirty (30) days of such books and records being made available to Tenant ("Examination Period"), Tenant disputes the amounts of Operating Expenses charged by Landlord, Tenant shall have until ten (10) days after the expiration of the Examination Period (the "Audit Request Period"), by written notice to Landlord, to request an independent audit of such books and records, which notice shall specifically describe the item or items disputed by Tenant. Unless Tenant takes written exception to any item or items of Operating Expenses within the Audit Request Period, such Statement shall be considered final, correct and accepted by Tenant.

     (iii) The independent audit of the books and records shall be conducted by a certified public accountant ("CPA") acceptable to both Landlord and Tenant, during normal business hours at Landlord's office in Foster City, California, or such other place in San Mateo County, California as Landlord shall designate, on a date acceptable to Landlord and Tenant but in any event within sixty (60) days after Tenant's notice electing an independent audit as set forth in (ii) above (the "Audit Period"). If, within thirty (30) days after Landlord's receipt of Tenant's notice requesting an audit, Landlord and Tenant are unable to agree on the CPA to conduct such audit, then Landlord shall designate a nationally recognized accounting firm (other than Landlord's then current accounting firm) to conduct such audit. The audit shall occur during the Audit Period and shall not extend beyond five (5) business days. The audit shall be limited to the determination of the amount of Operating Expenses for the subject calendar year. If the audit determines that the amount of Operating Expenses for such year was incorrect, a written audit report shall specifically describe those items of Operating Expenses which are incorrect.

     (iv) If the audit report determines that the amount of Operating Expenses billed to Tenant was incorrect, Tenant shall have fifteen (15) business days after the completion of the audit to send the audit report to Landlord, which report shall include the specific items of Operating Expenses in dispute. If Landlord disagrees with any part of the CPA's determination, then Landlord shall be entitled to meet with the CPA and Tenant to discuss corrections or revisions in the CPA's report, to attempt to resolve any differences for a period of sixty
(60) business days after Landlord's receipt of the CPA's written report of its review. The CPA shall take into consideration any comments of Landlord or Tenant and shall issue its final written report, with such corrections or changes as the CPA deems appropriate and consistent with this Lease, within thirty (30) days after termination of discussions with Landlord. If Landlord disagrees with any item of Operating Expense on the CPA's final report, then Landlord may notify Tenant thereof and Tenant may, by written notice to Landlord within ten
(10) business days after Landlord notifies Tenant of the items disputed by Landlord, either (i) accept Landlord's determination, in which event such accepted items shall be deemed final, correct and accepted by Tenant, or (ii) elect to submit the dispute to arbitration in accordance with Paragraph 3(g)(v) hereof. If the dispute is submitted to arbitration, only the disputed items shall be the subject of the arbitration, and the remaining portion of such Statement shall be considered final, correct and accepted by Tenant. Landlord shall also submit to Tenant in writing Landlord's opinion of the actual amount of the disputed items of Operating Expenses for the applicable year, and the CPA's written report shall be deemed to be Tenant's opinion thereof. Unless Tenant elects to submit any particular item to arbitration within the ten-day period set forth above, such Statement shall be considered as final, correct and accepted by Tenant.

     (v) A. Within seven (7) days after Tenant elects arbitration pursuant to Paragraph 3(g) hereof, the parties shall select as an arbitrator a mutually acceptable partner in a Big 6 accounting firm with at least five (5) years' experience in reviewing tenants' operating expenses in Northern California. If either party has had any other business or contractual relationship with any proposed arbitrator within the previous five (5) years, it must disclose this fact in writing. If the parties cannot agree on an arbitrator within such seven
(7) day period, then within a second period of seven (7) days, each shall select and inform the other party of an certified public accountant meeting the aforementioned criteria and within a third period of seven (7) days, the two arbitrators shall select a third arbitrator meeting the aforementioned criteria and which does not have an existing business relationship with either party and the three arbitrators shall determine the amount of the disputed items of Operating Expenses due pursuant to this Paragraph 3(g)(vi). If one party shall fail to make such appointment within said second seven (7) day period, then the arbitrator chosen by the other party shall be the sole arbitrator, who shall determine the actual amount of the disputed items of Operating Expenses due pursuant to this Paragraph.

     B. Once the arbitrators have been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrators shall select either the Landlord's opinion or Tenant's (i.e. the CPA's) opinion of the actual amount of Operating Expenses due, and the selection must be the one that is closer to the actual amount of Operating Expenses as determined by the majority of the arbitrators. The arbitrators' selection shall be binding upon Landlord and Tenant. Both Landlord and Tenant shall be entitled to present evidence supporting their respective positions to the panel of three arbitrators. Additionally, if the arbitrators believe that expert advice would materially assist them, they may retain one or more qualified persons, including but not limited to accountants, legal counsel, brokers, architects or engineers, to provide such expert advice. Each party shall bear the costs of its counsel, experts and its arbitrator. The party whose estimate is not chosen by the arbitrators shall also pay the costs and expenses of the third arbitrator and any experts retained by the three arbitrators.

     (vi) If the CPA's final report, or in the event the matter is submitted to arbitration, the arbitrators' final determination, reveals that the amount of Operating Expenses billed to Tenant was incorrect, the appropriate party shall, within thirty (30) days following the date of such determination, pay to the other party the deficiency or overpayment, as applicable. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Operating Expenses for the subject calendar year by more than ten percent (10%), in which case Landlord shall pay all costs and expenses of the audit. Tenant shall keep any information gained from such audit confidential and shall not disclose it to any party except where Tenant is legally required to do so. The exercise by Tenant of its audit rights hereunder shall not relieve Tenant of its obligation to pay prior to the request for an inspection and examination of Landlord's books and records or any audit all sums due hereunder, including, without limitation, the disputed Operating Expenses. If Tenant does not elect to inspect or audit during the Examination Period or the Audit Period, as the case may be, or does not examine the books and records during the Examination Period, or does not cause the books and records to be audited during the Audit Period, or does not arbitrate any disputed item or otherwise exercise any of its rights set forth herein within the time constraints set forth in this Paragraph 3(g), then Landlord's Statement shall conclusively be deemed to be final, correct and accepted by Tenant, and Tenant shall be bound by Landlord's determination.

     (h) Cap on Controllable Operating Expenses. During the Initial Term (as defined in Paragraph 47(a) hereof) only, for each calendar year subsequent to the 1996 calendar year, Controllable Operating Expenses (as hereinafter defined) shall increase no more than ten percent (10%) on a cumulative, compounded basis, over the previous calendar year (except that when computing the cap for the 1997 calendar year, the amount for the 1996 calendar year shall be re-computed as if Tenant had leased the Premises for the entire 1996 calendar year). As used herein, "Controllable Operating Expenses" shall include only (i) employees' salaries and benefits (other than those required by law or union contract) and
(ii) payments to third party contractors (but only to the extent comparable services can be obtained from reputable vendors or contractors for lower total payments, and only to the extent of the difference between the actual payment and such lower total payments), and Controllable Operating Expenses shall expressly not include, without limitation, utility payments, insurance premiums, Taxes, and all other expenses not within the control of Landlord.

     By way of example only, assume that the Controllable Operating Expenses (without regard to the application of the cap) for the entire 1996 calendar year is $100, then (1) if actual Controllable Operating Expenses for the 1997 calendar year equal $105, Tenant would be charged $105 in Controllable Operating Expenses, and (2) if actual Controllable Operating Expenses for the 1998 calendar year equal $125, Tenant would be charged $121 in Controllable Operating Expenses, and (3) if actual Controllable Operating Expenses for the 1999 calendar year equal $132, Tenant would be charged $132 in Controllable Operating Expenses, and (4) if actual Controllable Operating Expenses for the 2000 calendar year equal $150, Tenant would be charged $146.41 in Controllable Operating Expenses.



                                SECURITY DEPOSIT

PARAGRAPH 4

     Tenant has paid or, upon execution of this Lease, will pay Landlord the sum set forth in Item 9 of the Basic Lease Provisions (the "Security Deposit") as security for the performance of the terms of this Lease by Tenant. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest thereon. If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of rent or the condition of the Premises upon the termination of this Lease, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any rent or other sum in default or any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default, including, without limitation, costs and attorneys' fees incurred by Landlord to recover possession of the Premises following a default by Tenant hereunder. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days following Landlord's demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so within ten (10) days following Landlord's demand, shall constitute a default hereunder by Tenant. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned, without interest, to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within a reasonable time after the expiration of the Term and surrender of possession of the Premises to Landlord.


                              SUBSTITUTED PREMISES

PARAGRAPH 5

     Intentionally Omitted.

                                     REPAIRS

PARAGRAPH 6

     (a) Landlord's Repairs. Subject to Paragraph 6(b), Landlord shall maintain the structural portions of the Building, the roof, exterior walls and exterior doors, foundation, and underslab standard sewer system of the Building in good, clean and safe condition, and shall use reasonable efforts, through Landlord's program of regularly scheduled preventive maintenance, to keep the Building's standard heating, ventilation and air conditioning ("HVAC") equipment in reasonably good order and condition. Notwithstanding the foregoing, Landlord shall have no responsibility to repair the Building's standard heating, ventilation and air conditioning equipment, and all such repairs shall be performed by Tenant pursuant to the terms of Paragraph 6(b) below. Landlord shall also maintain the landscaping, parking facilities and other common areas of the Project. Except as provided in Paragraphs 13 and 14, there shall be no abatement of rent, no allowance to Tenant for diminution of rental value and no liability of Landlord by reason of inconvenience, annoyance or any injury to or interference with Tenant's business arising from the making of or the failure to make any repairs, alterations or improvements in or to any portion of the Project or in or to any fixtures, appurtenances or equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

     (b) Tenant's Repairs. Tenant shall, at Tenant's sole cost and expense, make all repairs to the Premises and fixtures therein which Landlord is not required to make pursuant to Paragraph 6(a) above, including, without limitation, repairs to the interior walls, ceilings and windows of the Premises, the interior doors, Tenant's signage, and the electrical, life-safety, plumbing and heating, ventilation and air conditioning systems located within or serving the Premises and shall maintain the Premises, the fixtures and utilities systems therein, and the area immediately surrounding the Premises (including all garbage enclosures), in a good, clean and safe condition. Tenant shall deliver to Landlord a copy of any maintenance contract entered into by Tenant with respect to the Premises. Tenant shall also, at Tenant's expense, keep any non- standard heating, ventilating and air conditioning equipment and other non-standard equipment in the Building in good condition and repair, using contractors approved in advance, in writing, by Landlord, which approval shall not be unreasonably withheld. Notwithstanding Paragraph 6(a) above, Tenant will pay for any repairs to the Building or the Project which are caused by any negligence or carelessness of Tenant or its assignees, subtenants or employees, or of the respective agents of any of the foregoing persons, or of any other persons permitted in the Building or elsewhere in the Project by Tenant or any of them. Tenant will maintain the Premises, and will leave the Premises upon termination of this Lease, in a safe, clean, neat and sanitary condition.

                          IMPROVEMENTS AND ALTERATIONS

PARAGRAPH 7

     (a) Common Area. Landlord shall have the right at any time to change the arrangement and location of the common area of the Building or the Project and, upon giving Tenant reasonable notice thereof, to change any name, number or designation by which the Premises, the Building, the Phase or the Project is commonly known.

         (b)      Alterations.

     (1) Tenant shall not make any alterations, additions, or improvements of or to the Premises without the prior written consent of Landlord, which Landlord may give or deny in its sole and absolute discretion. At the time such consent is requested, Tenant shall furnish to Landlord for Landlord's written approval (which shall not be unreasonably withheld) the names of Tenant's architect, Tenant's contractor(s) and all subcontractors who will be supplying materials or performing work in connection with such alterations, additions and improvements, a copy of all plans for the proposed work, an estimate of the cost thereof and such other information as shall be requested by Landlord substantiating Tenant's ability to pay for such work. No less than ten (10) days prior to the commencement of any alterations, additions and improvements of or to the Premises, Tenant shall deliver to Landlord certificates of insurance from the carrier(s) providing insurance to Tenant's architect and Tenant's contractor(s) evidencing the following types of coverage in such amounts as are reasonably determined by Landlord to be necessary: (i) professional liability insurance;
(ii) commercial general liability insurance; (iii) business automobile liability insurance; (iv) workers' compensation insurance; and (v) umbrella liability insurance. The insurance specified in (i), (ii), (iii) and (v) above shall name Landlord as an additional insured, and all such policies shall provide that thirty (30) days' written notice must be given to Landlord prior to termination or cancellation. Landlord, at its sole option, may require as a condition to the granting of such consent to any work costing in excess of $10,000, that Tenant provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1-1/2) times any and all estimated costs of the proposed work, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work. Landlord may also require as a condition to Landlord's consent to any alterations, additions or improvements pursuant to this Paragraph 7(b) that, following completion of any such alterations, additions or improvements, Tenant shall provide Landlord with unconditional waivers of lien in statutory form from all parties performing labor and/or supplying equipment and/or materials in connection with such alterations, additions or improvements, including Tenant's architect(s). Before commencing any work, Tenant shall give Landlord at least ten (10) days written notice of the proposed commencement of such work in order to give Landlord an opportunity to prepare, post and record such notice as may be permitted by law to protect Landlord's interest in the Premises and the Building from mechanics' and materialmen's liens. Within a reasonable period following completion of any work, Tenant shall furnish to Landlord, at Tenant's cost, "as built" plans showing the changes made to the Premises including one
(1) complete set of reproducible drawings for the entire Premises (including, but not limited to, a floor plan, HVAC, plumbing, electrical and reflected ceiling), including such alterations, additions or improvements.

     (2) All such alterations, additions and improvements shall be made at Tenant's sole expense (including, without limitation, the reasonable cost of any review of Tenant's plans by Landlord's architect and/or Landlord's engineer) and in conformity with plans therefor approved by Landlord in writing prior to the commencement of such work, and such work shall be performed by a contractor(s) approved by Landlord. All work performed by Tenant shall comply with the laws, rules, orders, directions, regulations and requirements of all governmental entities having jurisdiction over such work and shall comply with the rules, orders, directions, regulations and requirements of any nationally recognized board of insurance underwriters. Tenant shall use all commercially reasonable efforts (including, without limitation, scheduling overtime and weekend work) not to interfere with other tenants in the Building and the Project when performing any alterations, additions or improvements. All such alterations, additions or improvements (except movable furniture, furnishings and trade fixtures) shall, at Landlord's option, become the property of Landlord and shall be surrendered with the Premises, as a part thereof, at the expiration or earlier termination of the Term. Upon any termination of this Lease, Tenant shall, upon demand by Landlord and at Tenant's sole expense, immediately remove any alterations, additions or improvements installed at the Premises and Tenant shall repair and restore the Premises to their original condition, reasonable wear and tear excepted. Any personal property left on the Premises at the expiration or other termination of this Lease may, at the option of Landlord, either be deemed abandoned or be placed in storage at a public warehouse in the name of and for the account of and at the expense and risk of Tenant or otherwise disposed of by Landlord in the manner provided by law; or, alternatively, in the event that Tenant leaves personal property on the Premises following the expiration or other termination of this Lease, Landlord may, in Landlord's sole and absolute discretion, deem Tenant to be holding over pursuant to the terms of Paragraph 26 below. Tenant expressly releases Landlord of and from any and all claims and liability for damage to or destruction or loss of property left by Tenant upon the Premises at the expiration or other termination of this Lease and, to the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold Landlord harmless from and against any and all claims and liability with respect thereto.


                                      LIENS

PARAGRAPH 8

     Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant, its assignees or sublessees. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation to cause such lien to be released by such means as Landlord shall deem proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord and all expenses incurred by it in connection therewith shall create automatically an obligation of Tenant to pay an equivalent amount to Landlord as rent on Landlord's demand therefor, together with interest at the maximum rate per annum then permitted by law until paid to Landlord. Nothing herein shall imply any consent by Landlord to subject Landlord's estate to liability under any mechanics' or other lien law.

     Tenant shall give Landlord adequate opportunity, and Landlord shall have the right at all times, to post such notices of nonresponsibility as are provided for in the mechanics' lien laws of California.

                                 USE OF PREMISES

PARAGRAPH 9

     (a) Compliance with Law. Tenant shall use the Premises only as set forth in
Item 13 of the Basic Lease Provisions and shall not use or permit the Premises to be used for any other purpose. Tenant shall not use or occupy the Premises in violation of any law or of the certificate of occupancy issued for the Building and shall, upon five (5) days' written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of such certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupancy thereof.

     Tenant shall comply with all covenants, conditions and restrictions affecting the Project, as such may be amended from time to time, and all articles, bylaws and rules of the Seaport Centre Owners' Association; provided that Landlord shall not enact amendments to any of the foregoing if such amendments would prevent Tenant from using the Premises in accordance with this Lease and as permitted under Item 13 of the Basic Lease Provisions. Tenant shall be responsible for obtaining all necessary governmental approvals in connection with Tenant's use of the Premises. Tenant shall not do or permit to be done anything which will invalidate, or increase the cost of, any fire, extended coverage or other insurance policy covering any part of the Project or any property located thereon. Notwithstanding the provisions of Paragraph 3 above, Tenant shall, within ten (10) days following Landlord's demand, reimburse
Landlord for the full amount of any additional premium charged for any such policy by reason of Tenant's failure to comply with the provisions of this Paragraph 9(a), it being understood that such demand for reimbursement shall not be Landlord's exclusive remedy. Tenant shall not in any way obstruct or interfere with the rights of other tenants or occupants of the Building or the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose; nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in or upon the Premises.

     (b) Hazardous Materials. Tenant shall not use, generate, manufacture, produce, store, release, discharge, or dispose of, on, under or about the Premises or any part of the Project, or transport to or from the Premises or any part of the Project, any Hazardous Material (as defined below) or allow its employees, agents, contractors, licensees, invitees or any other person or entity to do so.

     (1) Notwithstanding the foregoing, Tenant shall be permitted to use and store in, and transport to and from, the Premises the Hazardous Materials ("Permitted Hazardous Materials") identified on Exhibit D hereto and by this reference incorporated herein ("Permitted Hazardous Materials List") so long as:
(a) each of the Permitted Hazardous Materials is used or stored in, or transported to and from, the Premises only to the extent necessary for Tenant's operation of its business at the Premises; (b) at no time shall any Permitted Hazardous Material be on, under or about the Premises in excess of the quantity specified therefor in the Permitted Hazardous Materials List, and (c) the conditions set forth in this Paragraph 9(b) are strictly complied with. The right to use and store in, and transport to and from, the Premises the Permitted Hazardous Materials is personal to Telegen Corporation, a California corporation, and any subsidiary corporations of which Telegen Corporation owns at least a fifty percent (50%) interest, and may not be assigned or otherwise transferred by Telegen Corporation without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Any consent by Landlord pursuant to Paragraph 15 of this Lease to an assignment, transfer, subletting, mortgage, pledge, hypothecation or encumbrance of this Lease, and any interest therein or right or privilege appurtenant thereto, shall not constitute consent by Landlord to the use or storage in, or transportation to, the Premises of any Hazardous Material (including a Permitted Hazardous Material) by any such assignee, sublessee or transferee unless Landlord expressly agrees otherwise in writing. Any consent by Landlord to the use or storage in, or transportation to or from the Premises, of any Hazardous Material (including a Permitted Hazardous Material) by an assignee, sublessee or transferee of Tenant shall not constitute a waiver of Landlord's right to refuse such consent as to any subsequent assignee or transferee. All amendments to the Permitted Hazardous Materials List shall be made in accordance with Paragraph 9(b)(17) hereof.

     (2) Tenant shall comply with and shall cause Tenant's employees, agents, contractors, licensees and invitees (collectively, "Tenant's Agents") to comply with, and shall keep and maintain the Premises and cause Tenant's Agents to keep and maintain the Premises, in compliance with all Environmental Laws (as defined below). Neither Tenant nor Tenant's Agents shall violate, or cause or permit the Premises to be in violation of, any Environmental Laws.

     Tenant shall, at its own expense prior to Tenant's use and occupancy, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Premises. Tenant shall cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed handlers to duly licensed facilities for final disposal of such materials and wastes. Tenant acknowledges that the sewer piping at the Project is made of ABS plastic. Accordingly, without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion, only ordinary domestic sewage is permitted to be put into the drains at the Premises. UNDER NO CIRCUMSTANCES SHALL TENANT EVER DEPOSIT ANY ESTERS OR KETONES (USUALLY FOUND IN SOLVENTS TO CLEAN UP PETROLEUM PRODUCTS) IN THE DRAINS AT THE PREMISES. If Tenant desires to put any substances other than ordinary domestic sewage into the drains, it shall first submit to Landlord a complete description of each such substance, including its chemical composition, and a sample of such substance suitable for laboratory testing. Landlord shall promptly determine whether or not the substance can be deposited into the drains and its determination shall be absolutely binding on Tenant. Upon demand, Tenant shall reimburse Landlord for expenses incurred by Landlord in making such determination. If any substances not so approved hereunder are deposited in the drains in Tenant's Premises, Tenant shall be liable to Landlord for all damages resulting therefrom, including, but not limited to, all costs and expenses incurred by Landlord in repairing or replacing the piping so damaged.

     Tenant agrees to provide Landlord with: (a) a copy of any hazardous material management plan or similar document required by any federal, state or local governmental or regulatory authority to be submitted by Tenant; (b) copies of all permits, licenses and other governmental and regulatory approvals with respect to the use of Hazardous Materials; (c) copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises; and (d) copies of all reports, studies and written results of tests or inspections concerning the Premises or any part of the Project with respect to Hazardous Materials, including, without limitation, the "Plans" hereinafter defined (collectively "Documents"). Tenant shall deliver all Documents to Landlord promptly following the earlier of (i) Tenant's submission of such Documents to the requesting governmental agency, or (ii) Tenant's receipt of such Documents (Tenant hereby agreeing that it shall exercise diligent efforts to expeditiously obtain copies of any such Documents known by Tenant to exist).

     (3) Upon commencing any activity involving Hazardous Materials on the Premises, and continuing thereafter throughout the term of this Lease, Tenant shall initiate and maintain the systems set forth in the following (collectively, "Plans") in order to ensure the routine monitoring of the levels of Hazardous Materials which may be present on, under or about the Premises or any part of the Project or properties adjoining or in the vicinity of the Project as the result of the activities of Tenant or Tenant's Agents and to ensure continued compliance with the procedures and regulations concerning the handling, storage, use and disposal of Hazardous Materials: (a) each permit, license or other governmental or regulatory approval with respect to the use of Hazardous Materials, (b) each Hazardous Materials management plan or similar document required by any federal, state, or local governmental or regulatory entity, (c) each plan for handling and disposing of Hazardous Materials necessary to comply with Environmental Laws prepared by or on behalf of Tenant or Tenant's Agents (whether or not required to be submitted to a governmental agency). Copies of the foregoing described Plans are listed on Exhibit E hereto and attached to this Lease as Exhibits E-1 through E-.

     (4) Not less often than once each calendar quarter during the term of this Lease, Tenant shall provide Landlord with a written report which shall set forth the results of the monitoring of Hazardous Materials during the previous calendar quarter. Landlord may elect (but shall not be obligated) to retain an independent consultant experienced in the use and management of Hazardous Materials for the purpose of reviewing any information received by Landlord in connection with Hazardous Materials. Pursuant to such review, Landlord's consultant may make recommendations in connection with Tenant's control of Hazardous Materials on the Premises, and Tenant shall implement, at Tenant's sole cost, the recommendations of Landlord's consultant. Landlord's failure to appoint any consultant shall not relieve Tenant of any of Tenant's obligations under this Lease relating to Hazardous Materials nor constitute a waiver of Landlord's rights under this Lease.

     (5) Landlord may install permanent or other testing wells or devices at or about the Premises or any part of the Project, and may cause the ground water to be tested to detect the presence of Hazardous Materials at least once every twelve (12) months during the term of this Lease by the use of such wells or devices as are then customarily used for such purposes. If Tenant so requests in writing, Landlord shall supply Tenant with a copy of any such test results. The costs of any such tests, and the installation, maintenance, repair, removal, closure and replacement of such wells or devices shall be an Operating Expense pursuant to Paragraph 3 of this Lease; provided, however, such costs shall be borne solely by Tenant if Tenant is in breach of its obligations under this Paragraph 9(b) or if the presence of Hazardous Materials is detected and Tenant or Tenant's Agents are responsible therefor. Tenant's obligations under this Paragraph 9(b)(5) shall survive the expiration or earlier termination of this Lease.

     (6) Landlord and its representative shall have the right, at the following times, to enter the Premises and to: (i) conduct any testing, monitoring and analysis for Hazardous Materials; (ii) review any documents, materials, inventory, financial data or notices or correspondence to or from private parties or governmental or regulatory authorities in connection therewith; and
(iii) review all storage, use, transportation and disposal facilities and procedures associated with the storage, use, transportation and disposal of Hazardous Materials (collectively, "Inspection"):

     a. Once every three months for the first twelve (12) months after the later of the date Tenant introduces Hazardous Materials to the Premises pursuant to this Paragraph 9(b) or notifies Landlord of such use, and once every twelve (12) months thereafter throughout the term of this Lease; and

     b. At any time during the term of this Lease if, in Landlord's reasonable judgment, Tenant is breaching its obligation under this Paragraph 9(b) or is not in compliance with any other provision of this Lease.

     All costs and expenses incurred by Landlord in connection with any Inspection pursuant to this Paragraph 9(b)(6) shall, subject to Paragraph 9(b)(15) below, become due and payable by Tenant as Additional Rent, upon presentation by Landlord of an invoice therefor.

     (7) Tenant shall give prompt written notice to Landlord of:

     a. any proceeding or inquiry by, notice from, or order of any governmental authority (including, without limitation, the California State Department of Health Services) with respect to the presence of any Hazardous Material on, under or about the Premises or any part of the Project or the migration thereof from or to other property;

     b. all claims made or threatened by any third party against Tenant, the Premises or any part of the Project relating to any loss or injury resulting from any Hazardous Materials; and

     c. any spill, release, discharge or nonroutine disposal of Hazardous Materials that occurs with respect to the Premises or operations at the Premises by Tenant or Tenant's Agents;

     d. all matters of which Tenant is required to give notice pursuant to Sections 25249.5 et seq. and 25359.7 of the California Health and Safety Code; and

     e. Tenant's discovery of any occurrence or condition on, under or about the Premises or any part of the Project or any real property adjoining or in the vicinity of the Premises or the Project that could cause the Premises or any part of the Project to be subject to any restrictions on the ownership, occupancy, transferability or use of the Premises or any part of the Project under any Environmental Law, including without limitation, Tenant's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises or the Project that could cause the Premises or any part of the Project to be classified as "border zone property" under the provisions of California Health and Safety Code Sections 25220 et seq. or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Premises or any part of the Project under any Environmental Law.

     (8) Landlord shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions affecting the Premises or any part of the Project initiated in connection with any Environmental Law and have its attorneys' fees in connection therewith paid by Tenant. In addition, Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in, under, or about the Premises or the Project (except in the case where loss of life or substantial property damage is imminent or immediate action is required by any governmental entity, in which event Tenant shall take immediate remedial action), nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises or the Project, without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto.

     (9) To the fullest extent permitted by law, Tenant shall protect, defend, indemnify and hold harmless Landlord, its directors, officers, partners, employees, agents, successors and assigns from and against any and all claims, fines, judgments, penalties, losses, damages, costs, expenses or liability (including attorneys' fees and costs) directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, transportation to or from, or presence of any Hazardous Material on, under or about the Premises or any part of the Project (collectively a "Release") including, without limitation: (a) all foreseeable consequential damages, including, without limitation, loss of rental income and diminution in property value; (b) the costs of any investigation, monitoring, removal, restoration, abatement, repair, cleanup, detoxification or other ameliorative work of any kind or nature (collectively "Remedial Work") and the preparation and implementation of any closure, remedial or other required plans; (c) any injury to or death of persons or damage to or destruction of property; and (d) any failure of Tenant or Tenant's Agents to observe the foregoing covenants. For purposes of this Paragraph 9(b)(9), any acts or omissions of Tenant or Tenant's Agents (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant. Tenant's obligations under this Paragraph 9(b)(9) shall survive the expiration or earlier termination of this Lease.

     In no event shall Landlord be responsible to Tenant for the presence of Hazardous Materials in, on or about the Premises or the Project to the extent caused or contributed to by any third party.

     (10) Within forty-five (45) days following the end of Tenant's fiscal year, Tenant shall provide Landlord with consolidated financial statements prepared in accordance with generally accepted accounting principles consistently applied and certified as true and correct by Tenant's independent certified public accountant setting forth Tenant's performance for the applicable fiscal year. As of the execution of this Lease, Tenant's fiscal year ends __________. Tenant shall provide Landlord with prompt written notice of any change in Tenant's fiscal year. If at any time it reasonably appears to Landlord that Tenant is not maintaining sufficient insurance or is not otherwise financially capable of fulfilling its obligations under this Paragraph 9(b), whether or not such obligations have accrued, become liquidated, conditional or contingent, Tenant shall procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or from companies or persons and in forms reasonably acceptable to Landlord, as Landlord may from time to time request.

     (11) Upon any Release, Tenant shall, subject to Paragraph 9(b)(8), promptly notify Landlord of the Release and shall, at its sole expense and immediately after demand by Landlord, commence to perform and thereafter diligently prosecute to completion such Remedial Work as is necessary to restore the Premises, Project or any other property affected by the Release to the condition existing prior to the use of any Hazardous Materials. All such Remedial Work shall be performed: (a) in conformance with the requirements of all applicable Environmental Laws; (b) by one or more contractors, approved in advance in writing by Landlord; and (c) under the supervision of a consulting engineer approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant including, without limita- tion, the charges of such contractor(s) and/or the consulting engineer and Landlord's reasonable attorneys' fees and costs incurred in connection with the monitoring or review of such Remedial Work. In the event Tenant shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Landlord may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall become immediately due and payable by Tenant. Tenant's obligations under this Paragraph 9(b)(11) shall survive the expiration or sooner termination of this Lease.

     (12) "Hazardous Materials" shall include, without limitation, (i) those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" under all present and future federal, state and local laws (whether under common law, statute, rule, regulation or otherwise) relating to the protection of human health or the environment, including, without limitation, California Senate Bill 245 (Statutes of 1987, Chapter 1302), the Safe Drinking Water and Toxic Enforcement Act of 1986 (commonly known as Proposition 65) and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C.
Section 6901 et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., all as heretofore and hereafter amended, or in any regulations promulgated pursuant to said laws; (ii) those substances defined as "hazardous wastes" in Section 25117 of the California Health & Safety Code or as "hazardous substances" in Section 25316 of the California Health & Safety Code, or in any regulations promulgated pursuant to said laws; (iii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances (see, e.g., 40 CFR Part 302 and amendments thereto); (iv) such other substances, materials and wastes which are or become regulated under applicable local, state or federal law or by the United States government or which are or become classified as hazardous or toxic under federal, state or local laws or regulations, including, without limitation, California Health & Safety Code, Division 20, and Title 26 of the California Code of Regulations; and (v)any material, waste or substance which contains petroleum, asbestos or polychlorinated biphenyls, is designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act of 1977, 33 U.S.C. Sections 1251, et seq. (33 U.S.C. S 1321) or listed pursuant to Section 307 of the Clean Water Act of 1977 (33 U.S.C. S 1317) or contains any flammable, explosive or radioactive material.

     (13) "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, or regulation now in effect or hereafter enacted pertaining to health, industrial hygiene, or the environmental conditions on, under or about the Premises or any part of the Project, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA") as amended, 42 U.S.C. section 9601 et seq., and the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. sections 6901 et seq.

     (14) In addition to Tenant's obligations pursuant to Paragraph 27(b) of this Lease, Tenant shall, on the expiration or sooner termination of this Lease, surrender the Premises to Landlord free of Hazardous Materials. If Tenant fails to so surrender the Premises and the Project, the provisions of Paragraph 9(b)(9) shall apply. Landlord shall have the right, but not the obligation, to appoint a consultant, at Tenant's expense, to conduct an investigation to determine whether any Hazardous Materials are located in or about the Premises or the Project, and to determine the corrective measures required to remove such Hazardous Materials. Tenant, at its expense, shall comply with all recommendations of the consultant. A failure by Landlord to appoint such a consultant shall in no way relieve Tenant of any of Tenant's obligations set forth in this Lease relating to Hazardous Materials, nor constitute a waiver of Landlord's rights under this Lease. Tenant's obligations under this Paragraph 9(b)(14) shall survive the expiration or earlier termination of this Lease.

     (15) Except as otherwise  provided in Paragraphs  9(b)(4)  (concerning  the implementation of consultant recommendations) and 9(b)(11) (concerning the monitoring and review of Remedial Work), all costs incurred by Landlord in retaining a consultant for any purpose contained in this Paragraph 9(b) shall be an Operating Expense under Paragraph 3 of this Lease unless Landlord retains a consultant pursuant to this Paragraph 9(b), and such consultant reasonably determines after appropriate review of information and/or inspection that Tenant is breaching its obligations under this Lease to comply with this
Paragraph 9(b), in which event all costs and expenses incurred by Landlord in connection with any such review, inspection, and/or implementation of recommendations pursuant to this Paragraph 9(b) shall become due and payable by Tenant as Additional Rent, upon presentation by Landlord of an invoice therefor.

     (16) Upon any violation of any of the foregoing covenants, Landlord shall be entitled to exercise all remedies available to a landlord against a defaulting tenant, including but not limited to those set forth in Paragraph 25(b) of this Lease. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may, at its option (i) immediately terminate this Lease, or (ii) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant (notwithstanding the expiration of the Term). No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this Paragraph 9(b).

     (17) Tenant may request permission to use and store in, and transport to and from the Premises Hazardous Materials not identified on the Permitted Hazardous Materials List by delivering to Landlord Tenant's written request containing the following information for each Hazardous Material for which permission is requested: (i) disclosure of the Hazardous Materials classification (i.e., whether toxic, corrosive, combustible, flammable, poisonous or reactive), as the same may be defined in California Code of Regulations, Title 23, Division 4; (ii) the chemical name of such Hazardous Materials; (iii) the maximum amount of such Hazardous Materials which would be on the Premises at any given time; and (iv) a detailed description of how such materials will be transported to and from the Premises and the location and manner in which such Hazardous Materials will be stored on the Premises. Landlord agrees to promptly commence review of Tenant's written request upon receipt of all of the information described in the previous sentence, and Landlord agrees to use commercially reasonable efforts to respond to Tenant's request within ten (10) business days following receipt of such information. In the event Landlord uses a consultant to review Tenant's request, Tenant shall pay the reasonable fees and costs of such consultant within ten (10) business days after Landlord's request for payment. Landlord shall have the right to reasonably disapprove Tenant's request or to impose reasonable conditions or restrictions on the use, storage, handling or transportation of the Hazardous Materials which are the subject of Tenant's request. Without limiting the criteria upon which Landlord can disapprove such request, Landlord shall have the right to disapprove of such request if the use, storage or handling of such additional Hazardous Materials at the Premises could potentially pose an increased risk of contamination, explosion or fire danger to any portion of the Project.

     (c) ADA. Tenant acknowledges that the Americans with Disabilities Act of 1990 (as amended and as supplemented by further laws from time to time, the "ADA") imposes certain requirements upon the owners, lessees and operators of commercial facilities and places of public accommodation, including, without limitation, prohibitions on discrimination against any individual on the basis of disability. Accordingly, but without limiting the generality of and in addition to all other requirements under this Lease, Tenant agrees to take all proper and necessary action to cause the Premises to be maintained, used and occupied in compliance with the ADA and, further, to otherwise assume all responsibility to ensure the Premises' continued compliance with all provisions of the ADA throughout the Term.


                             UTILITIES AND SERVICES

PARAGRAPH 10

     (a) Payment by Tenant. Tenant shall be responsible for and shall pay promptly all charges for gas, electricity, sewer, heat, light, power, telephone, refuse pickup (to be performed on a regularly scheduled basis so that accumulated refuse does not exceed the capacity of Tenant's refuse bins), janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises, together with all taxes thereon. Tenant shall contract directly with the providing companies for such utilities and services.

     (b) No Abatement of Rent. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rent by reason of any failure or interruption of any utility or other service furnished to the Premises or the Project. No such failure, stoppage, or interruption of any such utility or service shall constitute an eviction of Tenant or relieve Tenant of the obligation to perform any covenant or agreement of this Lease to be performed by Tenant. In the event of any such failure, stoppage or interruption of the utilities or services to be supplied by Landlord, Landlord shall use good faith efforts to have service promptly resumed. Where the cause of any such failure, stoppage or interruption of such utilities or services is within the control of a public utility or other public or quasi-public entity outside Landlord's control, notification to such utility or entity of such failure, stoppage or interruption and request to remedy the same shall constitute "good faith efforts" by Landlord to have service promptly resumed.

                              RULES AND REGULATIONS

PARAGRAPH 11

     Tenant agrees to abide by all rules and regulations for use of the Premises, the Building, the Phase and the Project imposed by Landlord, as the same may be revised from time to time, including, without limitation, the following: (a) Tenant shall comply with all of the requirements of Landlord's emergency response plan, as the same may be amended from time to time; and (b) Tenant shall not place any furniture, furnishings, fixtures or equipment in the Premises in a manner so as to obstruct the windows of the Premises to cause the Building, in Landlord's good faith determination, to appear unsightly from the exterior. Such rules and regulations are and shall be imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises, the Building, the Phase and the Project and as may be necessary for the enjoyment of the Building and the Project by all tenants and their clients, customers, and employees. Landlord shall not be liable for the failure of any tenant or of the agents or employees of any tenant to conform to such rules and regulations.


                           TAXES ON TENANT'S PROPERTY

PARAGRAPH 12

     Tenant shall be liable for, and shall pay, at least ten (10) days before delinquency, all taxes, levies and assessments levied against any personal property or trade fixtures placed by Tenant in or about the Premises or against the cost or value of any leasehold improvements made in or to the Premises by or for Tenant regardless of whether title to such improvements shall be in Tenant or Landlord. If any such tax, levy or assessment on Tenant's personal property, trade fixtures or leasehold improvements is levied against Landlord or Landlord's property, or if the assessed value of the Building or the Project is increased by the inclusion therein of a value placed upon such personal property, trade fixtures or leasehold improvements of Tenant and if Landlord pays such taxes, levies or assessment based upon such increased assessment (which Landlord shall have the right to do regardless of the validity thereof), Tenant shall upon demand repay to Landlord the amount of such taxes, levies or assessments so levied against Landlord, or the proportion of any taxes, levies or assessments resulting from such increase in assessment. Tenant shall also be liable for and shall upon demand repay to Landlord the amount of any rental, excise, sales, transaction privilege or other tax or levy, however denominated, imposed upon or measured by the rent reserved hereunder or on Landlord's business of leasing the Premises, excepting only net income taxes, franchise taxes and estate, inheritance or gift taxes.


                                FIRE OR CASUALTY

PARAGRAPH 13

     (a) Obligation to Restore. Except as otherwise provided below, in the event the Premises or access thereto is wholly or partially destroyed by fire or other casualty covered by the form of fire and extended coverage insurance maintained by Landlord, Landlord shall rebuild, repair or restore the Premises and access thereto to substantially the same condition as when the same were furnished to Tenant, excluding any improvements installed by Tenant, and this Lease shall continue in full force and effect, except that rent shall abate during the period which, and to the extent to which, any portion of the Premises is untenantable and is not used by Tenant. Notwithstanding the foregoing, in no event shall Landlord be required to expend more than the amount of insurance proceeds received by Landlord in respect of any such casualty in connection with Landlord's restoration of the Premises.

     (b) Election Not to Restore. In the event that the Building is damaged or destroyed to the extent of more than twenty-five percent (25%) of its replacement cost or to any extent by a casualty not so covered, or if the buildings at the Project shall be damaged to the extent of fifty percent (50%) or more of the replacement value or to any extent by a casualty not so covered, and regardless of whether or not the Premises be damaged, Landlord may elect by written notice to Tenant given within thirty (30) days after the occurrence of the casualty to terminate this Lease in lieu of so restoring the Premises, in which event this Lease shall terminate as of the date specified in Landlord's notice, which date shall be no later than sixty (60) days following the date of Landlord's notice.

     (c) Restoration. Upon the occurrence of a casualty as to which Landlord does not elect to terminate this Lease, Landlord shall, within thirty (30) days after the date of such casualty, or as soon thereafter as reasonably possible, notify Tenant in writing of the time estimated by Landlord to repair or restore the damage caused by such casualty. If Landlord's estimated time to complete such restoration is more than nine (9) months from the date of the occurrence and such damage or destruction materially adversely interferes with Tenant's use of the Premises, Tenant may elect to terminate this Lease by written notice to Landlord given within fifteen (15) days after receipt of Landlord's estimate. If Tenant has the right to terminate this Lease and timely and properly exercises such right, this Lease shall terminate on the date of Tenant's notice to Landlord. If Tenant is not entitled to terminate this Lease or if Tenant is so entitled but fails to do so in time and in the manner herein specified, Landlord shall repair or restore the Premises as promptly as practicable and this Lease shall continue in effect. Landlord shall in no event be obligated to make any repairs or replacement of any items other than those items installed by and at the expense of Landlord. If the Premises are rendered totally untenantable, rent shall abate during the period that the Premises remain untenantable and Tenant does not use the Premises. However, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises, for damage to Tenant's personal property in or improvements to the Premises or for any inconvenience or annoyance occasioned by any such destruction, rebuilding or restoration of the Premises or the Building or access thereto. Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and any present or future laws or case decisions to the same effect.

     (d) Landlord, in repairing the Building and the Premises, shall repair any damage to the Building itself, including any damage to the shell of the Premises as existing as of the date hereof, and Tenant shall pay the cost of repairing or replacing the Tenant Improvements in the Premises existing immediately prior to the occurrence of any damage, and Tenant shall repair or replace all of Tenant's trade fixtures, furnishings, equipment and other personal property. Landlord shall not be required to repair any injury or damage to the personal property of Tenant, or to make any repairs to or replacement of any alterations, additions, improvements or fixtures installed on the Premises by or for Tenant.


                                 EMINENT DOMAIN

PARAGRAPH 14

     (a) Termination of Lease. In case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy thereof, shall be taken by any lawful power or authority by exercise of the right of eminent domain, or shall be sold to prevent such taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to such authority. If at least twenty- five percent (25%) of the leasable area of Tenant's Phase, or twenty-five percent (25%) of the leasable area of the Project, is taken by any lawful power or authority by exercise of the right of eminent domain, or shall be sold to prevent such taking, Landlord may terminate this Lease effective as of the date possession is required to be surrendered to such authority. Landlord may, without any obligation to Tenant, agree to sell or convey to the taking authority the Premises, the Building, Tenant's Phase, the Project or any portion thereof sought by the taking authority, free from this Lease and the right of Tenant hereunder, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment.

     (b) Partial Taking. In the event the amount of property or the type of estate taken shall not substantially interfere with Tenant's use of the Premises, and neither Landlord nor Tenant shall have terminated this Lease pursuant to Paragraph 14(a) above, then Landlord shall promptly restore the Premises to substantially their condition prior to such partial taking and this Lease shall continue in full force and effect except that a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be deprived on account of such taking and restoration.

     (c) Awards. Except as expressly provided herein, Tenant shall not because of any taking of all or any portion of the Premises assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award therefor without deduction for any estate or interest of Tenant. Nothing contained in this subparagraph, however, shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority independent of Landlord, and without in any manner interfering with or reducing any claim of Landlord against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.


                            ASSIGNMENT AND SUBLETTING

PARAGRAPH 15

     (a) Landlord's Consent. Tenant shall not voluntarily or involuntarily assign, sublet, mortgage or otherwise transfer or encumber all or any portion of its interest in this Lease or in the Premises or permit the use of the Premises by any party other than Tenant without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such attempted assignment, subletting, mortgaging, transfer or other encumbering without such consent shall be null and void and of no effect. Without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny any proposed assignment or sublease if (1) the use to be made of the Premises by the proposed assignee or subtenant is not generally consistent with the character and nature of all other tenancies in the Project, or (2) the proposed assignee or subtenant uses Hazardous Materials, or (3) the character, reputation or financial responsibility of the proposed assignee or subtenant is not satisfactory to Landlord or in any event is not at least equal to that which was possessed by Tenant as of the date of execution of this Lease, or (4) the proposed assignee or subtenant is an existing tenant in the Project or is negotiating with
Landlord   or   Landlord's   representative,   or  the  owner  (or  the  owner's
representative) of any other Phase of the Project, to lease space at the Project, or (5) Tenant is in default hereunder, or a condition exists which, with the passage of time or the giving of notice or both, would constitute such a default.

     (b) No Relief. No permitted assignment, subletting, mortgaging or other encumbering of Tenant's interest in this Lease shall relieve Tenant of its obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person other than Tenant shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting, assignment, mortgaging or other encumbering of the Premises. Consent to an assignment, sublease, mortgage or other encumbrance shall not be deemed to constitute consent to any subsequent attempted assignment, sublease, mortgage or other encumbrance.

     (c) Notice to Landlord. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord (1) the name of the proposed subtenant or assignee, (2) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises, (3) copies of all applicable documentation in connection with the proposed sublease or assignment, and (4) such financial and other information as Landlord may reasonably request concerning the proposed subtenant or assignee.

     (d) Condition to Consent. As a condition to Landlord's consent to such assignment or subletting, if the net aggregate rental paid or given by any sublessee or assignee exceeds, on a square foot basis, the amount per square foot payable by Tenant to Landlord for the Premises, then Tenant shall pay to Landlord as additional rental hereunder, monthly as received, twenty-five percent (25%) of such excess rental. Net aggregate rental as used herein shall mean gross rental and additional consideration of any kind or type received by Tenant with respect to the subleased or assigned premises, less the following actual and documented out-of- pocket costs incurred by Tenant (amortized, in the case of a sublease, over the term of said sublease, on a straight line basis):
Tenant's actual costs of any commercially reasonable commission paid by Tenant to a broker independent of Tenant in connection with such sublease or assignment, reasonable legal fees in processing such assignment or subletting, reasonable advertising costs and commercially reasonable costs to remodel or renovate the area subject to such subletting or assignment. "Sublet" and "sublease" shall include a sublease as to which Tenant is sublessor and any sub-sublease or other sub-subtenancy, irrespective of the number of tenancies and tenancy levels between the ultimate occupant and Landlord, as to which Tenant receives any consideration. Tenant shall require on any sublease which it executes that Tenant receive all profit from all sub-subtenancies, irrespective of the number of levels thereof. Any rent or other consideration which is to be passed through to Landlord by Tenant pursuant to this Paragraph 15(d) shall be paid to Landlord promptly upon receipt by Tenant and shall be paid in cash, irrespective of the form in which received by Tenant from any subtenant or assignee. In the event that any rent or other consideration received by Tenant from a subtenant or assignee is in a form other than cash, Tenant shall pay to Landlord in cash the fair value of such consideration.

     (e) Landlord's Election. At any time within thirty (30) days after Landlord's receipt of the information specified in Para- graph 15(c) above, Landlord may by written notice to Tenant elect to (1) consent to the proposed sublease or assignment; (2) sublease the Premises or the portion thereof so proposed to be subleased by Tenant or take an assignment of Tenant's leasehold estate hereunder or such part thereof as shall be specified in such notice to Landlord, in each case upon the same terms stated in this Lease, and concurrently enter into the proposed sublease or assignment to the proposed subtenant or assignee on the same terms as those offered by Tenant, as the case may be; (3) terminate this Lease as to the portion (including all) of the Premises so proposed to be subleased or assigned, with a proportionate abatement in the rent payable hereunder; or (4) reasonably withhold its consent to the proposed sublease or assignment.

     (f) No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger but shall, at the option of Landlord, either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of such subleases or subtenancies. If Tenant is a corporation which under the then current guidelines published by the Commissioner of Corporations of the State of California, is not deemed to be a public corporation or is an unincorporated association or partnership, then the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed to be an assignment within the meaning and provisions of this Paragraph 15.

     (g) Assignment of Rent. Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted by this Lease, and Landlord, as assignee and attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligation under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent.

     (h) Landlord's Costs. Tenant agrees to reimburse Landlord for Landlord's costs and attorneys' fees incurred in conjunction with the processing and documentation of any requested assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Tenant's interest in and to the Premises which is submitted for approval to Landlord, whether or not Landlord approves the same.

     (i) Assignment to SERC, Inc.. Notwithstanding Paragraph 15(a) hereof, in the event that Tenant merges with SERC, Inc., a Colorado corporation, to create a new corporation entitled Telegen Corporation ("TC"), and provided that all of the assets of Tenant are assigned to TC and the obligations under this Lease are assumed by TC, then (1) Tenant shall not be obligated to obtain Landlord's consent to the assignment of this Lease to TC, and (2) all of the terms of this Paragraph 15 shall apply to such assignment, other than the obligation to obtain Landlord's consent thereto, and other than Paragraphs 15(d) and (e) hereof.

     (j) Sublease to Affiliates. Notwithstanding Paragraph 15(a) hereof, Tenant shall have the right to sublet the Premises, without obtaining Landlord's prior written consent, to any any subsidiary corporations of which Telegen Corporation owns at least a fifty percent (50%) interest; provided that all of the terms of this Paragraph 15 shall apply to such subleases, other than the obligation to obtain Landlord's consent thereto, and other than Paragraphs 15(d) and (e) hereof.


                                     ACCESS

PARAGRAPH 16

     (a) Access to Premises. Subject to the provisions of this Paragraph 16, Landlord reserves and shall have the right to enter the Premises upon twenty-four (24) hours notice (except in case of emergency, when no notice shall be required) to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to submit the Premises to prospective purchasers or (during the last six (6) months of the term only) prospective tenants, to post notices of nonresponsibility, to use and maintain pipes and conduits in and through the Premises and to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of an eviction of Tenant and without abatement of rent. Tenant shall have the right to have a representative of Tenant accompany Landlord when Landlord enters the Premises (except in case of emergency). Landlord may, for the purpose of altering, improving or repairing the Premises or any other portion of the Building, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord shall use commercially reasonable efforts where practicable to conduct such entries and activities in a workmanlike manner so as to reasonably minimize interference with Tenant's ability to conduct its business at the Premises and Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned thereby or arising therefrom. No provision of this Paragraph 16 shall be construed as obligating Landlord to perform any repairs, alterations or decoration not otherwise expressly required of Landlord under this Lease.

     (b) Restricted Area. A portion of the Premises may be designated by Tenant as a "Restricted Area," based upon a commercially reasonable business purpose, such as safety or confidentiality, for doing so. Landlord shall not possess a key to any Restricted Area; provided that (i) Tenant shall cooperate with Landlord in connection with Landlord's rights of access to the Restricted Area;
(ii) during Tenant's business hours, Tenant shall always have a representative present to admit Landlord into the Restricted Area, (iii) the foregoing shall be subject to all federal, state and local laws, rules and regulations, including without limitation restrictions imposed by the City of Redwood City or the County of San Mateo Fire Department or other emergency services department, and Tenant shall be responsible for determining whether the access limitations set forth herein comply with all such legal requirements, and (iv) Tenant shall pay all fees and charges imposed by any governmental authority in connection with the limitations on access set forth herein.

     (c) Proprietary Area. A portion of the Premises may be designated by Tenant as a "Proprietary Area," based upon a commercially reasonable business purpose, such as safety or confidentiality, for doing so. Landlord shall have the right at all times to have and retain a key with which to unlock all of the doors in, upon and about the Proprietary Area, excluding Tenant's vaults and safes therein, if any. Landlord shall not enter any Proprietary Area unless Landlord is accompanied by a representative of Tenant; provided that (i) Tenant shall cooperate with Landlord in connection with Landlord's rights of access to the Proprietary Area; (ii) during Tenant's business hours, Tenant shall always have a representative present to admit Landlord into the Proprietary Area, (iii) the foregoing shall be subject to all federal, state and local laws, rules and regulations, including without limitation restrictions imposed by the City of Redwood City or the County of San Mateo Fire Department or other emergency services department, and Tenant shall be responsible for determining whether the access limitations set forth herein comply with all such legal requirements, and
(iv) Tenant shall pay all fees and charges imposed by any governmental authority in connection with the limitations on access set forth herein.

     (c) Unrestricted Area. All portions of the Premises which are not Restricted Area or Proprietary Area shall be referred to herein as "Unrestricted Area." Landlord shall have the right at all times to have and retain a key with which to unlock all of the doors in, upon and about the Unrestricted Area, excluding Tenant's vaults and safes therein, if any.

     (d) Emergencies. Landlord shall have the right to use any and all means which Landlord may deem proper to open doors to the Premises in an emergency in order to obtain entry to the Premises and any such entry shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises or an eviction of Tenant from the Premises or any portion thereof.

     (e) Indemnification. To the fullest extent permitted by then applicable law, Tenant shall protect, indemnify and hold Landlord harmless from, and defend Landlord against any and all claims, losses, costs, damages, expenses, or liabilities, including, without limitation, attorneys' fees and costs of defense, for any injury or damage to any person or property whatsoever caused in part or in whole by the restrictions on Landlord's access to the Premises set forth in this Paragraph 16; excluding, however, such damage to the extent caused solely by the gross active negligence or intentional misconduct of Landlord. This indemnity shall not require payment by Landlord as a condition precedent to recovery from Tenant.

                SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES

PARAGRAPH 17

     (a) Subordination. Subject to the last sentence of this Paragraph 17(a), this Lease is junior, subject and subordinate to all declarations of restrictions and all mortgages, deeds of trust and other security instruments of any kind now covering the Premises, the Project, or any portion of thereof. Landlord reserves the right to place liens or encumbrances on the Premises, the Project, or any part of or interest in any of the foregoing, and, subject to the last sentence of this Paragraph 17(a), this Lease shall be subject and subordinate to any such liens or encumbrances now or hereafter imposed by Landlord without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing any such subordination of this Lease as may be requested by Landlord. In the event Tenant fails to so execute any such further instrument within ten (10) business days after demand therefor, Landlord may execute such instrument on behalf of Tenant as Tenant's attorney-in-fact (and Tenant hereby makes, constitutes and irrevocably appoints Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead to execute such instruments) and such failure shall constitute a material breach of this Lease. In the event of the foreclosure of any such lien or encumbrance, Tenant shall attorn to the then owner who owns or acquires title to the Premises or the Project and will recognize such owner as Landlord under this Lease. Tenant hereby waives any right to terminate this Lease because of any such foreclosure. Notwithstanding the foregoing, Tenant agrees that if any holder of a mortgage, deed of trust or other security instrument covering the Premises or the Project desires this Lease to be senior to the lien of such mortgage, deed of trust or security instrument, upon written notice from Landlord or such holder to Tenant indicating such desire, this Lease shall automatically become senior to such mortgage, deed of trust or security instrument and Tenant agrees to execute, promptly upon Landlord's or such holder's demand therefor, such instruments as Landlord or such holder shall reasonably require confirming the priority of this Lease, but Tenant's failure to execute such instrument shall not affect such holder's election to cause this Lease to be superior to such holder's lien.

     (b) Estoppel Certificates. Tenant shall at any time and from time to time, upon not less than three (3) days' prior notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and describing the same), the dates through which the Basic Annual Rent, Additional Rent and all other charges have been paid in advance, if any, and stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default. Any such statement delivered pursuant to this Paragraph 17(b) may be relied upon by any prospective purchaser or encumbrancer (and all successors thereof) of any interest of Landlord in or to Tenant's Phase or the Project and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in any such statement or other estoppel certificate supplied to Landlord by Tenant. Tenant's failure to timely deliver any such statement shall be conclusive upon Tenant that (1) this Lease is in full force and effect, without modification except as may be represented by Landlord, (2) there are no uncured defaults in Landlord's performance, and
(3) not more than one month's Basic Annual Rent has been paid in advance.


                                SALE BY LANDLORD

PARAGRAPH 18

     In the event of a sale or conveyance by Landlord of the Premises, such transfer shall operate to release Landlord from any and all liability under this Lease. Subject to the provisions of Paragraph 17 above, Tenant's right to quiet possession of the Premises shall not, however, be disturbed on account of such transfer, so long as Tenant shall pay all rent and observe and perform all provisions of this Lease to be observed and performed by Tenant, unless this Lease is terminated pursuant to specific provisions relating to termination contained in this Lease. If any security deposit has been made by Tenant, Landlord may transfer the then balance of such deposit to Landlord's transferee in connection with the sale or conveyance of the Premises, and thereupon Landlord shall be discharged from any further liability in connection with such deposit.


            NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE

PARAGRAPH 19

     (a) Landlord's Non-Liability. Except to the extent caused solely by the active negligence or intentional misconduct of Landlord, Landlord shall not be liable for any injury or damage which may be sustained by any person or any goods, wares, merchandise or other property of Tenant, of Tenant's employees, invitees or customers or of any other person in or about the Premises resulting from any cause whatsoever (including, without limitation, fire, steam, electricity, gas, water, rain or dampness which may occur, leak or flow from or into any part of the Premises or any other place, any breakage, leakage, obstruction or other defect in the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the Premises, theft, explosion or falling plaster). In no event shall Landlord be liable for any damage arising from any act or neglect of any other tenant of the Project or any of their officers, employees, agents, representatives, customers, visitors or invitees, for any damage to Tenant's property entrusted to employees of Landlord or its agents, for any interference with light or other incorporeal hereditaments or for any damage arising from any latent defect in the Premises or the Project.

     (b) Indemnification. To the fullest extent permitted by then applicable law, Tenant shall protect, indemnify and hold Landlord harmless from, and defend Landlord against any and all claims, losses, costs, damages, expenses, or liabilities, including, without limitation, attorneys' fees and costs of defense, for any injury or damage to any person or property whatsoever caused in part or in whole by the act, neglect, fault or omission of Tenant or its assignees, subtenants or agents, of the respective servants, employees or invitees of any of the foregoing persons or of any other persons permitted in the Building or elsewhere in the Project by Tenant or any of such persons; excluding, however, such damage to the extent caused solely by the active negligence or intentional misconduct of Landlord. This indemnity shall not require payment by Landlord as a condition precedent to recovery from Tenant. In addition, if any person not a party to this Lease shall institute any other type of action against Tenant in which Landlord, involuntarily and without cause, shall be made a party defendant, Tenant shall indemnify Landlord, hold Landlord harmless from, and defend Landlord against any and all claims, losses, costs, damages, expenses or liabilities by reason thereof, except to the extent such claims, losses, costs, damages, expenses or liabilities result directly from Landlord's active negligence or intentional misconduct.

     (c) Tenant's Insurance. Tenant hereby agrees to maintain in full force and effect at all times during the Term and any other period of its occupancy or possession of the Premises, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance which afford the following coverages: (1) Worker's Compensation and Employer's Liability Insurance to the extent required by then applicable law, (2) Commercial General Liability Insurance with a Broad Form Liability Endorsement (including protective liability coverage on operations of independent contractors engaged in construction, coverage of Tenant's indemnity obligations under this Lease and blanket contractual liability insurance) on an "occurrence" basis against claims for "personal injury" liability, including, without limitation, bodily injury, death and property damage liability, with a limit of not less than Three Million Dollars ($3,000,000) in the event of "personal injury" to any number of persons or of damages to property arising out of any single "occurrence," (3) insurance against loss or damage by fire and such other risks and hazards as are insurable under then applicable standard forms of "all risk" fire and extended coverage insurance policies to all of the Tenant Improvements and the personal property, furniture, furnishings and fixtures belonging to Tenant used or located in the Premises for not less than one hundred percent (100%) of the actual replacement value thereof (the proceeds of which insurance, so long as this Lease remains in effect, shall be used to repair or replace such personal property, furnishings and fixtures in the Premises; provided, however, that upon any termination of this Lease pursuant to Paragraph 13 above, all such proceeds shall be the property of Landlord), and (4) business interruption or loss of income insurance in an amount equal to the Basic Annual Rent for a period of at least twelve (12) months commencing with the date of loss (the proceeds of which insurance shall be paid to Landlord to the extent of any abatement of rent under the Lease).

     (d) Deductibles. Tenant may, with the prior written consent of Landlord, elect to have reasonable deductibles in connection with the policies of insurance required to be maintained by Tenant under Paragraph 19(c)(3) above.

     (e) Certificates of Insurance. Tenant shall deliver to Landlord at least thirty (30) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to expiration of each such policy, certificates of insurance from the carrier providing such insurance evidencing the above coverages with limits not less than those specified above. Such certificates, with the exception of worker's compensation, shall designate Landlord, each of its partners, subsidiaries, affiliates, directors, agents and employees, as additional insureds and shall expressly provide that the interest of such persons therein shall not be affected by any breach by Tenant of any policy provision for which such certificates evidence coverage. Further, each such certificate shall expressly provide that no less than thirty (30) days' prior written notice shall be given to Landlord in the event of a material alteration to or cancellation of the coverages evidenced by such certificate. The insurance which Tenant is required to maintain in force and effect under this Paragraph 19 shall be primary insurance as respects Landlord (and any other additional insureds designated by Landlord) and not excess over or contributory with any other available insurance. Certificates of insurance evidencing the liability insurance coverage required under Paragraph 19(c)(2) above shall contain an endorsement providing, in substance, that such insurance as is afforded thereby for the benefit of Landlord (and any other additional insureds designated by Landlord) shall be primary and any insurance carried by Landlord (and any other such additional insureds) shall be excess and not contributory.

     (f) Increase in Coverage. Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amounts of existing insurance and such other coverages and insurance as Landlord may reasonably require.

     (g) No Co-Insurance. If on account of the failure of Tenant to comply with the provisions of this Paragraph 19, Landlord or any other person is adjudged a co-insurer by its insurance carrier, then any loss or damage which Landlord or such other person shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

     (h) Insurance Limits. Landlord makes no representation that the limits of liability specified to be carried by Tenant under this Lease are adequate to protect Tenant against Tenant's undertaking under this Lease. In the event Tenant believes that any such required coverage is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate. In no event shall the limits of any coverage maintained by Tenant pursuant to this Paragraph 19 be considered as limiting Tenant's liability under this Lease.

     (i) Consequential Damages. In no event shall Landlord be liable to Tenant for any damage by reason of loss of profits, business interruption or other consequential damage.

     (j) General Requirements. All insurance required to be carried by Tenant hereunder shall be with companies reasonably acceptable to Landlord. All policies and certificates delivered by Tenant pursuant to this Paragraph shall contain liability limits not less than those set forth herein, shall list all additional insureds and shall specify all endorsements and special coverages required by this Paragraph. Any insurance required to be maintained by Tenant may be maintained pursuant to so-called "blanket" policies of insurance so long as the Premises are specifically identified therein (by endorsement or otherwise) as included in the coverage provided and such policies otherwise comply with the provisions of this Lease.


                              WAIVER OF SUBROGATION

PARAGRAPH 20

     (a) Without affecting any other rights or remedies hereunder, at law or in equity, Landlord and Tenant each hereby waives all rights of recovery against the other, any other tenant or occupant in the Building or the Project and all officers, employees, agents, representatives, customers and business visitors of such persons for loss of or damage to property at the Project arising from any cause insured against under any policy of all-risk insurance either required to be carried by such waiving party pursuant to the provisions of this Lease or actually carried by such waiving party. The foregoing waiver shall be effective whether or not such waiving party shall actually obtain and maintain the "all risk" insurance required pursuant to this Lease. Tenant shall, upon obtaining the policies of insurance which it is required to maintain under this Lease, give notice to its insurance carriers that the foregoing waiver of subrogation is contained in this Lease.

     (b) In the event either Landlord or Tenant notifies the other that an insurer under any policy described in Paragraph 20(a) above has refused to consent to or permit the waiver of subrogation thereunder in any fashion or has conditioned the same upon the payment of an additional premium, then such waiver shall be of no force or effect with respect to loss or damage covered by such policy during the period commencing five (5) business days after such other party's receipt of such notice and continuing until such insurer reinstates such consent; provided, however, that if such other party elects to reimburse the notifying party for any required additional premium, the notifying party shall obtain such insurer's consent.


                                 ATTORNEYS' FEES

PARAGRAPH 21

     In the event any party to this Lease brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease (including all addenda and exhibits hereto), the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover reasonable attorneys' fees, expenses and costs of investigation as actually incurred (including, without limitation, attorneys' fees, expenses and costs of investigation incurred in appellate proceedings or in connection with the enforcement or collection of any judgment obtained in any suit or other proceeding with respect to the subject matter or enforcement of this Lease, costs incurred in establishing any right to indemnification, or in any action or participation, or in connection with, any case or proceeding under Chapters 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Section 101 et seq., or any successor statutes). The parties hereto expressly agree that (i) any attorneys' fees incurred in connection with the enforcement or collection of any judgment obtained in any suit or other proceeding with respect to the subject matter or enforcement of this Lease shall be recoverable as a separate item,
(ii) the provisions of this Paragraph 21 shall survive the entry of any judgment with respect to the subject matter or enforcement of this Lease, and (iii) the provisions of this Paragraph 21 will not merge, or be deemed to have merged, into any such judgment.


                                     WAIVER

PARAGRAPH 22

     No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord's agents during the Term, including, without limitation, Tenant's delivery of the keys to the Premises to any employee or agent of Landlord, shall operate as or be deemed to be a termination of this Lease, a surrender of the Premises or an acceptance of a surrender of the Premises unless expressly stated in a writing signed by Landlord. The acceptance of any rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord. The acceptance of any payment from a debtor- in-possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not constitute a waiver of or cure a default under Paragraphs 15 or 24 hereof.


                                     NOTICES

PARAGRAPH 23

     (a) Any notice required by law to be given by Landlord to Tenant as a condition to the filing of an action alleging an unlawful detainer of the Premises, including, without limitation, any three (3) days' notice under
Section 1161(2) or (3) of the California Code of Civil Procedure, and any service of process made by Landlord in connection with any action arising out of or related to this Lease or the Premises shall be effective only if in writing and either sent by registered or certified mail, return receipt requested, or delivered personally to Tenant either (1) at the Premises, or (2) at any place where Tenant or any agent or employee of Tenant may be found.

     (b) Except as otherwise expressly provided in this Lease, any notice, demand, request or other communication not described in (a) above given or required to be given by Landlord hereunder shall be effective only if in writing and either sent by registered or certified mail, return receipt requested, or by recognized overnight courier or delivered personally to the following:

                           Telegen Corporation
                           101 Saginaw Drive
                           Redwood City, CA 94063

     (c) Except as otherwise expressly provided in this Lease, any notice, demand, request or other communication given or required to be given by Tenant hereunder shall be effective only if in writing and either sent by registered or certified mail, return receipt requested, or by recognized overnight courier or delivered personally to each of the following:

                  (1)      METROPOLITAN LIFE INSURANCE COMPANY
                           101 Lincoln Centre Drive, Sixth Floor
                           Foster City, California 94404
                           Attention:  Assistant Vice President

                  (2)      METROPOLITAN LIFE INSURANCE COMPANY
                           101 Lincoln Centre Drive, Sixth Floor
                           Foster City, California  94404
                           Attention:  Associate General Counsel

                  (3)      LINCOLN PROPERTY COMPANY N.C., INC.
                           101 Lincoln Centre Drive, Fourth Floor
                           Foster City, California  94404
                           Attention:  Director of Property Management,
                                              Seaport Centre

     (d) Tenant and Landlord may designate new addresses for notice for the purposes of (b) or (c) above (however, in no event may any party have more than four (4) separate designations at any one time) by notice given to the other in accordance with the provisions of this Paragraph 23.

     (e) Any notice hereunder shall be deemed effectively given upon its delivery or the addressee's refusal to accept delivery as indicated by the person attempting such personal delivery, by the applicable return receipt, if sent by registered or certified mail, or by similar advice from the recognized courier company, as the case may be.


                            INSOLVENCY OR BANKRUPTCY

PARAGRAPH 24

     (a) Prior to Term. If at any time prior to the date herein fixed as the commencement of the Term there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors (collectively, an "Insolvency Event"), this Lease shall ipso facto be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or by an order of any court shall be entitled to possession of the Premises and Landlord, in addition to the other rights and remedies given by Paragraph 25(b) hereof or by virtue of any other provision in this Lease contained or by virtue of any statute or rule of law, may retain as damages any rent, security, deposit or moneys received by it from Tenant or others on behalf of Tenant.

     (b) No Assignment. In no event shall this Lease be assigned or assignable by operation of law and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency or reorganization proceeding.


                                     DEFAULT

PARAGRAPH 25

     (a) Default by Tenant. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

     (1) Any failure by Tenant to pay rent or to make any other payment required to be made by Tenant hereunder at the time specified for payment.

     (2) Any abandonment or vacation of the Premises by Tenant.

     (3) Any warranty, representation or statement made or furnished by Tenant to Landlord at any time in connection with this Lease or any other agreement to which Tenant and Landlord are parties is determined to have been false or misleading in any material respect when made or furnished.

     (4)  Any  attempted  assignment,   sublease,  mortgage  or  encumbrance  in
violation of Paragraph 15 above.

     (5) The occurrence of any Insolvency Event filed against Tenant by a third party other than Landlord which is not dismissed within thirty (30) days after such occurrence or the occurrence of any other Insolvency Event.

     (6) Any failure by Tenant to observe and perform any other provision of this Lease (or of the addenda attached hereto) to be observed or performed by Tenant, where such failure continues for fifteen (15) days (except where a different period is specified in this Lease or in the addenda) after written notice thereof by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure, and provided, further, that if the nature of such default is such that the same cannot reasonably be cured within such fifteen (15) day period, Tenant shall not be deemed to be default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; but in no event shall any such cure period exceed ninety (90) days in the aggregate.

     (b) Remedies. In the event of any such default by Tenant, then in addition to all other remedies available to Landlord at law or in equity:

     (1) Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of such intention to terminate, in which event Landlord may recover from Tenant all of the following: (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves reasonably could have been avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves reasonably could be avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; plus (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. As used in (i) and
(ii) above, the "worth at the time of award" shall be computed by allowing interest at the rate specified in Paragraph 36(a) below and as used in (iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     (2) Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

     (3) In the event Landlord elects to re-enter the Premises under (2) above or takes possession of the Premises pursuant to any proceeding or notice provided by law or Tenant vacates or abandons the Premises, but Landlord does not elect to terminate this Lease as provided in this Paragraph 25, Landlord may from time to time without terminating this Lease either recover from Tenant all rent as it becomes due or relet the Premises or any part thereof upon such terms and conditions as Landlord in its sole discretion may deem advisable, with the right of Landlord to make alterations and repairs to the Premises. In the event of any such reletting, rental and other charges received by Landlord therefrom shall be applied in the following order: (i) to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, (ii) to the payment of all costs of such reletting, (iii) to the payment of the cost of any alterations and repairs to the Premises, and (iv) to the payment of rent and other charges due and unpaid hereunder. The residue, if any, shall be held by Landlord and applied in payment of future rent and other charges due hereunder, as the same may become due. In the event the rental and other charges received by Landlord from such reletting are at any time less than the then aggregate of (i) through
(iv) above, Tenant shall pay such deficiency to Landlord immediately upon demand therefor, but not more often than monthly.

     (4) No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 25 shall be construed as an election to terminate this Lease unless a written notice of such intention shall be given to Tenant or unless such termination shall be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

     (5) In any action for unlawful detainer commenced by Landlord against Tenant by reason of any default hereunder, the reasonable rental value of the Premises for the period of the unlawful detainer shall be the amount of rent reserved in this Lease for such period, unless Landlord or Tenant shall prove to the contrary by competent evidence. The rights and remedies reserved to Landlord herein, including those not specifically described, shall be cumulative and, except as otherwise provided by then applicable California law, Landlord may pursue any or all of such rights and remedies at the same time or otherwise.

     (6) Provided that Landlord serves notice in accordance with the provisions of this Paragraph 25 and Paragraph 23 above, Tenant hereby waives any notice required by Section 1161 of the California Code of Civil Procedure.

     (c) Default by Landlord. Landlord shall not be in default or breach of this Lease unless Landlord fails to observe or perform an obligation required under this Lease to be observed or performed by Landlord and such failure continues for thirty (30) days (except where a different period is specified in this Lease) after written notice thereof by Tenant to Landlord; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period, Landlord shall not be deemed to be default if Landlord shall within such period commence such cure and thereafter diligently prosecute the same to completion.

                                  HOLDING OVER

PARAGRAPH 26

     If Tenant holds over after the expiration or earlier termination of the Term without the express written consent of Landlord, Tenant shall become a tenant at sufferance only at either the then prevailing market rate, as determined by Landlord in its sole and absolute discretion, for the Premises or, at Landlord's option, one hundred fifty percent (150%) of the Basic Annual Rental, in each case in effect upon the date of such expiration or earlier termination (subject to such adjustments as may be provided for in Paragraph 2 above and prorated on a daily basis) and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal of this Lease. The foregoing provisions of this Paragraph are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law, including without limitation Landlord's right to receive damages, consequential and direct, sustained by reason of Tenant's retention of possession.


                              CONDITION OF PREMISES

PARAGRAPH 27

     (a) Possession of Premises. Tenant acknowledges that except as may be expressly specifically provided herein, if at all, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or with respect to the suitability of any part of the same for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in a good and sanitary order, condition and repair acceptable to Tenant.

     (b) Surrender of Premises. Upon the expiration or early termination of this Lease, Tenant shall surrender the Premises to Landlord in safe, clean and good condition (except for ordinary wear and tear associated with normal office use) and free of Hazardous Materials. Tenant shall remove all of its personal property as of the expiration date or termination date, as the case may be. In addition, at Landlord's option, Landlord may require Tenant to remove all alterations installed by Tenant or for Tenant's benefit at the Premises. If Tenant shall remove or restore any such property or alterations, Tenant shall repair any damage arising from such removal. The terms of this Paragraph 27(b) shall survive the expiration or earlier termination of this Lease.


                                QUIET POSSESSION

PARAGRAPH 28

     Upon Tenant's paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term, subject to all the provisions of this Lease.


                                NOTICE OF DAMAGE

PARAGRAPH 29

     Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or at the Project or of any defects discovered therein or in their fixtures or equipment.


                                  GOVERNING LAW

PARAGRAPH 30

         This Lease shall be governed by, and construed in accordance with the laws of the State of California.


                           COMMON FACILITIES; PARKING

PARAGRAPH 31

     (a) Right to Use Common Facilities. Tenant shall have the non-exclusive right, in common with others, to the use of any common entrances, ramps, drives and similar access and serviceways and other common facilities in the Project. The rights of Tenant hereunder in and to the common facilities shall at all times be subject to the rights of Landlord and other tenants and owners in the Project who use the same in common with Tenant, and it shall be the duty of Tenant to keep all the common facilities free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operations. Tenant shall not use the common areas of the Building or the Project, including, without limitation, the Building's electrical room, parking lot or trash enclosures, for storage purposes. Nothing herein shall affect the right of Landlord at any time to remove any persons not authorized to use the common facilities from such facilities or to prevent the use of such facilities by unauthorized persons.

     (b) Changes in Common Facilities. Landlord reserves the right, at any time and from time to time to (i) make alterations in or additions to the common areas or facilities of the Project, including, without limitation, constructing new buildings or changing the location, size, shape or number of the driveways, entrances, parking spaces, parking areas, loading and unloading areas, landscape areas and walkways, (ii) designate property to be included in or eliminate property from the common areas or facilities of the Project, (iii) close temporarily any of the common areas or facilities of the Project for maintenance purposes, and (4) use the common areas and facilities of the Project while engaged in making alterations in or additions and repairs to the Project; provided, however, that reasonable access to the Premises and parking at or near the Project remains available.

     (c) Parking. Tenant shall have the right to use the number of parking spaces indicated on Item 14 of the Basic Lease Provisions on an unassigned basis on that portion of the Project designated by Landlord from time to time for parking. The parking spaces shall be used for parking only by vehicles no larger than full-sized passenger automobiles or pick-up trucks, and, except as provided in the following sentence, Tenant shall park no vehicles at the Project overnight. Tenant's employees may park at the Project overnight when such employees are working, and Tenant shall have the right to store one company-owned vehicle at the Project overnight. Landlord shall have the right to impose rules and regulations on parking at the Project. Landlord shall also have the right, in addition to all other rights and remedies that it may have under this Lease, to remove or tow away a vehicle which is in violation of Landlord's rules, without prior notice to Tenant, and Tenant shall pay the cost thereof to Landlord within ten (10) days after notice from Landlord to Tenant. Upon any sale by Landlord of any building located at the Project, Landlord shall have the right to alter the parking area.


                                     SIGNAGE

PARAGRAPH 32

     Tenant shall not install any signage within the Project, the Building or the Premises without obtaining the prior written approval of Landlord, and Tenant shall be responsible for the maintenance of any such signage installed by Tenant. Any such signage shall comply with Landlord's current Project signage criteria and all applicable governmental requirements.

                             SUCCESSORS AND ASSIGNS

PARAGRAPH 33

     Except as otherwise provided in this Lease, and subject to the terms of Paragraph 15 above, all of the covenants, conditions, and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.


                                     BROKERS

PARAGRAPH 34

     Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the broker named in Item 12 of the Basic Lease Provisions as the "Cooperating Broker", and that it knows of no other real estate broker or agent who is or might be entitled to a commission or finder's or similar fee in connection with this Lease. Tenant agrees to indemnify, protect, defend and hold Landlord harmless from and against any and all costs, expenses and liabilities for any compensation claimed by any such broker in excess of the maximum commission previously disclosed in writing to Landlord or claimed by any other broker, finder or agent in connection with the negotiation of this Lease other than brokers claiming solely through Landlord.


                                      NAME

PARAGRAPH 35

     Tenant shall not, without the prior written consent of Landlord, use the name of the Building or the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises and in no event shall Tenant acquire any rights in or to such names.


                              EXAMINATION OF LEASE

PARAGRAPH 36

     Submission of this Lease for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

                  INTEREST ON TENANT'S OBLIGATIONS; LATE CHARGE

PARAGRAPH 37

     (a) Any amount due from Tenant to Landlord which is not paid when due shall bear interest at the lesser of eighteen percent (18%) per annum or the maximum rate then permitted by law in this context from the date such payment is due until paid. The rate so determined shall continue in effect following any default by Tenant pursuant to this Lease. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

     (b) In the event Landlord does not receive any installment of rent due under this Lease on the date such installment is due, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of rent. The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that will be incurred by Landlord in processing each delinquent payment of rent by Tenant and that such late charge shall be paid to Landlord as liquidated damages for each delinquent payment pursuant to
Section 1671 of the California Civil Code. The parties further agree that the payment of late charges and the payment of interest provided for in Paragraph 36(a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

                                      TIME

PARAGRAPH 38

                  Time is and shall be of the essence of this Lease and each and all of its provisions.

                       DEFINED TERMS AND MARGINAL HEADINGS

PARAGRAPH 39

     The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If more than one person is named as Tenant under this Lease, the obligations of such persons shall be joint and several. Whenever under the provisions of this Lease Landlord is required or agrees to take certain action, Landlord's obligation to do so shall be deemed fulfilled if Landlord causes such action to be taken by any other person. The marginal headings and titles to the Paragraphs and other divisions of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

                         PRIOR AGREEMENTS; SEVERABILITY

PARAGRAPH 40

     This Lease, including all of the Addenda and Exhibits attached hereto, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. If any term or provision of this Lease the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                               CORPORATE AUTHORITY

PARAGRAPH 41

     Each individual executing this Lease on behalf of Landlord and Tenant represents and warrants that (a) such individual has full power and authority to execute this Lease on behalf of its party, and (b) the execution and delivery of this Lease have been duly authorized by such party. If Tenant is a corporation Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of Tenant authorizing or ratifying the execution of this Lease.

                         NO LIGHT, AIR OR VIEW EASEMENTS

PARAGRAPH 42

     Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building or the Project shall in no way affect this Lease or impose any liability on Landlord.

                              LANDLORD'S APPROVALS

PARAGRAPH 43

     In no event shall the review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease be deemed to be an approval of or representation or warranty as to the adequacy, accuracy, sufficiency or soundness of any such item or the quality or suitability of such item for its intended use. Any such review, approval, inspection or examination by Landlord shall be for the sole purpose of protecting Landlord's interests in the Building and the Project and under this Lease and no third parties shall have any rights pursuant thereto.

                                EXERCISE FACILITY

PARAGRAPH 44

     Tenant agrees to inform all employees of Tenant of the following: (i) the exercise facility is available for the use of the employees of tenants of the Project only and for no other person; (ii) use of the facility is at the risk of Tenant or Tenant's employees, and all users must sign a release; (iii) the facility is unsupervised; and (iv) users of the facility must report any needed equipment maintenance or any unsafe conditions to the Landlord immediately. Landlord may discontinue providing such facility at Landlord's sole option at any time without incurring any liability. As a condition to the use of the exercise facility, Tenant and each of Tenant's employees that uses the exercise facility shall first sign a written release in form and substance acceptable to Landlord. Landlord may change the rules and/or hours of the exercise facility at any time, and Landlord reserves the right to deny access to the exercise facility to anyone due to misuse of the facility or noncompliance with rules and regulations of the facility. Tenant will indemnify, defend and hold harmless Landlord from any claims, liabilities or damages resulting from use of the exercise facility in the Project by Tenant, Tenant's employees or invitees.


                                  MISCELLANEOUS

PARAGRAPH 45

     (a) At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within five (5) days after written demand from Landlord to Tenant, any quitclaim deed or other document as may be reasonably requested by any title insurance company to remove this Lease as a matter affecting title to the Premises.

     (b) Tenant acknowledges that the liability of Landlord with respect to its obligations pursuant to this Lease is limited to Landlord's equity interest in the Building. Tenant shall look solely to Landlord's equity interest in the Building to satisfy any claim or judgment against or any liability or obligation of Landlord to Tenant. No recourse shall be had by Tenant against Landlord or the assets of Landlord (other than the equity interest of Landlord in the Building) to satisfy any claim or judgment of Tenant against Landlord or any obligation or liability of Landlord to Tenant.


                              WAIVER OF JURY TRIAL

PARAGRAPH 46

     Landlord and Tenant (including any assignee, successor or personal representative of such party) HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect. Neither party will seek to consolidate any such action in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND EACH PARTY HAS RECEIVED THE ADVICE OF COUNSEL WITH RESPECT TO SUCH WAIVER. IT IS THE INTENTION OF THE PARTIES THAT THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. BY EXECUTING THIS LEASE, LANDLORD AND TENANT AGREE THAT THIS PROVISION MAY BE FILED BY ANY PARTY HERETO WITH THE CLERK OR JUDGE BEFORE WHOM ANY ACTION IS INSTITUTED, WHICH FILING SHALL CONSTITUTE THE WRITTEN CONSENT TO A WAIVER OF JURY TRIAL REQUIRED PURSUANT TO AND IN ACCORDANCE WITH SECTION 631 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

                                OPTION TO EXTEND

PARAGRAPH 47

     (a) Landlord hereby grants to Tenant one (1) option (the "Option") to extend the initial five-year Term (the "Initial Term") for an additional five
(5) years (the "Option Term"), but only in strict accordance with the terms and conditions set forth below:

     (1) The Option must be exercised, if at all, by written notice to Landlord at least nine (9) and not more than twelve (12) months prior to the Expiration Date of the Initial Term. All of the terms and conditions of the Lease applicable as of such Expiration Date shall continue to apply during the Option Term, except that the Basic Annual Rent during the Option Term shall be the greater of (i) the Prevailing Market Rental as of the date of the Landlord's Notice (both as defined below), or (ii) the Basic Annual Rent in effect immediately prior to the Expiration Date of the Initial Term.

     (2) The "Prevailing Market Rental" shall mean and include all rental and other monetary payments, together with all escalations, including, without limitation, consumer price indexing, which the Landlord could obtain from a third party desiring to lease the Premises for the Option Term, taking into account the age of the Building, the size, location and floor level of the Premises, the quality of construction of the Building and the Premises, the services provided under the terms of the Lease, the rental then being obtained for new leases of space comparable to the Premises in the San Mateo County area and all other factors that would be relevant to such third party; provided, however, that Prevailing Market Rental shall be stated net of any free rent concessions included in such market rental and no allowance or credit for the construction of tenant improvements (or reduction in rental as a result of the absence of such allowance or credit) shall be taken into account in determining Prevailing Market Rental.

     (3) In the event Tenant exercises the Option, Landlord shall determine the Prevailing Market Rental and shall use commercially reasonable efforts to notify Tenant of the Prevailing Market Rental at least one hundred fifty (150) days prior to the Expiration Date of the Initial Term (the "Landlord's Notice"). Within thirty (30) days following its receipt of the Landlord's Notice, Tenant shall deliver written notice ("Tenant's Notice") to Landlord either accepting the Prevailing Market Rental set forth in the Landlord's Notice or revoking the Option. Failure to timely give a proper Tenant's Notice shall be conclusively deemed to be Tenant's waiver and revocation of the Option.

     (b) Upon the occurrence of any of the following events, Landlord shall have the option, exercisable at any time prior to the commencement of the Option Term, to terminate all of the provisions of this Paragraph 47 whereupon no prior or subsequent exercise of the Option shall be of any force or effect:

     (1) Tenant's failure to timely exercise the Option in strict accordance with Paragraph 47(a)(1) above or to timely deliver a proper Tenant's Notice in strict accordance with Paragraph 47(a)(3) above.

     (2) The existence at the time Tenant exercises the Option or as of the commencement of the Option Term of any default on the part of Tenant under the Lease or of any state of facts which with the passage of time or the giving of notice, or both, would constitute such a default.

     (3) Tenant's third default under the Lease prior to the commencement of the Option Term, notwithstanding that all such defaults may subsequently be cured.

     (4) Tenant's assignment or subleasing of all or any portion of the Premises.

     (c) The Option is personal to Telegen Corporation, a California corporation, and any Affiliate (as defined below), and may not be exercised by, and shall not be transferable to, any other person or entity. As used herein, "Affiliate" shall mean an entity in which Telegen Corporation has not less than a fifty-one percent (51%) interest.

     (d) Without limiting the generality of Paragraph 38 of the Lease, time shall be of the essence with respect to all of the provisions of this Paragraph 47.


                                    EXHIBIT A

                              SITE PLAN OF PROJECT



                               Exhibit A - Page 1




                                    EXHIBIT B

                              SITE PLAN OF PREMISES



                               Exhibit B - Page 1




                                    EXHIBIT C

                           CONFIRMATION OF LEASE TERM



     THIS   MEMORANDUM   is  made  on   ____________________,   19___,   between
_____________________________________              ("Landlord"),             and
_____________________________________ ("Tenant"), who entered into a lease dated for reference purposes as of ________________, 19___, covering certain premises located at Seaport Centre, Redwood City, California, which premises are commonly known as ________________, California. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

     1.  The  parties  to  this  Memorandum   hereby  agree  that  the  date  of
_________________,  19___  is the  "Commencement  Date"  of the  Term  and  that
_______________, 19___ is the "Expiration Date" of the Term.

     2. Tenant hereby confirms the following:

     (a) That it has accepted possession of the Premises pursuant to the terms of the Lease;

     (b) That Landlord has fulfilled all of its duties of an inducement nature;

     (c) That the Lease has not been modified, altered or amended, except as follows:

                __________________________________________________
                __________________________________________________
                __________________________________________________
                __________________________________________________

     (d) That there are no offsets or credits against rentals, nor has any security deposit been paid except as provided pursuant to the terms of the Lease; and

     (e) That the Lease is in full force and effect.


                               Exhibit C - Page 1




                                    EXHIBIT D

                          PERMITTED HAZARDOUS MATERIALS




                               Exhibit C - Page 2



                                    EXHIBIT E

                                      PLANS



                               Exhibit D - Page 1



                                TABLE OF CONTENTS

                                                                         Page(s)


PARAGRAPH 1 -    LEASE OF PREMISES; TERM...................................... 1

PARAGRAPH 2 -    BASIC ANNUAL RENT AND RENT ADJUSTMENTS....................... 2

PARAGRAPH 3 -    ADDITIONAL RENT.............................................. 3

PARAGRAPH 4 -    SECURITY DEPOSIT............................................. 6

PARAGRAPH 5 -    SUBSTITUTED PREMISES......................................... 7

PARAGRAPH 6 -    REPAIRS...................................................... 7

PARAGRAPH 7 -    IMPROVEMENTS AND ALTERATIONS................................. 8

PARAGRAPH 8 -    LIENS........................................................10

PARAGRAPH 9 -    USE OF PREMISES..............................................11

PARAGRAPH 10 -   UTILITIES AND SERVICES.......................................14

PARAGRAPH 11 -   RULES AND REGULATIONS........................................15

PARAGRAPH 12 -   TAXES ON TENANT'S PROPERTY...................................15

PARAGRAPH 13 -   FIRE OR CASUALTY.............................................16

PARAGRAPH 14 -   EMINENT DOMAIN...............................................17

PARAGRAPH 15 -   ASSIGNMENT AND SUBLETTING....................................18

PARAGRAPH 16 -   ACCESS.......................................................21

PARAGRAPH 17 -   SUBORDINATION; ATTORNMENT; ESTOPPEL
                 CERTIFICATES.................................................22

PARAGRAPH 18 -   SALE BY LANDLORD.............................................23

PARAGRAPH 19 -   NON-LIABILITY AND INDEMNIFICATION OF LANDLORD;
                 INSURANCE....................................................23

PARAGRAPH 20 -   WAIVER OF SUBROGATION........................................26

PARAGRAPH 21 -   ATTORNEYS' FEES..............................................27

PARAGRAPH 22 -   WAIVER.......................................................28

PARAGRAPH 23 -   NOTICES......................................................28

PARAGRAPH 24 -   INSOLVENCY OR BANKRUPTCY.....................................30

PARAGRAPH 25 -   DEFAULT......................................................30

PARAGRAPH 26 -   HOLDING OVER.................................................33

PARAGRAPH 27 -   CONDITION OF PREMISES........................................33

PARAGRAPH 28 -   QUIET POSSESSION.............................................34

PARAGRAPH 29 -   NOTICE OF DAMAGE.............................................34

PARAGRAPH 30 -   GOVERNING LAW................................................34

PARAGRAPH 31 -   COMMON FACILITIES; PARKING...................................34

PARAGRAPH 32 -   SIGNAGE......................................................35

PARAGRAPH 33 -   SUCCESSORS AND ASSIGNS.......................................36

PARAGRAPH 34 -   BROKERS......................................................36

PARAGRAPH 35 -   NAME.........................................................36

PARAGRAPH 36 -   EXAMINATION OF LEASE.........................................36

PARAGRAPH 37 -   INTEREST ON TENANT'S OBLIGATIONS;
                 LATE CHARGE..................................................37

PARAGRAPH 38 -   TIME.........................................................37

PARAGRAPH 39 -   DEFINED TERMS AND MARGINAL HEADINGS..........................37

PARAGRAPH 40 -   PRIOR AGREEMENTS; SEVERABILITY...............................38

PARAGRAPH 41 -   CORPORATE AUTHORITY..........................................38

PARAGRAPH 42 -   NO LIGHT, AIR OR VIEW EASEMENTS..............................38

PARAGRAPH 43 -   LANDLORD'S APPROVALS.........................................39

PARAGRAPH 44 -   EXERCISE FACILITY............................................39

PARAGRAPH 45 -   MISCELLANEOUS................................................39

PARAGRAPH 46 -   WAIVER OF JURY TRIAL.........................................40

PARAGRAPH 47 -   OPTION TO EXTEND.............................................40


CONSTRUCTION ADDENDUM


EXHIBIT A                   Site Plan of Project

EXHIBIT B                   Site Plan of Premises

EXHIBIT C                   Confirmation of Lease Term

EXHIBIT D                   Permitted Hazardous Materials

EXHIBIT E                   Plans

                          SOLAR ENERGY RESEARCH CORP.

                       REGISTRATION STATEMENT ON FORM S-4

          Exhibit 11 - Statements Re: Computation of Earnings Per Share


                              TELEGEN CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE

                                  For the Year            For the Three
                                      Ended                Months Ended
                                   December 31,             March 31,
                                       1995                   1996
                                       ----                   ----

Net Loss                         $  (2,517,926)         $    (472,927)
                                 =============          =============

Weighted average number
  of common shares outstanding       2,652,718              3,687,436

Loss per common share            $       (0.95)         $       (0.13)
                                 =============          =============


                          TELEGEN CORPORATION (NEWCO)
                  COMPUTATION OF PRO FORMA EARNINGS PER SHARE

                                       For the Year            For the Three
                                           Ended                Months Ended
                                        December 31,             March 31,
                                            1995                   1996
                                            ----                   ----

Pro Forma Net Loss                    $  (2,519,482)         $    (473,316)
                                      =============          =============

Telegen weighted average number
  of common shares outstanding            2,652,718              3,687,436

SERC post reverse split weighted
  average common shares outstanding         147,686                178,233
                                      -------------          -------------
Total weighted average common
   shares outstanding                     2,800,404              3,865,669
                                      -------------          -------------
Pro Forma Loss per common share       $       (0.90)         $       (0.12)
                                      =============          =============

     The computation of earnings per share for Solar Energy Research Corp. ("SERC") can be clearly determined from the SERC financial statements included in this Registration Statement on Form S-4.

                           SOLAR ENERGY RESEARCH CORP.

                       REGISTRATION STATEMENT ON FORM S-4

             Exhibit 21 - Subsidiaries of the Small Business Issuer

The subsidiaries of Solar Energy Research Corp., a Colorado corporation, are as follows:

     1.   Telegen  Acquisition  Corporation,  a California  corporation

     2.   Solar Energy Research Corp. of California, a California corporation

The subsidiaries of Telegen Corporation, a California corporation, are as follows:

     1.   Telegen Display Laboratories, Inc., a California corporation

                          SOLAR ENERGY RESEARCH CORP.
                       REGISTRATION STATEMENT ON FORM S-4


Exhibit 23 - Consent of Experts and Counsel



                       CONSENT OF INDEPENDENT ACCOUNTANTS

Solar Energy Research Corp.
615 N. Main Street, Suite 678
Longmont, Colorado 80501

     We hereby consent to the use and the inclusion of our report dated January 22, 1996, in this Form S-4 Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



                                              Cordovano and Company, P.C.
                                              Certified Public Accountants



Denver, Colorado
July 31, 1996

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the inclusion in this registration statement on Form S-4 (File No. 333-4037) of our report dated April 19, 1996, on our audits of the financial statements of Telegen Corporation. We also consent to the reference to our firm under the caption "Experts."

                                              Coopers & Lybrand, L.L.P.


July 31, 1996
Sacramento, California

                      See Exhibit 5 for Consent of Counsel